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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

INTERNATIONAL RECTIFIER CORPORATION
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common Stock, par value $1.00 per share
(2)	Aggregate number of securities to which transaction applies:
75,594,046 shares of the registrant's common stock (including 185,396 shares that are subject to issuance upon the exercise of the registrant's options then outstanding under the registrant's stock plans or otherwise; 2,109,047 shares that are subject to issuance upon the vesting of restricted stock units then outstanding under the registrant's stock plans or otherwise; and 1,660,586 shares were subject to issuance upon the vesting of performance-based vesting restricted stock units then outstanding under the registrant's stock plans or otherwise).
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
Solely for the purpose of calculating the filing fee, the per share price is $40.00, which is equal to the per share cash consideration to be paid in the merger described herein.
	(4)	Proposed maximum aggregate value of transaction: $3,023,761,840.00.
(5)	Total fee paid:
$389,460.53. In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was calculated by multiplying .0001288 by the proposed maximum aggregate value of the transaction of $3,023,761,840.00.
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

[                    ], 2014

TO THE STOCKHOLDERS OF INTERNATIONAL RECTIFIER CORPORATION:

        On August 20, 2014, International Rectifier Corporation, which we refer to as International Rectifier, entered into a merger agreement with Infineon Technologies AG, which we refer to as Infineon. Under the terms of the merger agreement, Infineon will acquire International Rectifier by means of a merger transaction. In the merger, you will be entitled to receive $40.00 in cash, without interest, for each share of our common stock you own at the closing of the transactions contemplated by the merger agreement (unless you do not vote in favor of the adoption of the merger agreement and properly demand appraisal for such shares in compliance with Delaware law). The $40.00 per share amount represents a premium of approximately 48% over the average trading price of our common stock during the three months before the signing of the merger agreement and a premium of approximately 51% over the closing price of our common stock on August 19, 2014, the last completed trading day prior to the signing of the merger agreement.

        You are cordially invited to attend a special meeting of stockholders to be held on [                    ] [      ], 2014 at [      ], at [      ] a.m. (California time) at which you will be asked to consider and vote on a proposal to adopt the merger agreement and on other matters described in the accompanying proxy statement.

        The Board of Directors recommends that you vote "FOR" the adoption of the merger agreement and the other matters to be voted on at the special meeting.

        The enclosed proxy statement provides detailed information about the special meeting, the merger agreement and the merger. A copy of the merger agreement is attached as Annex A to the proxy statement. The proxy statement also describes the actions and determinations of our Board of Directors in connection with its evaluation of the merger agreement and the merger. We encourage you to read the proxy statement and its annexes, including the merger agreement, carefully and in their entirety. You may also obtain more information about International Rectifier from documents we file with the U.S. Securities and Exchange Commission from time to time.

        Your vote is very important, regardless of the number of shares that you own. We cannot complete the merger unless the proposal to adopt the merger agreement is approved by the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock. Whether or not you plan to attend the special meeting in person, please complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. If you attend the special meeting and vote in person, your vote in person will revoke any proxy that you have previously submitted. The failure to submit your proxy or otherwise vote your shares of common stock will have the same effect as a vote "AGAINST" approval of the proposal to adopt the merger agreement.

        If you hold your shares in "street name," you should instruct your bank, broker or other nominee how to vote in accordance with the voting instruction form you will receive from your bank, broker or other nominee. You should instruct your bank, broker or other nominee to have your shares voted in accordance with the procedures provided by your bank, broker or other nominee. The failure to instruct your bank, broker or other nominee to vote your shares of common stock "FOR" the proposal to adopt the merger agreement will have the same effect as voting "AGAINST" the proposal to adopt the merger agreement.

        On behalf of our Board of Directors, we thank you for your support and appreciate your consideration of this matter.

Sincerely,	Sincerely,

Richard J. Dahl	Oleg Khaykin
Chairman of the Board of Directors	President and Chief Executive Officer

        Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the transactions described in this document, including the merger, or determined if the information contained in this document is accurate or adequate. Any representation to the contrary is a criminal offense.

        The accompanying proxy statement is dated [                    ] [      ], 2014 and, together with the enclosed form of proxy card, is first being mailed to stockholders of International Rectifier on or about [                    ] [      ], 2014.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE YOUR SHARES PROMPTLY.

        Notice is hereby given that a special meeting of stockholders of International Rectifier Corporation, a Delaware corporation, or International Rectifier, will be held on [            ] [    ], 2014 at [      ], at [      ] a.m. (California time) for the following purposes:

          1.     To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated August 20, 2014 (referred to as the merger agreement), by and among International Rectifier, Infineon Technologies AG, or Infineon, and Surf Merger Sub Inc., a wholly owned subsidiary of Infineon, as it may be amended from time to time (a copy of the merger agreement is attached as Annex A to the proxy statement accompanying this notice);

          2.     To consider and vote on a non-binding, advisory proposal to approve compensation that will or may become payable by International Rectifier to its named executive officers in connection with the merger as contemplated by the merger agreement; and

          3.     To consider and vote on a proposal to adjourn the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

        Only stockholders of record as of the close of business on [            ], 2014 are entitled to notice of the special meeting and to vote at the special meeting or at any adjournment or postponement of the special meeting. A list of stockholders entitled to vote at the special meeting will be available in our principal executive offices located at 101 North Sepulveda Boulevard, El Segundo, California 90245, during regular business hours for a period of no less than ten days before the special meeting and at the place of the special meeting during such meeting.

        Stockholders who do not vote in favor of the proposal to adopt the merger agreement will have the right to seek appraisal of the fair value of their shares of International Rectifier common stock if they deliver a demand for appraisal before the vote is taken on the merger agreement and comply with all the requirements of Section 262 of the General Corporation Law of the State of Delaware, which is summarized herein and reproduced in its entirety in Annex C to the accompanying proxy statement.

        The Board of Directors recommends that you vote "FOR" the adoption of the merger agreement, "FOR" the non-binding, advisory proposal regarding compensation that will or may become payable by International Rectifier to its named executive officers in connection with the proposed merger, and "FOR" the adjournment of the special meeting if necessary or appropriate.

For the Board of Directors,
Timothy E. Bixler Secretary

Dated: [      ] [    ], 2014

YOUR VOTE IS IMPORTANT

        WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE (1) BY TELEPHONE (2) THROUGH THE INTERNET OR (3) BY MARKING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. You may revoke your proxy or change how your shares are voted at any time before the special meeting by submitting a later dated proxy. You may also revoke your proxy by voting in person at the special meeting. If your shares are held in the name of a bank, broker or other nominee, please follow the instructions on the voting instruction card furnished to you by such bank, broker or other nominee, which is considered the stockholder of record, in order to have your shares voted. As a beneficial owner, you have the right to direct your bank, broker, nominee or other agent on how to vote the shares in your account. Your bank, broker, nominee or other agent cannot vote on any of the proposals, including the proposal to adopt the merger agreement, without your instructions.

        If you fail to return your proxy card, grant your proxy electronically over the Internet or by telephone or vote in person at the special meeting, your shares of International Rectifier common stock will not be counted for purposes of determining whether a quorum is present at the special meeting, and such failure will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement. If you are a stockholder of record, voting in person at the special meeting will revoke any proxy that you previously submitted. If you hold your shares through a bank, broker or other nominee, you must obtain from the record holder a valid proxy issued in your name in order to vote in person at the special meeting.

        We encourage you to read the accompanying proxy statement, including all documents incorporated by reference into the accompanying proxy statement, and its annexes carefully and in their entirety. If you have any questions concerning the merger, the special meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of common stock, please contact:

D.F. King & Co., Inc.
48 Wall Street
New York, NY 10005
(866) 751-6317 (Toll Free)
(212) 269-5550 (Call Collect)

SUMMARY	1
Parties Involved in the Merger	1
Effect on International Rectifier if the Merger is Not Completed	2
Merger Consideration	2
Recommendation of Our Board of Directors and Reasons for the Merger	2
Opinion of J.P. Morgan Securities LLC	3
Financing of the Merger	3
Merger Consideration—Treatment of Outstanding Equity Awards	3
Employee Benefits	4
Interests of the Directors and Executive Officers of International Rectifier in the Merger	5
Appraisal Rights	5
Material U.S. Federal Income Tax Consequences of the Merger	6
Regulatory Approvals Required for the Merger	6
Legal Proceedings Regarding the Merger	6
Restrictions on Solicitations of Other Offers	7
The Board's Recommendation; Adverse Recommendation Changes	7
Conditions to the Closing of the Merger	8
Termination of the Merger Agreement	8
Termination Fees and Expense Reimbursement	10
Specific Performance	10
Market Prices and Dividend Data	10
QUESTIONS AND ANSWERS	12
FORWARD-LOOKING STATEMENTS	19
THE SPECIAL MEETING	20
Date, Time and Place	20
Purpose of the Special Meeting	20
Record Date; Shares Entitled to Vote; Quorum	20
Vote Required; Abstentions and Broker Non-Votes	20
Shares Held by International Rectifier's Directors and Executive Officers	21
Voting of Proxies	21
Revocability of Proxies	22
Board of Directors' Recommendation	23
Solicitation of Proxies	23
Anticipated Date of Completion of the Merger	23
Other Matters	23
Householding of Special Meeting Materials	23
THE MERGER	24
Parties Involved in the Merger	24
Adoption of the Merger Agreement	24
Effect of the Merger	25
Effect on International Rectifier if the Merger is Not Completed	25
Merger Consideration	25
Background of the Merger	26
Recommendation of Our Board of Directors and Reasons for the Merger	31
Opinion of J.P. Morgan Securities LLC	36
Certain Unaudited Prospective Financial Information	42
Interests of the Directors and Executive Officers of International Rectifier in the Merger	44
Indemnification and Insurance of Directors and Executive Officers	52
Financing of the Merger	52

i

ii

SUMMARY

        This summary highlights selected information from this proxy statement related to the merger of Surf Merger Sub Inc., a wholly owned subsidiary of Infineon Technologies AG, with and into International Rectifier Corporation and may not contain all of the information that is important to you. Except as otherwise specifically noted in this proxy statement, "International Rectifier," "we," "our," "us" and similar words in this proxy statement refer to International Rectifier Corporation including, in certain cases, its subsidiaries. Throughout this proxy statement we refer to Infineon Technologies AG as "Infineon" and its wholly owned subsidiary Surf Merger Sub Inc. as "Merger Sub." In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger, dated August 20, 2014, as it may be amended, supplemented or modified from time to time, by and among International Rectifier, Infineon and Merger Sub as the "merger agreement" and to the merger contemplated by the merger agreement as the "merger" or the "proposed merger."

        To understand the merger more fully and for a more complete description of the legal terms of the merger, you should read carefully this entire proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of that topic. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under "WHERE YOU CAN FIND MORE INFORMATION" beginning on page 92. The merger agreement is attached as Annex A to this proxy statement. We encourage you to read the merger agreement, which is the legal document that governs the merger.

 Parties Involved in the Merger (page 24)

  International Rectifier Corporation

        International Rectifier Corporation is a world leader in power management technology. International Rectifier's analog, digital, and mixed signal ICs, and other advanced power management products, enable high performance computing and save energy in a wide variety of business and consumer applications. Leading manufacturers of computers, energy efficient appliances, lighting, automobiles, satellites, aircraft, and defense systems rely on International Rectifier's power management solutions to power their next generation products.

        International Rectifier's common stock is currently listed on the New York Stock Exchange under the symbol "IRF."

  Infineon Technologies AG

        Infineon Technologies AG offers semiconductor and system solutions addressing three central challenges to modern society: energy efficiency, mobility, and security. In the 2013 fiscal year (ending September 30), Infineon reported sales of Euro 3.84 billion with close to 26,700 employees worldwide.

        Infineon is listed on the Frankfurt Stock Exchange under the symbol "IFX" and in the USA on the over-the-counter market OTCQX International Premier under the symbol "IFNNY."

  Surf Merger Sub Inc.

        Merger Sub is a Delaware corporation and a wholly owned subsidiary of Infineon, formed solely for the purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement. Merger Sub has not conducted any business prior to the date of the merger agreement, and prior to the effective time of the merger, will have no assets, liabilities or obligations of any nature other than those incidental to its formation and pursuant to the merger agreement and the other transactions contemplated thereby. Upon completion of the merger, Merger Sub will cease to exist.

Effect of the Merger (page 25)

        Upon the terms and subject to the conditions of the merger agreement, Merger Sub will merge with and into International Rectifier, with International Rectifier continuing as the surviving corporation and becoming a wholly owned subsidiary of Infineon. Throughout this proxy statement we use the term surviving corporation to refer to International Rectifier as the surviving corporation following the merger. As a result of the merger, International Rectifier will cease to be a publicly traded company. If the merger is completed, you will no longer own any shares of common stock of International Rectifier.

        The time at which the merger will become effective, which we refer to as the effective time of the merger, will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as we and Infineon may agree and specify in the certificate of merger).

Effect on International Rectifier if the Merger is Not Completed (page 25)

        If the merger agreement is not adopted by International Rectifier stockholders or if the merger is not completed for any other reason, International Rectifier stockholders will not receive any payment for their shares of common stock. Instead, International Rectifier will continue to be an independent public company, the common stock will continue to be listed and traded on the New York Stock Exchange and registered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and it will continue to file periodic reports with the U.S. Securities and Exchange Commission, which we refer to as the SEC, on account of International Rectifier's common stock. Under specified circumstances, International Rectifier may be required to reimburse Infineon's expenses or pay Infineon a termination fee, or may be entitled to receive a reverse termination fee from Infineon, upon the termination of the merger agreement, as described under "PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT—Expense Reimbursement" beginning on page 84 and "PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT—Termination Fees" beginning on page 83.

Merger Consideration (page 25)

        At the effective time of the merger, each share of common stock of International Rectifier outstanding immediately prior to the effective time of the merger (other than shares of our common stock as to which holders do not vote in favor of the merger and who are entitled to demand and properly demand appraisal of such shares pursuant to and in compliance with the General Corporation Law of the State of Delaware as described below under "—Appraisal Rights" beginning on page 5) will be converted into the right to receive $40.00 in cash, without interest, less any applicable withholding taxes.

Recommendation of Our Board of Directors and Reasons for the Merger (page 31)

        Our Board of Directors, which we also refer to as our Board or the Board of Directors, after considering various factors, including those described in the section entitled "THE MERGER—Recommendation of Our Board of Directors and Reasons for the Merger," has unanimously determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable and in the best interests of International Rectifier and our stockholders, and has adopted and approved the merger agreement and the transactions contemplated by the merger agreement, including the merger. The Board of Directors recommends that you vote "FOR" the adoption of the merger agreement, "FOR" the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by International Rectifier to its named executive officers in connection with the merger, and "FOR" the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

 Opinion of J.P. Morgan Securities LLC (page 36 and Annex B)

        Pursuant to an engagement letter dated July 1, 2014 and executed on July 3, 2014, International Rectifier retained J.P. Morgan Securities LLC, or "J.P. Morgan," to serve as its financial advisor and to deliver a fairness opinion in connection with the proposed merger. At a meeting of the Board of Directors of International Rectifier on August 19, 2014, J.P. Morgan rendered its oral opinion, subsequently confirmed in writing on August 20, 2014, to the Board that, as of that date and based upon and subject to the factors, assumptions, limitations and qualifications applicable to its opinion, the merger consideration to be paid to stockholders of International Rectifier in the proposed merger was fair, from a financial point of view, to such stockholders.

        The full text of the written opinion of J.P. Morgan, dated August 20, 2014, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached to this proxy statement as Annex B and incorporated herein by reference. Stockholders of International Rectifier are urged to read the opinion in its entirety. J.P. Morgan's opinion is addressed to the Board, is directed only to the merger consideration to be paid to the stockholders of International Rectifier in the merger, and does not constitute a recommendation to any stockholder of International Rectifier as to how such stockholder should vote.

Financing of the Merger (page 52)

        The obligation of Infineon and Merger Sub to consummate the merger is not subject to any financing condition. We anticipate that the total amount of funds necessary to complete the merger, including to pay our stockholders the amounts due to them under the merger agreement and to make payments in respect of International Rectifier's outstanding equity-based awards pursuant to the merger agreement and to pay transaction fees and expenses, will be funded through (i) the use of cash on hand from the combined balance sheet of Infineon and International Rectifier and (ii) two "funds certain" term loan credit facilities in the amounts of €800,000,000 and $934,290,000 (equivalent to approximately $2.0 billion in the aggregate as of August 20, 2014) (the "Facilities") that Infineon entered into concurrently with the execution of the merger agreement.

        Funds under the Facilities will be made available to Infineon following the satisfaction of certain conditions precedent for the purpose of financing Infineon's payment obligations under the merger agreement. Up to the full amount of the Facilities is expected to be funded to complete the merger.

        See "THE MERGER—Financing of the Merger" beginning on page 52.

Merger Consideration—Treatment of Outstanding Equity Awards (page 66)

        The merger agreement provides for the following treatment of International Rectifier equity awards that are outstanding immediately prior to the effective time of the merger:

  Options

        Each outstanding stock option to purchase shares of International Rectifier common stock that is outstanding immediately prior to the effective time of the merger, whether or not vested, will be canceled and converted into the right to receive (in full satisfaction of the rights of the holder) an amount in cash (subject to any applicable withholding) equal to the product of (i) the total number of shares of International Rectifier common stock subject to the option (whether or not vested) as of the effective time of the merger and (ii) the amount, if any, by which $40.00 exceeds the exercise price per share of International Rectifier common stock underlying the stock option.

  Time-Based Vesting Restricted Stock Units

        Each time-based vesting restricted stock unit that is outstanding prior to the effective time of the merger, which we refer to as an RSU, that (i) is held by an executive officer or non-employee director of International Rectifier, (ii) would otherwise vest at any time prior to or during June of 2015 (not taking into account any accelerated vesting in connection with a termination of employment or service) or (iii) is required to vest upon the closing of the merger by its terms, each of which we refer to as a Vested RSU, will be canceled and the holder of the Vested RSU will receive (in full satisfaction of the rights of the holder) an amount in cash (subject to any applicable withholding) equal to the product of (i) the total number of shares of International Rectifier common stock subject to such Vested RSU as of the effective time of the merger and (ii) $40.00.

        Each RSU that is not a Vested RSU will be automatically converted into an award, which we refer to as a Converted RSU Award, that provides the holder with the right to receive an amount in cash, without interest, determined by calculating the product of (i) the total number of shares of International Rectifier common stock subject to such RSU as of the effective time of the merger and (ii) $40.00. The Converted RSU Award will, subject to the holder's continued employment with Infineon or any of its affiliates (including the surviving corporation) through the applicable vesting date, vest and be paid in cash (subject to any applicable withholding) to the holder of the Converted RSU Award as follows: with respect to RSUs that (A) were otherwise scheduled to vest in June of 2016, in December of 2015, (B) were otherwise scheduled to vest in June of 2017, in September of 2016 and (C) were otherwise scheduled to vest after June of 2015, but not on the dates listed in (A) or (B) above, on the date that is six months prior to the date that the applicable RSUs were otherwise scheduled to vest. The Converted RSU Awards will otherwise retain the same terms and conditions (including accelerated vesting and payment upon certain qualifying terminations of employment) as contained in the original RSUs.

  Performance-Based Vesting Restricted Stock Unit

        Each performance-based vesting restricted stock unit that is outstanding immediately prior to the effective time of the merger, which we refer to as a PSU, will either vest or be forfeited at the effective time of the merger, as applicable (regardless of whether there is any continuing service condition), based on the achievement of the applicable performance goals, using the per share merger consideration as the "average share price" or "final average share price," as applicable, and the closing date as the "vesting date." Each vested PSU will be canceled and the holder of the vested PSU will receive (in full satisfaction of the rights of the holder) an amount in cash (subject to any applicable withholding) equal to the product of (i) the total number of shares of International Rectifier common stock subject to such vested PSU as of the effective time of the merger and (ii) $40.00. Any PSUs for which the applicable performance goal is not achieved as of the effective time of the merger will be canceled as of the effective time of the merger for no consideration.

Employee Benefits (page 75)

        Infineon has agreed to honor or cause the surviving corporation to honor the terms of International Rectifier's benefit plans. Until December 31, 2015, all employees of International Rectifier who remain employed following the merger, who we refer to as continuing employees, will be provided (i) base salaries or regular hourly wage allowances and annual cash-based incentive compensation opportunities that are no less favorable than annual base salaries or wages and annual cash-based incentive compensation opportunities provided to the continuing employees immediately prior to the effective time of the merger, (ii) employee benefits that are substantially comparable in the aggregate to the employee benefits provided to the continuing employees immediately prior to the effective time of the merger and (iii) severance benefits that are no less favorable than the severance benefits provided by International Rectifier before the merger. Infineon has agreed to assume and honor following the merger International Rectifier's obligations under each of its severance agreements and change in control severance agreements. For more information about the employee benefits covenants affecting continuing employees, see "PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT—Employee Benefits" beginning on page 75.

Interests of the Directors and Executive Officers of International Rectifier in the Merger (page 44)

        When considering the recommendation of the Board of Directors that you vote to approve the proposal to adopt the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, your interests as a stockholder. The Board of Directors was aware of and considered these interests, among other matters, in evaluating the merger agreement, in approving the merger agreement and the merger and in recommending that the merger agreement be adopted by the stockholders of International Rectifier. These interests include the following:

  •
  Accelerated vesting of equity-based awards simultaneously with the effective time of the merger, and the settlement of such awards in exchange for cash;

  •
  Mr. Khaykin will be entitled to receive payments and benefits pursuant to his existing employment agreement upon an involuntary termination of employment other than for "cause," or if Mr. Khaykin voluntarily terminates his employment for "good reason," as each such term is defined in Mr. Khaykin's employment agreement, during the period beginning two months prior to and ending 24-months following the effective time of the merger;

  •
  International Rectifier's other executive officers will be entitled to receive the payments and benefits set forth in their existing severance agreements upon the earlier of (i) the six month anniversary of the closing date of the merger and (ii) upon an involuntary termination of employment other than for "cause," if the executive officer voluntarily terminates his employment for "good reason," or due to death or "disability" (as each term is defined in the executive officer's severance agreement, as modified by certain individual waiver agreements); and

  •
  Continued indemnification and directors' and officers' liability insurance to be provided by the surviving corporation.

        If the proposal to adopt the merger agreement is approved by our stockholders, the shares of common stock held by our directors and executive officers will be treated in the same manner as outstanding shares of common stock held by all other stockholders of International Rectifier entitled to receive the merger consideration.

Appraisal Rights (page 53 and Annex C)

        If the merger agreement is adopted by our stockholders and the merger is completed, stockholders who do not vote in favor of the adoption of the merger agreement will have the right to seek appraisal and receive the judicially determined "fair value" of their shares of International Rectifier common stock in lieu of receiving the merger consideration, but only if they perfect their appraisal rights by complying with the required procedures under Section 262 of the General Corporation Law of the State of Delaware, or the DGCL. Stockholders who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process.

        Stockholders considering seeking appraisal should be aware that the appraised value of their shares could be more than, the same as or less than the merger consideration that would have otherwise been received for those shares.

        To exercise your appraisal rights under Delaware law, you must submit a written demand for appraisal to International Rectifier before the vote on the proposal to adopt the merger agreement, you must NOT submit a proxy, or otherwise vote, in favor of the proposal to adopt the merger agreement and you must continue to hold the shares of International Rectifier common stock through the effective time of the merger. Your failure to follow exactly the procedures set forth in Section 262 of the DGCL may result in the loss of your appraisal rights. The DGCL requirements for exercising appraisal rights are described in further detail in this proxy statement, and the relevant section of the DGCL regarding appraisal rights, Section 262, is reproduced and attached as Annex C to this proxy statement. You are encouraged to read these provisions carefully and in their entirety. If you hold your shares of International Rectifier common stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such bank, brokerage firm or nominee.

Material U.S. Federal Income Tax Consequences of the Merger (page 59)

        For U.S. federal income tax purposes, the receipt of cash by a U.S. Holder (as defined under "THE MERGER—Material U.S. Federal Income Tax Consequences of the Merger—U.S. Holders" beginning on page 60) in exchange for such U.S. Holder's shares of International Rectifier common stock in the merger generally will result in the recognition of gain or loss in an amount equal to the difference, if any, between the cash such U.S. Holder receives in the merger and such U.S. Holder's adjusted tax basis in the shares of International Rectifier common stock surrendered in the merger. Stockholders (including Non-U.S. Holders (as defined under "THE MERGER—Material U.S. Federal Income Tax Consequences of the Merger—Non-U.S. Holders" beginning on page 60)) should consult their own tax advisors concerning the U.S. federal income tax consequences relating to the merger in light of their particular circumstances and any consequences arising under the laws of any U.S. state or local or non-U.S. taxing jurisdiction. A more complete description of the material U.S. federal income tax consequences of the merger is provided under "THE MERGER—Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 59.

Regulatory Approvals Required for the Merger (page 62)

        The merger cannot be completed until International Rectifier and Infineon each file a notification and report form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and the applicable HSR Act waiting period has expired or been terminated. The completion of the merger is also subject to notifications and clearance under the antitrust laws of certain foreign jurisdictions. International Rectifier and Infineon have filed or intend to file notifications with the appropriate governmental entities in Germany, Hungary, Japan, Republic of Korea and Taiwan. All of these jurisdictions require that the regulatory agency complete its review before the parties may complete the merger, and International Rectifier and Infineon intend to observe such applicable waiting periods prior to completing the merger. In addition, International Rectifier and Infineon may also file notifications with the appropriate governmental entities in such other jurisdictions as reasonably determined by Infineon following consultation with International Rectifier, however, filings in such jurisdictions are not conditions to completion of the transactions contemplated by the merger agreement.

        Under the terms of the merger agreement, the parties to the merger will submit a joint voluntary notice of the merger to the Committee on Foreign Investment in the United States ("CFIUS"). CFIUS is an interagency committee of the U.S. government that has the ability to review transactions in connection with which a foreign person acquires control of a U.S. business that raises national security concerns. CFIUS also has the ability to impose measures to mitigate any such national security concerns if necessary. Completion of the transaction is conditioned on receipt of CFIUS clearance as defined and described below in "PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT—Efforts to Close the Merger; Regulatory Matters" beginning on page 76.

Legal Proceedings Regarding the Merger (page 64)

        On August 27 and 28, 2014, two putative stockholder class action litigations were filed in the Superior Court of California, Los Angeles County, and on September 3, 2014, a putative stockholder class action litigation was filed in the Court of Chancery of the State of Delaware, all of which seek to enjoin the merger or, in the alternative, to recover unspecified damages. The complaints generally allege that the directors of International Rectifier breached their fiduciary duties by (i) agreeing to the merger at an unfair and inadequate price and (ii) agreeing to unreasonable deal protection provisions in the merger agreement, including the termination fee and the prohibition against soliciting competing bids. The complaints name as defendants International Rectifier and each of its directors, as well as Infineon and Merger Sub, which are alleged to have aided and abetted the directors' claimed breaches of fiduciary duty. International Rectifier and its directors intend to vigorously defend all pending actions relating to the merger.

 Restrictions on Solicitations of Other Offers (page 72)

        International Rectifier and its subsidiaries are required to, and are required to cause their representatives to (i) immediately cease any ongoing discussions or negotiations with respect to a competing proposal, (ii) until the effective time of the merger or, if earlier, the termination of the merger agreement in accordance with its terms, not (A) initiate, solicit or knowingly encourage any inquiries regarding, or the making of any competing proposal, (B) engage in, continue or otherwise participate in any discussions or negotiations with, and not provide any nonpublic information to, any person relating to a competing proposal or any proposal that would reasonably be expected to lead to a competing proposal, (C) approve, endorse, recommend or execute or enter into any letter of intent, agreement or agreement in principle with respect to any competing proposal or any proposal or offer that would reasonably be expected to lead to a competing proposal, (D) otherwise knowingly facilitate any effort or attempt to make a competing proposal including by granting any waiver, amendment or release under any standstill agreement or provision (other than any waiver, amendment or release granted by the Board of Directors or any committee thereof if it has determined, after consultation with its outside legal counsel, that failure to do so would be inconsistent with its fiduciary duties under applicable law) or (E) resolve, publicly propose or agree to any of the foregoing.

        Notwithstanding any other restrictions in the merger agreement, at any time prior to the stockholder approval, in the event International Rectifier receives a bona fide competing proposal in writing that did not result from a breach of International Rectifier's non-solicitation obligations under the merger agreement, International Rectifier may contact the person or persons making such competing proposal to clarify the terms and conditions thereof and engage or participate in discussions with, or provide information to, any person making such competing proposal if and only if the Board determines in good faith, after consultation with International Rectifier's outside legal counsel, that failure to take such action would be inconsistent with the directors' fiduciary duties under applicable law and, after consultation with International Rectifier's outside legal counsel and financial advisor, that such competing proposal constitutes or could reasonably be expected to result in a superior proposal, provided that, (i) prior to furnishing any nonpublic information, International Rectifier must receive an executed confidentiality agreement containing provisions that are not less favorable to International Rectifier in the aggregate than those contained in the confidentiality agreement with Infineon and (ii) any nonpublic information provided to such person must be made available to Infineon or Merger Sub.

        International Rectifier is not, however, entitled to change its recommendation or terminate the merger agreement to enter into an agreement for a superior proposal unless it complies with certain procedures in the merger agreement, including negotiating with Infineon in good faith over a three business day period in order to allow the parties to agree to adjustments in the terms and conditions of the merger agreement as would permit International Rectifier not to terminate the merger agreement.

The Board's Recommendation; Adverse Recommendation Changes (page 73)

        Prior to the adoption of the merger agreement by International Rectifier's stockholders, the Board of Directors may under certain circumstances withdraw its recommendation that International Rectifier's stockholders adopt the merger agreement if it determines in good faith after consultation with its outside financial advisor and its outside legal counsel that failure to do so would be reasonably likely to be inconsistent with the Board of Director's fiduciary duties to International Rectifier's stockholders under applicable law.

        The Board of Directors cannot, however, make an adverse recommendation change unless it complies with certain procedures in the merger agreement, including negotiating with Infineon in good faith over a three business day period in order to allow the parties to agree to adjustments in the terms and conditions of the merger agreement as would permit International Rectifier not to change its recommendation.

Conditions to the Closing of the Merger (page 80)

        The following conditions must be satisfied or waived, before the proposed merger can be consummated:

  •
  The adoption of the merger agreement by the requisite affirmative vote of International Rectifier's stockholders;

  •
  The expiration or termination of the applicable waiting period under the HSR Act and the receipt of required competition clearance for the merger from applicable governmental authorities in Germany, Hungary, Japan, Republic of Korea and Taiwan (or the termination or expiration of any applicable waiting period thereunder);

  •
  The receipt of CFIUS clearance;

  •
  (i) The consummation of the merger not being enjoined or otherwise prohibited by the United States or any state thereof, any jurisdiction in the European Union or by China, Japan, the Republic of Korea, Singapore or Taiwan, (ii) the consummation of the merger is not otherwise prohibited by any law enacted after August 20, 2014 by any competent governmental authority of any of the foregoing jurisdictions and (iii) there is not in effect any order or law enacted after August 20, 2014 by any governmental authority in any jurisdiction, the violation of which would reasonably be expected to result in criminal liability being imposed on International Rectifier, Infineon or any of their respective subsidiaries or any executive officer or director of International Rectifier or Infineon;

  •
  The accuracy of the representations and warranties of International Rectifier and Infineon in the merger agreement, subject to materiality qualifiers, as of the date of the merger agreement and as of the closing date of the merger (or the date in respect of which such representation or warranty was specifically made); and

  •
  The performance in all material respects by International Rectifier, on the one hand, and Infineon, on the other hand, of their respective obligations required to be performed by them under the merger agreement at or prior to the effective time of the merger.

Termination of the Merger Agreement (page 81)

        The merger agreement may be terminated at any time prior to the effective time of the merger:

  •
  By mutual written consent of Infineon and International Rectifier whether before or after adoption of the merger agreement by the stockholders of International Rectifier;

  •
  By either Infineon or International Rectifier:

  •
  If the merger has not consummated by January 20, 2015. However, if the condition relating to antitrust and regulatory approvals has not been satisfied or waived but all other conditions to the merger have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing of the merger) as of January 20, 2015, the termination date will be extended to June 22, 2015 (we refer to the date on which the merger agreement may be terminated pursuant to this sentence or the previous sentence as the termination date). Additionally, the right to terminate the merger agreement as a result of the occurrence of the termination date will not be available to any party if the failure of the merger to have been consummated by such date was primarily due to the failure of the party seeking to terminate or extend the merger agreement, as the case may be, to perform in any material respect any of its obligations under the merger agreement;

    •
    If International Rectifier's stockholders fail to adopt the merger agreement at the special meeting of the stockholders (after giving effect to any adjournment or postponement thereof); or

    •
    If there is an order or law of the type set forth in the fourth bullet point in "—Conditions to the Closing of the Merger" set forth above that has become final and nonappealable. However, the right to terminate the merger agreement pursuant to the previous sentence will not be available to a party if the issuance of such law or order was primarily due to the failure of such party to perform in any material respect any of its obligations under the merger agreement; or

  •
  By International Rectifier:

  •
  If Infineon or Merger Sub has breached any of its representations, warranties, covenants or agreements set forth in the merger agreement, which (i) would result in the failure of certain closing conditions and (ii) is not capable of being cured, or is not cured, before the earlier of the termination date or the date that is 30 calendar days following International Rectifier's delivery of written notice of such breach. However, International Rectifier will not have the right to terminate the merger agreement if International Rectifier is then in material breach of any of its representations, warranties, covenants or agreements under the merger agreement that would result in the failure of certain closing conditions to be satisfied; or

  •
  Prior to the stockholder approval, (i) the Board of Directors authorizes International Rectifier to enter into a definitive agreement with respect to a superior proposal (and only if a superior proposal is not the result of International Rectifier's breach of its non-solicitation obligations under the merger agreement and International Rectifier provided Infineon with its matching and negotiation rights as provided under the merger agreement), (ii) concurrently with or immediately following the termination of the merger agreement, International Rectifier enters into a definitive agreement with respect to a superior proposal, and (iii) immediately prior to or concurrently with such termination, International Rectifier pays to Infineon a termination fee of $70.00 million (see "—Termination Fees" below on page 10); or

  •
  By Infineon;

  •
  If the Board of Directors takes formal action or makes any recommendation or public statement in connection with a tender offer or exchange offer relating to securities of International Rectifier (other than a "stop, look and listen" communication pursuant to the Exchange Act), fails to publicly recommend against a tender or exchange offer relating to the securities of International Rectifier within ten business days after commencement or the Board of Directors fails to publicly reaffirm its recommendation that our stockholders adopt the merger agreement and approve the merger, approves or recommends any competing proposal or fails (by taking no position with the acceptance of such offer within ten business days after Infineon requests in writing that the Board of Directors affirm its recommendation that our stockholders adopt the merger agreement);

  •
  If there is a material breach by International Rectifier or its officers or directors of the non-solicitation provisions set forth in the merger agreement (other than as a result of an action taken by any other representative of International Rectifier or its subsidiaries unless such action was taken at the direction of, otherwise with the express approval of, International

      Rectifier or the Board of Directors). However, Infineon will only have the right to terminate the merger agreement if Infineon delivers a written notice to International Rectifier of such termination within 10 business days after becoming aware of any such breach; or

    •
    If International Rectifier has breached any of its representations, warranties, covenants or other agreements set forth in the merger agreement such that certain conditions set forth in the merger agreement are not satisfied and such breach is not capable of being cured, or is not cured, before the earlier of the termination date or the date that is 30 calendar days following Infineon's delivery of written notice of such breach. However, Infineon will not have the right to terminate the merger agreement if Infineon or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements under the merger agreement that would result in specified closing conditions not being satisfied.

Termination Fees (page 83) and Expense Reimbursement (page 84)

        Except in specified circumstances, whether or not the merger is completed, International Rectifier and Infineon are each responsible for all of their respective costs and expenses incurred in connection with the merger and the other transactions contemplated by the merger agreement.

        Under the merger agreement, International Rectifier may be required to pay to Infineon a termination fee of $70.00 million (less any Infineon expenses previously reimbursed by International Rectifier, as described below), or approximately 2.3% of the aggregate equity value, or 2.9% of the aggregate enterprise value, of International Rectifier (based on the $40 per share merger consideration) if the merger agreement is terminated under specified circumstances. If the merger agreement is terminated because International Rectifier's stockholders do not adopt the merger agreement, International Rectifier would be required to reimburse Infineon for $15.00 million in respect of transaction-related expenses of Infineon, Merger Sub or their respective affiliates, and such amount will be credited against any termination fee, if payable, as described under "PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT—Termination Fees" beginning on page 83 and "PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT—Expense Reimbursement" beginning on page 84.

        International Rectifier would be entitled to receive a reverse termination fee of $70.00 million from Infineon if the merger agreement is terminated by International Rectifier or Infineon because (i) the merger is not consummated prior to the termination date or (ii) any order or law relating to a required antitrust approval that permanently restrained, enjoined or otherwise prohibited the consummation of the merger and such law or order has become final or nonappealable, and in either case, all of the conditions to the closing other than those related to antitrust approvals have been satisfied or waived (other than those conditions that by their nature are to be satisfied at closing).

        In no event will either party be required to pay a termination fee on more than one occasion.

Specific Performance (page 84)

        Infineon, Merger Sub and International Rectifier are entitled to seek specific performance to prevent breaches of the merger agreement and to enforce the terms of the merger agreement in addition to any other remedy to which they are entitled at law or in equity.

Market Prices and Dividend Data (page 87)

        Our common stock is listed on New York Stock Exchange under the symbol "IRF." On [            ] [    ], 2014, the latest practicable trading day before the printing of this proxy statement, the closing price of our common stock on the New York Stock Exchange was $[    ] per share. You are encouraged to obtain current market quotations for the common stock. International Rectifier has not declared or paid cash dividends on International Rectifier's common stock for the fiscal years ended June 30, 2013 and June 29, 2014 and during the interim period of the fiscal year ending June 28, 2015 through the date of this proxy statement. International Rectifier currently intends to retain all available funds and future earnings, if any, for use in the operation and expansion of its business and does not anticipate paying dividends prior to the effective time of the merger. Furthermore, pursuant to the merger agreement, no dividends can be paid prior to the effective time of the merger without the consent of Infineon.

        Following the merger, there will be no further market for International Rectifier's common stock and its stock will be delisted from the New York Stock Exchange and deregistered under the Exchange Act. As a result, following the merger, International Rectifier will no longer file periodic reports with the SEC on account of its common stock.

QUESTIONS AND ANSWERS

        The following questions and answers are intended to address some commonly asked questions regarding the merger, the merger agreement and the special meeting. These questions and answers may not address all questions that may be important to you as a stockholder of International Rectifier.

        We encourage you to read carefully the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under "WHERE YOU CAN FIND MORE INFORMATION" beginning on page 92.

Q:
Why am I receiving these materials?

A:
On August 20, 2014, International Rectifier entered into the merger agreement with Infineon and Merger Sub. Our Board of Directors is furnishing this proxy statement and form of proxy card to the holders of our common stock in connection with the solicitation of proxies to be voted at a special meeting of our stockholders or at any adjournments or postponements of the special meeting.

Q:
When and where is the special meeting?

A:
The special meeting will take place on [        ] [    ], 2014 at [        ], at [        ] a.m. (California time).

Q:
Who is entitled to vote at the special meeting?

A:
Only our stockholders of record as of the close of business on [        ], 2014, which we refer to as the record date, are entitled to notice of the special meeting and to vote at the special meeting or at any adjournment or postponement of the special meeting. Each holder of our common stock is entitled to cast one vote on each matter properly brought before the special meeting for each share of International Rectifier common stock that the holder owned as of the record date.

Q:
May I attend the special meeting and vote in person?

A:
Yes. All of our stockholders as of the record date may attend the special meeting and vote in person. Seating will be limited. You will need to present proof of ownership of International Rectifier common stock, such as a bank or brokerage account statement, and a form of government-issued personal identification to be admitted to the special meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the special meeting. Even if you plan to attend the special meeting in person, we encourage you to complete, sign, date and return the enclosed proxy or submit your proxy electronically over the Internet or via telephone to ensure that your shares will be represented at the special meeting. If you attend the special meeting and vote in person, your vote in person will revoke any proxy previously submitted. If you hold your shares in street name, you should provide proof of beneficial ownership on the record date, such as a brokerage account statement showing that you owned shares of common stock as of the record date, a legal proxy or other similar evidence of ownership as of the record date, as well as your photo identification, for admission. However, if you hold your shares in street name, you may not vote these shares in person at the special meeting unless you obtain a "legal proxy" from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares at the special meeting.

Q:
What am I being asked to vote on at the special meeting?

A:
You are being asked to vote on the following proposals:

•
To adopt the merger agreement;

  •
  To approve, by non-binding, advisory vote, the compensation that will or may become payable by International Rectifier to its named executive officers in connection with the merger as contemplated by the merger agreement; and

  •
  To approve the adjournment of the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Q:
What is the proposed merger and what effects will it have on International Rectifier?

A:
The proposed merger is the acquisition of International Rectifier by Infineon pursuant to the merger agreement. If the proposal to adopt the merger agreement is approved by the holders of International Rectifier common stock and the other closing conditions under the merger agreement are satisfied or waived, Merger Sub will merge with and into International Rectifier. As a result of the merger, International Rectifier will become a wholly owned subsidiary of Infineon, and our common stock will no longer be publicly traded as described under "THE MERGER—Effect of the Merger" beginning on page 25. In addition, International Rectifier common stock will be delisted from the New York Stock Exchange and deregistered under the Securities Exchange Act of 1934, as amended, and International Rectifier will no longer file periodic reports with the SEC on account of International Rectifier common stock.

Q:
What will I receive if the merger is completed?

A:
Upon completion of the merger, you will be entitled to receive merger consideration of $40.00 in cash, without interest, for each share of our common stock that you own at the closing of the merger, unless you have properly exercised and not withdrawn your appraisal rights under the DGCL with respect to such shares. For example, if you own 100 shares of our common stock at the closing, you will receive $4,000 in cash in exchange for your shares of common stock, without interest. In either case, your shares will be canceled and you will not own shares in the surviving corporation.

Q:
What are the U.S. federal income tax consequences of exchanging my shares of International Rectifier common stock pursuant to the merger?

A:
If you are a U.S. Holder (as defined under "THE MERGER—Material U.S. Federal Income Tax Consequences of the Merger—U.S. Holders" beginning on page 60), the exchange of shares of International Rectifier common stock for cash in the merger generally will result in the recognition of gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received and your adjusted tax basis in the shares of International Rectifier common stock surrendered in the merger. Stockholders (including Non-U.S. Holders (as defined under "THE MERGER—Material U.S. Federal Income Tax Consequences of the Merger—Non-U.S. Holders" beginning on page 60)) should consult their own tax advisors concerning the U.S. federal income tax consequences relating to the merger in light of their particular circumstances and any consequences arising under the laws of any U.S. state or local or non-U.S. taxing jurisdiction.

Q:
How does the merger consideration of $40.00 compare to the market price of International Rectifier common stock (i) prior to the last completed trading day prior to the execution of the merger agreement and (ii) for the last three months prior to the execution of the Merger Agreement?

A:
The merger consideration of $40.00 in cash per share represents a premium of (i) approximately 51% to the closing price of our common stock on August 19, 2014, the last completed trading day before we signed the merger agreement and (ii) approximately 48% to the average trading price of our common stock during the three months before we signed the merger agreement.

Q:
What do I need to do now?

A:
We encourage you to read this proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement carefully and consider how the merger affects you. Then complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope or grant your proxy electronically over the Internet or by telephone, so that your shares can be voted at the special meeting. If you hold your shares in "street name," please refer to the voting instruction forms provided by your bank, broker or other nominee to vote your shares. Please do not send your stock certificates with your proxy card.

Q:
Should I send in my stock certificates now?

A:
No. Shortly after the merger is completed, under the terms of the merger agreement, you will receive a letter of transmittal instructing you to send your stock certificates to the paying agent in order to receive the cash payment of the merger consideration for each share of our common stock represented by you stock certificates. You should use the letter of transmittal to exchange your stock certificates for the cash payment to which you are entitled upon completion of the merger. Please do not send in your stock certificates now.

Q:
What happens if I sell or otherwise transfer my shares of International Rectifier common stock after the record date but before the special meeting?

A:
The record date for the special meeting is earlier than the date of the special meeting and the date the merger is expected to be completed. If you sell or transfer your shares of our common stock after the record date but before the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares and each of you notifies International Rectifier in writing of such special arrangements, you will transfer the right to receive the merger consideration, if the merger is completed, to the person to whom you sell or transfer your shares of our common stock, but you will retain your right to vote these shares at the special meeting. Even if you sell or otherwise transfer your shares of common stock after the record date, we encourage you to complete, date, sign and return the enclosed proxy or submit your proxy via the Internet or telephone.

Q:
What interests do International Rectifier's directors and executive officers have in the merger?

A:
International Rectifier's directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of International Rectifier's stockholders. For a description of these interests, see "THE MERGER—Interests of the Directors and Executive Officers of International Rectifier in the Merger" beginning on page 44.

Q:
How does International Rectifier's Board of Directors recommend that I vote?

A:
The Board of Directors recommends that you vote "FOR" the adoption of the merger agreement, "FOR" the non-binding, advisory proposal to approve compensation that will or may become payable by International Rectifier to its named executive officers in connection with the merger, and "FOR" the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Q:
What happens if the merger is not completed?

A:
If the merger agreement is not adopted by International Rectifier stockholders or if the merger is not completed for any other reason, International Rectifier stockholders will not receive any payment for their shares of common stock. Instead, International Rectifier will continue to be an independent public company, the common stock will continue to be listed and traded on the New York Stock

  Exchange and registered under the Exchange Act and it will continue to file periodic reports with the SEC on account of International Rectifier's common stock.

  Under specified circumstances, International Rectifier may be required to reimburse Infineon's expenses or pay Infineon a termination fee, or may be entitled to receive a reverse termination fee from Infineon, upon the termination of the merger agreement, as described under "PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT—Termination Fees" beginning on page 83 and "PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT—Expense Reimbursement" beginning on page 84.

Q:
What quorum is required to hold the special meeting?

A:
The quorum requirement for holding the special meeting and transacting business is that the holders of a majority of the issued and outstanding shares of common stock entitled to vote at the special meeting must be present in person or represented by proxy. Abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum. As a result, [        ] shares must be present in person or represented by proxy at the special meeting to have a quorum.

Q:
What vote is required to adopt the merger agreement?

A:
The affirmative vote of the holders of a majority of the outstanding shares of our common stock is required to adopt the merger agreement.

  The failure of any stockholder of record to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote in person at the special meeting will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement. If you hold your shares in "street name," the failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement. Abstentions have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement.

  As of [      ], 2014, the record date for determining who is entitled to vote at the special meeting, there were approximately [      ] shares of our common stock issued and outstanding. Each holder of our common stock is entitled to one vote per share of stock owned by the holder as of the record date.

Q:
What vote is required to approve, by non-binding, advisory vote, the compensation that will or may become payable by International Rectifier to its named executive officers in connection with the merger?

A:
To be approved, this proposal requires the affirmative vote of the majority of the shares of our common stock present, in person or by proxy, at the special meeting and entitled to vote on the proposal. Abstentions are considered to be present and entitled to vote at the meeting and, thus, have the same effect as a vote against the matter. Because your vote on this proposal is advisory in nature, it will not be binding on International Rectifier. However, the Board of Directors will review the voting results and take such results into consideration when making future decisions regarding executive compensation if the merger is not completed.

Q:
What vote is required to adopt the adjournment proposal?

A:
To be approved, this proposal requires the affirmative vote of the majority of the shares of our common stock present, in person or by proxy, at the special meeting and entitled to vote on the proposal. Abstentions are considered to be present and entitled to vote at the meeting and, thus, have the same effect as a vote against the matter.

Q:
What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
If your shares are registered directly in your name with our transfer agent, Computershare, Inc., which we refer to as Computershare, you are considered, with respect to those shares, to be the "stockholder of record." In this case, this proxy statement and your proxy card have been sent directly to you by International Rectifier.

  If your shares are held through a bank, broker or other nominee, you are considered the "beneficial owner" of the shares of International Rectifier common stock held in "street name." In that case, this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by following their instructions for voting. You are also invited to attend the special meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the special meeting unless you request and obtain a valid proxy from your bank, broker or other nominee.

Q:
How may I vote if I am a stockholder of record?

A:
If you are a stockholder of record (that is, if your shares of common stock are registered in your name with Computershare), there are four ways to have your shares voted:

•
By attending the special meeting and voting in person;

•
By visiting the Internet at the address on your proxy card and submitting your proxy; or

•
By calling toll-free (within the U.S. or Canada) at the phone number on your proxy card and submitting your proxy; or

•
By completing, dating, signing and returning the enclosed proxy card in the accompanying prepaid reply envelope.

  A control number, located on your proxy card, is designed to verify your identity and allow you to submit a proxy for your shares of common stock, and to confirm that your voting instructions have been properly recorded when voting electronically over the Internet or by telephone. Please be aware that, although there is no charge for submitting a proxy with respect to your shares, if you submit a proxy electronically over the Internet or by telephone, you may incur costs such as telephone and Internet access charges for which you will be responsible.

  Even if you plan to attend the special meeting in person, you are strongly encouraged to have your shares of common stock voted by proxy. If you are a record holder or if you obtain a valid proxy to vote shares which you beneficially own, you may still vote your shares of common stock in person at the special meeting even if you have previously submitted a proxy. If you are present at the special meeting and vote in person, your previous vote by proxy will be revoked.

Q:
How may I vote if my shares are held in "street name" by my broker, bank or other nominee?

A:
If your shares are held in "street name" through a broker, bank or other nominee, you may vote through your broker, bank or other nominee by completing and returning the voting form provided by your broker, bank or other nominee, or electronically over the Internet or by telephone through your broker, bank or other nominee if such a service is provided. To submit your proxy via the Internet or via telephone through your broker, bank or other nominee, you should follow the instructions on the voting form provided by your broker, bank or nominee.

Q:
If my broker holds my shares in "street name," will my broker vote my shares for me?

A:
No. Your bank, broker or other nominee will only be permitted to vote your shares on any proposal if you instruct your bank, broker or other nominee how to vote. You should follow the procedures provided by your bank, broker or other nominee regarding the voting of your shares of International Rectifier common stock. Without instructions, your shares will not be voted, which will have the same effect as if you voted against adoption of the merger agreement, but will have no effect on the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by International Rectifier to its named executive officers in connection with the merger or on the adjournment proposal.

Q:
If I am a participant in the International Rectifier Unitized Stock Fund in International Rectifier's Retirement Savings Plan, how do I vote?

A:
Shares of our common stock held in the International Rectifier Unitized Stock Fund in the International Rectifier Corporation Retirement Savings Plan, which we refer to as the Retirement Savings Plan, will be voted by Fidelity Management Trust Company at the direction of the applicable participant.

Q:
May I change my vote after I have mailed my signed proxy card?

A:
Yes. If you are a stockholder of record, you may change how your shares are voted or revoke your proxy at any time before it is voted at the special meeting by:

•
Submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy by following the instructions on the proxy card. New proxies must be submitted by 11:59 p.m. (Eastern Time) on the night prior to the special meeting on [TBD], 2014;

•
Signing another proxy card with a later date and returning it to us prior to the special meeting at 101 North Sepulveda Boulevard, El Segundo, California 90245, attn.: Corporate Secretary; or

•
Attending the special meeting and voting in person.

  If you hold your shares of common stock in "street name," you should contact your bank, broker or other nominee for instructions regarding how to change how your shares are voted. You may also vote in person at the special meeting if you obtain a valid proxy from your bank, broker or other nominee.

Q:
If a stockholder gives a proxy, how are the shares voted?

A:
Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, or your proxies, will vote your shares in the way that you indicate. When completing the Internet or telephone process or the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the special meeting.

  If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted "FOR" the adoption of the merger agreement, "FOR" the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by International Rectifier to its named executive officers in connection with the merger, and "FOR" the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Q:
What should I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, date, sign and return (or submit your proxy via the Internet or telephone with respect to) each proxy card and voting instruction card that you receive.

Q:
Who will count the votes?

A:
The votes will be counted by the independent inspector of election appointed for the special meeting.

Q:
Where can I find the voting results of special meeting?

A:
International Rectifier intends to announce preliminary voting results at the special meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the special meeting. All reports International Rectifier files with the SEC are publicly available when filed. See "WHERE YOU CAN FIND MORE INFORMATION" beginning on page 92 of this proxy statement.

Q:
When do you expect the merger to be completed?

A:
We are working toward completing the merger as quickly as possible and currently expect to complete the merger late in the calendar year 2014 or early in the calendar year 2015, subject to regulatory approvals and the satisfaction or waiver of the other conditions to closing set forth in the merger agreement. However, the exact timing of completion of the merger cannot be predicted with certainty. In order to complete the merger, our stockholders must adopt the merger agreement and the closing conditions under the merger agreement must be satisfied or waived. See "PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT—Conditions to the Closing of the Merger" beginning on page 80 of this proxy statement.

Q:
Will a proxy solicitor be used?

A:
We have engaged D.F. King & Co., Inc. to assist in the solicitation of proxies and provide related advice and informational support for a services fee of approximately $15,000, plus expenses, as described under "THE SPECIAL MEETING—Solicitation of Proxies" below.

Q:
Who can help answer my questions?

A:
If you have any questions concerning the merger, the special meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of common stock, please contact:

D.F. King & Co., Inc.
48 Wall Street
New York, NY 10005
(866) 751-6317 (Toll Free)
(212) 269-5550 (Call Collect)

FORWARD-LOOKING STATEMENTS

        This proxy statement, and the documents to which we refer you in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us or on our behalf, contain "forward-looking statements" that do not directly or exclusively relate to historical facts. You can typically identify forward-looking statements by the use of forward-looking words, such as 'will', 'expect', 'should', 'could', 'shall' and similar expressions. These statements are subject to risks and uncertainties concerning Infineon's proposed acquisition of International Rectifier and actual results and events could differ materially from what presently is expected. The potential risks and uncertainties include the possibility that the transaction will not close or that the closing may be delayed; the possibility that the conditions to the closing of the transaction may not be satisfied; the risk that competing offers will be made; the transaction may involve unexpected costs, liabilities or delays; the outcome of any legal proceedings related to the transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; general economic conditions; conditions in the markets Infineon and International Rectifier are engaged in; behavior of customers, suppliers and competitors (including their reaction to the transaction); and specific risk factors discussed in other releases and public filings made by International Rectifier (including its filings with the SEC). This list of factors is not intended to be exhaustive.

        Consequently, all of the forward-looking statements we make in this proxy statement are qualified by the information contained or incorporated by reference herein, including, but not limited to (a) the information contained under this heading and (b) the information contained under the headings "Risk Factors" and information in our consolidated financial statements and notes thereto included in our most recent filings on Forms 10-K and 10-Q (see "WHERE YOU CAN FIND MORE INFORMATION" beginning on page 92). No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements.

        Except as required by applicable law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. International Rectifier stockholders are advised, however, to consult any future disclosures we make on related subjects as may be detailed in our other filings made from time to time with the SEC.

 THE SPECIAL MEETING

        The enclosed proxy is solicited on behalf of our Board of Directors for use at the special meeting of stockholders or at any adjournment or postponement of the special meeting.

Date, Time and Place

        We will hold a special meeting on [      ] [    ], 2014 at [            ], at [      ] a.m. (California time).

Purpose of the Special Meeting

        At the special meeting, we will ask our stockholders to vote on proposals to adopt the merger agreement, to approve, by non-binding, advisory vote, compensation that will or may become payable by International Rectifier to its named executive officers in connection with the merger and to adjourn the special meeting to a later date or time to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Record Date; Shares Entitled to Vote; Quorum

        Only stockholders of record as of the close of business on [      ], 2014 are entitled to notice of the special meeting and to vote at the special meeting or at any adjournment or postponement of the special meeting. A list of stockholders entitled to vote at the special meeting will be available in our principal executive offices located at 101 North Sepulveda Boulevard, El Segundo, California 90245, (310) 726-8000, during regular business hours for a period of no less than ten days before the special meeting and at the place of the special meeting during the meeting.

        As of the record date, there were approximately [      ] shares of our common stock outstanding and entitled to be voted at the special meeting.

        The quorum requirement for holding the special meeting and transacting business is that the holders of a majority of the issued and outstanding shares of common stock entitled to vote at the special meeting must be present in person or represented by proxy. Abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum. As a result, [        ] shares must be present in person or represented by proxy at the special meeting to have a quorum. In the event that a quorum is not present at the special meeting, it is expected that the meeting will be adjourned to solicit additional proxies.

Vote Required; Abstentions and Broker Non-Votes

        The affirmative vote of the holders of a majority of the outstanding shares of our common stock is required to adopt the merger agreement. Adoption of the merger agreement by our stockholders is a condition to the closing of the merger.

        Approval, by non-binding, advisory vote, of compensation that will or may become payable by International Rectifier to its named executive officers in connection with the merger requires the affirmative vote of stockholders holding a majority of the shares of common stock present, in person or by proxy, at the special meeting and entitled to vote on the proposal. Because your vote on this proposal is advisory in nature, it will not be binding on International Rectifier. However, the Board of Directors will review the voting results and take such results into consideration when making future decisions regarding executive compensation if the merger is not completed.

        Approval of the proposal to adjourn the special meeting requires the affirmative vote of stockholders holding a majority of the shares of common stock present, in person or by proxy, at the special meeting and entitled to vote on the proposal.

        If a stockholder of International Rectifier abstains from voting, the abstention will have the same effect as if the stockholder voted "AGAINST" the proposal to adopt the merger agreement. For stockholders who attend the meeting or are represented by proxy and abstain from voting, the abstention will have the same effect as if the stockholder voted "AGAINST" the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by International Rectifier to its named executive officers in connection with the merger and "AGAINST" any proposal to adjourn the special meeting to a later date or time to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

        Each "broker non-vote" will also count as a vote "AGAINST" the proposal to adopt the merger agreement, but will not be considered present and entitled to vote for purposes of whether or not (i) the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by International Rectifier to its named executive officers in connection with the merger is approved and (ii) the proposal to adjourn the special meeting to a later date or time to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting is approved.

Shares Held by International Rectifier's Directors and Executive Officers

        At the close of business on September 18, 2014, our directors and executive officers beneficially owned 831,590 shares of our common stock, which represented approximately 1.2% of the shares of our outstanding common stock on that date. The directors and executive officers have informed International Rectifier that they currently intend to vote all of their shares of International Rectifier common stock "FOR" the adoption of the merger agreement, "FOR" the non-binding, advisory proposal regarding compensation that will or may become payable by International Rectifier to its named executive officers in connection with the merger and "FOR" the adjournment of the special meeting (if necessary or appropriate).

Voting of Proxies

        If your shares are registered in your name with our transfer agent, Computershare, you may cause your shares to be voted by returning a signed proxy card, or you may vote in person at the special meeting. Additionally, you may submit electronically over the Internet or by phone a proxy authorizing the voting of your shares by following the instructions on your proxy card. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to submit a proxy electronically over the Internet or by telephone. Based on your proxy cards or Internet and telephone proxies, the proxy holders will vote your shares according to your directions.

        If you plan to attend the special meeting and wish to vote in person, you may vote at the meeting. If your shares are registered in your name, you are encouraged to vote by proxy even if you plan to attend the special meeting in person. If you attend the special meeting and vote in person, your vote will revoke any proxy previously submitted.

        If your shares of International Rectifier common stock are held in the International Rectifier Corporation Retirement Savings Plan, or the Retirement Savings Plan, your shares will be voted by Fidelity Management Trust Company, as trustee of this plan ("Fidelity"). Voting instructions regarding your shares in the Retirement Savings Plan must be received by submitting the enclosed proxy card in the accompanying reply envelope or granting your proxy electronically over the Internet or by telephone by [              ], 2014, in which case Fidelity will vote your shares as you have directed, unless otherwise required by law. Please follow the directions on the enclosed proxy card on how to provide your voting instructions. If voting instructions are not received by the deadline above, Fidelity will not vote the shares attributable to your account, unless otherwise required by law.

        Voting instructions are included on your proxy card. All shares represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in accordance with the instructions of the stockholder. Properly executed proxies that do not contain voting instructions will be voted "FOR" adoption of the merger agreement, "FOR" the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by International Rectifier to its named executive officers in connection with the merger and "FOR" the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting. No proxy that is specifically marked against adoption of the merger agreement will be voted in favor of the proposed compensation arrangements for International Rectifier's named executive officers in connection with the merger, unless it is specifically marked "FOR" the approval of the proposal.

        If your shares are held in "street name" through a broker, bank or other nominee, you may vote through your broker, bank or other nominee by completing and returning the voting form provided by your broker, bank or other nominee, or by the Internet or telephone through your broker, bank or other nominee if such a service is provided. To submit your proxy via the Internet or telephone through your broker, bank or other nominee, you should follow the instructions on the voting form provided by your broker, bank or other nominee. If you do not return your bank's, broker's or other nominee's voting form, do not submit your proxy via the Internet or telephone through your broker, bank or other nominee, if possible, or do not attend the special meeting and vote in person with a proxy from your broker, bank or other nominee, it will have the same effect as if you voted "AGAINST" the proposal to adopt the merger agreement but will not have any effect on the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by International Rectifier to its named executive officers in connection with the merger or the adjournment proposal.

Revocability of Proxies

        If you are a stockholder of record, you may change how your shares are voted or revoke your proxy at any time before it is voted at the special meeting by:

  •
  Submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;

  •
  Signing another proxy card with a later date and returning it to us prior to the special meeting; or

  •
  Attending the special meeting and voting in person.

        Please note that to be effective, your new proxy card, internet or telephonic voting instructions or written notice of revocation must be received by our Secretary prior to the special meeting and, in the case of internet or telephonic voting instructions, you have up until 11:59 p.m. (Eastern Time) on the night prior to the special meeting on [      ], 2014 to change such voting instructions. If you have submitted a proxy, your appearance at the special meeting, in the absence of voting in person or submitting a later dated additional proxy or revocation, will not have the effect of revoking your prior proxy.

        If you hold your shares of common stock in "street name," you should contact your bank, broker or other nominee for instructions regarding how to change how your shares are voted. You may also vote in person at the special meeting if you obtain a valid proxy from your bank, broker or other nominee. Any adjournment, recess or postponement of the special meeting for the purpose of soliciting additional proxies will allow International Rectifier stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned, recessed or postponed.

 Board of Directors' Recommendation

        The Board of Directors, after considering various factors described in the section entitled "THE MERGER—Recommendation of Our Board of Directors and Reasons for the Merger," at a duly held meeting by a unanimous vote of all directors (A) determined that the merger is fair to, and in the best interests of, International Rectifier and its stockholders and declared advisable the merger agreement, the merger and the other transactions contemplated thereby, (B) approved the merger agreement, the merger and the other transactions contemplated thereby and (C) resolved to recommend the adoption of the merger agreement to the holders of our common stock. The Board of Directors recommends that you vote "FOR" the adoption of the merger agreement, "FOR" the non-binding, advisory proposal to approve compensation that will or may become payable by International Rectifier to its named executive officers in connection with the merger and "FOR" the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Solicitation of Proxies

        The expense of soliciting proxies in the enclosed form will be borne by International Rectifier. We have retained D.F. King & Co., Inc., or D.F. King, a proxy solicitation firm, to solicit proxies in connection with the special meeting at a cost of approximately $15,000 plus expenses. We will also indemnify D.F. King against losses arising out of its provisions of such services on our behalf. In addition, we may reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by some of our directors, officers and employees, personally or by telephone, facsimile or other means of communication. No additional compensation will be paid for such services.

Anticipated Date of Completion of the Merger

        We are working toward completing the merger as quickly as possible and currently expect to complete the merger late in the calendar year 2014 or early in the calendar year 2015, subject to regulatory approvals and the satisfaction or waiver of the other conditions to closing set forth in the merger agreement. However, the exact timing of completion of the merger cannot be predicted with certainty.

Other Matters

        At this time, we know of no other matters to be submitted at the special meeting.

Householding of Special Meeting Materials

        Unless we have received contrary instructions, we may send a single copy of this proxy statement and notice to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as "householding," reduces the volume of duplicate information received at your household and helps to reduce our expenses.

        If you would like to receive your own set of our disclosure documents this year or in future years, follow the instructions described below. Similarly, if you share an address with another stockholder and together both of you would like to receive only a single set of our disclosure documents, follow these instructions.

        If your shares are registered in your own name, please contact us at our executive offices at International Rectifier Corporation, Corporate Secretary, 101 North Sepulveda Boulevard, El Segundo, California 90245 or Telephone: (310) 726-8000 to inform us of your request. If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly.

THE MERGER

        This discussion of the merger is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should read the entire merger agreement carefully as it is the legal document that governs the merger.

Parties Involved in the Merger

  International Rectifier Corporation

  101 North Sepulveda Boulevard
  El Segundo, California 90245
  (310) 726-8000

        International Rectifier Corporation is a world leader in power management technology. International Rectifier's analog, digital, and mixed signal ICs, and other advanced power management products, enable high performance computing and save energy in a wide variety of business and consumer applications. Leading manufacturers of computers, energy efficient appliances, lighting, automobiles, satellites, aircraft, and defense systems rely on International Rectifier's power management solutions to power their next generation products.

        International Rectifier's common stock is currently listed on the New York Stock Exchange under the symbol "IRF."

  Infineon Technologies AG

  81726 Munich
  Germany
  +49 89 234 22332

        Infineon Technologies AG offers semiconductor and system solutions addressing three central challenges to modern society: energy efficiency, mobility, and security. In the 2013 fiscal year (ending September 30), Infineon reported sales of Euro 3.84 billion with close to 26,700 employees worldwide.

        Infineon is listed on the Frankfurt Stock Exchange under the symbol "IFX" and in the USA on the over-the-counter market OTCQX International Premier under the symbol "IFNNY."

  Surf Merger Sub Inc.

  81726 Munich
  Germany
  +49 89 234 22332

        Merger Sub is a Delaware corporation and a wholly owned subsidiary of Infineon, formed solely for the purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement. Merger Sub has not conducted any business prior to the date of the merger agreement, and prior to the effective time of the merger, will have no assets, liabilities or obligations of any nature other than those incidental to its formation and pursuant to the merger agreement and the other transactions contemplated thereby. Upon completion of the merger, Merger Sub will cease to exist.

Adoption of the Merger Agreement

        The affirmative vote of the holders of a majority of the outstanding shares of our common stock is required to adopt the merger agreement.

 Effect of the Merger

        Upon the terms and subject to the conditions of the merger agreement, Merger Sub will merge with and into International Rectifier, with International Rectifier continuing as the surviving corporation. As a result of the merger, International Rectifier will become a wholly owned subsidiary of Infineon, and International Rectifier common stock will no longer be publicly traded. In addition, International Rectifier will no longer be a publicly traded company and its common stock will be delisted from the New York Stock Exchange and deregistered under the Securities Exchange Act of 1934, as amended, and it will no longer file periodic reports with the SEC on account of International Rectifier common stock. If the merger is completed, you will no longer own any shares of the common stock of International Rectifier.

        The time at which the merger will become effective, which we refer to as the effective time of the merger, will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as we and Infineon may agree and specify in the certificate of merger).

Effect on International Rectifier if the Merger is Not Completed

        If the merger agreement is not adopted by International Rectifier stockholders or if the merger is not completed for any other reason, International Rectifier stockholders will not receive any payment for their shares of common stock. Instead, International Rectifier will continue to be an independent public company, the common stock will continue to be listed and traded on the New York Stock Exchange and registered under the Exchange Act and it will continue to file periodic reports with the SEC on account of International Rectifier's common stock. In addition, if the merger is not completed, International Rectifier expects that management will operate the business in a manner similar to that in which it is being operated today and that International Rectifier stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including, without limitation, risks related to the highly competitive industry in which International Rectifier operates and adverse economic conditions.

        Furthermore, if the merger is not completed, and depending on the circumstances that would have caused the merger not to be completed, the price of International Rectifier's common stock may decline significantly.

        Accordingly, if the merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of International Rectifier's common stock. If the merger is not completed, the Board of Directors will continue to evaluate and review International Rectifier's business operations, properties, dividend policy and capitalization, among other things, make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to enhance stockholder value. If the merger agreement is not adopted by International Rectifier's stockholders or if the merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to International Rectifier will be offered or that International Rectifier's business, prospects or results of operation will not be adversely impacted.

        In addition, under specified circumstances, International Rectifier may be required to reimburse Infineon's expenses or pay Infineon a termination fee, or may be entitled to receive a reverse termination fee from Infineon, upon the termination of the merger agreement, as described under "PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT—Termination Fees" beginning on page 83.

Merger Consideration

        In the merger, each share of common stock of International Rectifier outstanding immediately prior to the effective time of the merger (other than shares of International Rectifier common stock (i) held by International Rectifier as treasury stock, (ii) held, directly or indirectly, by Infineon or Merger Sub and (iii) shares of International Rectifier common stock as to which holders have properly perfected and not withdrawn a demand for appraisal pursuant to the DGCL) will be canceled and converted automatically into the right to receive $40.00 in cash, without interest, which amount we refer to as the per share merger consideration, less any applicable withholding taxes.

        After the merger is completed, under the terms of the merger agreement, you will have the right to receive the per share merger consideration, but you will no longer have any rights as a stockholder of International Rectifier as a result of the merger (except that stockholders who perfect their appraisal rights by complying with the required procedures under Section 262 of the DGCL and exercise their right of appraisal will have the right to receive a payment for the "fair value" of their shares as determined pursuant to an appraisal proceeding as contemplated by Delaware law), as described below under "—Appraisal Rights" beginning on page 53.

Background of the Merger

        As part of the ongoing evaluation of International Rectifier's business and in an ongoing effort to enhance stockholder value, the Board of International Rectifier and members of management regularly review and assess International Rectifier's business plan and strategy.

        On April 16, 2014, Ilan Daskal, Executive Vice President and Chief Financial Officer of International Rectifier and Robert LeFort, Vice President of Strategy and M&A of Infineon had an informal dinner and discussed general business matters including recent developments at International Rectifier and the concept of M&A activity involving the Company. No proposals regarding M&A involving Infineon and International Rectifier were made and no next steps were planned.

        On June 20, 2014, a representative of Merrill Lynch, Pierce, Fenner & Smith Incorporated, which we refer to as BofA Merrill Lynch, financial advisor to Infineon, contacted Oleg Khaykin, President and Chief Executive Officer of International Rectifier, and indicated that BofA Merrill Lynch had been retained by Infineon to advise on a potential acquisition of International Rectifier. The representative of BofA Merrill Lynch further explained that he was asked by Infineon to arrange a phone call between Dr. Reinhard Ploss, the Chief Executive Officer of Infineon, and Mr. Khaykin. Mr. Khaykin communicated to the representative of BofA Merrill Lynch that International Rectifier was not for sale, but that if Infineon were to make a proposal, the Board of Directors of International Rectifier would consider the proposal in accordance with its fiduciary duties.

        Later that day, Mr. Daskal communicated with Mr. LeFort and reiterated that International Rectifier was not for sale, and as such there was no point in Dr. Ploss opening a dialogue with Mr. Khaykin on the topic unless and until Infineon was prepared to make a formal transaction proposal to International Rectifier, given the potential disruption to the business of such discussions.

        On June 25, 2014, Dr. Ploss contacted Mr. Khaykin and indicated that he would be sending Mr. Khaykin a letter containing a non-binding proposal to acquire International Rectifier for $38 per share in cash, subject to due diligence. Mr. Khaykin informed Dr. Ploss that he would take the proposal to his board but that he believed the price would need to be higher in order for International Rectifier to consider engaging further. Later that day, Mr. Khaykin received a letter from Dr. Ploss containing a non-binding proposal for Infineon to acquire International Rectifier for $38 per share in cash, subject to due diligence. The letter indicated that Infineon's senior management had spent considerable time and effort with its outside advisors analyzing a potential transaction and that its proposal had the full support of Infineon's Supervisory Board.

        On June 26, 2014, the Board of Directors of International Rectifier held a special meeting. At the meeting, Mr. Khaykin discussed with the Board the terms of Infineon's proposal. Timothy E. Bixler, Vice President, General Counsel and Secretary of International Rectifier, and a representative of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel to International Rectifier, which we refer to as Fried Frank, reviewed with the Board the directors' fiduciary duties. In addition, the Board discussed the retention of a financial advisor to advise and assist International Rectifier in evaluating the Infineon proposal and related matters. After considering the qualifications of several potential financial advisors, the Board authorized management to approach J.P. Morgan about potentially serving as financial advisor to International Rectifier in light of its qualifications, reputation, knowledge of International Rectifier, knowledge and experience in the semiconductor industry, international scope, and significant M&A experience.

        On July 2, 2014, the Board of International Rectifier held a special meeting. At the meeting, Mr. Bixler and a representative of Fried Frank again reviewed the directors' fiduciary duties with the Board. The Board also discussed and approved the engagement of J.P. Morgan as financial advisor. Thereafter, representatives of J.P. Morgan joined the meeting and presented J.P. Morgan's financial analysis of Infineon's proposal to the Board. The representatives of J.P. Morgan also discussed with the Board and responded to questions from the Board regarding six other potential strategic acquirers of International Rectifier and their respective track records of completing acquisitions, likely interest and financial ability to pursue an acquisition of International Rectifier. The representatives of J.P. Morgan also discussed with the Board that it was unlikely that a financial acquiror would have the ability to acquire International Rectifier at a price level similar to that proposed by Infineon. Following this discussion, the Board directed Mr. Khaykin to inform representatives of Infineon that the Board would not authorize management to engage in further discussions with Infineon unless the proposed price per share was into the $40s.

        On July 3, 2014, International Rectifier entered into an engagement letter with J.P. Morgan.

        Late on July 3, 2014, Mr. Khaykin corresponded with Dr. Ploss via email, advising him that International Rectifier had retained J.P. Morgan as its financial advisor and also indicating that the Board would not authorize management to engage in further discussions of Infineon's proposal unless the proposed price per share was into the $40s per share in cash. Mr. Khaykin and Dr. Ploss had a brief telephone call thereafter, and on July 6, 2014, Dr. Ploss replied via email that in order to increase its proposal price, Infineon would need to have access to non-public information about International Rectifier.

        On July 7, 2014, Mr. Khaykin acknowledged Dr. Ploss' email, and proposed that the parties enter into an appropriate confidentiality agreement in order to share additional information, as well as work to schedule initial management presentations. Also on July 7, 2014 representatives of International Rectifier provided representatives of Infineon with a draft confidentiality agreement.

        Between July 7 and July 9, 2014, Mr. LeFort, Mr. Daskal and Vishwas Karve, International Rectifier Vice President of Strategy and Business Development, exchanged messages with respect to a proposed management presentation agenda and topics to be addressed, with Mr. LeFort ultimately proposing a list of diligence questions and topics to Messrs. Daskal and Karve.

        On July 9, 2014, the Board of International Rectifier held a special meeting. At the meeting, Messrs. Khaykin and Daskal provided the Board with an update on the status of discussions with Infineon. At the meeting, representatives of J.P. Morgan again reviewed with the Board six other potential strategic acquirers of International Rectifier and their respective track records of completing acquisitions, likely interest and financial ability to pursue an acquisition of International Rectifier. After discussion, the Board concluded that three of the six other potential strategic acquirors were unlikely to have the financial wherewithal to submit a proposal at the level of Infineon's proposal. Mr. Bixler and a representative of Fried Frank again reviewed with the Board the directors' fiduciary duties and also reviewed the terms of a draft confidentiality agreement under negotiation with Infineon. Following discussion, the Board instructed Mr. Khaykin to confirm to Dr. Ploss that International Rectifier was prepared to share high-level non-public information with Infineon, subject to executing the draft confidentiality agreement. The Board also instructed Mr. Khaykin to communicate to Dr. Ploss that, after receiving this information, it would be necessary for Infineon to increase its proposal into the $40s per share in cash as a condition to International Rectifier engaging in further discussions.

        On July 11, 2014, International Rectifier and Infineon entered into a confidentiality agreement. Thereafter, International Rectifier and Infineon agreed to hold high-level management presentations in New York on July 14 and 15.

        In the afternoon and evening of July 14, 2014, Dr. Ploss, Dominik Asam, Executive Vice President and Chief Financial Officer of Infineon and Arunjai Mittal, head of Sales, Marketing, Strategy Development and M&A of Infineon, who are the three members of Infineon's Management Board, and other Infineon senior management representatives, met with Messrs. Khaykin, Daskal, Karve and Bixler and other senior management representatives of International Rectifier. Representatives of J.P. Morgan, Fried Frank, Kirkland and BofA Merrill Lynch also attended the meeting. At the meeting, Infineon representatives provided International Rectifier representatives with an overview of Infineon.

        On July 15, 2014, Messrs. Khaykin, Daskal, Karve and Bixler and other senior management representatives of International Rectifier held a series of meetings with Dr. Ploss, Messrs. Asam and Mittal and other Infineon senior management representatives at which International Rectifier representatives presented to the Infineon representatives information regarding International Rectifier's business, and International Rectifier's internal financial projections and business plans. Representatives of J.P. Morgan, Fried Frank, Kirkland and BofA Merrill Lynch also attended the meetings. At the conclusion of the meeting, Mr. Khaykin communicated to Dr. Ploss that it would be necessary for Infineon to revise its proposal to be into the $40s per share to proceed with further discussions. Infineon representatives agreed to contact International Rectifier on July 18, 2014 with an updated proposal.

        On July 16, 2014, the Board of International Rectifier held a special meeting. Mr. Khaykin updated the Board on the meetings held in New York with representatives of Infineon.

        On July 18, 2014, Dr. Ploss contacted Mr. Khaykin and informed him that Infineon reiterated its earlier $38 per share proposal, and was unwilling to increase its proposed price based on the information provided to date.

        On the evening of July 18, 2014, the Board of International Rectifier held a special meeting. Representatives of J.P. Morgan and Fried Frank also attended. At the meeting, Mr. Khaykin reported to the Board on his conversation with Dr. Ploss. Representatives of J.P. Morgan again reviewed with the Board J.P. Morgan's financial analysis of Infineon's proposal and further discussed with the Board three other potential strategic acquirers of International Rectifier. Following discussion, the Board instructed Mr. Khaykin to communicate to Infineon that International Rectifier was unwilling to engage in further discussions with Infineon on the basis of the $38 per share proposal.

        On July 19 and 21, 2014, Dr. Ploss and Mr. Khaykin corresponded and had brief telephone calls regarding the potential transaction. During these calls, Mr. Khaykin reiterated that the International Rectifier Board was unwilling to proceed with discussions at a $38 per share price. Dr. Ploss communicated that Infineon was still at a $38 per share price and raising its price would be challenging, but that a higher price was a possibility, subject to receiving additional confidential information regarding certain financial and tax matters.

        Mr. Daskal and Mr. LeFort had a conversation on July 22 with other representatives of Infineon and International Rectifier, related to certain financial and tax matters requested by Infineon. During this conversation the representatives of Infineon and International Rectifier also discussed the potential for scheduling in person diligence meetings if Infineon was prepared to increase its $38 per share proposal.

        On July 24, 2014, Dr. Ploss delivered a letter to Mr. Khaykin containing a revised proposal to acquire International Rectifier for $40 per share in cash. The letter stated that the revised proposal represented Infineon's best and final offer and that Infineon was prepared to complete its due diligence concurrently with negotiating a definitive merger agreement.

        On July 24, 2014, the Board of International Rectifier held a special meeting. Mr. Khaykin provided an update to the Board on his conversations with Dr. Ploss since the last special meeting and informed the Board of the receipt of Infineon's revised proposal. Following the update, representatives of J.P. Morgan presented to the Board J.P. Morgan's financial analysis of Infineon's revised proposal and discussed three other potential transaction counterparties that could be approached regarding a potential acquisition of International Rectifier and their respective track records of completing acquisitions, their likely willingness and financial ability to pursue a transaction. The directors engaged in a discussion of the risk of leaks, the potential competitive disadvantages and employee losses that International Rectifier could face if potential acquirors or others became aware of the potential sale of International Rectifier and potential benefits of approaching other potential counterparties. The directors also engaged in a discussion with J.P. Morgan regarding the likelihood that another party would be willing to pursue a transaction at a price level similar to the proposal from Infineon. Following discussion, the Board determined that a limited approach to two specific potential counterparties that J.P. Morgan and management had identified as the most likely of the three potential counterparties discussed to be willing and able to pursue a strategic transaction involving International Rectifier, at a price competitive with the proposal from Infineon, was the best approach to balancing the risk and benefits of exploring a transaction with additional counterparties. The Board then instructed J.P. Morgan to contact the two specific potential transaction counterparties to ascertain their interest in pursuing such a transaction. In addition, the Board expressed support for management's recommendations that International Rectifier allow Infineon to commence detailed due diligence and that Mr. Bixler and Fried Frank begin preparation of a draft merger agreement.

        On July 24 and July 25, 2014, J.P. Morgan contacted the two potential counterparties, referred to as Company A and Company B, respectively, to ascertain their interest in an acquisition of International Rectifier. J.P. Morgan informed each of Company A and Company B that International Rectifier had received an acquisition proposal and inquired as to their interest in exploring a potential acquisition of International Rectifier. J.P. Morgan communicated to each of Company A and Company B that the Board was seeking a price into the $40s per share.

        On July 27, 2014, representatives of Company A informed J.P. Morgan that, although Company A could potentially be interested in an acquisition of select portions of International Rectifier's business, it was uninterested in engaging in discussions relating to a possible acquisition of the company as a whole.

        Also, on July 27, 2014, International Rectifier opened an on-line data room containing due diligence materials. Infineon continued to perform due diligence on International Rectifier until signing of the merger agreement.

        On July 28, 2014, Fried Frank delivered a draft merger agreement to Kirkland.

        On July 28, 2014, a representative of Company B indicated to J.P. Morgan that Company B was interested in exploring a potential acquisition of International Rectifier at a price in the low $40s per share and wished to execute a confidentiality agreement and conduct preliminary due diligence on International Rectifier.

        On July 30, 2014, the Board of International Rectifier held a special meeting. Messrs. Daskal and Bixler updated the board on due diligence and the status of the negotiations with Infineon. J.P. Morgan updated the Board with respect to Company A, who declined to participate in further discussions regarding a transaction, and Company B, which was in the process of negotiating and finalizing a confidentiality agreement with International Rectifier. The Board expressed its support for International Rectifier to provide confidential information to Company B so that Company B could ascertain its interest in pursuing a transaction with International Rectifier.

        On July 30, 2014, International Rectifier entered into a confidentiality agreement with Company B.

        On July 31, 2014, representatives of International Rectifier provided to Company B information regarding International Rectifier's business similar to that provided to Infineon during the meetings held in New York on July 14-15, 2014, including International Rectifier management's internal financial projections and business plans. In addition, Messrs. Khaykin and Daskal discussed with representatives of Company B a possible transaction between International Rectifier and Company B. The representatives of Company B indicated to Messrs. Khaykin and Daskal that Company B would be discussing the opportunity with its board of directors on August 4-5, 2014. Thereafter, Mr. Karve spoke with representatives of Company B on several occasions between July 31 and August 2 to discuss the information provided to Company B and to respond to questions.

        Between July 31 and August 3, Messrs. Khaykin, Daskal, Karve and Bixler and others and senior management representatives of International Rectifier held a series of full-day meetings with Infineon executives and other representatives of Infineon at which International Rectifier representatives presented detailed information regarding International Rectifier's businesses, operations and historical and projected financial results. Representatives of J.P. Morgan, Fried Frank, Kirkland and BofA Merrill Lynch also attended the meetings.

        On August 1, 2014, Kirkland delivered to Fried Frank a markup of the draft merger agreement. From August 1, 2014 until signing on August 20, 2014, Fried Frank and Kirkland engaged in numerous discussions regarding various terms of the merger agreement, including the closing conditions, the deal protection measures and the obligations of the parties with respect to seeking regulatory clearance for the transaction, and exchanged numerous drafts of the merger agreement. In addition, representatives of Infineon and International Rectifier had numerous due diligence discussions.

        On August 5, 2014, representatives of Company B communicated to representatives of J.P. Morgan that Company B was unwilling to work towards a proposal in light of the existing offer for International Rectifier, but indicated that if the transaction being considered by International Rectifier did not proceed, Company B would be prepared to re-engage.

        On August 6 and August 7, 2014, Dr. Ploss and Mr. Khaykin had brief communications regarding timing and process for working towards signing a definitive merger agreement. Mr. Khaykin informed Dr. Ploss that representatives of International Rectifier would work expeditiously towards signing but that International Rectifier would like Infineon to confirm the proposed transaction price of $40 per share following the series of meetings from July 31, 2014 to August 3, 2014, based on the due diligence work that Infineon had completed to date.

        On August 8, 2014, Dr. Ploss reiterated to Mr. Khaykin Infineon's willingness to proceed with a transaction at a price of $40 per share. Mr. Khaykin indicated to Dr. Ploss the importance to International Rectifier of ensuring that the merger agreement provided for a high degree of certainty of closing.

        On the evening of August 8, 2014, the Board of International Rectifier held a special meeting. Mr. Khaykin provided the Board with an update on the ongoing diligence discussions and merger agreement negotiations. Representatives of J.P. Morgan and management reported to the Board on their discussions with Company B and Company B's communication to J.P. Morgan that Company B would not be willing to work towards a proposal in light of the existing offer for International Rectifier. After discussion, it was the view of the Board that it was advisable for International Rectifier to continue discussions with Infineon, in light of Company B's unwillingness to work towards a proposal, and the fact that Infineon had reaffirmed its $40 per share proposal and had already conducted significant diligence and was working toward a prompt execution of a merger agreement concurrently with the release of International Rectifier's earnings release for the fiscal year ended June 29, 2014.

        On August 11, 2014, the Board of International Rectifier held a regularly scheduled meeting. Mr. Bixler and a representative of Fried Frank and J.P. Morgan also attended. Mr. Khaykin provided the Board with an update on the discussions with Infineon. Mr. Khaykin also reported on the state of

International Rectifier's business, including recent business results and industry trends. Representatives of J.P. Morgan updated the Board on recent developments in the equity markets for semiconductor companies and the debt markets, and reviewed J.P. Morgan's financial analysis of the proposed transaction with Infineon. Mr. Bixler and a representative of Fried Frank discussed the key terms of the draft merger agreement being negotiated with counsel to Infineon.

        On August 15, 2014, the Board of International Rectifier held a special meeting. Mr. Khaykin and management provided the Board with an update on the potential transaction. The Board discussed an estimated timetable for the proposed transaction, assuming that the Board determined to approve any such transaction. Representatives of J.P. Morgan and Fried Frank also attended the meeting.

        Over the next several days, Fried Frank and Kirkland continued to negotiate the terms of the merger agreement, including the amount of the termination fee that would be payable by International Rectifier to Infineon in the event that International Rectifier terminated the merger agreement to accept a superior proposal and the amount of the reverse termination fee that would be payable by Infineon to International Rectifier in the event that the transaction failed to close as a result of failure to obtain antitrust and competition clearance.

        On the morning of August 19, 2014, a representative of Infineon informed a representative of International Rectifier that the Supervisory Board of Infineon had approved the merger agreement.

        On August 19, 2014, the Board of International Rectifier held a special meeting. Mr. Khaykin updated the Board on the status of the potential transaction with Infineon and informed the Board that Infineon's Supervisory Board approved the transaction earlier that day. J.P. Morgan rendered its oral opinion, subsequently confirmed in writing on August 20, 2014, to the Board that, as of such date and based upon and subject to the factors, assumptions, limitations and qualifications applicable to its opinion, the consideration to be paid to stockholders of International Rectifier in the proposed merger was fair, from a financial point of view, to such stockholders, as discussed in the section entitled "—Opinion of J.P. Morgan Securities LLC" beginning on page 36. Mr. Bixler and a representative of Fried Frank discussed the Board's fiduciary duties with respect to the potential transaction and reviewed the terms of the proposed merger agreement. After discussion, the Board voted unanimously to approve the execution of the merger agreement and the related agreements and to recommend that International Rectifier's stockholders vote their shares of common stock in favor of adoption of the merger agreement.

        On August 20, 2014, the parties executed the merger agreement and International Rectifier and Parent issued a joint press release announcing their entry into a definitive agreement.

Recommendation of Our Board of Directors and Reasons for the Merger

  Recommendation of Our Board of Directors

        The Board of Directors unanimously recommends that you vote "FOR" the proposal to adopt the merger agreement, "FOR" the non-binding, advisory proposal regarding compensation that will or may become payable by International Rectifier to its named executive officers in connection with the merger, and "FOR" the proposal to adjourn the special meeting.

  Reasons for the Merger

        In evaluating the merger agreement, the merger and the other transactions contemplated by the merger agreement, the Board of Directors consulted with International Rectifier's senior management, J.P. Morgan Securities LLC, International Rectifier's financial advisor and Fried, Frank, Harris, Shriver & Jacobson LLP, counsel to International Rectifier. In recommending that International Rectifier's stockholders vote their shares of common stock in favor of adoption of the merger agreement, the Board of Directors also considered a number of factors, including the short-term and long-term interests and prospects of International Rectifier and its stockholders, including the following (not necessarily in order of relative importance):

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  International Rectifier's business and operations, and its current, historical and projected financial condition, results of operations and cash flows.

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  International Rectifier's business plan and its management's internal financial projections, the industry and markets in which International Rectifier competes and the risks and uncertainties of executing on the business plan, including the effects of consolidation in the industry in which International Rectifier competes, and achieving such financial projections.

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  The historic trading ranges of International Rectifier's common stock.

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  The relationship of the $40.00 per share merger consideration to the trading price of International Rectifier's common stock, including that the merger consideration constituted a premium of:

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  approximately 51% to the closing price of the common stock on August 19, 2014, the last completed trading day prior to the execution of the merger agreement; and

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  approximately 48% to the average trading price of the common stock during the last three months prior to the execution of the merger agreement.

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  The financial analysis presented by J.P. Morgan, and the oral opinion rendered by J.P. Morgan to the Board on August 19, 2014, and subsequently confirmed to the Board in writing on August 20, 2014, that, as of such date and based upon and subject to the factors, assumptions, limitations and qualifications applicable to its opinion, the consideration to be paid to stockholders of International Rectifier in the proposed merger was fair, from a financial point of view, to such stockholders, as discussed in the section entitled "—Opinion of J.P. Morgan Securities LLC" beginning on page 36".

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  The risks and opportunities associated with the potential alternative to the merger of remaining a standalone public company, pursuing International Rectifier's business plan and seeking additional acquisition opportunities to grow International Rectifier's business.

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  The fact that the all-cash merger consideration will provide certainty and immediate value and liquidity to International Rectifier's stockholders, while eliminating long-term business, semiconductor cycle, macro-economic and execution risks relating to International Rectifier's prospects.

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  The fact that Infineon had done extensive due diligence including retaining a number of advisors and enlisting the assistance of many of its employees, demonstrating to the Board of Directors that Infineon understood International Rectifier and its business and was committed to the transaction.

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  The view of the Board of Directors that Infineon could successfully consummate the transactions contemplated by the merger agreement in a timely manner.

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  The fact that the management of International Rectifier, at the direction of the Board, successfully negotiated an increase in Infineon's proposal from $38.00 to $40.00 per share, and that Infineon informed representatives of International Rectifier that it was unwilling to increase its proposal further.

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  The fact that, after considering the risks and potential benefits of approaching several of the other potential counterparties, and discussion with J.P. Morgan and the management of International Rectifier, the Board of Directors authorized J.P. Morgan to approach two specific potential transaction counterparties who management and J.P. Morgan had identified as the most likely to be willing and able to pursue a strategic transaction involving International Rectifier, to ascertain their interest in pursuing such a transaction, and one of those potential counterparties was unwilling to pursue an acquisition of International Rectifier, and the other, after initially expressing interest in pursuing a transaction, communicated that it was unwilling to participate after further consideration.

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  The provisions of the merger agreement that permit the Board of Directors to explore an unsolicited superior proposal:

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  at any time prior to the stockholder approval, in the event International Rectifier receives a bona fide competing proposal in writing, International Rectifier may contact the person or persons making such competing proposal to clarify the terms and conditions thereof and engage or participate in discussions with, or provide information to, any person making such competing proposal if the Board of Directors determines in good faith, after consultation with International Rectifier's outside legal and financial advisors, that such competing proposal could reasonably be expected to result in a superior proposal and after consultation, provided that, (i) prior to furnishing any nonpublic information, International Rectifier must receive an executed confidentiality agreement containing terms that are not materially less favorable to International Rectifier than those contained in the confidentiality agreement with Infineon and (ii) any nonpublic information provided to such person must be made available to Infineon or Merger Sub;

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  The Board of Directors may terminate the merger agreement and enter into a definitive agreement relating to a superior proposal, after providing Infineon with an opportunity to improve its proposal, if the Board of Directors determines in good faith (after consultation with its outside legal counsel) that the failure to take such action would be inconsistent with the directors' fiduciary duties under applicable law;

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  The structure of the transaction as a merger would allow sufficient time for a third party to make a superior proposal if it desired to do so; and

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  While the merger agreement contained a termination fee of $70.00 million, or approximately 2.3% of the aggregate equity value, or 2.9% of the aggregate enterprise value, of International Rectifier (based on the $40.00 per share merger consideration), that International Rectifier would be required to pay to Infineon if International Rectifiers stockholders do not adopt the merger agreement, the Board of Directors believes that this fee is reasonable in light of the circumstances and the overall terms of the merger agreement, consistent with fees in comparable transactions, and not preclusive of other offers.

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  The other terms of the merger agreement, including:

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  The conditions to the closing of the merger, including the Board of Directors' belief that while the closing of the merger is subject to various antitrust approvals, these should be obtainable;

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  The obligation of Infineon to pay International Rectifier a $70.00 million reverse termination fee, or approximately 2.3% of the aggregate equity value of the transaction or 2.9% of the aggregate enterprise value of International Rectifier, if Infineon fails to consummate the merger if all of the conditions to closing are satisfied except the antitrust conditions;

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  The fact that the merger agreement does not contain a financing condition and that Infineon has received commitments for the necessary financing;

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  The fact that the merger agreement permits International Rectifier to seek specific performance remedies against Infineon and Merger Sub to prevent breaches of the merger agreement and to enforce the terms of the merger agreement in addition to any other remedy to which International Rectifier is entitled at law or in equity; and

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  The fact that the merger agreement was unanimously approved by the Board of Directors, which is comprised of independent directors (other than Mr. Kahyakin) and are not employees of

    International Rectifier or any of its subsidiaries, and which retained and received advice from International Rectifier's outside financial and legal advisors in evaluating, negotiating and recommending the terms of the merger agreement.

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  The fact that International Rectifier's stockholders have the right to demand appraisal of their shares in accordance with the procedures of Section 262 of the DGCL.

        The Board of Directors also considered a number of uncertainties and risks in its deliberations concerning the merger and the other transactions contemplated by the merger agreement, including the following (not necessarily in order of relative importance):

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  The fact that receipt of the all-cash merger consideration would be taxable to International Rectifier's stockholders that are treated as U.S. holders for U.S. federal income tax purposes.

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  The fact that International Rectifier's stockholders would forego the opportunity to realize the potential long-term value of the successful execution of International Rectifier's current strategy as an independent company.

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  The fact that under the terms of the merger agreement, International Rectifier is unable to solicit other acquisition proposals during the pendency of the merger.

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  The fact that, under specified circumstances, International Rectifier may be required to pay fees and expenses in the event the merger agreement is terminated and the effect this could have on International Rectifier, including:

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  The fact that the termination fee could discourage other potential acquirers from making a competing offer to acquire International Rectifier; although the Board of Directors believed that the termination fee was customary in amount and would not unduly deter any other party that might be interested in acquiring International Rectifier;

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  If the merger is not consummated, International Rectifier will be required to pay its own expenses associated with the merger agreement and the transactions contemplated thereby; and

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  The requirement that International Rectifier reimburse Infineon, Merger Sub and their respective affiliates for up to $15.00 million of its and its affiliates' expenses in connection with the merger agreement and the transactions contemplated thereby if the merger agreement is terminated as a result of the failure to obtain approval of International Rectifier's stockholders; although the Board of Directors concluded that this amount was customary and reasonable and this amount would be credited against any termination fees payable by International Rectifier.

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  The significant costs involved in connection with entering into and completing the merger and the substantial time and effort of management required to complete the merger, which may disrupt International Rectifier's business operations.

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  The restrictions on International Rectifier's conduct of business prior to completion of the merger, which could delay or prevent International Rectifier from undertaking business opportunities that may arise or taking other actions with respect to its operations, including, without limitation, pursuing certain acquisition opportunities that may arise.

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  The fact that the reverse termination fee is not available in all instances where the merger agreement is terminated.

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  The fact that, while International Rectifier expects the merger to be consummated if approved by International Rectifier's stockholders, there can be no assurance that all conditions to the parties' obligations to complete the merger will be satisfied.

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  The risk that the proposed merger might not be completed and the effect of the resulting public announcement of termination of the merger agreement on the trading price of International Rectifier's common stock.

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  The fact that, if the merger agreement is terminated, the market price of the common stock could be affected by many factors, including: (i) the reason or reasons for which the merger agreement was terminated and whether such termination resulted from factors adversely affecting International Rectifier; and (ii) the possible sale of common stock by short-term investors following an announcement that the merger agreement was terminated.

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  The fact that International Rectifier's business, sales operations and financial results could suffer in the event that the merger is not consummated and that International Rectifier's stock price would likely be adversely affected.

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  The fact that the announcement and pendency of the merger, or failure to complete the merger, may cause substantial harm to International Rectifier's relationships with its employees (including making it more difficult to attract and retain key personnel and the possible loss of key management, technical, sales or other personnel), vendors and customers and may divert employees' attention away from International Rectifier's day-to-day business operations.

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  The fact that International Rectifier's directors and executive officers may have interests in the merger that may be different from, or in addition to, those of International Rectifier's stockholders. For more information about such interests, see below under the heading "—Interests of the Directors and Executive Officers of International Rectifier in the Merger."

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  The risk that International Rectifier's prospects could change materially during the pendency of the proposed transaction, including in ways beneficial to International Rectifier, and the price per share under the merger agreement is fixed at $40.00 per share, regardless of such change.

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  The fact that the completion of the merger would require antitrust clearance in the U.S.A., Germany, Hungary, South Korea, Taiwan and Japan and the fact that CFIUS clearance is a condition to the merger.

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  The fact that Infineon is not obligated to propose, negotiate, commit to and effect, by consent decree, hold separate orders or otherwise, the sale, divesture, disposition, license of any assets, properties, businesses, products, product lines, rights, or services of Infineon, its subsidiaries or its affiliates, International Rectifier, or its subsidiaries, or any interest or interests therein; or otherwise take or commit to take actions that after the closing of the transactions contemplated by the merger agreement that would limit Infineon's freedom of action with respect to, or its or their ability to retain, one or more of the assets, properties, businesses, product lines, or services of Infineon, International Rectifier, or Infineon's subsidiaries or affiliates, or any interest or interests therein or; agree to take mitigation measures, if any, to obtain CFIUS clearance, other than specified mitigation measures.

        The Board of Directors believed that, overall, the potential benefits of the merger to International Rectifier's stockholders outweighed the risks and uncertainties of the merger.

        The foregoing discussion of factors considered by the Board of Directors is not intended to be exhaustive, but includes the material factors considered by the Board of Directors. In light of the variety of factors considered in connection with its evaluation of the merger, the Board of Directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determinations and recommendations. Moreover, each member of the Board of Directors applied his or her own business judgment to the process and may have given different weight to different factors. The Board of Directors did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. The Board of Directors based its recommendation on the totality of the mix of information presented.

Opinion of J.P. Morgan Securities LLC

        Pursuant to an engagement letter dated July 1, 2014, International Rectifier retained J.P. Morgan to serve as its financial advisor and to deliver a fairness opinion in connection with the proposed merger. At the meeting of the Board on August 19, 2014, J.P. Morgan rendered its oral opinion, subsequently confirmed in writing on August 20, 2014, to the Board that, as of such date and based upon and subject to the factors, assumptions, limitations and qualifications applicable to its opinion, the merger consideration to be paid to stockholders of International Rectifier in the proposed merger was fair, from a financial point of view, to such stockholders. No limitations were imposed by International Rectifier's Board of Directors upon J.P. Morgan with respect to the investigations made or procedures followed by it in rendering its opinions.

        The full text of the written opinion of J.P. Morgan, dated August 20, 2014, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached to this proxy statement as Annex B and incorporated herein by reference. Stockholders of International Rectifier are urged to read the opinion in its entirety. J.P. Morgan's opinion is addressed to the Board, is directed only to the merger consideration to be paid to the stockholders of International Rectifier in the merger, and does not constitute a recommendation to any stockholder of International Rectifier as to how such stockholder should vote. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion.

        In arriving at its opinion, J.P. Morgan, among other things:

  •
  reviewed the merger agreement;

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  reviewed certain publicly available business and financial information concerning International Rectifier and the industries in which it operates;

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  compared the proposed financial terms of the merger with the publicly available financial terms of certain transactions involving companies J.P. Morgan deemed relevant and the consideration paid for such companies;

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  compared the financial and operating performance of International Rectifier with publicly available information concerning certain other companies J.P. Morgan deemed relevant and reviewed the current and historical market prices of International Rectifier common stock and certain publicly traded securities of such other companies;

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  reviewed certain internal financial analyses and forecasts prepared by the management of International Rectifier relating to its business; and

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  performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of its opinion.

        J.P. Morgan also held discussions with certain members of the management of International Rectifier with respect to certain aspects of the merger, the past and current business operations of International Rectifier, the financial condition and future prospects and operations of International Rectifier, and certain other matters that J.P. Morgan believed necessary or appropriate to its inquiry.

        J.P. Morgan relied upon and assumed the accuracy and completeness of all information that was publicly available, or that was furnished to or discussed with J.P. Morgan by International Rectifier, or otherwise reviewed by or for J.P. Morgan, and J.P. Morgan has not independently verified (nor has J.P. Morgan assumed responsibility or liability for independently verifying) any such information or its accuracy or completeness. J.P. Morgan did not conduct and was not provided with any valuation or appraisal of any assets or liabilities, nor did J.P. Morgan evaluate the solvency of International Rectifier or Infineon under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to it or information derived therefrom, J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of International Rectifier to which such analyses or forecasts relate. J.P. Morgan expressed no view as to such analyses or forecasts or the assumptions on which they were based. J.P. Morgan also assumed that the merger and the other transactions contemplated by the merger agreement will be consummated as described in the merger agreement. J.P. Morgan also assumed that the representations and warranties made by International Rectifier and Infineon in the merger agreement and the related agreements were and will be true and correct in all respects material to its analysis. J.P. Morgan is not a legal, regulatory, or tax expert, and relied on the assessments made by advisors to International Rectifier with respect to such issues. J.P. Morgan assumed that all material governmental, regulatory, or other consents and approvals necessary for the consummation of the merger will be obtained without any adverse effect on International Rectifier or on the contemplated benefits of the merger.

        The projections furnished to J.P. Morgan for International Rectifier were prepared by International Rectifier management (for a more detailed discussion, see "—Certain Unaudited Prospective Financial Information" beginning on page 42). International Rectifier does not publicly disclose internal management projections of the type provided to J.P. Morgan in connection with J.P. Morgan's analysis of the merger, and such projections were not prepared with a view toward public disclosure. These projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of International Rectifier management, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in such projections.

        J.P. Morgan's opinion was necessarily based on economic, market, and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of such opinion. Subsequent developments may affect J.P. Morgan's opinion, and J.P. Morgan does not have any obligation to update, revise, or reaffirm such opinion. J.P. Morgan's opinion is limited to the fairness, from a financial point of view, of the merger consideration to be paid to the stockholders of International Rectifier in the proposed merger, and J.P. Morgan has expressed no opinion as to the fairness of the merger to, or any consideration of, the holders of any other class of securities, creditors or other constituencies of International Rectifier, or the underlying decision by International Rectifier to engage in the merger. J.P. Morgan expressed no opinion as to the amount or nature of any compensation to any officers, directors or employees of any party to the merger, or any class of such persons relative to the merger consideration to be paid to the stockholders of International Rectifier in the merger or with respect to the fairness of any such compensation.

        In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses utilized by J.P. Morgan in connection with providing its opinion. Certain of the financial analyses summarized below include information presented in tabular format. In order to fully understand J.P. Morgan's financial analyses, the tables must be read together with the text of the related summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of J.P. Morgan's financial analyses. Mathematical analyses, such as determining the arithmetic median, is not itself a meaningful method of using the selected company data.

  Public Trading Multiples

        Using publicly available information, including published equity research analysts' estimates, J.P. Morgan compared selected financial data of International Rectifier with similar data for selected publicly traded companies engaged in businesses which J.P. Morgan judged to be analogous to the business of International Rectifier or aspects thereof. The companies selected by J.P. Morgan were: ON Semiconductor Corporation ("ON Semiconductor"), Infineon, Fairchild Semiconductor International, Inc. ("Fairchild Semiconductor"), Diodes Incorporated ("Diodes"), Vishay Intertechnology, Inc. ("Vishay"), Microsemi Corporation ("Microsemi") and STMicroelectronics N.V. ("STMicroelectronics"). These companies were selected, among other reasons, because they operate businesses that are in the same industry and, in certain cases, share certain operational and financial characteristics with International Rectifier.

        For each selected company (and for International Rectifier), J.P. Morgan calculated the ratio of such company's expected earnings before interest, taxes, depreciation and amortization ("EBITDA"), based on published equity research analyst estimates (and for International Rectifier, based on published equity research analyst estimates and based on management estimates), for the twelve months ended December 31, 2015, and divided its Enterprise Value (as defined below) by its EBITDA ("EV/EBITDA"). For purposes of these analyses, a company's "Enterprise Value" was calculated as the fully diluted common equity value of such company as of August 18, 2014, plus the value of such company's indebtedness, minority interests and preferred stock, minus such company's cash, cash equivalents and short-term and long-term liquid investments. For purposes of calculating the EV/EBITDA ratio, EBITDA excluded amortization of acquired intangibles, stock-based compensation and other non-recurring items.

        The following table represents the results of this analysis:

Selected Group	CY2015E EV/EBITDA
International Rectifier	5.1x / 5.0x
ON Semiconductor	6.5x
Fairchild Semiconductor	5.9x
Diodes	5.7x
Vishay	3.1x
Microsemi	8.1x
STMicroelectronics	5.0x
Infineon	5.9x
Median	5.9x

        Based on the results of this analysis, J.P. Morgan selected an EV/EBITDA ratio reference range of 5.0x to 6.5x, and applied such reference range to International Rectifier's estimated EBITDA for the twelve months ended December 31, 2015, as estimated by International Rectifier management. This resulted in implied equity values of $26.50 to $31.75 per share, including International Rectifier's Gallium Nitride-based power device and battery business ("GaN / Battery business"), and $28.00 to $33.75 per share, excluding International Rectifier's GaN / Battery business (in each case, rounded to the nearest $0.25).

        For each selected company, and for International Rectifier, J.P. Morgan also calculated the multiple of the stock price of its common equity divided by the published equity research analyst estimates (and for International Rectifier, published equity research analyst estimates / management estimates) of earnings per share ("P/E Ratio") for the twelve months ended December 31, 2015.

        The following table represents the results of this analysis:

Selected Group	CY2015E P/E
International Rectifier	14.1x / 13.6x
ON Semiconductor	8.1x
Fairchild Semiconductor	12.8x
Diodes	12.1x
Vishay	12.6x
Microsemi	8.6x
STMicroelectronics	16.1x
Infineon	15.5x
Median	12.6x

        Based on the results of this analysis, J.P. Morgan selected a P/E Ratio reference range of 12.0x to 16.0x, and applied such reference range to International Rectifier's earnings per share estimates for the twelve months ended December 31, 2015 as provided by International Rectifier management. This resulted in implied equity values of $23.25 to $30.75 per share including International Rectifier's GaN / Battery business, and $26.25 to $34.75 per share, excluding International Rectifier's GaN / Battery business (in each case, rounded to the nearest $0.25).

        For each selected company, and for International Rectifier, J.P. Morgan also calculated the Enterprise Value divided by the tax-adjusted earnings before interest ("Unlevered P/E Ratio"), based on published equity research analyst estimates (and for International Rectifier, published equity research analyst estimates and management estimates) for the twelve months ended December 31, 2015. For purposes of calculating the Unlevered P/E ratio, earnings before interest excluded amortization of acquired intangibles, stock-based compensation and other non-recurring items.

        The following table represents the results of this analysis:

Selected Group	CY2015E Unl. P/E
International Rectifier	10.2x / 9.2x
ON Semiconductor	9.5x
Fairchild Semiconductor	12.0x
Diodes	11.8x
Vishay	7.2x
Microsemi	10.8x
STMicroelectronics	15.7x
Infineon	11.9x
Median	11.8x

        Based on the results of this analysis, J.P. Morgan selected an Unlevered P/E Ratio reference range of 9.0x to 12.0x, and applied such reference range to International Rectifier earnings before interest per share for the twelve months ended December 31, 2015, as provided by International Rectifier management. This resulted in implied equity values of $26.00 to $32.00 per share including International Rectifier's GaN / Battery business, and $28.25 to $35.00 per share, excluding International Rectifier's GaN / Battery business (in each case, rounded to the nearest $0.25).

  Selected Transaction Analysis

        Using publicly available information, J.P. Morgan examined selected sales transactions involving selected companies engaged in businesses which J.P. Morgan judged to be analogous to the business of International Rectifier or aspects thereof. For each of the selected transactions, J.P. Morgan started with the target company's one year forward EBITDA ("1-YR FWD EBITDA"), based on published equity research analyst estimates, and divided the Enterprise Value of such target company by such 1-YR FWD EBITDA ("Transaction Multiple"). Specifically, J.P. Morgan reviewed the following transactions:

Acquiror	Target	Month / Year Announced	Transaction Multiples
Hittite Microwave Corporations	Analog Devices, Inc.	June 2014	14.2x
Aeroflex Holding Corp.	Cobham plc	May 2014	10.4x
Integrated Memory Logic Limited	Exar Corporation	April 2014	5.6x
TriQuint Semiconductor, Inc.	RF Micro Devices, Inc.	February 2014	9.4x
Symmetricom, Inc.	Microsemi	October 2013	10.6x
BCD Semiconductor Manufacturing Limited	Diodes	December 2012	6.0x
Standard Microsystems Corporation	Microchip Technology Incorporated	May 2012	8.6x
Gennum Corporation	Semtech Corporation	January 2012	9.1x
Zarlink Semiconductor Inc.	Microsemi	September 2011	10.0x
National Semiconductor Corporation	Texas Instruments Incorporated	April 2011	10.6x

        Based on the results of this analysis, J.P. Morgan selected a Transaction Multiple reference range of 8.0x to 11.0x. J.P. Morgan then applied this reference range to International Rectifier's 1-YR FWD EBITDA, based on International Rectifier management estimates, including International Rectifier's GaN / battery business, and arrived at an estimated range of equity values for International Rectifier's common stock of between $33.50 and $43.00 per share (rounded to the nearest $0.25).

  Discounted Cash Flow Analysis

        J.P. Morgan conducted a discounted cash flow analysis for the purpose of determining the fully diluted equity value per share for International Rectifier common stock. Discounted cash flow analysis is a method of evaluating an asset using estimates of the future unlevered after-tax free cash flows generated by the asset, and taking into consideration the time value of money with respect to those future cash flows by calculating their "Present Value." The "Unlevered Free Cash Flows" refers to a calculation of the future cash flows of an asset without including in such calculation any debt servicing costs. "Present Value" refers to the current value of one or more future cash payments from the asset, which is referred to as that asset's cash flows, and is obtained by discounting those cash flows back to the present. "Terminal Value" refers to the capitalized value of all cash flows from an asset for periods beyond the final forecast period. In performing this analysis, J.P. Morgan used the Unlevered Free Cash Flows that International Rectifier is projected to generate during fiscal years 2015 through 2024 based on International Rectifier management estimates. Based on International Rectifier management's estimate of a 3.0% terminal value growth rate in the industry in which International Rectifier operates, J.P. Morgan also calculated a range of Terminal Values of International Rectifier by applying a terminal value growth rate ranging from 2.5% to 3.5% to the unlevered free cash flow of the final year of the ten year period. The Unlevered Free Cash Flows and the range of Terminal Values were then discounted to present values using a range of discount rates from 11.0% to 13.0%, which were chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of International Rectifier, which included an analysis of the companies listed under the "Public Trading Multiples" described above. Based on the results of this analysis, J.P. Morgan arrived at an estimated range of equity values for International Rectifier common stock of between $35.00 and $45.00 per share, including International Rectifier's GaN / Battery business, and $33.25 to $41.00 per share, excluding International Rectifier's GaN / Battery business (in each case, rounded to the nearest $0.25).

  Other Information

        J.P. Morgan also noted that the 52-week trading range of International Rectifier common stock ending on August 18, 2014 ranged from a low of $22.91 to a high of $28.72, and that the price targets set by six published equity research analysts covering International Rectifier ranged from $22.00 to $33.00.

J.P. Morgan noted that historical stock trading and analyst price targets analyses are not valuation methodologies, but were presented merely for informational purposes.

        The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. In arriving at its opinion, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it, and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, J.P. Morgan considered the totality of the factors and analyses performed in determining its opinion. Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan's analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold. None of the selected companies reviewed as described in the above summary is identical to International Rectifier, and none of the selected transactions reviewed was identical to the merger. However, the companies selected were chosen because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan's analysis, may be considered similar to those of International Rectifier. The transactions selected were similarly chosen because their participants, size and other factors, for purposes of J.P. Morgan's analysis, may be considered similar to the merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to International Rectifier and the transactions compared to the merger.

        As part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. J.P. Morgan was selected to deliver an opinion to International Rectifier's Board with respect to the merger on the basis of such experience and its familiarity with International Rectifier.

        For services rendered in connection with the merger, International Rectifier has agreed to pay J.P. Morgan a fee equal to $30 million, $25 million of which will become payable only if the proposed merger or similar transaction is consummated. In addition, International Rectifier has agreed to reimburse J.P. Morgan for its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify J.P. Morgan against certain liabilities, including liabilities arising under the federal securities laws. During the two years preceding the date of J.P. Morgan's written opinion, neither J.P. Morgan nor its affiliates has had any material financial advisory relationships or other material commercial or investment banking relationships with Infineon, or received any fees in connection with any material financial advisory relationships or other material commercial or investment banking relationships with International Rectifier. J.P. Morgan's commercial banking affiliate is a lender under outstanding credit facilities of International Rectifier, for which it receives customary compensation or other financial benefits.

        During the first half of 2014, as a part of J.P. Morgan's discussions with multiple industry participants regarding a range of potential transactional opportunities, and prior to International Rectifier's engagement of J.P. Morgan in connection with the proposed merger, representatives of J.P. Morgan based in Europe were aware through discussions with Infineon management that Infineon was considering a number of potential acquisition candidates, including International Rectifier, and provided Infineon management with analyses with respect to International Rectifier, (showing possible valuation ranges above and below those summarized above) based solely on public information. J.P. Morgan was not retained by Infineon in connection with any potential acquisition of International Rectifier by Infineon and the J.P. Morgan representatives who had discussions with Infineon regarding International Rectifier did not participate in the J.P. Morgan team that advised International Rectifier in connection with the proposed merger.

        In addition, in the ordinary course of their businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities of International Rectifier or Infineon for their own accounts or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.

Certain Unaudited Prospective Financial Information

        International Rectifier does not, as a matter of course, make public long-term projections as to future revenues, earnings or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, International Rectifier is including in this proxy statement certain unaudited prospective financial information regarding International Rectifier's anticipated future operations that were provided to J.P. Morgan in connection with the rendering of J.P. Morgan's fairness opinion to the Board of Directors and in performing its related financial analyses, as described above under the heading "—Opinion of J.P. Morgan Securities LLC" as well as certain unaudited prospective financial information provided to Infineon in connection with its due diligence review of International Rectifier.

        In December 2013, as part of International Rectifier developing its long-term plan for its businesses, International Rectifier's management prepared and presented to the Board of Directors unaudited prospective financial information for the period 2015 through 2024 reflected below (the "LTP Forecasts"). The LTP Forecasts included below are presented both including the estimated financial results of International Rectifier's Gallium Nitride-based power device and battery business, which we refer to as LTP Forecasts (including GaN & Battery), and excluding the estimated financial results of International Rectifier's Gallium Nitride-based power device and battery business, which we refer to LTP Forecasts (excluding GaN & Battery). The LTP Forecasts were provided to J.P. Morgan in connection with the rendering of J.P. Morgan's fairness opinion to the Board of Directors and in performing its related financial analyses, as described above under the heading "—Opinion of J.P. Morgan Securities LLC".

        In July 2014, management updated the unaudited prospective financial information for the period 2015 through 2017 included in the LTP Forecasts (including GaN & Battery) to reflect management's revised outlook for the businesses of International Rectifier based on International Rectifier's financial results for the six months ended June 27, 2014. The updated unaudited prospective financial information for the period 2015 through 2017, which are reflected below (the "2015-2017 Updated Forecasts") was provided to Infineon in connection with its due diligence review of International Rectifier.

        The LTP Forecasts and the 2015-2017 Updated Forecasts are being included in this proxy statement solely to give International Rectifier's stockholders access to certain financial projections that were made available to J.P. Morgan and Infineon and is not being included in this proxy statement to influence an International Rectifier stockholder's decision whether to vote its shares of common stock in favor of adopting the merger agreement or for any other purpose. Neither the LTP Forecasts nor the 2015-2017 Updated Forecasts was developed with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial data, published guidelines of the SEC regarding forward-looking statements or GAAP. The LTP Forecasts and the 2015-2017 Updated Forecasts constitute forward-looking statements, which are described in "FORWARD-LOOKING STATEMENTS" beginning on page 19.

        All of the LTP Forecasts and the 2015-2017 Updated Forecasts provided below were prepared by the management of International Rectifier and treat International Rectifier on a standalone basis, without giving effect to the merger and as if the merger had not been contemplated by International Rectifier. Neither Ernst & Young LLP, International Rectifier's independent registered public accounting firm, nor any other independent registered public accounting firm provided any assistance in preparing the LTP Forecasts or the 2015-2017 Updated Forecasts. Accordingly, neither Ernst & Young LLP nor any other independent registered public accounting firm has examined, compiled or otherwise performed any procedures with respect to the LTP Forecasts or the 2015-2017 Updated Forecasts or expressed any opinion or given any other form of assurance with respect thereto, and they assume no responsibility for the information contained in the LTP Forecasts or the 2015-2017 Updated Forecasts. The Ernst & Young LLP reports included in International Rectifier's Annual Report on Form 10-K for the fiscal year ended June 29, 2014 relate solely to the historical financial information of International Rectifier and to an assessment of International Rectifier's internal control over financial reporting. Such reports do not extend to the LTP Forecasts or the 2015-2017 Updated Forecasts and should not be read to do so.

        By including the LTP Forecasts and the 2015-2017 Updated Forecasts in this proxy statement, neither International Rectifier nor any of its representatives has made or makes any representation to any person regarding the ultimate performance of International Rectifier, Infineon, or any of their affiliates compared to the information contained in the LTP Forecasts or the 2015-2017 Updated Forecasts.

        International Rectifier has made no representation or warranty to Infineon in the merger agreement or otherwise, concerning the LTP Forecasts and the 2015-2017 Updated Forecasts.

        The assumptions and estimates underlying he LTP Forecasts and the 2015-2017 Updated Forecasts, all of which are difficult to predict and many of which are beyond the control of International Rectifier, may not be realized. There can be no assurance that the underlying assumptions will prove to be accurate or that the forecasted results will be realized, and actual results likely will differ, and may differ materially, from those reflected in the LTP Forecasts or the 2015-2017 Updated Forecasts, whether or not the merger is completed.

        As noted above, the LTP Forecasts and the 2015-2017 Updated Forecasts summarized in this section were prepared at the times described above and, except as noted, have not been updated to reflect any changes since the date of the merger agreement or any actual results of operations of International Rectifier since their preparation. International Rectifier undertakes no obligation, except as required by law, to update or otherwise revise the LTP Forecasts or the 2015-2017 Updated Forecasts to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error, or to reflect changes in general economic or industry conditions.

        In light of the foregoing factors and the uncertainties inherent in the LTP Forecasts and the 2015-2017 Updated Forecasts and International Rectifier's long-term operating plan, stockholders are cautioned not to place undue, if any, reliance on such forecasts.

  LTP Forecasts (including GaN & Battery)

	Year Ended June 29 (in millions)
	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024
Revenue	$1207	$1311	$1533	$1631	$1745	$1849	$1961	$2082	$2218	$2375
EBITDA(1)	$239	$313	$379	$407	$432	$464	$506	$533	$564	$600
Free Cash Flow(2)	$98	$162	$166	$210	$220	$241	$267	$282	$299	$320

(1)
Defined as earnings before interest, taxes, depreciation and amortization

(2)
Defined as earnings before interest, amortization and taxes, plus depreciation, less capital expenditures, less stock based compensation (net of tax), less changes in net working capital.

  LTP Forecasts (excluding GaN & Battery)

	Year Ended June 29 (in millions)
	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024
Revenue	$1203	$1293	$1493	$1565	$1644	$1719	$1791	$1860	$1923	$1980
EBITDA(1)	$264	$335	$395	$413	$423	$445	$470	$486	$501	$516
Free Cash Flow(2)	$119	$182	$182	$219	$218	$231	$247	$256	$265	$275

(1)
Defined as earnings before interest, taxes, depreciation and amortization

(2)
Defined as earnings before interest, amortization and taxes, plus depreciation, less capital expenditures, less stock based compensation (net of tax), less changes in net working capital.

  2015-2017 Updated Forecasts (including GaN & Battery)

	Year Ended June 29 (in millions)
	2015	2016	2017
Revenue	$1243	$1370	$1533
EBITDA(1)	$251	$322	$371

(1)
Defined as earnings before interest, taxes, depreciation and amortization

Interests of the Directors and Executive Officers of International Rectifier in the Merger

        When considering the recommendation of the Board of Directors that you vote to approve the proposal to adopt the merger agreement, you should be aware that some of our directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our stockholders generally, as more fully described below. The Board of Directors was aware of and considered these interests, among other matters, in evaluating the merger agreement and the merger and recommending that the merger agreement be adopted by the stockholders of International Rectifier.

  Treatment of Director and Executive Officer International Rectifier Equity

  Vested Equity Interests of International Rectifier's Non-Employee Directors and Executive Officers

        The following table sets forth the number of shares of International Rectifier common stock and the number of shares of International Rectifier common stock underlying stock options currently held by each of International Rectifier's executive officers and non-employee directors, in each case that either are currently vested or that are scheduled to vest before the effective time of the merger, assuming that the effective time of the merger occurs December 31, 2014, whether or not the merger is completed by that date. The table also sets forth the values of these shares and vested stock options based on the $40.00 per share merger consideration (minus, in the case of options, the applicable exercise price for the options). No new shares of International Rectifier common stock or stock options were granted to any executive officer or non-employee director in contemplation of the merger.

Name	Shares Held (#)(1)	Shares Held ($)	Vested Options (#)	Vested Options ($)	Total ($)
Robert S. Attiyeh	50,249	2,009,960	0	0	2,009,960
Mary B. Cranston	21,249	849,960	0	0	849,960
Richard J. Dahl	87,749	3,509,960	0	0	3,509,960
Dwight W. Decker	80,249	3,209,960	0	0	3,209,960
Didier Hirsch	21,103	844,120	13,334	230,412	1,074,532
Thomas A. Lacey	24,449	977,960	0	0	977,960
James D. Plummer	50,249	2,009,960	0	0	2,009,960
Barbara L. Rambo	21,249	849,960	0	0	849,960
Rochus E. Vogt	86,249	3,449,960	0	0	3,449,960
Oleg Khaykin	193,612	7,744,480	0	0	7,744,480
Ilan Daskal	17,357	694,280	0	0	694,280
Gary Tanner	8,483	339,320	33,334	661,680	1,001,000
Michael Barrow	31,837	1,273,480	0	0	1,273,480
Adam White	47,168	1,886,720	25,000	525,750	2,412,470
Timothy E. Bixler	18,670	746,800	0	0	746,800

(1)
Includes shares directly held and shares that will become held by non-employee directors and executive officers due to the vesting and settlement of equity awards as of December 31, 2014.

  Treatment of Stock Options

        As of September 18, 2014, there were 145,000 outstanding stock options held by non-employee directors and executive officers of International Rectifier, of which 73,332 were unvested stock options as of that date. As of the effective time of the merger, each outstanding stock option to purchase shares of International Rectifier common stock, whether or not vested, will be canceled and converted into the right to receive (in full satisfaction of the rights of the holder) an amount in cash (subject to any applicable withholding) equal to the product of (i) the total number of shares of International Rectifier common stock subject to the option (whether or not vested) as of the effective time of the merger and (ii) the amount, if any, by which $40.00 exceeds the exercise price per share of International Rectifier common stock underlying the stock option, which we refer to as the "spread value". Assuming a closing date of December 31, 2014, Mr. Tanner will be the only executive officer and Mr. Hirsch will be the only non-employee director who will hold unvested stock options and those unvested options will have a spread value equal to $1,323,320 and $115,188, respectively. For more information, please see the discussion under the caption "—Summary of International Rectifier Equity Awards to Vest or be Settled Upon Completion of the Merger" below and the discussion under the caption "PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT—Treatment of Outstanding Equity Awards."

  Treatment of Time-Based Vesting Restricted Stock Units

        As of September 18, 2014, there were 365,540 outstanding RSUs held by non-employee directors and executive officers of International Rectifier. As of the effective time of the merger, each RSU held by a non-employee director or executive officer will be converted into the right to receive (in full satisfaction of the rights of the holder) an amount in cash (subject to any applicable withholding) equal to the product of (i) the total number of shares of International Rectifier subject to such RSU as of the effective time of the merger and (ii) $40.00. For more information, please see the discussion under the caption "—Summary of International Rectifier Equity Awards to Vest or be Settled Upon Completion of the Merger" below and the discussion under the caption "PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT—Treatment of Outstanding Equity Awards."

  Treatment of Performance-Based Restricted Stock Units

        As of September 18, 2014, there were 992,165 outstanding PSUs held by executive officers of International Rectifier. As of the effective time of the merger, each outstanding PSU will either vest or be forfeited, as applicable (regardless of whether there is any continuing service condition), based on the achievement of the applicable performance goals, using the per share merger consideration as the "average share price" or "final average share price" and the closing date as the "vesting date." Each vested PSU will be canceled and the holder of the vested PSU will receive (in full satisfaction of the rights of the holder) an amount in cash (subject to any applicable withholding) equal to the product of (i) the total number of shares of International Rectifier common stock subject to such vested PSU as of the effective time of the merger and (ii) $40.00. For more information, please see the discussion under the caption "—Summary of International Rectifier Equity Awards to Vest or be Settled Upon Completion of the Merger" below and the discussion under the caption "PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT—Treatment of Outstanding Equity Awards."

  Summary of International Rectifier Equity Awards to Vest or be Settled Upon Completion of the Merger

        The following table sets forth the number and value of unvested stock options, RSUs and PSUs held by executive officers and non-employee directors of International Rectifier that would vest or be settled upon the consummation of the merger, assuming (i) that the merger closes on December 31, 2014 and (ii) a per share price of $40.00.

Name	RSUs Held (#)(1)	RSUs Held ($)	PSUs Held (#)	PSUs Held ($)	Unvested Stock Options Held (#)	Unvested Stock Options Held ($)
Robert S. Attiyeh	3,060	122,400	0	0	0	0
Mary B. Cranston	3,060	122,400	0	0	0	0
Richard J. Dahl	3,060	122,400	0	0	0	0
Dwight W. Decker	3,060	122,400	0	0	0	0
Didier Hirsch	3,060	122,400	0	0	6,666	115,188
Thomas A. Lacey	3,060	122,400	0	0	0	0
James D. Plummer	3,060	122,400	0	0	0	0
Barbara L. Rambo	3,060	122,400	0	0	0	0
Rochus E. Vogt	3,060	122,400	0	0	0	0
Oleg Khaykin	156,000	6,240,000	500,650	20,026,000	0	0
Ilan Daskal	39,000	1,560,000	114,290	4,571,600	0	0
Gary Tanner	44,000	1,760,000	86,690	3,467,600	66,666	1,323,320
Michael Barrow	37,000	1,480,000	111,100	4,444,000	0	0
Adam White	39,000	1,560,000	114,290	4,571,600	0	0
Timothy E. Bixler	23,000	920,000	65,145	2,605,800	0	0

(1)
RSUs were granted to non-employee directors following the execution of the merger agreement pursuant to the previously approved program for annual grants of equity awards to non-employee directors.

  Employment Agreement and Severance Agreements

        At the time of his becoming a director and executive officer of International Rectifier, Oleg Khaykin entered into an employment agreement with International Rectifier. International Rectifier's other executive officers, at the time they became executive officers of International Rectifier, whether at the time of their hiring or when promoted to be executive officers; entered into severance agreements, each of which contain substantially similar change in control provisions. The agreements with Mr. Khaykin and International Rectifier's other executive officers provide for certain payments and benefits to be made or provided to the executive officer upon a termination of employment by International Rectifier without "cause" or if the executive officer terminates employment with "good reason," in each case in connection with a change in control (which we refer to, in each case, as a qualifying termination of employment). For the purposes of these agreements, "good reason" generally includes a material reduction of authority, duties or responsibilities, a material diminution in base salary (and for executive officers other than Mr. Khaykin, a reduction in target bonus opportunity), a material change in the geographic location at which the executive must perform services, or any other material breach of the applicable agreement. Mr. Khaykin would also have "good reason" if he ceases to be a member of International Rectifier's board of directors following a change in control (and is willing and able to serve on International Rectifier's board of directors). At the request of International Rectifier and Infineon, in connection with International Rectifier entering into the merger agreement, each of the executive officers who is party to a severance agreement entered into a letter agreement agreeing to the amendments to his severance agreement described below.

  Employment Agreement with Oleg Khaykin

        Under the terms of Mr. Khaykin's employment agreement, if Mr. Khaykin has a qualifying termination of employment during the period beginning two months prior to and ending two years after a change in control of International Rectifier, Mr. Khaykin would be entitled to:

  •
  Accrued but unpaid compensation and benefits through the date of termination;

  •
  A severance benefit equal to two times the sum of his annual base salary and annual target bonus paid in a lump sum (on the basis of a target bonus percentage of not less than 100%);

  •
  Full vesting of outstanding equity awards; and

  •
  An excise tax "gross-up" in the event that any benefits he is entitled to receive are subject to excise taxes under Section 4999 of the Code in connection with a change in control of International Rectifier to put Mr. Khaykin in the same position as though those benefits had not been subject to those excise taxes, unless a reduction in his benefits by an amount up to 15% of the total benefits would avoid such excise taxes.

        Mr. Khaykin is required to provide a release of claims in order to receive any severance benefits in connection with a termination of his employment. Mr. Khaykin is also subject to a confidentiality covenant, a one year post-termination covenant not to solicit customers, employees or independent contractors and a six month post-termination non-competition covenant.

        The amount of the severance benefits that may become payable to Mr. Khaykin in connection with a qualifying termination in connection with the transaction are set forth below under the caption "—Merger-Related Compensation to Named Executive Officers of International Rectifier."

  Severance Agreements with Other Executive Officers

        Under the terms of the severance agreements with each of the executive officers other than Mr. Khaykin, if the executive officer has a qualifying termination of employment within two years following a change in control of International Rectifier, the executive officer would be entitled to:

  •
  Accrued but unpaid compensation and benefits through the date of termination;

  •
  A lump sum cash payment equal to one times the sum of the executive officer's annual rate of base salary and target bonus for the fiscal year in which the termination occurred;

  •
  A lump sum cash payment equal to a prorated portion of the executive's target bonus for the fiscal year in which the termination occurred (based on the number of whole months the executive officer was employed during the fiscal year of the termination divided by twelve);

  •
  Continued medical coverage for up to 18 months at the same expense to the executive officer as before the termination of employment;

  •
  Accelerated vesting of the time-based vesting portion of all then-outstanding equity awards and deferred compensation, nonqualified retirement benefits or similar plans of International Rectifier in which the executive officer participates; and

  •
  Reimbursement for outplacement services obtained within up to a nine month period following the executive officer's termination, up to a maximum of $50,000 (Mr. White is also entitled to reimbursement for relocation expense of up to $35,000 upon a termination of employment for any reason other than "cause" or voluntary resignation).

        In order to receive the forgoing severance benefits, the executive officer must agree to release International Rectifier from all claims arising out of his employment relationship. The executive officers are also subject to a confidentiality covenant and a one year post-termination covenant not to solicit customers, employees or independent contractors under his severance agreement.

        In addition to the severance benefits described above, the severance agreements with the executive officers provide an excise tax "gross-up" benefit to each of the executive officers (other than Mr. Tanner) in the event any of the executive officers' benefits are subject to excise taxes under Section 4999 of the Code in connection with a change in control of International Rectifier to put the executive officer in the same position as though those benefits had not been subject to those excise taxes; provided however, that if the present value of his total benefits is less than 345% of his applicable "base amount" (as defined under Section 280G), the executive officer's total benefits will be reduced by the minimum amount required to avoid such excise taxes. The severance agreements will also provide a tax "gross-up" benefit for each such executive officer (other than Mr. Tanner) in the event that the payments or benefits are subject to additional taxes under Section 409A of the Code. To the extent each such executive officer is entitled to gross-up payments relating to Section 280G and 409A of the Code, such gross-up payments are subject to an aggregate limit of $3.0 million.

        Mr. Tanner's severance agreement, entered into at the time he became an executive officer in 2013, provided that, in the event that the payments and benefits he would receive in connection with a change in control of International Rectifier would be subject to excise taxes under Section 4999 of the Code, such payments and benefits would be reduced by the minimum amount required to avoid such excise taxes. Prior to the execution of the merger agreement, Mr. Tanner's severance agreement was amended to provide that, in the event any payments made or benefits provided to Mr. Tanner in connection with a change in control of International Rectifier, including any payments or benefits under the severance agreement, become subject to excise tax, and any related interest or penalties, then the payments will be reduced (but not below zero) to the greatest amount which may be paid without Mr. Tanner becoming subject to the excise tax, but only to the extent the reduced amount would provide a greater after tax benefit to Mr. Tanner than an unreduced payment that would be subject to the excise tax.

  Change in Control Timing Waiver

        At the request of International Rectifier, each of the executive officers entered into a letter agreement pursuant to which they each agreed that for the purposes of his employment agreement or severance agreement, as applicable, a change in control would not be deemed to have occurred until the consummation of the merger, notwithstanding the definition in the employment agreement or severance agreement which provides for the change in control to occur at the time that International Rectifier's stockholders adopt the merger agreement. This waiver was entered into by executive officers in order to avoid the satisfaction of the "change in control" trigger at the time of stockholder approval, which will be prior to the time that the merger will be actually consummated.

  Amendments to the Severance Agreements

        In connection with International Rectifier entering into the merger agreement, each of the executive officers who is party to a severance agreement entered into a letter agreement (at the request of International Rectifier and Infineon) pursuant to which he agreed to amend his severance agreement to provide for (i) the severance benefits described above (with the value determined as of the closing date of the merger) to be paid upon the earlier of (A) the six month anniversary of the closing of the merger and (B) a qualifying termination of employment (which, for these purposes, includes death or disability) following the closing of the merger and (ii) the application of the 280G excise tax gross up provision (to the extent that the severance agreement provides for such a gross-up) regardless of whether the executive officer's employment is terminated on or after the closing of the merger. The executive officers who are party to a severance agreement, other than Mr. Daskal, also agreed, at the request of International Rectifier and Infineon, to waive certain rights to resign for "good reason" during the six-month period immediately following the closing of the merger. By waiving the right to resign for "good reason" under certain circumstances, the executive officers who agreed to such waiver are agreeing that Infineon or one of its subsidiaries (including International Rectifier) may change certain of their duties and responsibilities following the closing of the merger and such executive officers will not have the right to resign and receive the severance benefits under the severance agreement during the first six months following the closing date.

        The Board of Directors approved the above amendments to the severance agreements described above at the request of Infineon. In the view of Infineon, these amendments would increase the likelihood of certain executive officers who maintain key customer relationships and certain executive officers who are critical to the transition remaining with International Rectifier during the period immediately following the closing of the merger. As such, these amendments were integral to Infineon's willingness to execute the merger agreement. The amendments (i) do not materially change the amount of benefits to be received by executive officers under the severance agreements, (ii) in certain cases, waive the impact of an event that may trigger the payment of severance under the severance agreements, (iii) were entered into after the purchase price, and therefore, the value to International Rectifier stockholders, was established under the merger agreement, and (iv) only apply to the extent that the merger is consummated. Accordingly, the Board of Directors determined that these amendments were in the best interests of International Rectifier's stockholders.

        The amount of the severance benefits that may become payable to the named executive officers (who are set forth below the caption "—Merger-Related Compensation to Named Executive Officers of International Rectifier") in connection with a qualifying termination in connection with the transaction are set forth under the caption "—Merger-Related Compensation to Named Executive Officers of International Rectifier." For Mr. Bixler, the severance amount (including benefits and outplacement) that would become payable pursuant to the terms of the severance agreement (as amended), assuming that the transaction closes on December 31, 2014 and that he experiences a qualifying termination of employment on that date, would be approximately $703,504 with a potential excise tax gross-up of approximately $1.9 million.

  Merger-Related Compensation to Named Executive Officers of International Rectifier

        In accordance with Item 402(t) of Regulation S-K, the table below entitled "Potential Change in Control Payments to Named Executive Officers" sets forth the compensation that is based on or otherwise relates to the transaction that will or may become payable to each of International Rectifier's named executive officers in connection with the merger. Please see the previous portions of this section for further information regarding this compensation.

        The amounts indicated in the table below titled "Potential Change in Control Payment to Named Executive Officers" are estimates of the amounts that would be payable assuming, solely for purposes of this table, that the merger is consummated on December 31, 2014, and each of the named executive officers has a qualifying termination of employment on that date. As described below, some of the amounts set forth in the table would be payable by virtue of the consummation of the merger ("single-trigger" payments) or by virtue of remaining employed through a specified date following the consummation of the merger ("modified single-trigger" payments), while other amounts would be payable only upon a qualifying termination of employment that occurs in connection with the merger ("double-trigger" payments). In addition to the assumptions regarding the consummation date of the merger and termination of the employment of the named executive officers, these estimates are based on a number of other assumptions, including those described in the footnotes accompanying the table below. Accordingly, the ultimate values to be received by a named executive officer in connection with the merger may materially differ from the amounts set forth below.

Potential Change in Control Payments to Named Executive Officers

Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Tax Reimbursements ($)(4)	Other ($)	Total ($)
Oleg Khaykin	3,000,000	26,266,000	31,043	13,901,942	—	43,198,985
Ilan Daskal	768,750	6,131,600	81,043	3,000,000	—	9,981,393
Gary Tanner	717,500	6,550,920	85,142	—	—	7,353,562
Michael Barrow	731,850	5,924,000	71,377	3,000,000	—	9,727,227
Adam White	708,070	6,131,600	116,043	3,000,000	—	9,955,713

(1)
Cash:    The amounts in this column reflect the cash severance payment to which the named executive officers would be entitled based upon their respective employment agreement or severance agreement, as applicable. As described above, the payment for Mr. Khaykin consists of a lump-sum payment in an amount equal to two times the sum of his annual base salary and annual target bonus (on the basis of a target bonus percentage that is not less than 100%), payable in the month following the month in which Mr. Khaykin's separation from service occurs and the cash severance amounts pursuant to the severance agreements with the other named executive officers (as amended in connection with the merger) consist of a lump-sum payment in an amount equal to one times base and target bonus and a prorated portion of the target bonus based on the date that the transaction closes (which will be determined based on the number of days worked by the executive during the applicable fiscal year through the closing date (assumed to be December 31, 2014 for the purposes of this table), which pro-rata bonus on that basis is assumed to be $131,250 for Mr. Daskal, $122,500 for Mr. Tanner, $124,950 for Mr. Barrow and $120,890 for Mr. White) and will be payable on the earlier of (i) the six month anniversary of the closing of the merger, regardless of whether the named executive officer's employment terminates and (ii) a termination of the executive's employment without "cause", for "good reason" or due to death or disability during that six month period. All amounts set forth in the "Cash" column are subject to any applicable withholding. The payments to Mr. Khaykin are double-trigger as they will only be payable in the event of a qualifying termination of his employment (as described above) within two months before the merger or during the 24-month period following the merger. The payments to the other named executive officers are either double-trigger or modified single-trigger depending on whether the applicable named executive officer's employment is terminated prior to the date that is six months following the effective date of the merger.

(2)
Equity:    The amounts in this column reflect the value of the accelerated vesting of the named executive officers' unvested equity awards that would occur at the effective time of the merger, as provided by the merger agreement, by type of award. These payments are single-trigger in that such vesting and cash-out will occur upon consummation of the merger, whether or not such named executive officer's employment is terminated. Depending on when consummation of the merger occurs, certain awards that are currently unvested and disclosed in the table below may become vested in accordance with their terms without regard to the merger.

Name	Accelerated Stock Options ($)(a)	Accelerated RSUs ($)(b)	Accelerated PSUs ($)(c)	Total ($)
Oleg Khaykin	0	6,240,000	20,026,000	26,266,000
Ilan Daskal	0	1,560,000	4,571,600	6,131,600
Gary Tanner	1,323,320	1,760,000	3,467,600	6,550,920
Michael Barrow	0	1,480,000	4,444,000	5,924,000
Adam White	0	1,560,000	4,571,600	6,131,600

(a)
As of the effective time of the merger, each outstanding stock option to purchase shares of common stock, whether or not vested, will be canceled and converted into the right to receive (in full satisfaction of the rights of the holder) an amount in cash (subject to any applicable withholding) equal to the product of (i) the total number of shares of the common stock subject to the option (whether or not vested) as of the effective time of the merger and (ii) the amount, if any, by which $40.00 exceeds the exercise price per share of the common stock underlying the stock option.

(b)
As of the effective time of the merger, the vesting conditions or restrictions applicable to each time-based vesting RSU will lapse and each such RSU will be canceled and the holder of the RSU will receive (in full satisfaction of the rights of the holder) an amount in cash (subject to any applicable withholding) equal to the product of (i) the total number of shares of the common stock subject to such RSU as of the effective time of the merger and (ii) $40.00.

(c)
As of the effective time of the merger, each PSU will either vest or be forfeited at the effective time of the merger in accordance with its terms (irrespective of any applicable continuing service condition). All PSUs that vest in accordance with their terms will be canceled and the holder of the PSU will receive (in full satisfaction of the rights of the holder) an amount in cash (subject to any applicable withholding) equal to the product of (i) the total number of shares of the common stock subject to such vested PSU as of the effective time of the merger and (ii) $40.00. Based on the per share merger consideration, this table assumes that all outstanding PSUs held by named executive officers vest upon the effective time of the merger.
(3)
Perquisites/Benefits:    The amounts in this column reflect the value of medical, dental benefits and, for the named executive officers other than Mr. Khaykin, outplacement, to which the applicable named executive officers would be entitled under their employment agreement or severance agreement, as applicable. Under Mr. Khaykin's employment agreement, all of these amounts are attributable to a double trigger arrangement. Under the severance agreements (as amended in connection with the merger), all of the amounts are attributable to a double trigger or a modified single trigger arrangement (depending on whether the applicable named executive officer's employment is terminated prior to the date that is six months following the effective date of the merger). Mr. White is also entitled to up to $35,000 for relocation upon a termination of employment for any reason other than cause or voluntary resignation (a double trigger arrangement).

(4)
Tax Reimbursements:    Each of the named executive officers, other than Mr. Tanner, has a contractual right to excise tax gross-ups under the circumstances described above. The employment agreement with Mr. Khaykin and the severance agreements with the named executive officers other than Tanner (as amended in connection with the merger) provide for the applicability of the excise tax gross-up (to the extent triggered) regardless of whether there is a termination of employment (resulting in a single trigger arrangement). Under Mr. Tanner's amended severance agreement, in the event any payments made to Mr. Tanner in connection with a change in control of International Rectifier, including any payments under the amended severance agreement, become subject to the excise tax, and any related interest or penalties, then the payments will be reduced (but not below zero) to the greatest amount that may be paid without Mr. Tanner becoming subject to the excise tax, but only to the extent the reduced amount would provide a greater after tax benefit to Mr. Tanner than an unreduced payment that would be subject to the excise tax.

Indemnification and Insurance of Directors and Executive Officers

          In the merger agreement, the surviving corporation agrees that it will, and Infineon agrees to cause the surviving corporation to indemnify and hold harmless, and advance expenses to, the present and former directors or officers of International Rectifier and its subsidiaries for services performed at the request of International Rectifier or any of subsidiaries at or prior to the effective time of the merger whether asserted or claimed at or after the effective time of the merger.

          The merger agreement also provides that prior to the effective time of the merger, International Rectifier may obtain, and if International Rectifier is unable to, Infineon shall cause the surviving corporation to obtain as of the effective time of the merger, a six year "tail" insurance policies for the extension of directors' and officers' liability and fiduciary liability insurance policies for a claims reporting or discovery period of six years from and after the effective time of the merger from an insurance carrier with the same or better credit rating as International Rectifier's current insurance carrier with respect to these types of insurance with terms, conditions, retentions and limits of liability that are at least as favorable as International Rectifier's existing policies. International Rectifier's ability to purchase a "tail" policy is subject to a cap on the premium equal to 500% of the annual premiums currently paid by International Rectifier for its existing directors' and officers' liability insurance and fiduciary insurance. If International Rectifier and the surviving corporation for any reason do not obtain a "tail" policy prior to the effective time of the merger, for at least six years after the effective time of the merger, (i) Infineon will cause the surviving corporation and its other subsidiaries to maintain in full force and effect, on terms, conditions, retentions and limits of liability as least as favorable as provided in International Rectifier's liability insurance and fiduciary insurance policies maintained by International Rectifier as of the date of the merger agreement and (ii) Infineon will cause the surviving corporation to use reasonable best efforts to purchase comparable insurance for such six-year period with terms, conditions, retentions and limits of liability that are at least as favorable as provided in International Rectifier's existing policies as of the date of the merger agreement. The "tail" policy will cover claims arising from facts, events, acts or omissions that occurred at or prior to the effective time of the merger, including the transactions contemplated in the merger agreement. The obligation of Infineon or surviving corporation, as applicable, is subject to an annual premium cap of 300% of annual premiums currently paid by International Rectifier for such insurance, but Infineon or surviving corporation will a policy with the greatest coverage available for a cost not exceeding such amount. Please see "PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT—Indemnification and Insurance" section for additional information.

Financing of the Merger

          The obligation of Infineon and Merger Sub to consummate the merger is not subject to any financing condition. We anticipate that the total amount of funds necessary to complete the merger, including to pay our stockholders the amounts due to them under the merger agreement and to make payments in respect of International Rectifier's outstanding equity-based awards pursuant to the merger agreement and to pay transaction fees and expenses, will be funded through (i) the use of cash on hand from the combined balance sheet of Infineon and International Rectifier and (ii) two "funds certain" term loan credit facilities in the amounts of €800,000,000 and $934,290,000 (equivalent to approximately $2.0 billion in the aggregate as of August 20, 2014) (the "Facilities") that Infineon entered into concurrently with the execution of the merger agreement.

          Funds under the Facilities will be made available to Infineon following the satisfaction of certain conditions precedent for the purpose of financing Infineon's payment obligations under the merger agreement. Up to the full amount of the Facilities is expected to be funded to complete the merger.

          The obligations of the lenders to make funds under the Facilities available to Infineon are subject to the satisfaction of certain conditions precedent (other than those conditions precedent which have already been satisfied) which are customary for facilities of this type, including the following:

  •
  delivery to the lenders of a certificate from Infineon confirming that all conditions to the closing of the merger as described in the merger agreement have been fulfilled or waived (other than those that will be fulfilled at the closing);

  •
  delivery to the lenders of a copy of the resolution of the Board of Directors of International Rectifier approving the merger;

  •
  compliance by Infineon with certain covenants contained in the Facilities; and

  •
  payment of all fees payable to the lenders which are due on or before the first utilization of the Facilities.

Closing and Effective Time of the Merger

        The closing of the merger will take place on the fifth business day following the satisfaction or waiver of all conditions to closing of the merger (described below under of "PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT—Conditions to the Closing of the Merger") (other than those conditions that by their nature are to be satisfied at the closing of the merger)). The merger will become effective upon the filing of the certificate of merger, or at such later time or date as the parties shall agree and specify in the certificate of merger in accordance with applicable law.

Appraisal Rights

        If the merger agreement is adopted by International Rectifier stockholders and the merger is completed, stockholders who do not vote in favor of the adoption of the merger agreement will have the right to seek appraisal and receive the judicially determined "fair value" of their shares of International Rectifier common stock in lieu of receiving the merger consideration, but only if they perfect their appraisal rights by complying with the required procedures under Section 262 of the DGCL, which we refer to as Section 262.

        Section 262 of the DGCL is reprinted in its entirety as Annex C to this proxy statement. Set forth below is a summary description of Section 262 of the DGCL. The following summary describes the material aspects of Section 262 of the DGCL and the law relating to appraisal rights, and is qualified in its entirety by reference to Annex C. The following summary does not constitute any legal or other advice nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262. Failure to comply strictly with the procedures set forth in Section 262 of the DGCL may result in the loss of appraisal rights.

        Only a holder of record of shares of International Rectifier common stock is entitled to demand appraisal rights for the shares registered in that holder's name. A person having a beneficial interest in shares of common stock of International Rectifier held of record in the name of another person, such as a bank, broker or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights. If you hold your shares of International Rectifier common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or the other nominee.

        Under Section 262, holders of shares of common stock of International Rectifier who do not vote in favor of the adoption of the merger agreement, who continuously are the record holders of such shares through the effective time of the merger, and who otherwise follow the procedures set forth in Section 262 will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the "fair value" of the shares of International Rectifier common stock if the merger is completed, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest to be paid upon the amount determined to be fair value, if any, as determined by the court.

        Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement constitutes International Rectifier's notice to its stockholders that appraisal rights are available in connection with the merger, and the full text of Section 262 is attached to this proxy statement as Annex C. In connection with the merger, any holder of common stock of International Rectifier who wishes to exercise appraisal rights, or who wishes to preserve such holder's right to do so, should review Annex C carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner may result in the loss of appraisal rights under the DGCL. A stockholder who loses his, her or its appraisal rights will be entitled to receive the merger consideration described in the merger agreement. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of common stock, International Rectifier believes that if a stockholder considers exercising such rights, such stockholder should seek the advice of legal counsel.

        Stockholders wishing to exercise the right to seek an appraisal of their shares of International Rectifier common stock in accordance with Section 262 of the DGCL must do ALL of the following:

  •
  The stockholder must not vote in favor of the proposal to adopt the merger agreement. Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the merger agreement, a stockholder who submits a proxy and who wishes to exercise appraisal rights must vote against the adoption of the merger agreement or abstain from voting its shares (without expressly directing that the stockholder's shares of International Rectifier common stock be voted against the adoption of the merger agreement or without abstaining, the stockholder will effectively waive the stockholder's appraisal rights with respect to shares represented by the proxy);

  •
  The stockholder must deliver to International Rectifier a written demand for appraisal before the vote on the merger agreement at the special meeting;

  •
  The stockholder must continuously hold the shares from the date of making the demand through the effective time of the merger. A stockholder will lose appraisal rights if the stockholder transfers the shares before the effective time of the merger; and

  •
  The stockholder or the surviving company must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the effective time of the merger. The surviving company is under no obligation to file any petition and has no intention of doing so.

  Filing Written Demand

        Any holder of common stock of International Rectifier wishing to exercise appraisal rights must deliver to International Rectifier, before the vote on the adoption of the merger agreement at the special meeting at which the proposal to adopt the merger agreement will be submitted to the stockholders, a written demand for the appraisal of the stockholder's shares, and that stockholder must not vote or submit a proxy in favor of the adoption of the merger agreement or a proxy that does not contain voting instructions. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the adoption of the merger agreement or abstain from voting on the adoption of the merger agreement.

        Neither voting against the adoption of the merger agreement nor abstaining from voting or failing to vote on the proposal to adopt the merger agreement will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the adoption of the merger agreement. A stockholder's failure to make the written demand prior to the taking of the vote on the adoption of the merger agreement at the special meeting of International Rectifier's stockholders will constitute a waiver of appraisal rights.

        A holder of shares of common stock of International Rectifier wishing to exercise appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective time of the merger. Appraisal rights will be lost if the shares of common stock of International Rectifier are transferred prior to the effective time of the merger.

        Only a holder of record of shares of International Rectifier common stock is entitled to demand appraisal rights for the shares registered in that holder's name. A demand for appraisal in respect of shares of common stock of International Rectifier should be executed by or on behalf of the holder of record, fully and correctly, as the holder's name appears on the holder's stock certificates, should specify the holder's name and must reasonably inform International Rectifier of the identity of the holder and state that the person intends thereby to demand appraisal of the holder's shares in connection with the merger. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner, and if the shares are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners. If the shares are held in "street name" by a bank, broker or other nominee, the bank, broker or other nominee may exercise appraisal rights with respect to the shares held for one or more beneficial owners while not exercising the rights with respect to the shares held for other beneficial owners; in such case, however, the written demand should set forth the number of shares as to which appraisal is ought and where no number of shares is expressly mentioned the demand will be presumed to cover all shares of common stock of International Rectifier held in the name of the record owner.

        STOCKHOLDERS WHO HOLD THEIR SHARES IN BROKERAGE OR BANK ACCOUNTS OR OTHER NOMINEE FORMS, AND WHO WISH TO EXERCISE APPRAISAL RIGHTS, SHOULD CONSULT WITH THEIR BROKERS, BANKS AND NOMINEES, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BROKER, BANK OR OTHER NOMINEE HOLDER TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BROKER, BANK OR OTHER NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.

        All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:

International Rectifier Corporation
101 North Sepulveda Boulevard
El Segundo, California 90245
Attention: Corporate Secretary

        At any time within 60 days after the effective time of the merger, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the consideration offered pursuant to the merger agreement by delivering to International Rectifier a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the effective time of the merger will require written approval of the surviving corporation. If the surviving corporation, does not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to any stockholder who properly withdraws or ceases such stockholder's right to appraisal in accordance with the first sentence of this paragraph, if the Delaware Court of Chancery does not approve the dismissal of the stockholder to an appraisal proceeding, or if rights to appraisal otherwise cease, the stockholder will be entitled to receive only the appraised fair value determined in any such appraisal proceeding plus interest, if any, which fair value could be less than, equal to or more than the consideration being offered pursuant to the merger agreement. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just, provided however, that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger within 60 days after the effective time of the merger.

  Notice by the Surviving Corporation

        If the merger is completed, within ten days after the effective time of the merger, the surviving corporation will notify each holder of common stock of International Rectifier who has made a written demand for appraisal pursuant to Section 262, and who has not voted in favor of the adoption of the merger agreement, that the merger has become effective and the effective date thereof.

  Filing a Petition for Appraisal

        Within 120 days after the effective time of the merger, but not thereafter, the surviving corporation or any holder of common stock of International Rectifier who has complied with Section 262 and is entitled to appraisal rights under Section 262 may commence on appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. The surviving corporation is under no obligation to and has no present intention to file a petition, and holders should not assume that the surviving corporation will file a petition or initiate any negotiations with respect to the fair value of shares of common stock of International Rectifier. Accordingly, any holders of common stock of International Rectifier who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of shares of common stock of International Rectifier within the time and in the manner prescribed in Section 262. The failure of a holder of common stock of International Rectifier to file such a petition within the period specified in Section 262 could nullify the stockholder's previous written demand for appraisal.

        Within 120 days after the effective time of the merger, any holder of common stock of International Rectifier who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption of the merger agreement and with respect to which International Rectifier has received demands for appraisal, and the aggregate number of holders of such shares. The surviving corporation must mail this statement to the requesting stockholder within 10 days after receipt of the written request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later. Notwithstanding the foregoing requirement that a demand for appraisal must be made by or on behalf of the record owner of shares, a person who is a beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person, and as to which a demand has been properly made and not effectively withdrawn, may, in such person's own name, file a petition seeking appraisal or request from the surviving corporation the foregoing statements. As noted above, however, the demand for appraisal can only be made by a stockholder of record.

        If a petition for an appraisal is duly filed by a holder of shares of common stock of International Rectifier and a copy thereof is served upon the surviving corporation, the surviving corporation will then be obligated within 20 days to file with the Delaware Register in Chancery a duly verified list (the "Verified List") containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. Upon the filing of any such petition, the Delaware Court of Chancery may order that notice of the time and place fixed for the hearing on the petition be mailed to the surviving corporation and all of the stockholders shown on the Verified List. Such notice will also be published at least one week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware, or in another publication determined by the Delaware Court of Chancery. The costs of these notices are borne by the surviving corporation. After notice to the stockholders as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss any stockholder who fails to comply with this direction from the proceedings.

  Determination of Fair Value

        After determining the holders of common stock of International Rectifier entitled to appraisal, the Delaware Court of Chancery will appraise the "fair value" of the shares of common stock of International Rectifier, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. Unless the court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "fair price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."

        Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262 of the DGCL. Although International Rectifier believes that the per share merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the per share merger consideration. Neither International Rectifier nor Infineon anticipates offering more than the per share merger consideration to any stockholder of International Rectifier exercising appraisal rights, and each of International Rectifier and Infineon reserves the right to assert, in any appraisal proceeding, that for purposes of Section 262, the "fair value" of a share of common stock of International Rectifier is less than the per share merger consideration. The Delaware courts have stated that the methods which are generally considered acceptable in the financial community and otherwise admissible in court may be considered in appraisal proceedings. In addition, the Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenting stockholder's exclusive remedy. Upon application by the surviving corporation or by any holder of shares entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any holder of shares whose name appears on the Verified List and who, if required, has submitted such holder's certificates of stock to the Delaware Register in Chancery, may participate fully in all proceedings until it is finally determined that such holder is not entitled to appraisal rights. The Court of Chancery will direct the payment of the fair value of the shares, together with interest, if any, by the surviving corporation to the stockholders entitled thereto. Payment will be so made to each such stockholder upon the surrender to the surviving corporation of such stockholder's certificates. The Court of Chancery's decree may be enforced as other decrees in such Court may be enforced. If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The costs of the appraisal proceedings (which do not include attorneys' fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by a stockholder in connection with an appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to be appraised. In the absence of such determination or assessment, each party bears its own expense.

        If any stockholder who demands appraisal of shares of common stock of International Rectifier under Section 262 fails to perfect, or loses or successfully withdraws, such holder's right to appraisal, the stockholder's shares of common stock of International Rectifier will be deemed to have been converted at the effective time of the merger into the right to receive the per share merger consideration applicable to the shares, less applicable withholding taxes. A stockholder will fail to perfect, or effectively lose or withdraw, the holder's right to appraisal if no petition for appraisal is filed within 120 days after the effective time of the merger or if the stockholder delivers to the surviving corporation a written withdrawal of the holder's demand for appraisal and an acceptance of the per share merger consideration in accordance with Section 262.

        From and after the effective time of the merger, no stockholder who has demanded appraisal rights will be entitled to vote the common stock of International Rectifier for any purpose, or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the holder's shares of common stock of International Rectifier, if any, payable to stockholders of International Rectifier of record as of a time prior to the effective time of the merger; provided, however, that if no petition for an appraisal is filed, or if the stockholder delivers to the surviving corporation a written withdrawal of the demand for an appraisal and an acceptance of the merger, either within 60 days after the effective time of the merger or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal will cease. Once a petition for appraisal is filed with the Delaware Court of Chancery, however, the appraisal proceeding may not be dismissed as to any stockholder of International Rectifier without the approval of the court.

        Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of a stockholder's statutory appraisal rights. Consequently, any stockholder of International Rectifier wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

        The foregoing summary of the rights of International Rectifier's stockholders to seek appraisal rights under Delaware law does not purport to be a complete statement of the procedures to be followed by the stockholders of International Rectifier desiring to exercise any appraisal rights available thereunder and is qualified in its entirety by reference to Section 262. The proper exercise of appraisal rights requires strict adherence to the applicable provisions of the DGCL. A copy of Section 262 is included as Annex C.

Accounting Treatment

        For financial accounting purposes, the merger will be accounted for as a business combination in accordance with International Financial Reporting Standards.

Material U.S. Federal Income Tax Consequences of the Merger

        The following discussion is a summary of the material U.S. federal income tax consequences of the merger that are relevant to certain holders of shares of International Rectifier common stock whose shares are converted into the right to receive cash pursuant to the merger. This discussion is based upon the Internal Revenue Code of 1986, as amended, which we refer to as the Code, Treasury Regulations promulgated under the Code, court decisions, administrative rulings, published positions of the Internal Revenue Service, which we refer to as the IRS, and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations, possibly with retroactive effect. This discussion is limited to holders who hold their shares of International Rectifier common stock as "capital assets" within the meaning of Section 1221 of the Code (generally, property held for investment purposes). For purposes of this discussion, a "holder" means either a U.S. Holder or a Non-U.S. Holder (each as defined below) or both, as the context may require.

        This discussion is for general information only and does not address all of the tax consequences that may be relevant to a holder in light of its particular circumstances. For example, this discussion does not address:

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  Tax consequences that may be relevant to holders who may be subject to special treatment under U.S. federal income tax laws, such as: financial institutions; tax-exempt organizations; S corporations, partnerships or any other entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes; insurance companies; mutual funds; dealers in stocks and securities; traders in securities that elect to use the mark-to-market method of accounting for their securities; regulated investment companies; real estate investment trusts; or certain expatriates or former long-term residents of the United States;

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  Tax consequences to holders holding the shares as part of a hedging, constructive sale or conversion, straddle or other risk reducing transaction;

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  Tax consequences to holders that received their shares of International Rectifier common stock in a compensatory transaction;

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  Tax consequences to holders who own an equity interest, actually or constructively, in Infineon or the surviving corporation following the merger;

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  Tax consequences to U.S. Holders whose "functional currency" is not the U.S. dollar;

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  The U.S. federal estate, gift or alternative minimum tax consequences, if any, to holders; or

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  Any U.S. state or local or non-U.S. tax consequences.

        If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of International Rectifier common stock, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding the shares of International Rectifier common stock and partners therein should consult their tax advisors regarding the consequences of the merger.

        No ruling has been or will be obtained from the IRS regarding the U.S. federal income tax consequences of the merger described below. If the IRS contests a conclusion set forth herein, no assurance can be given that a holder would ultimately prevail in a final determination by a court.

        THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY HOLDER. EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY U.S. STATE OR LOCAL OR NON-U.S. TAXING JURISDICTION.

  U.S. Holders

        For purposes of this discussion, a "U.S. Holder" is a beneficial owner of shares of International Rectifier common stock who or that is for U.S. federal income tax purposes:

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  An individual who is a citizen or resident of the United States;

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  A corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

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  An estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

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  A trust (i) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in section 7701(a)(30) of the Code or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

        The receipt of cash by a U.S. Holder in exchange for shares of International Rectifier common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder's gain or loss will be equal to the difference, if any, between the amount of cash received and the U.S. Holder's adjusted tax basis in the shares surrendered pursuant to the merger. A U.S. Holder's adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares. If a U.S. Holder acquired different blocks of International Rectifier's common stock at different times or different prices, such holder must determine its gain or loss and holding period separately with respect to each block of International Rectifier common stock. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder's holding period in such shares is more than one year at the time of the completion of the merger. Long-term capital gains of non-corporate U.S. Holders generally are subject to U.S. federal income tax at preferential rates. There are limitations on the deductibility of capital losses.

  Non-U.S. Holders

        For purposes of this discussion, the term "Non-U.S. Holder" means a beneficial owner of shares of International Rectifier common stock who or that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.

        Special rules not discussed below may apply to certain Non-U.S. Holders subject to special tax treatment such as "controlled foreign corporations" or "passive foreign investment companies." Non-U.S. Holders should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them in light of their particular circumstances.

        Any gain realized by a Non-U.S. Holder pursuant to the merger generally will not be subject to U.S. federal income tax unless:

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  The gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case such gain generally will be subject to U.S. federal income tax at rates generally applicable to U.S. persons, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to the branch profits tax at a rate of 30% (or a lower rate under an applicable tax treaty);

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  Such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other specified conditions are met, in which case such gain will be subject to U.S. federal income tax at a rate of 30% (or a lower rate under an applicable tax treaty); or

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  Such Non-U.S. holder owned (directly, indirectly or constructively) more than 5% of International Rectifier's outstanding common stock at any time during the five years preceding the merger, and International Rectifier was a "United States real property holding corporation" for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the merger and such Non-U.S. Holder's holding period with respect to International Rectifier common stock. Although there can be no assurances in this regard, International Rectifier does not believe that it is, or within the last five years has been, a "United States real property holding corporation" for U.S. federal income tax purposes.

  Information Reporting and Backup Withholding

        Information reporting and backup withholding (at a rate of 28%) may apply to the proceeds received by a holder pursuant to the merger. Information reporting will generally not apply to the proceeds received by a Non-U.S. Holder that provides a certification of its foreign status on IRS Form W-8 (or a substitute or successor form). Backup withholding will generally not apply to a holder that (1) furnishes a correct taxpayer identification number and certifies that such holder is not subject to backup withholding on a properly completed IRS Form W-9 (or a substitute or successor form), (2) provides a certification of such holder is not a U.S. person on an appropriate and properly completed IRS Form W-8 (or a substitute or successor form), or (3) otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against the holder's U.S. federal income tax liability, and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

  Additional Tax on Investment Income

        Certain U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds will be subject to a 3.8% Medicare contribution tax on unearned income, including, among other things, capital gains from the sale or taxable disposition of shares of International Rectifier common stock, subject to certain limitations and exceptions. U.S. Holders should consult their tax advisors with respect to the potential application of this additional tax.

 Regulatory Approvals Required for the Merger

  General

        International Rectifier and Infineon have agreed to use their reasonable best efforts to comply with all regulatory notification requirements and obtain all regulatory approvals required to consummate the merger and the other transactions contemplated by the merger agreement. These approvals include approval under, or notifications pursuant to, the HSR Act and the competition laws of Germany, Hungary, Japan, Republic of Korea and Taiwan.

  HSR Act and U.S. Antitrust Matters

        Under the HSR Act and the rules promulgated thereunder by the FTC, the merger cannot be completed until International Rectifier and Infineon each file a notification and report form with the FTC and the Antitrust Division of the DOJ under the HSR Act and the applicable waiting period has expired or been terminated. A transaction notifiable under the HSR Act may not be completed until the expiration of a 30 calendar day waiting period following the parties' filing of their respective HSR Act notification forms, but this period may be shortened if the reviewing agency grants "early termination" of the waiting period, or it may be extended if either (x) the acquiring person voluntarily withdraws and re-files to allow a second 30-day waiting period, and/or (y) the reviewing agency issues a formal request for additional information and documentary material (a "Second Request"). If during the initial waiting period, either the FTC or the DOJ issues a Second Request, the waiting period with respect to the acquisition of shares of Common Stock in the merger would be extended until 30 calendar days following the date of substantial compliance with that request, unless the FTC or the DOJ terminates the additional waiting period before its expiration. The expiration of this additional 30 calendar day waiting period may be extended with the parties' consent or by court order obtained by the FTC or the DOJ. In practice, complying with a Second Request can take a significant period of time. The "ultimate parent entities" (as defined in the HSR Act) of International Rectifier and Parent will file the notification and report forms under the HSR Act with the FTC and the Antitrust Division of the DOJ.

  Foreign Competition Laws

        Consummation of the transaction is conditioned on approval under, expiration of the relevant waiting periods with regards to, or filing or notices pursuant to, the competition laws of Germany, Hungary, Japan, Republic of Korea and Taiwan.

        Under the German Act Against Restraints of Competition, the transaction cannot be completed before (i) it has been cleared by the German Federal Cartel Office ("FCO"), or (ii) the relevant waiting periods have expired without the FCO having prohibited the transaction. The FCO has one month for an initial ("Phase I") review and up to four months for an in-depth ("Phase II") review from the date of submission of the complete notification.

        Under the Hungarian Competition Act, the transaction cannot be completed until it has been cleared by the Hungarian Competition Authority ("GVH"). The GVH has 30 calendar days (50 calendar days on extension) for a Phase I review and 4 months (6 months on extension) for a Phase II review from the date of submission of a complete notification.

        Under the Japanese Act on Prohibition of Private Monopolisation and Maintenance of Fair Trade (Law No. 54 of 1947, as amended), along with the relevant provisions of the Cabinet Ordinance and Regulations thereunder, the parties cannot complete the transaction for 30 calendar days after submission of the notification to the Japan Fair Trade Commission ("JFTC"). The JFTC has 30 calendar days for a Phase I review and up to 120 calendar days from receipt of the complete notification for a Phase II review.

        Under the South Korean Monopoly Regulation and Fair Trade Act, and any decrees, guidelines and standards thereunder, the transaction cannot be completed until the Korean Fair Trade Commission ("KFTC") has cleared the transaction. The KFTC has 30 calendar days for a Phase I review and up to 120 calendar days for a Phase II review from the date of submission of the complete notification.

        Under the Taiwanese Fair Trade Law and Fair Trade Commission Guidelines on Handling Merger Filings, the transaction cannot be completed until the Taiwanese Fair Trade Commission ("TFTC") has cleared the transaction. The TFTC has 30 calendar days for a Phase I review and up to 90 days for a Phase II review from the date of submission of the complete notification.

        The parties will file merger notifications with the appropriate regulators in each of the required foreign jurisdictions as promptly as practicable and work cooperatively toward expedited regulatory clearances.

        One or more governmental agencies may impose a condition, restriction, qualification, requirement or limitation when it grants the necessary approvals and consents. Third parties may also seek to intervene in the regulatory process or litigate to enjoin or overturn regulatory approvals, any of which actions could significantly impede or even preclude obtaining required regulatory approvals. It is currently not possible accurately to predict how long it will take to obtain all of the required regulatory approvals or whether such approvals will ultimately be obtained and there may be a substantial period of time between the signing of the transaction and its completion.

        Although we expect that all required regulatory clearances and approvals will ultimately be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained, obtained at all or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the merger, including the requirement to divest assets, or require changes to the terms of the agreement underlying the transaction. These conditions or changes could result in the conditions to the transaction not being satisfied.

  Committee on Foreign Investments in the United States; International Traffic in Arms Regulations

        Under the terms of the merger agreement, the parties to the merger will submit a joint voluntary notice of the merger to CFIUS. CFIUS is an interagency committee of the U.S. government that has the ability to review transactions in which a foreign person acquires control of a U.S. business that raises national security concerns. CFIUS also has the ability to impose measures to mitigate any such national security concerns if necessary. The parties will submit a joint voluntary notice for review by CFIUS.

        Completion of the transaction is conditioned on receipt of CFIUS clearance. For purposes hereof, "CFIUS clearance" means the parties to the merger agreement shall have received written notice from CFIUS that review or action, under Section 721 of the Defense Protection Act of 1950, which we refer to as the DPA, of the transaction contemplated by the merger agreement has been concluded, and CFIUS shall have determined that there are no unresolved national security concerns with respect to the transaction contemplated by the merger agreement; CFIUS shall have concluded that the transaction contemplated by the merger agreement is not a covered transaction and not subject to review under Section 721 of the DPA; or CFIUS shall have sent a report to the President of the United States requesting the President's decision on the joint notice submitted by International Rectifier and Infineon and either (i) the period under Section 721 of the DPA during which the President may announce his decision to take action to suspend or prohibit the transactions contemplated by the merger agreement shall have expired without any such action being announced or taken, or (ii) the President shall have announced a decision not to take any action to suspend or prohibit the transactions contemplated by the merger agreement.

        Section 122.4(b) of the International Traffic in Arms Regulations, which we refer to as ITAR, requires companies that are registered with the U.S. Department of State, Directorate of Defense Trade Controls, which we refer to as DDTC, to notify DDTC at least 60 days in advance of any intended sale or transfer to a foreign person of ownership or control of the registrant. International Rectifier is registered under the ITAR, and will provide DDTC with the notification required by ITAR Section 122.4(b). In addition, Section 122.4(a) of the ITAR requires companies that are registered with DDTC to notify DDTC of material changes to the information in the registration statement, including a merger or acquisition, within

5 days after the event. Thus International Rectifier will provide DDTC with the notification required by ITAR Section 122.4(a) within 5 days after the closing of the merger.

Legal Proceedings Regarding the Merger

        On August 27 and 28, 2014, two putative stockholder class action litigations were filed in the Superior Court of California, Los Angeles County, and on September 3, 2014, a putative stockholder class action litigation was filed in the Court of Chancery of the State of Delaware, all of which seek to enjoin the merger or, in the alternative, to recover unspecified damages. The complaints generally allege that the directors of International Rectifier breached their fiduciary duties by (i) agreeing to the merger at an unfair and inadequate price and (ii) agreeing to unreasonable deal protection provisions in the merger agreement, including the termination fee and the prohibition against soliciting competing bids. The complaints name as defendants International Rectifier and each of its directors, as well as Infineon and Merger Sub, which are alleged to have aided and abetted the directors' claimed breaches of fiduciary duty. International Rectifier and its directors intend to vigorously defend all pending actions relating to the merger.

 PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT

        The following summary describes certain material provisions of the merger agreement. This summary is not complete and is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. We encourage you to read carefully the merger agreement in its entirety because this summary may not contain all the information about the merger agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement.

 Explanatory Note Regarding the Merger Agreement

        The merger agreement is included to provide you with information regarding its terms. Investors and security holders are not third-party beneficiaries under the merger agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of International Rectifier, Infineon or Merger Sub or any of their respective affiliates or businesses. Factual disclosures about International Rectifier contained in this proxy statement or in International Rectifier's public reports filed with the SEC may supplement, update or modify the representations and warranties made by International Rectifier contained in the merger agreement. The representations, warranties and covenants made in the merger agreement by International Rectifier, Infineon and Merger Sub were qualified and subject to important limitations agreed to by International Rectifier, Infineon and Merger Sub in negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the merger agreement may have the right not to consummate the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to reports and documents filed with the SEC and in some cases were qualified by the matters disclosed to Infineon and Merger Sub by International Rectifier in connection with the merger agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the merger agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement. In addition, you should not rely on the covenants in the merger agreement as actual limitations on the respective businesses of International Rectifier, Infineon and Merger Sub, because the parties may take certain actions that are either expressly permitted in the confidential disclosures to the merger agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The merger agreement is described below, and included as Annex A hereto, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding International Rectifier or our business. Accordingly, the representations, warranties, covenants and other agreements in the merger agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding International Rectifier and our business. Please see "WHERE YOU CAN FIND MORE INFORMATION" beginning on page 92.

Effects of the Merger; Directors and Officers; Certificate of Incorporation; By-laws

        The merger agreement provides that, subject to the terms and conditions of the merger agreement, and in accordance with the General Corporation Law of the State of Delaware ("DGCL"), at the effective time of the merger, Merger Sub will be merged with and into International Rectifier, with International Rectifier surviving the merger as the surviving corporation and as a wholly-owned subsidiary of Infineon.

From and after the effective time of the merger, the surviving corporation will possess all rights, privileges, immunities, powers and franchises of International Rectifier.

        The parties shall take and cause to be taken all actions necessary so that the directors of Merger Sub at the effective time of the merger, shall be the initial directors of the surviving corporation from and after the effective time of the merger, to hold office until their respective successors have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the surviving corporation. From and after the effective time of the merger, the officers of Merger Sub at the effective time of the merger shall be the initial officers of the surviving corporation, each to hold office until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws. At the effective time of the merger, the certificate of incorporation of the surviving corporation will be amended and restated to be identical to the certificate set out in Annex B of the merger agreement, and the bylaws of the surviving corporation will be amended to be identical (other than in respect of the name of the surviving corporation) to the bylaws of Merger Sub in effect immediately prior to the effective time of the merger, in each case until amended in accordance with their terms or the applicable provisions of the DGCL.

Closing and Effective Time of the Merger

        The closing of the merger will take place on the fifth business day following the satisfaction or waiver of all conditions to closing of the merger (described below under "—Conditions to the Closing of the Merger") (other than those conditions that by their nature are to be satisfied at the closing of the merger)). The merger will become effective upon the filing of the certificate of merger, or at such later time or date as the parties shall agree and specify in the certificate of merger in accordance with applicable law.

Merger Consideration

  Common Stock

        In the merger, each share of common stock, par value $1.00 per share, of International Rectifier issued and outstanding immediately prior to the effective time of the merger (other than shares of International Rectifier common stock (i) owned by Infineon, Merger Sub or any other direct or indirect wholly-owned subsidiary of Infineon, (ii) shares of International Rectifier common stock as to which holders do not vote in favor of the merger (or consent thereto in writing) and who are entitled to demand and properly demand appraisal of such shares pursuant to and in compliance with the DGCL) and (iii) held by International Rectifier as treasury stock) will be converted into the right to receive $40.00 in cash, without interest, which amount we refer to as the per share merger consideration, less any applicable withholding taxes.

        After the merger is completed, under the terms of the merger agreement, you will have the right to receive the per share merger consideration, but you will no longer have any rights as an International Rectifier stockholder (except that stockholders who properly exercise their right of appraisal will have the right to receive a payment for the "fair value" of their shares as determined pursuant to an appraisal proceeding as contemplated by the DGCL), as described above under "THE MERGER—Appraisal Rights" beginning on page 53.

  Treatment of Outstanding Equity Awards

        The merger agreement provides that International Rectifier's equity awards that are outstanding immediately prior to the effective time of the merger will be subject to the following treatment at the effective time of the merger:

  Options

        Each outstanding option to purchase shares of International Rectifier common stock that is outstanding immediately prior to the effective time of the merger, whether or not vested, will be canceled and converted into the right to receive (in full satisfaction of the rights of the holder) an amount in cash (subject to any applicable withholding) equal to the product of (i) the total number of shares of International Rectifier common stock subject to the option (whether or not vested) as of the effective time of the merger and (ii) the amount, if any, by which $40.00 exceeds the per share exercise price of such option. Any options having a per share exercise price of $40.00 or more will be canceled as of the effective time of the merger for no consideration.

  Time-Based Vesting Restricted Stock Units

        Each time-based vesting restricted stock unit that is outstanding prior to the effective time of the merger, which we refer to as an RSU, that (i) is held by an executive officer or non-employee director of International Rectifier, (ii) would otherwise vest at any time prior to or during June of 2015 (not taking into account any accelerated vesting in connection with a termination of employment or service) or (iii) is required to vest upon the closing of the merger by its terms, each of which we refer to, collectively, as Vested RSUs, will be canceled and the holder of the Vested RSU will receive (in full satisfaction of the rights of the holder) an amount in cash (subject to any applicable withholding) equal to the product of (x) the total number of shares of International Rectifier common stock subject to such Vested RSU as of the effective time of the merger and (y) $40.00. Each RSU that is not a Vested RSU, which we refer to as a Rollover RSU, will be automatically converted into an award, which we refer to as a Converted RSU Award, that provides the holder with the right to receive an amount in cash, without interest, determined by calculating the product of (x) the total number of shares of International Rectifier common stock subject to such Converted RSU Award as of the effective time of the merger and (y) $40.00. The Converted RSU Award will, subject to the holder's continued employment with Infineon or any of its affiliates (including the surviving corporation) through the applicable vesting date, vest and be paid in cash (subject to any applicable withholding) to the holder of the Converted RSU Award as follows: with respect to Rollover RSUs that (A) were otherwise scheduled to vest in June of 2016, in December of 2015, (B) were otherwise scheduled to vest in June of 2017, in September of 2016 and (C) were otherwise scheduled to vest after June of 2015, but not on the dates listed in clauses (A) or (B) above, on the date that is six months prior to the date that the applicable RSUs was otherwise scheduled to vest. The Converted RSU Awards will otherwise retain the same terms and conditions (including accelerated vesting and payment upon certain qualifying terminations of employment) as contained in the original RSUs.

  Performance-Based Vesting Restricted Stock Units

        Each performance-based vesting restricted stock unit that is outstanding immediately prior to the effective time of the merger, which we refer to as a PSU, will either vest or be forfeited at the effective time of the merger, as applicable, based on the achievement of the applicable performance goals, using the per share merger consideration as the "average share price" or "final average share price," as applicable, and the closing date as the "vesting date." Each vested PSU (regardless of whether there is any continuing service condition) will be canceled and the holder of the vested PSU will receive (in full satisfaction of the rights of the holder) an amount in cash (subject to any applicable withholding) equal to the product of (i) the total number of shares of International Rectifier common stock subject to such vested PSU as of the effective time of the merger and (ii) $40.00. Any PSUs for which the applicable performance goal is not achieved as of the effective time of the merger will be canceled as of the effective time of the merger for no consideration.

 Exchange and Payment Procedures

        Prior to the closing of the merger, with International Rectifier's approval, Infineon will select a paying agent, to make payments of the merger consideration to stockholders, which we refer to as the paying agent. On the closing date and prior to the filing of the certificate of merger, Infineon will deposit or cause to be deposited with the paying agent cash sufficient to pay the aggregate per share merger consideration to the stockholders. In addition, Infineon shall make available or cause to be made available to the paying agent additional funds for payment on shares where a stockholder withdraws its demand for, or lost its appraisal rights pursuant to Section 262 of the DGCL.

        Promptly (and in any event, within two business days) after the effective time of the merger, the paying agent will mail to each record holder of common stock a letters of transmittal and instructions advising stockholders how to surrender stock certificates and book-entry shares in exchange for the per share merger consideration. Upon receipt of (i) a duly completed and signed letter of transmittal in accordance with its instructions and (ii) surrendered certificates (or affidavits of loss in lieu thereof) or book-entry shares representing the shares of common stock, the holder of shares will be entitled to receive the merger consideration in respect of such common stock and the certificate surrendered with be cancelled. The amount of any per share merger consideration paid to the stockholders may be reduced by any applicable withholding taxes.

        If any cash deposited with the paying agent is not claimed within 270 days after the effective time of the merger, such cash will be returned to Infineon to the extent permitted by applicable law, and any holders of common stock who have not complied with the exchange procedures in the merger agreement will look thereafter only to the surviving corporation for payment of the per share merger consideration. Any amounts that remain unclaimed by stockholders on the earlier of the fifth anniversary of the closing date and such time that such amounts would otherwise escheat or become property of any governmental entity, shall become to the extent permitted by applicable law, the property of Infineon, free and clear of all claims or interest of any person previously entitled thereto.

        The letter of transmittal will include instructions if a stockholder has a lost a share certificate or if a certificate has been stolen or destroyed. If a stockholder has lost a certificate, or if such certificate has been stolen or destroyed, then before such stockholder will be entitled to receive the merger consideration, the stockholder will have to make an affidavit of loss, theft or destruction, and if reasonably required by Infineon, post a bond in customary amount and upon such terms as may be required by Infineon as indemnity against any claim that may be made against it or the surviving corporation with respect to such certificate.

Representations and Warranties

        The merger agreement contains representations and warranties of International Rectifier, Infineon and Merger Sub.

        Some of the representations and warranties in the merger agreement made by International Rectifier are qualified as to "materiality" or "Company Material Adverse Effect." For purposes of the merger agreement, "Company Material Adverse Effect" means, with respect to International Rectifier, any fact, circumstance, change, event, occurrence, development or effect that (i) prevents the consummation of the transactions contemplated by the merger agreement or (ii) has a material adverse effect on the financial condition, business or results of operations of International Rectifier and its subsidiaries taken as a whole. For purposes of clause (ii) above, facts, circumstances, changes, events, occurrences, developments or effects, to the extent they relate to or result from the following will be excluded from the determination of Material Adverse Effect:

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  The semiconductor device industry generally;

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  The economy, credit, financial or securities markets in the United States or elsewhere in the world, including changes in interest or exchange rates or any changes therein;

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  Changes in law, in applicable regulations of any governmental entity or in GAAP or in applicable accounting standards, or any changes in the interpretation or enforcement of any of the foregoing, or any changes in general legal, regulatory or political conditions (including, without limitation, embargoes);

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  Acts of war (whether or not declared), sabotage or terrorism, military actions or any escalation or worsening of any such acts of war (whether or not declared), sabotage, terrorism or military actions or other similar force majeure events;

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  Pandemics, earthquakes, hurricanes, floods, tornados or other natural disasters;

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  The execution, announcement or performance of the merger agreement or the consummation of the transactions contemplated by the merger agreement including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners, employees, consultants or regulators;

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  Any action taken by International Rectifier or its subsidiaries that is required by the merger agreement or taken at Infineon's written request, or the failure to take any action by International Rectifier or its subsidiaries if that action is expressly prohibited by the merger agreement;

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  Any failure, in and of itself, to meet any internal or public projections, budgets, forecasts or estimates of revenue, earnings, cash flow or cash position;

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  Any decline, in and of itself, in the market price or trading volume of the common stock;

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  Any change or prospective change, in and of itself, in credit ratings and in any analyst recommendations or ratings with respect to International Rectifier or any of its subsidiaries;

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  The identity of Infineon, Merger Sub or their respective affiliates; or

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  Any litigation relating to the merger agreement or the transactions contemplated by the merger agreement.

        However, in the case of the first five exclusions above, to the extent any fact, circumstance, change, event, occurrence, development or effect referenced therein has a disproportionate adverse effect on International Rectifier and its subsidiaries, taken as a whole, as compared to the other participants in the industries in which International Rectifier and its subsidiaries operate, such exclusions may be taken into account in the determination of a Company Material Adverse Effect.

        In the merger agreement, International Rectifier has made customary representations and warranties to Infineon and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement. These representations and warranties relate to, among other things:

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  Due organization, good standing and authority and qualification to conduct business with respect to International Rectifier and its subsidiaries;

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  Capital structure of International Rectifier, International Rectifier's ownership of its subsidiaries and such subsidiaries' non-ownership of common stock of International Rectifier;

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  International Rectifier's corporate authority to enter into and perform the merger agreement, the enforceability of the merger agreement and the absence of conflicts with laws, International Rectifier's organizational documents and certain International Rectifier contracts;

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  Required consents and regulatory filings in connection with the merger agreement;

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  The accuracy of certain of International Rectifier's SEC filings and financial statements;

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  International Rectifier's disclosure controls and procedures;

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  The conduct of the business of International Rectifier and its subsidiaries in the ordinary course in all material respects and the absence of a Company Material Adverse Effect since June 29, 2014;

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  The legal proceedings and orders of any governmental entity;

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  The absence of certain undisclosed liabilities;

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  Employee benefit plans;

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  Labor matters;

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  Compliance with laws and possession of necessary licenses and permits;

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  The inapplicability of anti-takeover statutes to the merger;

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  Environmental matters;

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  Tax matters;

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  Intellectual property matters, including with respect to trademarks, patents and copyrights;

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  Real and personal property matters;

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  Insurance matters;

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  J.P. Morgan's fairness opinion to the Board of Directors;

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  Payment of fees to brokers in connection with the merger agreement;

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  Affiliate transactions;

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  The existence and enforceability of certain material contracts; and

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  International Rectifier's significant customers.

        In the merger agreement, Infineon and Merger Sub have made customary representations and warranties to International Rectifier that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement. These representations and warranties relate to, among other things:

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  Due organization, good standing and authority and qualification to conduct business with respect to Infineon and Merger Sub;

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  Authority to enter into and perform the merger agreement and enforceability of the merger agreement;

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  Infineon's and Merger Sub's corporate authority to enter into and perform the merger agreement, the enforceability of the merger agreement and the absence of conflicts with laws, Infineon's or Merger Sub's organizational documents and Infineon's or Merger Sub's contracts;

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  Required consents and regulatory filings in connection with the merger agreement;

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  The absence of litigation and investigations;

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  Matters with respect to sufficiency of funds;

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  Capitalization of Merger Sub;

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  Payment of fees to brokers in connection with the merger agreement;

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  The absence of other agreements relating to the merger;

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  The absence of agreements between Infineon and members of the Board of Directors or management of International Rectifier; and

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  Ownership of common stock of International Rectifier.

        None of the representations and warranties contained in the merger agreement survive the consummation of the merger.

 Conduct of Business Pending the Merger

        The merger agreement provides that, except as may be (i) required by applicable law or a governmental entity, (ii) approved in writing by Infineon (such approval not to be unreasonably withheld, delayed or conditioned); (iii) expressly required or permitted pursuant to the merger agreement, prior to the effective time of the merger, International Rectifier and its subsidiaries will conduct business, and International Rectifier and its subsidiaries will not take any action except, in the ordinary course of business consistent with past practice and International Rectifier and its subsidiaries will use commercially reasonable efforts to preserve substantially intact, maintain in effect its material licenses and preserve satisfactory relationships with governmental entities, employees and customers and suppliers having significant business dealings with International Rectifier and its subsidiaries and keep available the services of their key employees.

        The merger agreement further provides that, except as may be (i) expressly required or permitted by the merger agreement, (ii) approved in writing by Infineon (such consent not to be unreasonably withheld, delayed or conditioned); (iii) required by law or governmental entity or (iv) as set forth on International Rectifier's disclosure schedule, International Rectifier will not, and will not permit any of its subsidiaries to, subject in each case to specified exceptions:

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  Amend its or its significant subsidiaries' organizational documents;

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  Merge or consolidate International Rectifier or its subsidiaries with any other person;

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  Make acquisitions that are material to International Rectifier or for consideration in excess of $10.00 million in total for all such transactions;

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  Make material investments in others other than the ordinary course cash management of International Rectifier;

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  Make capital expenditures in any quarter that exceed 6% of International Rectifier's revenue for such quarter in the aggregate for International Rectifier and its subsidiaries taken as a whole;

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  Dispose of material fixed assets with a value in excess of $15.00 million except in the ordinary course of business;

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  Issue, sell, pledge, dispose, encumber or grant any shares of capital stock or any equity securities of International Rectifier;

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  Incur debt if International Rectifier would have more than $5.00 million of debt outstanding (excluding ordinary course letters of credit and forward currency contracts);

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  Declare, set aside or pay any dividends or other distributions;

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  Repatriate overseas cash as a dividend except in the ordinary course of business consistent with past practice in all material respects;

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  Split, combine, reclassify, redeem, repurchase or otherwise acquire or amend the terms of any capital stock;

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  Make any material changes to International Rectifier's method of accounting except as required by applicable law or changes in GAAP;

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  Make any material changes to International Rectifier's or its subsidiaries' transfer pricing policies;

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  Settle, release or waive any litigation involving International Rectifier or its subsidiaries for more than $2.00 million individually or $5.00 million in the aggregate, other than litigation relating to the transactions contemplated by the merger agreement;

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  Modify, amend or terminate certain agreements or enter into specified contracts, including contracts materially restricting the ability of International Rectifier to operate in any line of business or geographic area;

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  Disclose any material trade secret (other than pursuant to agreements entered into in the ordinary course of business consistent with past practice that contain confidentiality obligations with respect to such trade secrets);

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  Make any material tax election not consistent with past practice; change any material tax accounting method or period; amend any tax return that would reasonably be expected to have the effect of materially increasing the tax liability of International Rectifier or any of its subsidiaries; settle any material tax proceeding or assessment; surrender any material right to refunds; enter into any closing agreement; or consent to any waiver of the statute of limitations applicable to any material tax assessment;

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  Grant any new severance, change of control or termination payments or benefits; enter into any new employment, change of control, severance or retention agreements; increase compensation or benefits, except increases in base salaries of employees with base salaries not in excess of $200,000, but only if those increases are done in the ordinary course of business and are no greater than 10% of the employee's salary or wage; accelerate the payment of, or lapsing of any restriction on, any compensation or benefits; establish, adopt, terminate or amend any benefit plan; hire or fire (other than for cause or other than any employees for a salary less than $200,000 in the ordinary course of business); enter into any collective bargaining agreement or other similar material agreement with any labor organization, works council, trade union, labor association, or other employee representative;

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  Abandon, sell, license or transfer International Rectifier's intellectual property, other than non-exclusive licenses granted in the ordinary course of any intellectual property that is not material to International Rectifier's business;

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  Effect facility closings or employee layoffs without complying with the WARN Act;

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  Adopt a plan or agreement of complete or partial liquidation or dissolution of International Rectifier;

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  Enter into or amend any interested party transaction; or

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  Agree, authorize or make any commitment to do any of the foregoing.

Restrictions on Solicitations of Other Offers

        International Rectifier and its subsidiaries are required, and are required to cause their representatives, to (i) immediately cease any ongoing discussions or negotiations with respect to a competing proposal, (ii) until the effective time of the merger or, if earlier, the termination of the merger agreement in accordance with its terms, not, (A) initiate solicit or knowingly encourage any inquiries regarding, or the making of any competing proposal, (B) engage in, continue or otherwise participate in any discussions or negotiations with, and not provide any nonpublic information to, any person relating to a competing proposal or any proposal that would reasonably be expected to lead to a competing proposal, (C) approve, endorse, recommend or execute or enter into any letter of intent, agreement or agreement in principle with respect to any competing proposal or any proposal or offer that would reasonably be expected to lead to a competing proposal, (D) otherwise knowingly facilitate any effort or attempt to make a competing proposal including by granting any waiver, amendment or release under any standstill agreement or provision (other than any waiver, amendment or release granted by the Board of Directors or any committee thereof if it has determined, after consultation with its outside legal counsel, that failure to do so would be inconsistent with its fiduciary duties under applicable law) or (E) resolve, publicly propose or agree to any of the foregoing.

        Notwithstanding any other restrictions in the merger agreement, at any time prior to the stockholder approval, in the event International Rectifier receives a bona fide competing proposal in writing that did not result from a breach of International Rectifier's non-solicitation obligations under the merger agreement, International Rectifier may contact the person or persons making such competing proposal to clarify the terms and conditions thereof and engage or participate in discussions with, or provide information to, any person making such competing proposal if and only if the Board determines in good faith, after consultation with International Rectifier's outside legal counsel, that failure to take such action would be inconsistent with the directors' fiduciary duties under applicable law and, after consultation with International Rectifier's outside legal counsel and financial advisor, that such competing proposal constitutes or could reasonably be expected to result in a superior proposal, provided that, (i) prior to furnishing any nonpublic information, International Rectifier must receive an executed confidentiality agreement containing provisions that are not less favorable to International Rectifier in the aggregate than those contained in the confidentiality agreement with Infineon and (ii) any nonpublic information provided to such person must be made available to Infineon or Merger Sub.

        For purposes of the merger agreement:

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  A competing proposal is any proposal or offer (other than by Infineon any of its affiliates), to acquire, directly or indirectly, in one transaction or a series of transactions, (i) more than 20% or more of the total voting power of the capital stock of International Rectifier or more than 20% of the consolidated assets (including capital stock of International Rectifier's subsidiaries), revenue or net income of International Rectifier and its subsidiaries, taken as a whole, pursuant to a merger, joint venture, license or similar transaction, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, business combination or similar transaction or series of transaction by a person or group of persons, (ii) any other proposal or offer which, if consummated, would result in a direct or indirect acquisition or license (or similar transaction) of more than 20% of the total voting power of the capital stock of International Rectifier or more than 20% of the consolidated assets (including capital stock of International Rectifier's subsidiaries), revenues or net income of International Rectifier and its subsidiaries taken as a whole or (iii) any combination of the foregoing.

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  A superior proposal is a competing proposal (with all percentages in the definition of competing proposal increased to 50%) made by a third party that did not result from a breach of International Rectifier's non-solicitation obligations under the merger agreement on terms that the Board of Directors determines in good faith, after consultation with International Rectifier's outside legal counsel and financial advisors, are more favorable to International Rectifier's stockholders from a financial point of view than the transactions contemplated by the merger agreement taking into account (i) the financial terms of the competing proposal, (ii) the identity of the third party making such competing proposal, (iii) the anticipated timing, conditions (including any financing conditions or the reliability of any debt or equity commitments) and prospects for completion of the competing proposal and (iv) other terms and conditions of such competing proposal, including relevant legal, regulatory and other aspects deemed relevant by the Board of Directors.

The Board's Recommendation; Adverse Recommendation Changes

        As described above, and subject to the provisions described below, the Board of Directors has made the recommendation that the holders of shares of common stock vote "FOR" the proposal to adopt the merger agreement, which recommendation we refer to as the International Rectifier recommendation. The merger agreement provides that the Board of Directors will not effect an adverse recommendation change (as defined below) except as described below.

        Neither the Board of Directors nor any committee thereof may (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Infineon, the International Rectifier recommendation with respect to the merger or fail to include the International Rectifier recommendation in this proxy statement, (ii) adopt, approve or recommend (publicly or otherwise), (iii) take formal action or make any recommendation or public statement in connection with a tender or exchange offer relating to the securities of International Rectifier (other than a recommendation against such offer or a "stop, look and listen" communication by International Rectifier Board pursuant to Rule 14d-9(f) of the Exchange Act), (iv) within 10 business days of a tender or exchange offer relating to the securities of International Rectifier having been commenced, fail to publicly recommend against such tender or exchange offer or fail to publicly reaffirm the International Rectifier recommendation, (v) following announcement by a third party of a bona fide competing proposal by such third party fail to reaffirm publicly the International Rectifier recommendation within 10 business days after Infineon requests in writing that the International Rectifier recommendation be reaffirmed publicly (we refer to the actions described in clauses (i) through (v), as an adverse recommendation change) or (vi) authorize, cause or permit International Rectifier to enter into any definitive agreement or letter of intent or agreement in principle with respect to a competing proposal.

        Prior to stockholder adoption of the merger agreement, the Board of Directors may make an adverse recommendation change involving the actions described in clause (i) of the preceding paragraph in response to an intervening event or in response to a superior proposal, or the Board of Directors may terminate the merger agreement and enter into a definitive agreement relating to a superior proposal, in each case, if the Board determines in good faith (after consultation with its outside legal counsel) that the failure to take such action would be inconsistent with the directors' fiduciary duties under applicable law.

        For purposes of the merger agreement, an intervening event means any material facts, changes, events, occurrences, developments or circumstances occurring or arising after the date of the merger agreement and prior to the time that stockholder approval is obtained, or which was not known by (or if known, the consequences of which were not foreseen by) the Board of Directors as of or prior to the date of the merger agreement (other than the receipt, existence or terms of an competing proposal).

        No adverse recommendation change and no termination to enter into a definitive agreement relating to a superior proposal may be effected, in each case unless (i) Infineon and Merger Sub have received a written notice (at least three business days in advance of taking such action) from International Rectifier that the Board of Directors intends to take such action, including a description of the intervening event in reasonable detail or if concerning an adverse recommendation change or a termination in response to a superior proposal, including, the terms and conditions of any superior proposal (or any material modification thereof), as applicable, and the party making such superior proposal, (ii) following Infineon's receipt of such notice and prior to effecting the adverse recommendation change or termination, International Rectifier negotiates with Infineon and Merger Sub in good faith to make adjustments to the terms of the merger agreement to permit the Board of Directors not to effect an adverse recommendation change or such a termination of the merger agreement and (iii) following the end of the three business day period, the Board of Directors has determined in good faith after consultation with its outside financial advisors and legal counsel, after considering any changes to the merger agreement proposed in writing by Infineon and Merger Sub that would form a binding contract if agreed among the parties, that, with respect to an intervening event, shall have determined in good faith that failure to effect an adverse recommendation change would be inconsistent with the directors' fiduciary duties under applicable law, and, with respect to a superior proposal or an intended termination to concurrently enter into a definitive agreement, that the superior proposal giving rise to the notice described above continues to constitute a superior proposal and/or that the failure to take make an adverse recommendation change would be inconsistent with the directors' fiduciary duties under applicable law.

        In the event that International Rectifier intends to terminate the merger agreement in response to a superior proposal, any material revisions to the financial terms of such superior proposal requires a new notice thereof, and International Rectifier will be required to comply again with the requirements described above (except that the three business day period above will be a two business day period).

        International Rectifier must (i) promptly (and within 48 hours of International Rectifier's knowledge of such event) notify Infineon if any proposals or offers with respect to a competing proposal are received by, any non-public information is requested from or any discussions or negotiations are sought to be initiated or continued with, International Rectifier, including in such notification the material terms and conditions of any such competing proposal (including copies of written proposals and summaries of material terms, if oral) and the identity of the person making such competing proposal and (ii) keep Infineon reasonably informed on a prompt basis of the status and terms of any proposals or offers regarding any competing proposal and the status of any discussions thereof.

Financing Efforts

        International Rectifier agreed to use its reasonable best efforts and to cause its subsidiaries to use their respective reasonable best efforts to provide to Infineon and Merger Sub, at Infineon's sole expense, all cooperation reasonably requested by Infineon that is customary or necessary in connection with Infineon obtaining its financing in connection with the merger, so long that this cooperation does not unreasonably interfere with the ongoing operations of International Rectifier and its Subsidiaries.

        International Rectifier agreed, upon the reasonable request of Infineon, to:

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  Provide and furnish pertinent information relating to International Rectifier and its subsidiaries that is customarily included in information packages in connection with the syndication of financing in connection with transactions similar to the merger;

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  Have International Rectifier designate senior management members to participate with reasonable advance notice, at reasonable times, in a reasonable number of presentations, due diligence and drafting sessions and sessions with rating agencies; and

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  Provide Infineon with a copy of the resolutions approving the merger agreement, the merger and the transactions contemplated hereby, and recommending the adoption of the merger agreement to the stockholders of International Rectifier.

        Neither International Rectifier, its subsidiaries nor any of their respective representatives will be required to pay any commitment or similar fee, enter into any definitive document or have any liability under any certificate or document that is not contingent upon the closing, be required to incur any expenses or be required to take any action in his or her capacity as a director of International Rectifier or its subsidiaries.

        Infineon will promptly reimburse International Rectifier for all reasonable and documented out-of-pocket costs (including reasonable attorneys' fees) incurred by International Rectifier, its subsidiaries or any of its respective representatives in connection therewith and indemnify the same from all damages, losses, costs, liabilities or expenses suffered or incurred in connection with Infineon's financing. Infineon will keep International Rectifier informed on a reasonably current basis in reasonable detail of the status of Infineon's financing. Infineon's financing is not a condition to closing of the merger or the transactions contemplated by the merger agreement.

Employee Benefits

        Infineon has agreed to honor or cause the surviving corporation to honor the terms of International Rectifier's benefit plans. Until December 31, 2015, all employees of International Rectifier who remain employed following the merger, who we refer to as continuing employees, will be provided (i) base salaries or regular hourly wage allowances and annual cash-based incentive compensation opportunities that are no less favorable than the base salaries or regular hourly wage allowances and annual cash-based incentive compensation opportunities provided to the continuing employees immediately prior to the closing date, (ii) employee benefits that are substantially comparable in the aggregate to the employee benefits provided to the continuing employees immediately prior to the effective time of the merger and (iii) severance benefits (other than those with respect to certain employees who have individual severance agreements, including all executive officers) that are no less favorable than the severance benefits provided by International Rectifier before the merger under certain employee benefit plans with respect to employees located in the U.S., Mexico, Singapore and the U.K., and under any applicable employee benefit plans with respect to employees located elsewhere. Infineon has agreed to assume and honor following the merger International Rectifier's obligations under each severance agreement or change in control severance agreement entered into prior to the date of the merger agreement.

        Infineon has agreed that, to the extent permitted by applicable law, it will give the continuing employees credit for their service with International Rectifier prior to the merger in connection with any employee benefit plan maintained by the surviving corporation (other than any equity based plan or defined benefits plan) for purposes of eligibility, vesting and, with respect to vacation, paid time-off and severance benefits only, the level of benefits, in each case, as if such service were with Infineon or its applicable affiliate in the same jurisdiction (or most comparable jurisdiction in respect of such benefits) where the applicable continuing employees are employed, except to the extent that such recognition of service would result in the duplication of any benefits.

        Infineon has agreed that, to the extent permitted by applicable law, continuing employees will not be required to satisfy any deductibles, co-payments, out-of-pocket maximums or similar requirements under plans that provide medical, dental and other welfare benefits to such employees following the merger to the extent amounts were previously credited under comparable International Rectifier benefit plans prior to the effective time of the merger. Additionally, during such time period, Infineon will generally cause any waiting periods, pre-existing condition exclusions and actively-at-work requirements and similar limitations, eligibility waiting periods and evidence of insurability to be waived for continuing employees.

        Infineon and International Rectifier have agreed to take the appropriate steps to amend the severance agreements and the change in control severance agreements, as applicable, with each continuing employee who is party to such an agreement to provide that (i) the severance benefits to be paid or provided upon a qualifying termination of employment pursuant to the terms of the applicable agreement (as determined at the closing of the merger) will be paid on the earlier of (A) the six month anniversary of the closing of the merger and (B) the termination of the continuing employee's employment with Infineon or any of its subsidiaries (including the surviving corporation) by the employer without "cause," by the continuing employee for "good reason" or due to death or disability and (ii) to provide that the excise tax gross-up, to the extent provided in the applicable agreement, will be applicable regardless of whether the continuing employee's employment is terminated on or after the closing of the merger.

Efforts to Close the Merger; Regulatory Matters

        International Rectifier and Infineon will cooperate and use (and cause their respective subsidiaries to use) their respective reasonable best efforts to take or cause to be taken all actions and do or cause to be done all things necessary, proper or advisable on its part to consummate the merger and the other transactions contemplated by the merger agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports, filings and submissions described under and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary, proper or advisable to be obtained from any third party or any governmental entity in order to consummate the merger or any of the other transactions contemplated by the merger agreement, including under the HSR Act, certain applicable foreign antitrust laws, and any notice or other filings with CFIUS.

        There can be no assurance that Infineon and International Rectifier will be able to obtain all required regulatory clearances and approvals. In addition, even if International Rectifier and Infineon obtain all required regulatory clearances and approvals, and the merger agreement is adopted by International Rectifier's stockholders, conditions may be placed on any such clearance or approval that could cause Infineon to abandon the merger. Infineon is not obligated to agree to divest, hold separate, sell or limit its freedom of action with respect to any assets of Infineon, International Rectifier, or their subsidiaries in order to obtain clearance under antitrust laws.

        International Rectifier and Infineon have agreed, subject to certain exceptions, to:

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  file or cause to be filed premerger notifications with respect to the merger agreement and the transactions contemplated under the merger agreement under the HSR Act and certain applicable foreign antitrust laws as described below, and unless otherwise agreed, request early termination under the HSR Act and such applicable foreign antitrust laws. The merger cannot be completed until International Rectifier and Infineon each file a notification and report form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and the applicable HSR Act waiting period has expired or been terminated. The completion of the merger is also subject to notifications and clearance under the antitrust laws of certain foreign jurisdictions. International Rectifier and Infineon have filed or intend to file notifications with the appropriate governmental entities in Germany, Hungary, Japan, Republic of Korea and Taiwan. All of these jurisdictions require that the regulatory agency complete its review before the parties may complete the merger, and the expiration of such applicable waiting periods is a condition to completing the merger. In addition, International Rectifier and Infineon may also file notifications with the appropriate governmental entities in such other jurisdictions as reasonably determined by Infineon following consultation with International Rectifier, however, filings in such jurisdictions are not conditions to completing of the merger;

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  prepare and file a joint voluntary notice pursuant to Section 721 of the DPA as amended by the Foreign Investment and National Security Act of 2007 with respect to the transactions contemplated by the merger agreement;

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  subject to applicable law relating to the exchange of information and to the fullest extent reasonably practicable, consult in advance and in good faith with the other and take into account the views of the other in connection with all of the information relating to Infineon or International Rectifier or their respective subsidiaries that appear in any notice, filing or submission made with, or written materials submitted to, any third party and/or any governmental entity in connection with the merger and the other transactions contemplated by the merger agreement, including this proxy statement; and permit the other to review reasonably in advance any communication proposed to be given by it and to consult with each other in advance of any meeting or conference with any governmental entity and to the extent permitted by such governmental entity, give the other the opportunity to attend and participate;

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  furnish each other all information concerning itself, its respective subsidiaries, directors and stockholders and such other matters as may be reasonably necessary or advisable in connection with this proxy statement and any statement, filing, notice, application or submission made by or on behalf of Infineon, International Rectifier or their respective subsidiaries in connection with the merger and the transactions contemplated by the merger agreement, including under the HSR Act, any other applicable antitrust law and any applicable filings and notices under CFIUS;

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  subject to applicable law or by a governmental entity and to the fullest extent reasonably practicable, keep the other apprised of the status of matters relating to completion of the transactions contemplated in the merger agreement, including promptly furnishing the other with copies of notices, written communications and summaries of oral communications;

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  to the fullest extent reasonably practicable, not permit their respective officers or any other representatives to participate in any meeting or conference with any governmental entity in respect of any filing, investigation or other inquiry with respect to the merger and the other transactions contemplated by the merger agreement unless it consults with the other in advance and, to the extent permitted by that governmental entity, give the other the opportunity to attend and participate;

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  use reasonable best efforts not to take or permit any of their affiliates to take any action that would reasonably be expected to prevent, materially delay or materially impede the consummation of the transactions contemplated by the merger agreement;

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  promptly provide or cause to be provided each federal, state, local or foreign court or governmental entity with jurisdiction over any applicable antitrust law and to CFIUS documents that are necessary, proper or advisable to permit consummation of the transactions contemplated by the merger agreement;

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  use reasonable best efforts to obtain CFIUS clearance. See "THE MERGER—Regulatory Approvals Required for the Merger—Committee on Foreign Investments in the United States; International Traffic in Arms Regulations" beginning on page 63;

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  use reasonable best efforts to obtain from any governmental entity any required consents, licenses, permits, waivers, approvals, authorizations or orders; resolve, avoid or impediments or objections that may be asserted with respect to the transactions contemplated by the merger agreement; and to avoid the entry or enactment of any permanent, preliminary or temporary injunction or other order, decree, decision, determination, judgment, investigation or law that would delay, restrain, prevent, enjoin or otherwise prohibit consummation of the transactions contemplated by the merger agreement. However, Infineon shall not be obligated to (and International Rectifier shall not, without the prior written consent of Infineon) propose, negotiate, commit to and effect, by consent decree, hold separate orders or otherwise, the sale, divesture, disposition, license of any assets, properties, businesses, products, product lines, rights, or services of Infineon, its subsidiaries or its affiliates, International Rectifier, or its subsidiaries, or any interest or interests therein; otherwise take or commit to take actions that after the closing of the transactions contemplated by the merger agreement that would limit Infineon's freedom of action with respect to, or its or their ability to retain, one or more of the assets, properties, businesses, product lines, or services of Infineon, International Rectifier, or Infineon's subsidiaries or affiliates, or any interest or interests therein or; agree to take mitigation measures, if any, to obtain CFIUS clearance, other than those mitigation measures as agreed by the parties at the time of signing of the merger agreement; and

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  if any permanent, preliminary or temporary injunction, decision, order, judgment, determination, decree or law is or becomes reasonably foreseeable to be entered, issued or enacted, in any proceeding, review or inquiry of any kind that would make consummation of the merger in accordance with the terms of the merger agreement unlawful, or would delay, restrain, prevent, enjoin or otherwise prohibit consummation of the merger, each of Infineon and International Rectifier will use its reasonable best efforts to take, or cause to be taken, any and all steps (including litigation) necessary to resist, vacate, modify, reverse, suspend, prevent, eliminate, avoid or remove such actual, anticipated or threatened injunction, decision, order, judgment, determination, decree or enactment so as to permit such consummation on a schedule as close as possible to that contemplated by the merger agreement. Infineon is entitled to direct all clearance discussions and negotiations with any governmental entity or other person relating to the merger or regulatory filings under applicable antitrust law, after due consultation with International Rectifier and to the extent legally permissible subject to the other provisions set forth in the merger agreement and described herein.

        Section 122.4(b) of the ITAR requires companies that are registered with DDTC to notify DDTC at least 60 days in advance of any intended sale or transfer to a foreign person of ownership or control of the registrant. International Rectifier is registered under the ITAR, and will provide DDTC with the notification required by ITAR Section 122.4(b). In addition, Section 122.4(a) of the ITAR requires companies that are registered with DDTC to notify DDTC of material changes to the information in the registration statement, including a merger or acquisition, within 5 days of the event. Thus International Rectifier will provide DDTC with the notification required by ITAR Section 122.4(a) within 5 days after the closing of the merger.

Indemnification and Insurance

        In the merger agreement, the surviving corporation agrees that it will, and Infineon agrees to cause the surviving corporation to, indemnify and hold harmless, and advance expenses to, the present and former directors or officers of International Rectifier and its subsidiaries for services performed at the request of International Rectifier or any of subsidiaries at or prior to the effective time of the merger whether asserted or claimed at or after the effective time of the merger.

        Unless International Rectifier has purchased a "tail" policy prior to the effective time of the merger (which it may purchase, provided that the premium for such insurance does not exceed 500% of the aggregate annual premiums currently paid for directors' and officers' insurance policies), the merger agreement requires Infineon to maintain, on terms no less favorable to the indemnified parties, International Rectifier's directors' and officers' insurance policies for six years following the effective time of the merger. Infineon will not be required to pay premiums which on an annual basis exceed 300% of the aggregate annual premiums currently paid by International Rectifier for such insurance policies; however, Infineon must obtain the greatest coverage available at such cost.

Other Covenants

  Stockholders Meeting

        International Rectifier has agreed to duly call, give notice of, convene and hold a meeting of stockholders on a date selected by International Rectifier after consultation with Infineon as promptly as reasonably practicable (and in any event no later than 45 days following the date of clearance of this proxy statement) for the purpose of voting upon the adoption of the merger agreement. International Rectifier may adjourn or postpone the meeting of the stockholders upon the occurrence of certain events.

  Stockholder Litigation

        International Rectifier will provide Infineon with prompt notice of any stockholder litigation and give Infineon an opportunity to participate in, but not control, the defense and settlement of any stockholder litigation against International Rectifier, its subsidiaries and/or the Board of Directors or the directors of any subsidiary of International Rectifier relating to the merger agreement, the merger or the transactions contemplated by the merger agreement. No settlement may be agreed to without Infineon's prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).

  Proxy Statement

        International Rectifier has agreed to file this proxy statement as promptly as practicable following the date of the merger agreement. In addition, International Rectifier has agreed to use its reasonable best efforts to have this proxy statement cleared by the SEC as promptly as practicable following its filing with the SEC and to mail it to International Rectifier's stockholders as promptly as practicable thereafter. International Rectifier has also agreed to promptly notify Infineon of any comments or requests for amendments or supplements received from the SEC, and to promptly provide responses to the SEC's comments on this proxy statement. Each of International Rectifier, Infineon and Merger Sub agree that the information supplied by or on behalf of International Rectifier, Infineon and Merger Sub for inclusion in this proxy statement will be accurate.

  Access to Information

        International Rectifier has agreed, subject to certain limited exceptions, that it will afford to Infineon and its officers and other authorized representatives, reasonable access during normal business hours during the period prior to the effective time of the merger to International Rectifier's employees, properties, books, contracts, personnel files and records, and furnish to Infineon all information concerning International Rectifier's business, properties and personnel as Infineon may reasonably request.

Conditions to the Closing of the Merger

        The respective obligations of each party to consummate the merger are subject to the satisfaction or waiver at or prior to the closing of the following conditions:

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  the adoption of the merger agreement by the holders of a majority of the outstanding shares of common stock of International Rectifier entitled to vote on such matter at a stockholders' meeting duly called and held for such purpose, which we refer to as the stockholder approval, having been obtained;

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  the expiration or termination of the applicable waiting period under the HSR Act and the receipt of required competition clearance for the merger from applicable governmental authorities in Germany, Hungary, Japan, Republic of Korea and Taiwan (or the termination or expiration of any applicable waiting period thereunder);

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  the receipt of CFIUS clearance; and

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  (i) the consummation of the merger not being enjoined or otherwise prohibited by the United States or any state thereof, any jurisdiction in the European Union or by China, Japan, the Republic of Korea, Singapore or Taiwan, (ii) the consummation of the merger is not otherwise prohibited by any law or order of any competent governmental authority of any of the foregoing jurisdictions and (iii) there is not in effect any order or law by any governmental authority in any jurisdiction, the violation of which would reasonably be expected to result in criminal liability being imposed on International Rectifier, Infineon or any of their respective subsidiaries or any executive officer or director of International Rectifier or Infineon.

        The obligations of Infineon and Merger Sub to effect the merger are also subject to the satisfaction or waiver by Infineon of the following conditions:

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  the representations and warranties of International Rectifier:

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  regarding International Rectifier's capitalization shall be true and correct as of the date of the merger agreement and as of the closing date of the merger, except for those representations and warranties that address matters only as of a particular date, in which case such representations and warranties will be true and correct as of such particular date;

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  regarding International Rectifier's organization, the lack of voting agreements, corporate authority, the inapplicability of any anti-takeover statute or, the absence of any undisclosed brokers fees and the receipt of the fairness opinion from J.P. Morgan shall be true and correct in all material respects as of the date of the merger agreement and as of the closing date of the merger (except to the extent such representations and warranties that address matters as of a particular date, in which case such representations and warranties will be true and correct as of such particular date);

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  regarding the non-occurrence of a Company Material Adverse Effect shall be true and correct in all respects as of the date of the merger agreement and as of the closing date of the merger; and

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    other than the representations and warranties described in the three bullets above, shall be true and correct (disregarding all materiality or Company Material Adverse Effect qualifications set forth therein) as of the date of the merger agreement and as of the closing date of the merger, except for such failures to be so true and correct as would not, individually or in the aggregate, have a Company Material Adverse Effect (except for any representations and warranties that address matters only as of a particular date, in which case such representations and warranties will be true and correct as of such particular date);

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  International Rectifier having performed in all material respects with all obligations required by it under the merger agreement at or prior to the closing date of the merger; and

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  Infineon's receipt of a certificate signed by the chief executive officer or chief financial officer of International Rectifier confirming the satisfaction of the preceding two conditions.

        The obligations of International Rectifier to effect the merger are also subject to the satisfaction or waiver by International Rectifier of the following conditions:

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  the representations and warranties of Infineon and Merger Sub set forth in the merger agreement shall be true and correct as of the date of the merger agreement and as of the closing date of the merger except (i) where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, would be reasonably likely to prevent, materially delay or materially impede the ability of Infineon and Merger Sub to consummate the merger or the ability of Infineon and Merger Sub to perform their respective covenants under the merger agreement and (ii) for those representations and warranties that address matters only as of a particular date, in which case such representations and warranties will be true and correct as of such particular date;

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  Infineon and Merger Sub each having complied in all material respects with all obligations required by them in the merger agreement; and

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  International Rectifier's receipt of a certificate signed by a senior executive officer of each of Infineon and Merger Sub confirming the satisfaction of the preceding two conditions.

Termination of the Merger Agreement

        The merger agreement may be terminated at any time prior to the effective time of the merger:

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  by mutual written consent of Infineon and International Rectifier whether before or after adoption of the merger agreement by the stockholders of International Rectifier;

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  by either Infineon or International Rectifier:

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  if the merger has not consummated by January 20, 2015. However, if the condition relating to antitrust and regulatory approvals has not been satisfied or waived but all other conditions to the merger have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing of the merger) as of January 20, 2015, the termination date will be extended to June 22, 2015 (we refer to the date on which the merger agreement may be terminated pursuant to this sentence or the previous sentence as the termination date). Additionally, the right to terminate the merger agreement as a result of the occurrence of the termination date will not be available to any party if the failure of the merger to have been consummated by such date was primarily due to the failure of the party seeking to terminate or extend the merger agreement, as the case may be, to perform in any material respect any of its obligations under the merger agreement;

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  if International Rectifier's stockholders fail to adopt the merger agreement at the special meeting of the stockholders (after giving effect to any adjournment or postponement thereof); or

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    if there is an order or law of the type set forth in the fourth bullet point in "—Conditions to the Closing of the Merger" set forth above that has become final and nonappealable. However, the right to terminate the merger agreement pursuant to the previous sentence will not be available to a party if the issuance of such law or order was primarily due to the failure of such party to perform in any material respect any of its obligations under the merger agreement; or

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  by International Rectifier:

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  if Infineon or Merger Sub has breached any of its representations, warranties, covenants or agreements set forth in the merger agreement, which (i) would result in the failure of certain closing conditions and (ii) is not capable of being cured, or is not cured, before the earlier of the termination date or the date that is 30 calendar days following International Rectifier's delivery of written notice of such breach. However, International Rectifier will not have the right to terminate the merger agreement if International Rectifier is then in material breach of any of its representations, warranties, covenants or agreements under the merger agreement that would result in the failure of certain closing conditions to be satisfied;

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  prior to the stockholder approval, (i) the Board of Directors authorizes International Rectifier to enter into a definitive agreement with respect to a superior proposal (and only if a superior proposal is not the result of International Rectifier's breach of its non-solicitation obligations under the merger agreement and International Rectifier provided Infineon with its matching and negotiation rights as provided under the merger agreement), (ii) concurrently with or immediately following the termination of the merger agreement, International Rectifier enters into a definitive agreement with respect to a superior proposal and (iii) immediately prior to or concurrently with such termination, International Rectifier pays to Infineon a termination fee of $70.00 million (see "—Termination Fees" below); or

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  by Infineon:

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  if the Board of Directors takes formal action or makes any recommendation or public statement in connection with a tender offer or exchange offer relating to securities of International Rectifier (other than a "stop, look and listen" communication pursuant to the Exchange Act), fails to publicly recommend against a tender or exchange offer relating to the securities of International Rectifier within ten business days after commencement or the Board of Directors fails to publicly reaffirm its recommendation that our stockholders adopt the merger agreement and approve the merger, approves or recommends any competing proposal or fails (by taking no position with the acceptance of such offer within ten business days after Infineon requests in writing that the Board of Directors affirm its recommendation that our stockholders adopt the merger agreement);;

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  if there is a material breach by International Rectifier or its officers or directors of the non-solicitation provisions set forth in the merger agreement (other than as a result of an action taken by any other representative of International Rectifier or its subsidiaries unless such action was taken at the direction of, otherwise with the express approval of, International Rectifier or the Board of Directors). However, Infineon will only have the right to terminate the merger agreement if Infineon delivers a written notice to International Rectifier of such termination within 10 business days after becoming aware of any such breach;

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  if International Rectifier has breached any of its representations, warranties, covenants or other agreements set forth in the merger agreement such that certain conditions set forth in the merger agreement are not satisfied and such breach is not capable of being cured, or is not cured, before the earlier of the termination date or the date that is 30 calendar days following Infineon's delivery of written notice of such breach. However, Infineon will not have the right to terminate the merger agreement if Infineon or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements under the merger agreement that would result in specified closing conditions not being satisfied; or

        In the event that the merger agreement is terminated pursuant to the termination rights above, the merger agreement will become void and of no effect without liability on the part of any party thereto. However, except as otherwise provided in the merger agreement, no such termination will relieve any party of liability or damages resulting from any intentional and material breach of the merger agreement prior to such termination, in which case, except as otherwise provided in the merger agreement, the aggrieved party will be entitled to all remedies available at law or in equity. Additionally, certain provisions of related documents and the provisions of the merger agreement relating to the effect of termination of the merger agreement, termination fees, reverse termination fees, expenses and certain general provisions will survive any termination of the merger agreement.

Termination Fees

        If the merger agreement is terminated in specified circumstances, the terminating party may be required to pay a termination fee.

        Infineon would be entitled to receive a termination fee of $70.00 million (less, as described in "—Expense Reimbursement" below, any expenses of Infineon previously paid by International Rectifier) from International Rectifier if the merger agreement is terminated:

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  by International Rectifier, to enter into an definitive agreement with respect to a superior proposal;

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  by Infineon, because International Rectifier has made an adverse recommendation change; or

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  (1) by either Infineon or International Rectifier because the merger closing has not occurred by the termination date if the International Rectifier stockholder's meeting has not occurred or the stockholder approval shall not have been obtained at or prior to the time of such termination, (2) by Infineon because International Rectifier has materially breached the non-solicitation provisions in the merger agreement, or (3) by Infineon because International Rectifier has breached its representations, warranties, covenants or agreements in the merger agreement, and

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  any person has made (since the date of the merger agreement) a competing proposal that is publicly disclosed or publicly announced or otherwise communicated to the Board of Directors (which is not withdrawn prior to such termination) and

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  International Rectifier enters into an agreement relating to, or consummates, a transaction within 12 months of such termination involving a competing proposal to acquire more than 40% of the total voting power of the capital stock of International Rectifier or more than 40% of the consolidated assets (including capital stock of International Rectifier's subsidiaries), revenue or net income of International Rectifier and its subsidiaries, taken as a whole.

        International Rectifier would be entitled to receive a reverse termination fee of $70.00 million from Infineon if the merger agreement is terminated by International Rectifier or Infineon because (i) the merger is not consummated prior to the termination date or (ii) any order or law relating to a required antitrust approval that permanently restrained, enjoined or otherwise prohibited the consummation of the merger and such law or order has become final or nonappealable, and in either case, all of the conditions to the closing other than those related to antitrust approvals have been satisfied or waived (other than those conditions that by their nature are to be satisfied at closing).

        In no event will either party be required to pay a termination fee on more than one occasion.

 Expense Reimbursement

        If the merger agreement is terminated because International Rectifier's stockholders do not adopt the merger agreement, International Rectifier would be required to reimburse Infineon for $15.00 million in respect of transaction-related expenses of Infineon, Merger Sub or their respective affiliates, and such amount will be credited against any termination fee, if payable, as described under "—Termination Fees" beginning on page 83.

Specific Performance

        Infineon, Merger Sub and International Rectifier are entitled to seek specific performance to prevent breaches of the merger agreement and to enforce the terms of the merger agreement in addition to any other remedy to which they are entitled at law or in equity.

Limitations of Liability

        Except for Infineon's right to specific performance as described above, the termination fee, when payable, is the sole and exclusive remedy of Infineon and its affiliates against International Rectifier or its affiliates in respect of losses or damages under the merger agreement. Except for International Rectifier's right to specific performance as described above, the reverse termination fee, when payable, is the sole and exclusive remedy of International Rectifier and its affiliates against Infineon or its affiliates in respect of losses or damages under the merger agreement. However, such liability limitations in no way limit the rights of any party to an injunction to prevent breaches of the merger agreement and to enforce specifically the terms of the merger agreement.

Fees and Expenses

        Except for the provisions described above in the sections "—Termination Fees" and "—Expense Reimbursement," plus specified reimbursement and indemnification obligations of Infineon and Merger Sub, and the expenses incurred by International Rectifier in connection with this proxy statement (of which Infineon and International Rectifier will each bear 50%) all fees and expenses incurred in connection with the transactions contemplated by the merger agreement will be paid by the party incurring such fees or expenses.

Amendment

        The merger agreement may be amended in writing at any time before or after adoption of the merger agreement by the stockholders of International Rectifier. However, after adoption of the merger agreement by the stockholders of International Rectifier, no amendment that requires further approval by such stockholders pursuant to law or the rules of any stock exchange may be made without further stockholder approval nor any change not permitted by law.

Governing Law

        The merger agreement is governed by Delaware law.

PROPOSAL 2: ADVISORY VOTE ON MERGER-RELATED EXECUTIVE COMPENSATION ARRANGEMENTS

The Non-Binding Advisory Proposal

        Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide our stockholders with the opportunity to vote to approve, on an advisory non-binding basis, the payment of certain compensation that will or may become payable by International Rectifier to its named executive officers in connection with the merger, as disclosed in the section of this proxy statement entitled "THE MERGER—Interests of the Directors and Executive Officers of International Rectifier in the Merger—Merger-Related Compensation to Named Executive Officers of International Rectifier" beginning on page 49.

        We are asking our stockholders to indicate their approval of the compensation that will or may become payable by International Rectifier to its named executive officers in connection with the merger. These payments are set forth in the section entitled "THE MERGER—Interests of the Directors and Executive Officers of International Rectifier in the Merger—Merger-Related Compensation to Named Executive Officers of International Rectifier" beginning on page 49 of this proxy statement and the accompanying footnotes. In general, the various plans and arrangements pursuant to which these compensation payments may be made have previously formed part of International Rectifier's overall compensation program for its named executive officers, and previously have been disclosed to our stockholders as part of the Compensation Discussion and Analysis and related sections of our annual proxy statements. These historical arrangements and the amendments made in connection with the merger in order to facilitate the retention of certain named executive officers were adopted and approved by the Compensation Committee of our Board of Directors, which is composed solely of non-management directors, and are believed by the Compensation Committee as necessary to achieve the transaction with Infineon, as well as intended to retain certain named executive officers for a specified period following the completion of the merger.

        Accordingly, we are seeking approval of the following resolution at the special meeting:

        "RESOLVED, that the stockholders of International Rectifier Corporation approve, on a nonbinding, advisory basis, the compensation that will or may become payable to International Rectifier's named executive officers that is based on or otherwise relates to the merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section entitled "THE MERGER—Interests of the Directors and Executive Officers of International Rectifier in the Merger—Merger-Related Compensation to Named Executive Officers of International Rectifier" in International Rectifier's proxy statement for the special meeting."

        Stockholders should note that this proposal is not a condition to completion of the merger, and as an advisory vote, the result will not be binding on International Rectifier, our Board of Directors or Infineon. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the merger is consummated our named executive officers will be eligible to receive the compensation that is based on or otherwise relates to the merger in accordance with the terms and conditions applicable to the arrangements that provide for the payments or benefits.

Vote Required and Board Recommendation

        Approval of the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by International Rectifier to its named executive officers in connection with the merger requires the affirmative vote of a majority of those shares of common stock present or represented by proxy at the special meeting and entitled to vote on the proposal.

        The Board of Directors recommends that you vote "FOR" the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by International Rectifier to its named executive officers in connection with the merger.

 PROPOSAL 3: ADJOURNMENT OF THE SPECIAL MEETING

The Adjournment Proposal

        We are asking you to approve a proposal to adjourn the special meeting to a later date or time if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting. If our stockholders approve the adjournment proposal, we could adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against adoption of the merger agreement. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against adoption of the merger agreement such that the proposal to adopt the merger agreement would be defeated, we could adjourn the special meeting without a vote on the adoption of the merger agreement and seek to convince the holders of those shares to change their votes to votes in favor of adoption of the merger agreement.

Vote Required and Board Recommendation

        Approval of the proposal to adjourn the special meeting requires the affirmative vote of a majority of those shares of common stock present or represented by proxy at the special meeting and entitled to vote on the proposal.

        The Board of Directors believes that it is in the best interests of International Rectifier and its stockholders to be able to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies in respect of the proposal to adopt the merger agreement if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

        The Board of Directors recommends that you vote "FOR" adjournment of the special meeting.

 MARKET PRICES AND DIVIDEND DATA

        International Rectifier's stock is listed on the New York Stock Exchange under the symbol "IRF." As of September 19, 2014, there were 71,639,017 shares of our common stock outstanding, held by approximately 915 stockholders of record.

        The following table sets forth, for the indicated periods, the high and low sales prices of International Rectifier's common stock for the periods shown as reported by the New York Stock Exchange:

	Common Stock Prices
	High	Low
FY 2015—Quarter Ended
September 19, 2014	$39.68	$24.82
FY 2014—Quarter Ended
4th	$28.72	$25.25
3rd	28.12	24.13
2nd	26.04	22.91
1st	25.52	21.19
FY 2013—Quarter Ended
4th	$22.53	$18.04
3rd	21.80	17.50
2nd	17.91	14.69
1st	19.99	16.25
FY 2012—Quarter Ended
4th	$23.30	$17.62
3rd	23.65	19.25
2nd	24.88	18.36
1st	28.60	19.84

        On [            ] [    ], 2014, the latest practicable trading day before the printing of this proxy statement, the closing price of our common stock on the New York Stock Exchange was $[    ] per share. You are encouraged to obtain current market quotations for the common stock. International Rectifier has not declared or paid cash dividends on International Rectifier's common stock for the fiscal years ended June 30, 2013 and June 29, 2014 and during the interim period of the fiscal year ending June 28, 2015 through the date of this proxy statement. International Rectifier does not anticipate paying dividends prior to the effective time of the merger. Furthermore, pursuant to the merger agreement, no dividends can be paid prior to the effective time of the merger without the consent of Infineon.

        Following the merger, there will be no further market for International Rectifier's common stock and its stock will be delisted from the New York Stock Exchange and deregistered under the Exchange Act. As a result, following the merger, International Rectifier will no longer file periodic reports with the SEC on account of its common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth as of September 19, 2014 information relating to the ownership of International Rectifier's common stock by (i) each person known by International Rectifier to be the beneficial owner of more than five percent of the outstanding shares of International Rectifier's common stock (other than depositories), (ii) each of International Rectifier's directors, (iii) each of the executive officers and (iv) all of International Rectifier's executive officers and directors as a group. As of September 19, 2014, approximately 71,639,017 shares of International Rectifier's common stock were outstanding (which number excludes approximately 6,672,216 shares of International Rectifier's common stock repurchased by International Rectifier and held as treasury stock under its stock repurchase program).

Name and Address of Beneficial Owner(1)	Amount and Nature of Shares of Common Stock Beneficially Owned(2)(3)		Percent of Class(3)
EdgePoint Investment Group Inc. 150 Bloor Street West, Suite 500 Toronto, Ontario M5S 2X9 Canada	7,114,058	(3a)	9.9%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	5,952,525	(3b)	8.3%
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	4,351,968	(3c)	6.1%
Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, Texas, 78746	4,010,560	(3d)	5.6%
Royce & Associates, LLC 745 Fifth Avenue New York, NY 10151	3,460,214	(3e)	4.8%
Directors and Executive Officers:
Robert S. Attiyeh	50,249	(4)	*
Mary B. Cranston	21,249	(4)	*
Richard J. Dahl	87,749	(4)	*
Dwight W. Decker	80,249	(4)	*
Didier Hirsch	34,437	(4)	*
Oleg Khaykin	193,612	(4)	*
Thomas A. Lacey	24,449	(4)	*
James D. Plummer	50,249	(4)	*
Barbara L. Rambo	21,249	(4)	*
Rochus E. Vogt	86,249	(4)(5)	*
Ilan Daskal	17,357	(4)	*
Gary Tanner	41,817	(4)	*
Michael Barrow	31,837	(4)	*
Adam White	72,168	(4)	*
Timothy E. Bixler	18,670	(4)
All current directors and executive officers as a group (15 persons)	831,590	(6)	1.2%

*
Less than 1%

(1)
The address of each executive officer and director is in care of International Rectifier, 101 North Sepulveda Boulevard, El Segundo, California 90245.

(2)
Except as may be set forth below and subject to applicable community property laws, each such person has the sole voting and investment power with respect to the shares of International Rectifier's common stock owned.

(3)
Under Rule 13d-3 of the Exchange Act, certain shares may be deemed to be beneficially owned by more than one person (if, for example, a person shares the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of International Rectifier's common stock actually outstanding at the record date.

(3a)
Information regarding EdgePoint Investment Group Inc. was obtained from Amendment No. 3 to the Schedule 13G, filed with the SEC by EdgePoint Investment Group Inc. on March 27, 2014. EdgePoint Investment Group Inc. reported that, at March 19, 2014, the following entities possessed shared power to vote, and shared power to direct the disposition of, the respective amount of shares that follow: EdgePoint Investment Group Inc.—3,557,029; Cymbria Corporation—376,892; EdgePoint Global Growth & Income Portfolio—547,688; EdgePoint Global Portfolio—1,625,900; St. James Place Global Equity Unit Trust—1,006,549.

(3b)
Information regarding BlackRock, Inc. was obtained from Amendment No. 1 to the Schedule 13G, filed with the SEC by BlackRock, Inc. on January 29, 2014. BlackRock, Inc. reported that, at December 31, 2013, it possessed the sole power to vote 5,715,085 of these shares and to direct the disposition of all of these shares.

(3c)
Information regarding The Vanguard Group was obtained from Amendment No. 1 to the Schedule 13G, filed with the SEC by The Vanguard Group on February 11, 2014. The Vanguard Group reported that, at December 31, 2013, it possessed sole power to vote with respect to 103,099 of these shares, shared power to vote with respect to none of these shares, sole power to direct the disposition of 4,252,669 of these shares, and shared power to direct the disposition of 99,299 of these shares.

(3d)
Information regarding Dimensional Fund Advisors LP was obtained from Schedule 13G, filed with the SEC by Dimensional Fund Advisors LP on February 10, 2014. Dimensional Fund Advisors LP reported that, at December 31, 2013, it possessed sole power to vote and to direct the disposition of all of these shares. Dimensional Fund Advisors LP also noted that is an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the "Funds"). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, "Dimensional") possess voting and/or investment power over the securities of the Issuer that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Issuer held by the Funds. However, all securities reported in the Schedule 13G are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(3e)
Information regarding Royce & Associates, LLC was obtained from Amendment No. 3 to Schedule 13G, filed with the SEC by Royce & Associates, LLC on January 14, 2013. Royce & Associates, LLC reported that, at January 28, 2014, it possessed sole power to vote and to direct the disposition of all of these shares.

(4)
In accordance with SEC rules, includes the following amounts of shares of International Rectifier's common stock that may be acquired pursuant to options or restricted stock units that are or will become exercisable under International Rectifier's equity award programs plans through September 18, 2014: Oleg Khaykin—0; Ilan Daskal—0; Gary Tanner—33,334; Michael Barrow—0; Adam White—25,000; Timothy E. Bixler—0; Robert Attiyeh—0; Mary B. Cranston—0; Richard Dahl—0; Dwight W. Decker—0, Didier Hirsch—13,334; Thomas Lacey—0; James D. Plummer—0; Barbara L. Rambo—0; and Rochus E. Vogt—0.

(5)
Rochus E. Vogt shares are held by the Rochus E. Vogt & Micheline A. Vogt TR UA Dec. 18. 90 Rochus E. Vogt & Micheline A. Vogt Family Trust.

(6)
Information is provided for all current directors and executive officers as of September 18, 2014.

FUTURE STOCKHOLDER PROPOSALS

        If the merger is completed by early 2015, International Rectifier does not intend to hold a 2014 annual meeting of its stockholders.

        If the Board of Directors of International Rectifier determines that International Rectifier will hold a 2014 annual meeting of its stockholders, then the stockholders may submit proposals on matters appropriate for stockholder action at the annual meeting in accordance with Rule 14a-8 under the Exchange Act, which contains eligibility requirements that must be satisfied for a stockholder to submit a proposal for inclusion in a company's proxy statement. Any proposal for which an eligible stockholder desires to have included in our proxy statement and presented at the 2014 annual meeting of stockholders will be included in our proxy statement and related proxy card if it is received by us a reasonable time before we begin to print and send our proxy materials and if it complies with SEC rules regarding inclusion of proposals in proxy statements.

        If the 2014 annual meeting of our stockholders is held after December 24, 2014, a stockholder's notice with respect to the nomination of a director or the transaction of other business must be delivered to or mailed and received by the Secretary of International Rectifier at the principal executive office of International Rectifier not earlier than the close of business on the 90th day prior to the date of such annual meeting and not later than the close of business on the 60th day prior to the date of such annual meeting or, if the first public announcement or notice of the date of such annual meeting is made or given to stockholders less than 70 days prior to the date of such annual meeting, the close of business on the 10th day following the day on which such public announcement was made or such notice of the date of such meeting is mailed, whichever occurs first. The notice with respect to a director nomination must include the name, age, business address and residence address of each nominee, the nominee's principal occupation or employment, the class and number of shares of stock of International Rectifier beneficially owned by the nominee, and any other information relating to the person that would be required to be disclosed in a solicitation of proxies for election of directors pursuant to Regulation 14A under the Exchange Act. In addition, the stockholder making the nomination shall provide in the notice of nomination the stockholder's name and address, the class and number of shares of stock of International Rectifier beneficially owned by the stockholder and any other information relating to stockholder that would be required to be disclosed in a solicitation of proxies for election of directors pursuant to Regulation 14A under the Exchange Act. International Rectifier may require the nominating stockholder to furnish such other information about the nominee as may be reasonably necessary to determine the eligibility of the proposed nominee to serve as a director of International Rectifier. In addition, the Bylaws of International Rectifier as currently in include specific information that a stockholder must identify in order to properly submit a proposal before the annual meeting. With respect to stockholder proposals to transact other such business at the next annual meeting, a stockholder's notice must be received by us a reasonable time before we begin to print and send our proxy materials.

        Any stockholder proposal should be addressed to International Rectifier Corporation, 101 North Sepulveda Boulevard, El Segundo, California 90245, Attention: Corporate Secretary.

 WHERE YOU CAN FIND MORE INFORMATION

        International Rectifier is subject to the informational requirements of the Exchange Act. We file reports, proxy statements and other information with the SEC. The SEC allows us to "incorporate by reference" information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.

        The following International Rectifier filings with the SEC are incorporated by reference:

  •
  International Rectifier's Annual Report on Form 10-K for the fiscal year ended June 29, 2014; and

  •
  International Rectifier's Current Reports on Form 8-K filed with the SEC on August 20, 2014 and August 21, 2014.

        We also incorporate by reference into this proxy statement additional documents that we may file with the SEC between the date of this proxy statement and the earlier of the date of the special meeting or the termination of the merger agreement. These documents include periodic reports, such as Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference herein.

        You may read and copy any reports, statements or other information that we file with the Securities and Exchange Commission at the SEC's public reference room at the following location: Station Place, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at (800) SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by International Rectifier through the Investor Relations section of our website, and the "SEC Filings" tab therein.

        You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:

International Rectifier Corporation
Attn: Investor Relations
101 North Sepulveda Boulevard
El Segundo, California 90245

        If you would like to request documents from us, please do so by [                        ], 2014, to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, within one business day after we receive your request. Please note that all of our documents that we file with the SEC are also promptly available through the Investor Relations section of our website, www.irf.com, and the "SEC Filings" tab therein. The information included on our website is not incorporated by reference into this proxy statement.

        The information contained in this proxy statement speaks only as of the date indicated on the cover of this proxy statement unless the information specifically indicates that another date applies.

        If you have any questions about this proxy statement, the special meeting or the merger or need assistance with voting procedures, you should contact:

D.F. King & Co., Inc.
48 Wall Street
New York, NY 10005
(866) 751-6317 (Toll Free)
(212) 269-5550 (Call Collect)

 MISCELLANEOUS

        International Rectifier has supplied all information relating to International Rectifier, and Infineon has supplied, and International Rectifier has not independently verified, all of the information relating to Infineon and Merger Sub contained in "SUMMARY—Parties Involved in the Merger," "SUMMARY—Financing of the Merger," "THE MERGER—Parties Involved in the Merger", "THE MERGER—Accounting Treatment," and "THE MERGER—Financing of the Merger."

        You should not send in your International Rectifier stock certificates until you receive transmittal materials after the merger is completed.

        You should rely only on the information contained in this proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement to vote on the merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated [            ] [    ], 2014. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Annex A—Agreement and Plan of Merger

AGREEMENT AND PLAN OF MERGER
among
INTERNATIONAL RECTIFIER CORPORATION
INFINEON TECHNOLOGIES AG
and
SURF MERGER SUB INC.
Dated as of August 20, 2014

AGREEMENT AND PLAN OF MERGER

        AGREEMENT AND PLAN OF MERGER (hereinafter called this "Agreement"), dated as of August 20, 2014, among International Rectifier Corporation, a Delaware corporation (the "Company"), Infineon Technologies AG, a stock corporation (Aktiengesellschaft) organized under the laws of the Federal Republic of Germany ("Parent") and Surf Merger Sub Inc., a Delaware corporation and a wholly-owned Subsidiary of Parent ("Merger Sub").

RECITALS

        WHEREAS, the board of directors of the Company (the "Company Board") has determined that it is fair to, advisable and in the best interests of the Company and the holders of the common stock of the Company, par value $1.00 per share (the "Common Stock"), to enter into this Agreement with Parent and Merger Sub, providing for the merger (the "Merger") of Merger Sub with and into the Company, with the Company as the surviving corporation of the Merger (the "Surviving Corporation");

        WHEREAS, the Company Board and the respective boards of directors or other equivalent bodies of Parent and Merger Sub have approved the Merger upon the terms and subject to the conditions set forth in this Agreement and have approved and declared advisable this Agreement; and

        WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

        NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

The Merger; Closing; Effective Time

        1.1.    The Merger.     Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company, in accordance with the provisions of the Delaware General Corporation Law, as amended (the "DGCL") and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the Surviving Corporation and the separate corporate existence of the Company, with all its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL.

        1.2.    Closing.     Unless otherwise mutually agreed in writing between the Company and Parent, the closing for the Merger (the "Closing") shall take place at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York, 10004 at 9:00 a.m. (New York time) on the fifth Business Day (the "Closing Date") following the day on which the last to be satisfied or waived (to the extent permitted by applicable Law) of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement. For purposes of this Agreement, the term "Business Day" shall mean any day other than a Saturday or Sunday or a day (i) on which banks are required or authorized to close in New York, New York, London, United Kingdom, Frankfurt am Main, Germany, or Munich, Germany or (ii) that is not a day on which TARGET2 is open for the settlement of payments in Euros.

        1.3.    Effective Time.     At the Closing, the parties hereto shall cause the Merger to be consummated by causing a certificate of merger (the "Certificate of Merger") to be executed and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL, and shall make all other filings, recordings or publications required under the DGCL in connection with the Merger, if any. The Merger shall become effective at the time when the Certificate of Merger has been duly filed with, and accepted for record by, the office of the Secretary of State of the State of Delaware in accordance with the DGCL, or at such later time or date as the parties hereto shall agree and specify in the Certificate of Merger in accordance with applicable Law (the "Effective Time").

ARTICLE II

Certificate of Incorporation and Bylaws
of the Surviving Corporation

        2.1.    The Certificate of Incorporation.     The certificate of incorporation of the Company shall be amended and restated in the Merger to be identical to that set forth on Annex B attached hereto (the "Charter") and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided therein and in accordance with the applicable provisions of the DGCL (subject to Section 6.16).

        2.2.    The Bylaws.     The bylaws of Merger Sub in effect immediately prior to the Effective Time shall, from and after the Effective Time, be the bylaws of the Surviving Corporation (the "Bylaws") until thereafter amended as provided therein and in accordance with the applicable provisions of the DGCL (subject to Section 6.16).

ARTICLE III

Directors and Officers of the Surviving Corporation

        3.1.    Directors.     The parties hereto shall take, and cause to be taken, all actions necessary so that the directors of Merger Sub at the Effective Time shall, from and after the Effective Time, be the initial directors of the Surviving Corporation, each to hold office until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the Bylaws.

        3.2.    Officers.     The officers of Merger Sub at the Effective Time shall, from and after the Effective Time, be the initial officers of the Surviving Corporation, each to hold office until their respective successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the Bylaws.

ARTICLE IV

Effect of the Merger on Capital Stock;
Exchange of Certificates

        4.1.    Effect on Capital Stock.     At the Effective Time, as a result of the Merger and without any action on the part of the holder of any capital stock of the Company or the sole stockholder of Merger Sub:

        (a)    Merger Consideration.    Each share (a "Share" and, collectively, "Shares") of Common Stock issued and outstanding immediately prior to the Effective Time other than (i) Shares owned by Parent, Merger Sub or any other direct or indirect wholly-owned subsidiary of Parent, (ii) Dissenting Shares (as defined below) and (iii) Shares held by the Company in treasury (each Share referred to in clauses (i) and (iii) above being an "Excluded Share" and, collectively, the "Excluded Shares") shall be converted into the right to receive $40.00 in cash (the "Merger Consideration"), without interest. At the Effective Time, all of the Shares (other than the Dissenting Shares and the Excluded Shares) shall cease to be outstanding, shall be canceled and shall cease to exist, and each certificate formerly representing any such Shares (a "Certificate") and any such Share that is non-certificated (a "Book Entry Share") shall thereafter cease to have any rights with respect to such Shares and shall represent only the right to receive the Merger Consideration multiplied by the number of such Shares formerly represented thereby, without interest.

        (b)    Cancellation of the Excluded Shares.    Each Excluded Share, by virtue of the Merger and without any action on the part of the holder thereof, shall cease to be outstanding, shall be canceled without payment of any consideration therefor and shall cease to exist.

        (c)    Merger Sub.    Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, par value $1.00 per share, of the Surviving Corporation. From and after the Effective Time, any certificates representing the common stock of Merger Sub shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

        4.2.    Payment.

        (a)    Paying Agent.    On the Closing Date and prior to the filing of the Certificate of Merger, Parent shall deposit, or shall cause to be deposited, with a paying agent selected by Parent with the Company's prior approval (the "Paying Agent"), for the benefit of the Record Holders (other than Record Holders to the extent they hold the Dissenting Shares or the Excluded Shares), a cash amount in immediately available funds equal to the aggregate Merger Consideration payable in respect of all Shares other than the Dissenting Shares and the Excluded Shares (such aggregate amount as deposited with the Paying Agent, the "Exchange Fund"). As used in this Article IV, the term "Record Holder" means, with respect to any Shares, a Person who was, immediately prior to the Effective Time, the holder of record of such Shares. If a Dissenting Stockholder effectively withdraws its demand for, or loses its, appraisal rights pursuant to Section 262 of the DGCL with respect to any Dissenting Shares, Parent shall make available or cause to be made available to the Paying Agent additional funds in an amount equal to the product of (i) the number of the Dissenting Shares for which the Dissenting Stockholder has withdrawn its demand for, or lost its, appraisal rights pursuant to Section 262 of the DGCL and (ii) the Merger Consideration. The Paying Agent shall invest the cash portion of the Exchange Fund as directed by Parent; provided that Parent shall ensure that such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Service, Inc. or Standard & Poor's, respectively, in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $1 billion, or in money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of investment. Any interest and other income resulting from such investment shall become a part of the Exchange Fund, and any amounts in excess of the aggregate Merger Consideration payable under Section 4.1(a) shall be promptly returned to the Surviving Corporation. To the extent that there are any losses with respect to any such investments, or the Exchange Fund diminishes for any reason below the level required for the Paying Agent to make prompt cash aggregate payment of the Merger Consideration under Section 4.1(a), Parent shall, or shall cause the Surviving Corporation to, promptly replace or restore the cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times maintained at a level sufficient for the Paying Agent to make such aggregate payment of the Merger Consideration under Section 4.1(a). Any portion of the Merger Consideration deposited with the Paying Agent pursuant to this Section 4.2(a) in respect of Dissenting Shares shall be returned to Parent upon demand.

        (b)    Payment Procedures.

          (i)    Letter of Transmittal.    Promptly (and in any event, within two Business Days) after the Effective Time, the Surviving Corporation shall cause the Paying Agent to mail to each Record Holder of Shares (other than the Excluded Shares) represented by one or more Certificates a letter of transmittal (a "Letter of Transmittal") specifying that delivery of Certificates shall be effected, and risk of loss and title shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu thereof in accordance with Section 4.2(e)) to the Paying Agent and shall be in such form and have such other provisions as Parent and the Company may reasonably agree and (y) include instructions for use in effecting the surrender of the Certificates (or affidavits of loss in lieu thereof in accordance with

  Section 4.2(e)) in exchange for the Merger Consideration with respect to the Shares formerly represented thereby.

          (ii)    Payment for Shares.    Upon delivery to the Paying Agent of a Letter of Transmittal by any Record Holder of Shares represented by Certificates (other than the Dissenting Shares or the Excluded Shares), duly completed and signed in accordance with its instructions, and surrender of the Certificates (or affidavits of loss in lieu thereof) that immediately prior to the Effective Time represented such Shares (or affidavits of loss in lieu thereof), such Record Holder shall be entitled to receive the Merger Consideration in respect of such Shares, and the Certificate so surrendered shall forthwith be canceled. Notwithstanding anything to the contrary in this Agreement, no Record Holder of a Book Entry Share shall be required to deliver a Certificate or an executed Letter of Transmittal to the Paying Agent to receive the Merger Consideration in respect of such Shares. In lieu thereof, such Record Holder shall upon receipt by the Paying Agent of an "agent's message" in customary form (or such other evidence, if any, as the Paying Agent may reasonably request), be entitled to receive, and Parent shall cause the Paying Agent to pay and deliver as promptly as reasonably practicable after the Effective Time, the Merger Consideration in respect of each Book-Entry Share of such holder, and such Book Entry Shares shall forthwith be canceled. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, a check for any cash to be delivered upon compliance with the procedures described above, may be issued to the transferee if the Paying Agent receives documents reasonably required to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes have been paid or that stock transfer Taxes are not applicable. All cash paid as Merger Consideration upon the surrender of Certificates or in respect of Book Entry Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the applicable Shares. No interest will be paid or accrued on any amount payable as provided above.

          (iii)    Special Payment Procedures for DTC.    Prior to the Effective Time, Parent and the Company shall cooperate to establish procedures with the Paying Agent and the Depository Trust Company ("DTC") with the objective that (x) if the Effective Time occurs at or prior to 11:30 a.m. (New York time) on the Closing Date, the Paying Agent will transmit to DTC or its nominee on the Closing Date the Merger Consideration in respect of each Share held of record by DTC or such nominee immediately prior to the Effective Time (such aggregate cash amount, the "DTC Cash Payment") and (y) if the Effective Time occurs after 11:30 a.m. (New York time) on the Closing Date, the Paying Agent will transmit to DTC or its nominee on the first Business Day after the Closing Date the DTC Cash Payment (with cash payment being delivered in immediately available funds).

        (c)    Transfers.    From and after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificate or Book Entry Share is presented to the Surviving Corporation, Parent or the Paying Agent for transfer, it shall be canceled and exchanged for the cash amount in immediately available funds to which the holder thereof is entitled pursuant to this Article IV.

        (d)    Termination of Exchange Fund.    Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains unclaimed by the Record Holders of Shares for 270 days after the Effective Time shall, to the extent permitted by applicable Law, be delivered by the Paying Agent to Parent. Any Record Holder of Shares (other than the Dissenting Shares and the Excluded Shares) who has not theretofore complied with this Article IV shall thereafter look only to the Surviving Corporation (subject to abandoned property, escheat or similar Laws) for, and the Surviving Corporation shall remain liable for, payment of the Merger Consideration, without any interest thereon, for such Shares upon surrender of its Certificates (or affidavits of loss in lieu thereof) or Book Entry Shares. Notwithstanding any provision of this Agreement to the contrary, neither Parent, the Surviving Corporation nor the Paying Agent shall be liable to any Person in respect of Shares (or dividends or distributions with respect thereto) delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws. Any amounts remaining unclaimed by such Record Holders by the earlier of (i) the fifth anniversary of the Closing Date and (ii) such time at which such amounts would otherwise escheat to or become property of any Governmental Entity shall become, to the extent permitted by applicable Law, the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto. For the purposes of this Agreement, the term "Person" shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

        (e)    Lost, Stolen or Destroyed Certificates.    In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by Parent, the posting by such Person of a bond in customary amount and upon such terms as may be required by Parent as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Paying Agent will pay the aggregate Merger Consideration in respect of the number of Shares formerly represented by such lost, stolen or destroyed Certificate.

        (f)    Dissenting Shares.    Notwithstanding anything in this Agreement to the contrary, Shares (other than the Excluded Shares) that are issued and outstanding immediately prior to the Effective Time and which are held by a stockholder who did not vote in favor of the Merger (or consent thereto in writing) and who is entitled to demand and properly demands appraisal of such Shares (the "Dissenting Shares") pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL (the "Dissenting Stockholders") shall not be converted into or be exchangeable for the right to receive the Merger Consideration, but instead such holder shall be entitled to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to Section 262 of the DGCL (and at the Effective Time, such Dissenting Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and such holder shall cease to have any rights with respect thereto, except the rights set forth in Section 262 of the DGCL), unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost its right to appraisal under the DGCL. If any Dissenting Stockholder shall have failed to perfect or shall have effectively withdrawn or lost such right, such holder's Shares shall thereupon be treated as if they had been converted into and become exchangeable for the right to receive, as of the Effective Time, the Merger Consideration for each such Share, in accordance with Section 4.1, without interest. The Company shall give Parent (i) prompt written notice and a copy of any written demands for appraisal, attempted withdrawals of such demands, and any other instruments served pursuant to applicable Law that are received by the Company relating to Company stockholders' rights of appraisal and (ii) at Parent's expense, the opportunity to participate in all communications, negotiations and proceedings with respect to demands for appraisal by Company stockholders under the DGCL, so long as Parent does not create any obligations of the Company that would be effective prior to the Effective Time. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal, offer to settle, settle any such demands, approve any withdrawal of any such demands, waive any failure to timely deliver a written demand for appraisal in accordance with the DGCL or agree to do any of the foregoing.

        4.3.    Equity Awards.

        (a)    Options.    Except as may otherwise be agreed by Parent and the holder of an option to purchase Shares under the Company Stock Plans or otherwise (each, an "Option"), on the Closing Date, each Option that is then outstanding, whether or not exercisable or vested, shall be canceled and the Company or the Surviving Corporation shall pay each holder of any such Option, in full satisfaction of the rights of such holder with respect thereto, on the Closing Date or as soon as administratively practicable thereafter (but in any event no later than the date that is 20 Business Days following the Effective Time) for each such Option canceled an amount in cash, without interest, determined by multiplying (i) the excess, if any, of the Merger Consideration over the applicable per share exercise price of such Option by (ii) the number of Shares such holder could have purchased (assuming full vesting of all Options) had such holder exercised such Option in full on the Closing Date; provided that if the exercise price per share of any such Option is equal to or greater than the per share Merger Consideration, such Option shall be canceled without any cash payment being made in respect thereof. For the avoidance of doubt, except as may otherwise be agreed by Parent and the holder of an Option, Parent shall not assume any Options in connection with the Merger.

        (b)    RSUs.

          (i)    Vested RSUs.    Except as may otherwise be agreed by Parent and the holder of a Vested RSU, on the Closing Date, each Vested RSU shall be canceled, and the Company or the Surviving Corporation shall pay each holder of any such Vested RSU, in full satisfaction of the rights of such holder with respect thereto, on the Closing Date or as soon as administratively practicable thereafter (but in any event no later than the date that is 20 Business Days following the Effective Time) for each such Vested RSU an amount in cash, without interest, determined by multiplying (A) the Merger Consideration by (B) the number of shares of Common Stock covered by such Vested RSU. For the avoidance of doubt, except as may otherwise be agreed by Parent and the holder of a Vested RSU, Parent shall not assume any Vested RSU in connection with the Merger.

          (ii)    Rollover RSUs.    Except as may otherwise be agreed by Parent and the holder of a Rollover RSU, at the Effective Time, each Rollover RSU shall automatically be converted into a right to receive an amount in cash, without interest, determined by multiplying (A) the Merger Consideration by (B) the number of shares of Common Stock covered by such Rollover RSU (each, a "Converted RSU Cash Award"). Each portion of any Converted RSU Cash Award will, subject to the holder's continued employment with the Parent and its Affiliates (including the Company and its Subsidiaries) through the applicable vesting dates, vest and be paid to the holder of such Converted RSU Cash Award (A) with respect to Rollover RSUs that were otherwise scheduled to vest in June, 2016, in December, 2015, (B) with respect to Rollover RSUs that were otherwise scheduled to vest in June, 2017, in September, 2016 and (C) with respect to Rollover RSUs that were otherwise scheduled to vest after June, 2015 and on any other date than those listed in clauses (A) and (B) of this Section 4.3(b)(ii), on the date that is six months prior to the date that the applicable Rollover RSUs were otherwise scheduled to vest, and the Converted RSU Cash Awards will otherwise retain the same terms and conditions (including, in the event of certain terminations of employment, accelerated vesting and payment) as contained in the original Rollover RSU (but taking into account any changes to such Rollover RSUs that are necessary to reflect the provisions of this Section 4.3(b)(ii)). For the avoidance of doubt, Parent shall assume the Rollover RSUs as Converted RSU Cash Awards in connection with the Merger subject to the terms and conditions set forth in the immediately preceding sentence.

        (c)    PSUs.    Except as may otherwise be agreed by Parent and the holder of a PSU, on the Closing Date, each PSU that is then outstanding shall vest or be forfeited, as applicable, to the extent it would vest (disregarding any required service period following the achievement of the applicable performance goals for the purposes of the Supplemental PSUs) or be forfeited under the terms of the applicable award agreement as if (i) the Merger Consideration was the "final average share price" or the "average share price" (as applicable) and (ii) the Closing Date was the "vesting date" (as such terms are defined under the applicable award agreement). For the avoidance of doubt, to the extent that the "average share price" performance goal under the terms of the applicable award agreement is achieved for Supplemental PSUs, such Supplemental PSUs shall be vested PSUs as of the Closing Date and be canceled and paid out in accordance with the next sentence. Each such vested PSU shall be canceled, and the Company or the Surviving Corporation shall pay each holder of any such vested PSU, in full satisfaction of the rights of such holder with respect thereto on the Closing Date or as soon as administratively practicable thereafter (but in any event no later than the date that is 20 Business Days following the Effective Time) for each such vested PSU an amount in cash, without interest, determined by multiplying (i) the Merger Consideration by (ii) the number of shares of Common Stock covered by such vested PSU. For the avoidance of doubt, except as may otherwise be agreed by Parent and the holder of a PSU, Parent shall not assume any PSU in connection with the Merger and each PSU with respect to which the applicable performance goal is not satisfied under the terms of the applicable award agreement shall be canceled as of the Effective Time for no consideration.

        (d)   The Company or the Surviving Corporation shall pay through its payroll system, to each holder of an Option, a Vested RSU or a PSU, the cash payments subject to and in accordance with this Section 4.3.

        (e)   On or prior to the Closing Date, the Company, the Company Board or the compensation committee of the Company Board (or another committee duly authorized by the Company Board for such purpose), as applicable, shall adopt any resolutions and take such other actions as may be necessary to implement the provisions of this Section 4.3 and the provisions of Section 6.9(e) of this Agreement, provided that such resolutions or actions shall in no event limit the ability or right (i) of Parent and any individual holder of an Option, Vested RSU, Rollover RSU or PSU to agree to treat any such applicable award otherwise than as provided in this Section 4.3 or (ii) of Parent and any Covered Individual (as defined below) to agree to terms different than those set forth in Section 6.9(e) of this Agreement.

        (f)    For purposes of this Agreement, the following terms shall have the following meanings:

            (i)  "Company Stock Plans" means (x) the International Rectifier Corporation 2011 Performance Incentive Plan, (y) the International Rectifier Corporation 2000 Incentive Plan and (z) the International Rectifier Corporation 1997 Employee Stock Incentive Plan.

           (ii)  "PSU" means each performance-based vesting restricted stock unit award granted (including each Supplemental PSU) pursuant to the Company Stock Plans or otherwise.

          (iii)  "Rollover RSU" means each RSU outstanding immediately prior to the Effective Time that is not a Vested RSU.

          (iv)  "RSU" means each time-based vesting restricted stock unit award granted pursuant to the Company Stock Plans or otherwise.

           (v)  "Supplemental PSU" means each PSU granted pursuant to a "Supplemental Performance Stock Unit Award Agreement."

          (vi)  "Vested RSU" means each RSU outstanding immediately prior to the Effective Time that (i) is held by a non-employee member of the Company Board or by an individual whose name is set forth on Section 4.3(b)(i) of the Company Disclosure Schedule, (ii) has vested pursuant to its terms prior to the Effective Time, (iii) is scheduled to vest pursuant to its terms at any time prior to or during June, 2015 (and, for the avoidance of doubt, not taking into account any accelerated vesting in connection with a termination of employment or service) or (iv) that the Company is required to vest upon the Closing pursuant to the terms of the applicable Company Stock Plan or award agreement governing such RSU.

        4.4.    Company ESPP.     The Company, the Company Board or the compensation committee of the Company Board (or another committee duly authorized by the Company Board for such purpose), as applicable, shall take all actions necessary to (a) cause the Company ESPP (as defined below) not to commence an offering period to purchase Shares that would otherwise begin on or after the date of this Agreement or to accept payroll deductions to be used to purchase Shares under the Company ESPP, and (b) cause the Company ESPP to terminate prior to the time that an offering period to purchase Shares would otherwise begin.

        4.5.    Adjustments to Prevent Dilution.     If between the date of this Agreement and the Effective Time the outstanding Shares shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, rights offering, split, combination or exchange of shares, the Merger Consideration correspondingly shall be adjusted to the extent warranted to reflect such stock dividend, subdivision, reclassification, recapitalization, rights offering, split, combination or exchange of shares.

        4.6.    Withholding Rights.     Each of Parent, the Company, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the amounts otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code") and the rules and regulations promulgated thereunder or any other applicable state, local or non-U.S. Tax Law and shall timely remit any amounts so withheld to the applicable Governmental Entity. To the extent that amounts are so withheld and paid over to the appropriate Governmental Entity by Parent, the Company, the Surviving Corporation or the Paying Agent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Persons otherwise entitled to the payment in respect of which such deduction and withholding was made by Parent, the Surviving Corporation or the Paying Agent, as the case may be.

ARTICLE V

Representations and Warranties

        5.1.    Representations and Warranties of the Company.     Except (a) as set forth in the Company Reports or in the Draft 10-K (both as defined in Section 5.1(e)), but excluding any risk factor disclosures contained under the heading "Risk Factors" or any disclosure of risks included in any "forward-looking statements" disclaimer or any other forward-looking or precautionary statements of risk) filed with the Securities and Exchange Commission (the "SEC") on or after July 1, 2012 (the "Applicable Date") and prior to the date of this Agreement (other than any matters required to be disclosed for purposes of Section 5.1(a), Section 5.1(b) or Section 5.1(r), which matters shall only be disclosed by specific disclosure in the corresponding section of the Company Disclosure Schedule) or (b) in the corresponding sections or subsections of the disclosure letter delivered to Parent by the Company prior to entering into this Agreement (the "Company Disclosure Schedule") (it being agreed that disclosure of any item in any section or subsection of the Company Disclosure Schedule shall be deemed disclosure with respect to any other section or subsection to which the relevance of such item is reasonably apparent on its face, other than any matters required to be disclosed for purposes of Sections 5.1(b)(i), 5.1(b)(iii) or 5.1(f), which matters shall only be disclosed by specific disclosure in the corresponding section of the Company Disclosure Schedule), the Company hereby represents and warrants to Parent and Merger Sub that:

        (a)    Organization, Good Standing and Qualification; Subsidiaries.

            (i)  (A) The Company is a legal entity, duly organized, validly existing and in good standing under the Laws of the State of Delaware, (B) each of the Company's Subsidiaries is a legal entity, duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the Laws of the jurisdiction of its organization and (C) the Company and each of its Subsidiaries has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation or other relevant legal entity (with respect to jurisdictions that recognize the concept of good standing) in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except, in the case of clauses (B) and (C), where any such failure to be so organized, qualified, in good standing or to have such power or authority, individually or in the aggregate, has not had, and is not reasonably likely to have a Company Material Adverse Effect (as defined below).

           (ii)  The Company has made available to Parent complete and correct copies of the certificate of incorporation and bylaws (or similar organizational documents) of the Company and each of its Significant Subsidiaries, in each case, as amended to the date of this Agreement, and each as so made available is in full force and effect.

As used in this Agreement, the term (i) "Subsidiary" means, when used with respect to any Person, any corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing 50% or more of the equity or 50% or more of the ordinary voting power (or, in the case of a partnership, 50% or more of the general partnership interests) are, as of such date, owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, it being agreed and understood that, notwithstanding the foregoing, Xi'an IR-Peri Company Ltd shall not be deemed a Subsidiary of the Company or any of its Subsidiaries; (ii) "Significant Subsidiary" has the meaning set forth in Rule 1.02(w) of Regulation S-X under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (iii) "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person, and for purposes of this definition, the term "control" (including the correlative terms "controlling", "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and (iv) "Company Material Adverse Effect" means a fact, circumstance, change, event, occurrence, development or effect that (A) prevents the Company from consummating the Merger or (B) has a material adverse effect on the financial condition, business, or results of operations of the Company and its Subsidiaries taken as a whole; provided, however, that none of the following, and no fact, circumstance, change, event, occurrence, development or effect of, or arising out of, resulting from, or attributable to, any of the following, shall constitute a "Company Material Adverse Effect" or be taken into account in determining whether a "Company Material Adverse Effect" has occurred under clause (iv)(B):

        (x)   any facts, circumstances, changes, events, occurrences, developments or effects generally affecting (A) the semiconductor device industry generally or (B) the economy, credit, financial or securities markets in the United States or elsewhere in the world, including changes in interest or exchange rates, or any changes therein, or

        (y)   any facts, circumstances, changes, events, occurrences, developments or effects arising out of, resulting from or attributable to (A) changes in Law, in applicable regulations of any Governmental Entity or in GAAP or in applicable accounting standards, or any changes in the interpretation or enforcement of any of the foregoing, or any changes in general legal, regulatory or political conditions (including, without limitation, embargoes); (B) the execution, announcement or performance of this Agreement or the consummation of the transactions contemplated by the Agreement, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners, employees, consultants or regulators; (C) acts of war (whether or not declared), sabotage or terrorism, military actions or any escalation or worsening of any such acts of war (whether or not declared), sabotage, terrorism or military actions or other similar force majeure events; (D) pandemics, earthquakes, hurricanes, floods, tornados or other natural disasters; (E) any action taken by the Company or its Subsidiaries that is required by this Agreement or taken at Parent's written request, or the failure to take any action by the Company or its Subsidiaries if that action is expressly prohibited by this Agreement; (F) any failure, in and of itself, to meet any internal or public projections, budgets, forecasts or estimates of revenue, earnings, cash flow or cash position; (G) any decline, in and of itself, in the market price or trading volume of the Common Stock; (H) any change or prospective change, in and of itself, in credit ratings and in any analyst recommendations or ratings with respect to the Company or any of its Subsidiaries; (I) the identity of Parent, Merger Sub or their respective Affiliates; or (J) any litigation relating to this Agreement or the transactions contemplated by this Agreement;

provided, further, however, that (I) any fact, circumstance, change, event, occurrence, development set forth in clause (x)(A), (x)(B), (y)(A), (y)(C) or (y)(D) above may be taken into account in determining whether there has been Company Material Adverse Effect to the extent such change, event, occurrence, development or effect has had a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, as compared to other participants in the industries in which the Company and its Subsidiaries operate and (II) the exceptions in clauses (y)(F), (y)(G) or (y)(H) above shall not prevent or otherwise affect a determination that the underlying cause of any failure or change referred to therein (if not otherwise falling within any of the exceptions provided by clause (x) or clauses (y)(A) through (I) above) has had a Company Material Adverse Effect.

        (b)    Capital Structure.

            (i)  The authorized capital stock of the Company consists of (A) 330,000,000 Shares and (B) 1,000,000 shares of preferred stock, par value $1.00 per share (the "Preferred Stock"). As of the close of business on August 15, 2014 (the "Measurement Date"), (I) 71,537,194 Shares (excluding treasury shares) were outstanding, all of which were duly authorized, validly issued, fully paid and nonassessable and were issued free of preemptive rights; (II) no shares of Preferred Stock were outstanding; (III) 6,672,216 Shares were held by the Company in its treasury; (IV) 260,708 Shares were subject to issuance upon the exercise of Options then outstanding under the Company Stock Plans or otherwise; (V) 2,136,726 Shares were subject to issuance upon the vesting of RSUs then outstanding under the Company Stock Plans or otherwise; and (VI) 1,660,586 Shares were subject to issuance upon the vesting of PSUs then outstanding under the Company Stock Plans or otherwise. Other than 4,309,021 Shares reserved for issuance under the Company Stock Plans not including the Shares subject to issuance as set forth in clauses (IV), (V) and (VI) of the preceding sentence and 755,542 Shares reserved for issuance under the 1984 Employee Stock Participation Plan (the "Company ESPP"), the Company has no Shares reserved for future issuance. Section 5.1(b)(i) of the Company Disclosure Schedule contains a correct and complete list, as of the Measurement Date, of RSUs, PSUs and Options issued under the Company Stock Plans or otherwise, including the applicable Company Stock Plan pursuant to which such award was issued, holder, type of award, date of grant, exercise price, number of Shares and vesting and performance conditions. Except as set forth above, as of the Measurement Date, (x) the Company does not have any Shares issued or outstanding and (y) there are no preemptive or other outstanding rights, options, warrants, convertible or exchangeable securities, conversion or exchange rights, stock appreciation rights, phantom stock, restricted or performance stock units, redemption rights, repurchase rights, subscriptions or other agreements, arrangements, calls or commitments of any kind that obligate the Company or any of its Subsidiaries to issue, transfer, dispose of, redeem, repurchase, acquire or sell, or make payments based on the value of, any Shares or other equity securities or equity interests of the Company or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire any of the foregoing, including any Shares or other equity securities or equity interests of the Company (collectively, in the case of this clause (y), "Contingent Company Equity"). From the Measurement Date through the date of this Agreement, neither the Company nor any of its Subsidiaries has issued any Contingent Company Equity or any Shares, other than upon exercise, vesting or settlement of Options, RSU or PSUs outstanding under the Company Stock Plans in accordance with their existing terms.

           (ii)  Each of the outstanding shares of capital stock or other equity securities of each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and, except for directors' qualifying shares (or a nominal amount of shares held pursuant to similar requirements in various jurisdictions), owned by the Company or by a direct or indirect wholly-owned Subsidiary of the Company, free and clear of any lien, charge, pledge, security interest, claim, option to purchase or otherwise acquire any interest or other encumbrance of any kind or nature whatsoever (each, a "Lien") except for such transfer restrictions of general applicability as may be provided under the Securities Act of 1933, as amended (the "Securities Act"), and other applicable Laws. Except as set forth above and except as held by the Company or any of its Subsidiaries, there are no preemptive or other outstanding rights, options, warrants, convertible or exchangeable securities, conversion or exchange rights, stock appreciation rights, phantom stock, restricted or performance stock units, redemption rights, repurchase rights, subscriptions or other agreements, arrangements, calls or commitments of any kind that obligate the Company or any of its Subsidiaries to issue, transfer, dispose of, redeem, repurchase, acquire or sell, or make payments based on the value of, any Shares or other equity securities or equity interests of any of the Subsidiaries of the Company or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire any of the foregoing, including any equity securities or equity interests of any Subsidiary of the Company.

          (iii)  Neither the Company nor any of its Subsidiaries has outstanding bonds, debentures, notes or other similar obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock or other equity interests of the Company or any of its Subsidiaries, except in each case for such agreements and arrangements between Subsidiaries of the Company and the Company and other Subsidiaries of the Company or with respect to directors' qualifying shares (or a nominal amount of shares held pursuant to similar requirements in various jurisdictions).

          (iv)  No Subsidiary of the Company owns any shares of capital stock or other equity securities of the Company. Neither the Company nor any of its Subsidiaries owns any material equity interest in, any Person (other than Subsidiaries of the Company) or has agreed, committed or undertaken to provide a material amount of funds (other than ordinary course accounts payable) to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Person (other than Subsidiaries of the Company).

           (v)  As of the date of this Agreement, neither the Company nor any of its Subsidiaries has any Indebtedness (other than Indebtedness owed by any direct or indirect wholly-owned Subsidiary of the Company to the Company or another direct or indirect wholly-owned Subsidiary of the Company). For purposes of this Agreement, "Indebtedness" means all obligations of a Person (A) for borrowed money, (B) evidenced by bonds, debentures, notes or similar instruments for the payment of which a Person is responsible or liable, (C) in respect of capital leases as defined by GAAP and (D) guaranteeing any obligations of any other Person of the type described in the foregoing.

          (vi)  Except as would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect, each outstanding Option (A) was granted with an exercise price equal to or greater than the fair market value of the underlying shares of capital stock or other equity securities on the date of grant in compliance with Section 409A of the Code, (B) has not had its exercise date or grant date delayed or "back-dated," (C) has been issued in compliance with the terms of the applicable Company Stock Plan under which it was granted and all applicable Laws, and (D) has been properly accounted for in accordance with GAAP.

        (c)    Corporate Authority and Approval.

            (i)  The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and consummate the Merger and the other transactions contemplated hereby, subject only to adoption of this Agreement by the holders of a majority of the outstanding shares of Common Stock entitled to vote on such matter at a stockholders' meeting duly called and held for such purpose (the "Requisite Company Vote") and to perform its obligations hereunder and to consummate the Merger. This Agreement has been duly executed and delivered by the Company and, assuming the authorization, execution and delivery hereof by Parent and Merger Sub, constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights generally and to general equity principles (the "Bankruptcy and Equity Exception").

           (ii)  The Company Board, at a duly held meeting by a unanimous vote of all directors has (A) determined that the Merger is fair to, and in the best interests of, the Company and its stockholders and declared advisable this Agreement, the Merger and the other transactions contemplated hereby, (B) approved this Agreement, the Merger and the other transactions contemplated hereby and (C) resolved, subject to Section 6.2, to recommend the adoption and approval of this Agreement to the holders of Common Stock (such recommendation, the "Company Recommendation"). The Company Board has directed that this Agreement be submitted to the holders of Common Stock for their adoption and approval at the Stockholders Meeting. Assuming the representations and warranties of Parent and Merger Sub set forth in Section 5.2(i) are true and correct, the only vote of the stockholders of the Company required to adopt this Agreement and approve and consummate the Merger and transactions contemplated hereby is the Requisite Company Vote, and the Company Board has taken all necessary actions so that any restrictions in Takeover Statutes are not applicable to the Company, Parent, Merger Sub or this Agreement, the Merger or the other transactions contemplated hereby.

        (d)    No Conflict; Required Filings and Consents.

            (i)  The execution, delivery and performance of this Agreement by the Company and the consummation of the Merger by the Company do not and will not: (A) conflict with or violate the certificate of incorporation or bylaws of the Company; (B) assuming all consents, approvals, authorizations, declarations and permits contemplated by clauses (A) through (G) of Section 5.1(d)(ii) have been obtained, and all filings described in such clauses have been made, conflict with, result in any breach or violation of, or constitute a default (or an event which with or without notice, lapse of time or both would become a default) or result in the loss of a benefit under, or give rise to any breach or violation of, a termination or right of termination, acceleration or other alteration in the rights under, any Lease or Material Contract; or (C) assuming all consents, approvals, authorizations, declarations and permits contemplated by clauses (A) through (G) of Section 5.1(d)(ii) have been obtained, and all filings described in such clauses have been made, violate any Law to which the Company or any of its Subsidiaries or any of their respective properties or assets is subject except, in the case of clauses (B) and (C) above, for any such conflict, breach, violation, default, termination, acceleration, loss, alteration or other occurrence that would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect (provided, that clause (y)(B) of the definition of Company Material Adverse Effect shall be disregarded for purposes of this Section 5.1(d)(i)).

           (ii)  The execution, delivery and performance of this Agreement by the Company and the consummation of the Merger by the Company do not and will not require any consent, approval, authorization, declaration or permit of, action by, filing with or notification to, any domestic, foreign or supranational governmental or regulatory authority, agency, commission, body, court or other legislative, executive or judicial governmental entity (each, a "Governmental Entity") on the part of the Company or any of its Subsidiaries except for: (A) the applicable requirements of the Exchange Act, and the rules and regulations promulgated thereunder, including the filing of the Proxy Statement; (B) the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and the rules and regulations promulgated thereunder; (C) the applicable requirements of the New York Stock Exchange (the "NYSE"); (D) the filing with the Secretary of State of the State of Delaware of the Certificate of Merger as required by the DGCL; (E) the applicable requirements of antitrust, competition or other similar Laws, rules, regulations and judicial doctrines of jurisdictions other than the United States (collectively, "Foreign Antitrust Laws"); (F) any notices or filings to the Committee on Foreign Investment in the United States ("CFIUS") and the U.S. Department of State, Directorate of Defense Trade Controls under the International Traffic in Arms Regulations; and (G) any consent, approval, authorization, declaration, permit, action, filing or notification not referred to above, the failure of which to make or obtain, would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect or prevent, materially delay or materially impede the consummation of the transactions contemplated by this Agreement.

        (e)    Company Reports; Financial Statements.

            (i)  The Company has filed with, or furnished to, on a timely basis, all forms, statements, certifications, reports and documents required to be filed by it with, or furnished to, the SEC pursuant to the Exchange Act or the Securities Act since the Applicable Date collectively, together with any exhibits and schedules thereto and other information incorporated therein, the "Company Reports"). Each of the Company Reports and the draft of the Company's Annual Report on Form 10-K for its fiscal year ended June 29, 2014 (which draft is attached to Section 5.1(e)(i) of the Company Disclosure Schedule, as so attached, the "Draft 10-K"), at the time of its filing (or, if amended prior to the date of this Agreement, as of the date of such amendment) complied or, if not yet filed, will comply in all material respects in form and content with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and any rules and regulations promulgated thereunder applicable to the Company Reports. As of their respective dates (or, if amended prior to the date of this Agreement, as of the date of such amendment), the Company Reports and the Draft 10-K did not, and any Company Reports filed with the SEC on or subsequent to the date of this Agreement will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC with respect to any of the Company Reports and, to the Knowledge of the Company, none of the Company Reports is the subject of ongoing SEC review, outstanding SEC comment or outstanding SEC investigation. None of the Company's Subsidiaries is required to file or furnish with or to the SEC any periodic or current reports pursuant to Section 13 or 15(d) of the Exchange Act.

           (ii)  The Company maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 or 15d-15 under the Exchange Act. The Company's management has conducted an assessment of the Company's internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended June 29, 2014, and, based on such assessment, the Company's management (i) determined that the Company's internal control over financial reporting, as of June 29, 2014, was effective and (ii) did not identify any fraud, or alleged fraud that resulted in an internal investigation, that involves management or other employees who have a significant role in such controls. The Company has disclosed, based on the most recent evaluation of its chief executive officer and its chief financial officer prior to the date of this Agreement, to the Company's auditors and the audit committee of the Company Board, (1) any significant deficiencies and material weaknesses in the design or operation of its internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information and (2) any fraud, to the Knowledge (as defined below) of the Company, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting.

          (iii)  Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents, or, in the case of Company Reports filed on or after the date of this Agreement, will fairly present, in each case, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of its date and each of the consolidated statements of operations and consolidated statements of cash flows included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents, or in the case of Company Reports filed on or after the date of this

  Agreement, will fairly present, in each case, in all material respects, the consolidated results of operations, consolidated cash flows and changes in stockholders' equity, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to the absence of notes and normal year-end audit adjustments) and, in each case, have been prepared in accordance with (A) U.S. generally accepted accounting principles ("GAAP") consistently applied during the periods involved (except, in the case of the unaudited statements, as permitted by the SEC) and (B) the published rules and regulations of the SEC with respect thereto (except, in the case of the unaudited statements, as permitted by the SEC), in all material respects.

          (iv)  The Company's Annual Report on Form 10-K for the year ended June 29, 2014, when filed with the SEC, will not contain any changes (other than changes that are both de minimis in the aggregate and unrelated to any numbers regarding financial information) from the Draft 10-K.

        (f)    Absence of Certain Changes.    Since June 29, 2014 through the date of this Agreement, the Company and its Subsidiaries have conducted their businesses in all material respects in the ordinary course. Since June 29, 2014, there has not been any fact, circumstance, change, event, development, occurrence or effect that, taken together with all other facts, circumstances, changes, events, developments, occurrences or effects, has had, or would reasonably be expected to have, a Company Material Adverse Effect. Since June 29, 2014 through the date of this Agreement, neither the Company nor any of its Subsidiaries has taken any action that, if taken after the date of this Agreement without Parent's consent, would constitute a breach of the covenants set forth in clauses (ii) (relating to mergers and consolidations), (iii) (relating to certain acquisitions), (iv) (relating to certain capital contributions and investments), (vi) (relating to asset sales), (ix) (relating to dividends), (x) (relating to equity redemptions), (xi) (relating to accounting methods), (xvii) (relating to certain Intellectual Property transactions) or (xix) (relating to liquidations) of Section 6.1.

        (g)    Litigation; Liabilities.

            (i)  There are no (A) civil, criminal or administrative actions, suits, claims, hearings, investigations (to the Knowledge of the Company), arbitrations or other proceedings (collectively, "Proceedings") pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries or (B) settlements to which the Company or any of the Company's Subsidiaries is a party or by which any of their assets are bound, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. None of the Company or any of its Subsidiaries is a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any Governmental Entity specifically imposed upon the Company or any of its Subsidiaries, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

           (ii)  Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected or reserved against on a consolidated balance sheet of the Company prepared in accordance with GAAP or the notes thereto, other than liabilities and obligations (A) set forth or reflected or reserved against in the Company's consolidated balance sheet as of June 29, 2014, including the notes thereto, included in the Company Reports, (B) incurred in the ordinary course of business since June 29, 2014, (C) incurred as permitted or contemplated by this Agreement or in connection with the Merger, or (D) that would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect. There are no off-balance sheet arrangements of any type pursuant to any off-balance sheet arrangement required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated under the Securities Act) that have not been so described in the Company Reports.

          (iii)  The term "Knowledge" when used in this Agreement with respect to the Company, shall mean the actual knowledge of those persons set forth in Section 5.1(g)(iii) of the Company Disclosure Schedule.

        (h)    Employee Benefits.

            (i)  Section 5.1(h)(i) of the Company Disclosure Schedule sets forth a true and complete list of each material Benefit Plan (other than a Benefit Plan with respect to Company Employees working outside of the United States covering fewer than 70 employees) and identifies such Benefit Plan as either an U.S. Benefit Plan or a Non-U.S. Benefit Plans (as such terms are defined herein). For purposes of this agreement, "Benefit Plan" shall mean each benefit and compensation plan, contract, policy, program, practice, arrangement or agreement covering current or former employees of the Company Group ("Company Employees") or any beneficiaries or dependents of any Company Employee and under or with respect to which the Company Group has any material liability including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and pension, profit-sharing, savings, termination, executive compensation, phantom stock, change-in-control, retention, salary continuation, vacation, sick leave, disability, death benefit, insurance, hospitalization, medical, dental, life (including all individual life insurance policies as to which the Company Group is the owner, the beneficiary, or both), employee loan, educational assistance, fringe benefit, deferred compensation, retirement or post-retirement, severance, stock option, stock purchase, stock appreciation rights, stock based, incentive and bonus, and employment, consulting or other individual agreements, plans, practices, policies, contracts, programs, and arrangements, other than benefit plans or programs that are mandatory under applicable Law and maintained by a Governmental Entity (such as social security or similar benefits or statutory termination benefits) or standard employee offer letters with respect to Company Employees working outside of the United States where such employee offer letters are required (collectively, the "Benefit Plans"). "Non-U.S. Benefit Plan" means each Benefit Plan that is subject to the Laws of a jurisdiction outside of the United States, maintained outside of the United States primarily for the benefit of Company Employees working outside of the United States and, in each case that is not subject to ERISA or the Code. True and complete copies of, or summary descriptions of (i) all Benefit Plans listed in Section 5.1(h)(i) of the Company Disclosure Schedule, and (ii) in respect of such Benefit Plans, any amendments (including any proposed or approved amendments), trust agreements or other funding instruments currently in effect, the most recent IRS determination letter, the summary plan description, the two most recent Forms 5500 and the two most recent audited financial statements have been made available to Parent. "Company Group" means the Company and any Subsidiary of the Company.

           (ii)  Each Benefit Plan, other than Non-U.S. Benefit Plans, (collectively, "U.S. Benefit Plans") is in and, since January 1, 2010, has been maintained in compliance with its terms and with ERISA, the Code and other applicable Laws, except as would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect. Each U.S. Benefit Plan intended to be qualified under Section 401(a) of the Code, has received a currently-effective favorable determination letter from the Internal Revenue Service (the "IRS") or has applied to the IRS for such favorable determination letter under Section 401(b) of the Code within the applicable remedial amendment period, and the Company is not aware of any circumstances that could not be corrected without material liability or that would reasonably be expected to result in the loss of the qualification of such U.S. Benefit Plan under Section 401(a) of the Code.

          (iii)  Neither the Company nor any member of the Company Group maintain, contribute to or has any liability or potential liability under or with respect to (i) any "defined benefit plan" as defined in Section 3(35) of ERISA or any other plan subject to the funding requirements of Section 412 of the Code or Section 302 of Title IV of ERISA, (ii) any "multiemployer plan" as defined in Section 3(37)

  or 4001(a)(3) of ERISA, Code); or (iii) "multiple employer welfare arrangement" (as such term is defined in Section 3(40) of ERISA).

          (iv)  As of the date hereof, there is no pending or, to the Knowledge of the Company, threatened lawsuits, grievances, arbitration, actions, claims, charges, investigations, hearings or other proceedings (including any administrative hearings, investigations, charges, claims, actions or proceedings), relating to any Benefit Plan, other than routine claims for benefits that would not, individually or in the aggregate, result in or reasonably be expected to result in a Company Material Adverse Effect. Except as set forth in Section 5.1(h)(iv) of the Company Disclosure Schedule, none of the Company Group has any obligations to provide welfare benefits (including death or medical benefits) with respect to any former or current Company Employee beyond the termination of such Company Employee's service with the Company Group.

           (v)  Except as set forth in Section 5.1(h)(v) of the Company Disclosure Schedule or as contemplated by this Agreement, the execution of this Agreement, the approval and adoption of this Agreement and the Merger by the stockholders of the Company or the consummation of the transactions contemplated hereby (whether alone or in connection with any subsequent event(s)) will not (x) result in any payment becoming due, or increase the amount of compensation or benefits due, to any Company Employee or any current or former director of the Company or any of its Subsidiaries, (y) increase any compensation benefits otherwise payable under any Benefit Plan or result in any breach or violation of or default under, or limit the Company's right to amend, modify or terminate, any Benefit Plan or (z) result in the acceleration of the time of payment or vesting, or trigger any payment or funding, of any compensation or benefits.

          (vi)  Except as set forth in Section 5.1(h)(vi) of the Company Disclosure Schedule, no amounts payable under the Benefit Plans will fail to be deductible for federal income tax purposes by virtue of section 280G of the Code or would be subject to an excise tax under Section 4999 of the Code. Section 5.1(h)(vi) of the Company Disclosure Schedule sets forth a list of each Company Employee with respect to whom the Company or any of its Subsidiaries has an indemnity obligation for any taxes imposed under Section 4999 or 409A of the Code (each such Company Employee, a "Potential Gross-Up Recipient" and each Benefit Plan that is a "nonqualified deferred compensation plan" (within the meaning of Treasury Regulation Section 1.409A-1(a)(i)) in which a Potential Gross-Up Recipient participates or is a "service provider" (within the meaning of Treasury Regulation Section 1.409A-1(f)), a "Covered NQDC Plan"). With respect to each Potential Gross-Up Recipient, each Covered NQDC Plan (i) was operated in compliance with Section 409A of the Code between January 1, 2005 and December 31, 2008, based upon a good faith, reasonable interpretation of (A) Section 409A of the Code or (B) guidance issued by the IRS thereunder (including IRS Notice 2005-1), to the extent applicable and effective (clauses (A) and (B), together, the "409A Authorities"), (ii) has been operated in compliance with the 409A Authorities and the final Treasury Regulations issued thereunder since January 1, 2009 and (iii) has been in documentary compliance with the 409A Authorities and the final Treasury Regulations issued thereunder since January 1, 2009, except in the case of clauses (i), (ii) or (iii) as would not, individually or in the aggregate, have or reasonably be expected result in material liability to the Company or any of its Subsidiaries.

         (vii)  With respect to each Non-U.S. Benefit Plan, except as would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect: (i) each Non-U.S. Benefit Plan is in and at all times has been in compliance with the applicable provisions of Law and regulations, including such laws and regulations regarding employee benefits, mandatory contributions and retirement plans of each jurisdiction in which each such Non-U.S. Benefit Plan is maintained, to the extent those Laws are applicable to such Non-U.S. Benefit Plan and if intended to qualify for special tax treatment, satisfies all requirements for such treatment; (ii) each Non-U.S. Benefit Plan has been administered, maintained and funded at all times and in accordance with its terms and the terms of any collective bargaining agreement; and(iii) all liabilities with respect to each

  Non-U.S. Benefit Plan have been funded in accordance with the terms of such Non-U.S. Benefit Plan and applicable Law.

        (i)    Labor Matters.    (i) Neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement or similar Contract (each a "Collective Bargaining Agreement") with a labor union or labor organization (each a "Union" and collectively "Unions") applicable to any employees of the Company or any of its Subsidiaries, nor is the Company or any of its Subsidiaries the subject of any material proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice or seeking to compel it to bargain with any Union, (ii) there is no pending or, to the Knowledge of the Company, threatened, labor strike, dispute, walk-out, work stoppage or lockout involving the Company or any of its Subsidiaries and (iii) the Company and each of its Subsidiaries is in compliance with all applicable Laws with respect to labor relations, employment and employment practices, occupational safety and health standards, terms and conditions of employment, payment of wages, classification of employees, immigration, visa, work status, pay equity and workers' compensation, except in the case of clauses (i), (ii) or (iii) as would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect.

        (j)    Compliance.

            (i)  The Company and its Subsidiaries have, since the Applicable Date, complied and currently are in compliance with all applicable federal, state, local, foreign or supranational laws, statutes, rules, regulations, orders and judgments (collectively, "Laws"), except for violations that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. The Company and its Subsidiaries each has obtained and is in compliance with all permits, licenses, certifications, approvals, registrations, consents, authorizations, franchises, variances, exemptions and orders issued or granted by a Governmental Entity ("Licenses") necessary to conduct its business as presently conducted, except those the absence of which, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. All Licenses are in full force and effect, no default (with or without notice, lapse of time or both) has occurred under any such License and none of the Company or its Subsidiaries has received any written notice from any Governmental Entity threatening to suspend, revoke, withdraw or modify any such License, except as has not and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

           (ii)  Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, none of the Company or its Subsidiaries have, since July 1, 2010, violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any other applicable anti-corruption law of any jurisdiction (collectively, "Anti-Corruption Laws") or any rules or regulations promulgated thereunder, and the Company and its Subsidiaries: (A) make and keep books, records, and accounts that fairly reflect transactions and the distribution of the Company's and the Subsidiaries' assets, and (B) maintain a system of internal accounting controls sufficient to provide reasonable assurances that transactions are taken in accordance with management's directives and are properly recorded, in each case, in accordance with all applicable Anti-Corruption Laws.

          (iii)  Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, the Company and its Subsidiaries are, and have at all times since July 1, 2010, been in compliance with all U.S. and non-U.S. Laws relating to imports, exports and anti-boycott measures (including those laws and regulations administered by the U.S. Departments of Commerce; Homeland Security, and State). Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, the Company and its Subsidiaries are and have at all times since July 1, 2010 been in compliance with all U.S. and non-U.S. economic sanctions Laws (including the economic sanctions administered by the U.S. Department of the Treasury's Office of Foreign Assets Control).

          (iv)  Neither the Company, nor any of its Subsidiaries, nor any officers, or directors nor, to the Knowledge of the Company, employees of the Company or its Subsidiaries nor any agents or other Persons acting for or on behalf of the Company or any of its Subsidiaries, has been or is designated on, or is owned or controlled by any party that has been or is designated on, any list of any U.S. Governmental Entity as Persons with whom U.S. Persons cannot trade, including the list of Specially Designated Nationals and Blocked Persons.

           (v)  As of the date of this Agreement, neither the Company nor any of its Subsidiaries hold or require any facility security clearance from any U.S. Governmental Entity to conduct business.

        (k)    Takeover Statutes.    Assuming the accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 5.2(i), no "fair price", "moratorium", "control share acquisition", "interested shareholder", "affiliate transaction", "business combination" or other similar antitakeover statute or regulation, including Section 203 of the DGCL (collectively, "Takeover Statutes") is applicable to the Merger or the other transactions contemplated hereby. The Company has no "rights plan," "poison pill" or similar agreement or plan in effect.

        (l)    Environmental Matters.    Except for such matters that, individually or in the aggregate, have not had and would not be reasonably expected to have a Company Material Adverse Effect:

            (i)  The Company and its Subsidiaries are and since the Applicable Date have been in compliance with applicable Environmental Laws.

           (ii)  The Company and its Subsidiaries possess and since the Applicable Date have been in compliance with all permits, licenses, registrations, authorizations and approvals required under applicable Environmental Laws (hereinafter "Environmental Permits") for the current operation of their respective businesses.

          (iii)  There are no pending nor, to the Knowledge of the Company or any of its Subsidiaries, threatened written claims, notices of violation, notices of liability, orders, decrees or judgments under Environmental Law against the Company or any of its Subsidiaries.

          (iv)  Neither the Company nor any Subsidiary has disposed of or released (or, to the Knowledge of the Company exposed any Person to) any Hazardous Substances at any real property currently (or, to the Knowledge of the Company, formerly) owned, operated or leased by the Company or any of its Subsidiaries, in violation of or that has given rise to or would reasonably be expected to give rise to liability under Environmental Laws, except for such disposal, release or exposure that has been remedied, settled or otherwise resolved.

           (v)  Neither the Company nor any Subsidiary has assumed by contract or provided a contractual indemnity with respect to any liability of any other Person under Environmental Laws.

          (vi)  Notwithstanding any other representation or warranty in Article V of this Agreement, the representations and warranties contained in Sections 5.1(e), 5.1(f), 5.1(g) and this Section 5.1(l) constitute the sole representations and warranties of the Company relating to any Environmental Law or Hazardous Substance.

As used herein, the term "Environmental Law" means any applicable Law concerning (A) pollution or protection of the environment, or (B) health or safety (as it relates to management of or exposure to Hazardous Substances), in each case as amended and in effect on or prior to the Closing Date.

As used herein, the term "Hazardous Substance" means any substance, pollutant, contaminant, material, or waste, or combination thereof, whether solid, liquid, or gaseous in nature, presently listed, defined, designated or classified as hazardous, toxic or radioactive under any applicable Environmental Law, including petroleum and any derivative or by-products thereof.

        (m)    Taxes.

            (i)  The Company and each of its Subsidiaries (A) have timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by any of them, and all such filed Tax Returns are correct, complete and accurate, except in each case where such failures to so file Tax Returns, or the failure of such filed Tax Returns to be correct, complete and accurate would not, individually or in the aggregate, have or would reasonably be expected to have a Company Material Adverse Effect; and (B) have timely paid all Taxes that are due and payable or withheld and remitted to the appropriate Governmental Entity all Taxes that the Company or any of its Subsidiaries are obligated to withhold, except (x) where such failure to so pay, withhold or remit would not, individually or in the aggregate, have or would reasonably be expected to have a Company Material Adverse Effect or (y) to the extent that such Taxes are being contested in good faith and a reserve for such Taxes has been established on the financial statements included in the Company Reports in accordance with GAAP.

           (ii)  As of the date hereof, there are not pending or threatened in writing any audits (or other similar proceedings initiated by a Governmental Entity) in respect of Taxes imposed on the Company or any Subsidiary, which, individually or in the aggregate, have or would reasonably be expected to have a Company Material Adverse Effect. No deficiency with respect to Taxes has been proposed, asserted or assessed in writing against the Company or any of its Subsidiaries which has not been fully paid or otherwise settled or is not otherwise being contested in good faith by appropriate proceedings, except as would not, individually or in the aggregate, have or would reasonably be expected to have, a Company Material Adverse Effect.

          (iii)  Except as would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has any liability for the Taxes of any Person (other than the Company or its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any comparable or similar provision of any federal, state, local or non-U.S. law), as a transferee or successor, by Contract or otherwise. Neither the Company nor any of its Subsidiaries (x) has been a "controlled corporation" or a "distributing corporation" in any distribution that was purported or intended to be governed by Section 355 of the Code occurring during the two-year period ending on the date hereof or (y) has participated (within the meaning of Treasury Regulation Section 1.6011-4(c)(3)(i)(A)) in any "listed transaction" within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

          (iv)  Notwithstanding any other representation or warranty in Article V of this Agreement, the representations and warranties contained in Section 5.1(e), Section 5.1(g)(ii), Section 5.1(h) and this Section 5.1(m) constitute the sole representations and warranties of the Company relating to any Tax, Tax Return or Tax matter.

As used in this Agreement, (A) the term "Tax" (including, with correlative meaning, the term "Taxes") means all federal, state, local and non-U.S. income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, ad valorem, property, withholding, excise, production, value added, transfer, license, estimated, occupancy or other tax, assessment, levy or other governmental charge of any kind whatsoever, together with all interest, penalties and additions imposed with respect to such amounts, imposed by any Governmental Entity, and (B) the term "Tax Return" means any return, report or similar statement required to be filed with a Governmental Entity with respect to Taxes, including any attachments thereto and any amendments thereof.

        (n)    Intellectual Property.

            (i)  Section 5.1(n)(i) of the Company Disclosure Schedule sets forth a list, based on the Company's docketing system as of the date set forth in Section 5.1(n)(i) of the Company Disclosure Schedule, of all Patents, Patent applications, registered Trademarks, applications to register Trademarks, registered Copyrights and applications to register Copyrights, and registered domain names, in each case that are owned by the Company or a Subsidiary (collectively, the "Registered Intellectual Property") and specifies for each, as applicable, the filing or registration number, title, jurisdiction, date of filing or issuance and the registered owner(s) (including any joint owner). To the Knowledge of the Company, each item of Registered Intellectual Property is valid and enforceable, and is subsisting, and the Company Intellectual Property is not, to the Knowledge of the Company, being, and has not been since July 1, 2011, misappropriated, infringed or otherwise violated by any third party in a manner that has had or would reasonably be expected to have a Company Material Adverse Effect. All assignments of Registered Intellectual Property have been properly obtained, executed and recorded (including any assignments from any assignee, author or inventor), except where the failure to properly obtain, execute and record an assignment would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

           (ii)  To the Knowledge of the Company, the Company and its Subsidiaries solely own, or have a valid right to use pursuant to a written license all material Intellectual Property used or held for use, or that is necessary for the conduct of the business of the Company and its Subsidiaries as currently conducted, free and clear of all Liens (other than non-exclusive licenses entered into in the ordinary course of business and Liens which do not, individually or in the aggregate, materially detract from the value or materially interfere with any present use of such property or assets), including all Registered Intellectual Property (collectively, "Company Intellectual Property").

          (iii)  To the Knowledge of the Company, no material claims, actions or other proceedings are pending or, to the Knowledge of the Company, are threatened in writing, and none have been asserted since July 1, 2011, by any Person (A) alleging that the Company or any of its Subsidiaries is or has been misappropriating, infringing or otherwise violating the rights of any Person with regard to any Intellectual Property, or (B) contesting the validity, enforceability, use, patentability or ownership of any material Company Intellectual Property owned by the Company and its Subsidiaries (including any demands to license any Intellectual Property from any other Person). Except as would not be material to the Company or any of its Subsidiaries, individually or in the aggregate, no Company Intellectual Property owned by the Company and its Subsidiaries is subject to any outstanding consent, settlement, judgment or other Order restricting the use, ownership or disposition thereof.

          (iv)  Except as would not be material to the Company or any of its Subsidiaries, individually or in the aggregate, to the Knowledge of the Company, the operation of the business of the Company and its Subsidiaries since July 1, 2011, including as currently conducted, has not misappropriated, infringed or otherwise violated the Intellectual Property of any other Person. Parent and Merger Sub acknowledge that the representations and warranties set forth in Section 5.1(j)(i), the second sentence of Section 5.1(n)(i), the first sentence of Section 5.1(n)(iii) and this Section 5.1(n)(iv) are the only representations and warranties Company makes in this Agreement with respect to infringement, misappropriation or other violation of Intellectual Property.

           (v)  The Company and/or its Subsidiaries take and since the Applicable Date have taken commercially reasonable actions to maintain the secrecy and value of any material Trade Secrets owned by the Company or its Subsidiaries and to maintain, protect and enforce the other Company Intellectual Property owned by the Company and its Subsidiaries and material to the operation of their businesses. To the Knowledge of the Company, all current and former employees, consultants and independent contractors (but solely to the extent such employees, consultants and independent contractors were hired or engaged on or after July 1, 2011) of the Company and its Subsidiaries who have been engaged by the Company or its Subsidiaries to develop Intellectual Property for the Company or any of its Subsidiaries and who have had access to material confidential information of the Company and its Subsidiaries have entered into written agreements with the Company or a Subsidiary pursuant to which such Person is bound to maintain and protect the confidential information of the Company and its Subsidiaries in accordance with the terms thereof. All current and former employees, consultants and independent contractors (but solely to the extent such employees, consultants and independent contractors were hired or engaged on or after July 1, 2011), of the Company and its Subsidiaries who have been engaged by the Company or its Subsidiaries to develop Intellectual Property for the Company or its Subsidiaries have, to the Knowledge of the Company, entered into a written agreement that allocates, and includes obligations to assign, to the Company or any of its Subsidiaries ownership of such Intellectual Property or ownership thereof vests automatically in the Company or any of its Subsidiaries by operation of Law.

          (vi)  To the Knowledge of the Company, the computer systems, including the software, firmware, hardware, networks, interfaces, platforms and related systems, owned, leased or licensed by the Company or any of its Subsidiaries (collectively, the "Company Systems") in the conduct of their respective businesses are sufficient for the immediate operation of the businesses, as currently conducted as of the date hereof in all material respects. In the last eighteen (18) months, there have been no material failures, breakdowns, security breaches, continued substandard performance or other material adverse events affecting any such Company Systems that have caused a disruption or interruption in or to the use of any Company Systems or the businesses of the Company or any of its Subsidiaries in any material respect. To the Knowledge of the Company, the Company and its Subsidiaries have and maintain commercially reasonable security, disaster recovery and business continuity plans, procedures and facilities, act in compliance therewith in all material respects and have taken commercially reasonable steps to test such plans and procedures on a periodic basis, and such plans and procedures have been proven effective upon such testing in all material respects. To the Knowledge of the Company, there have been no successful unauthorized intrusions or access or other breaches of the security of the Company Systems or of any sensitive data, information or other Trade Secrets, in each case, in any material respect.

        As used in this Agreement, the term "Intellectual Property" means all intellectual property rights of any type or nature recognized by law, however denominated, throughout the world, including (i) patents, patent applications, and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions, and extensions thereof and counterparts thereof ("Patents"), (ii) trademarks, service marks, corporate names, trade names, domain names, logos, slogans, trade dress and other similar designations of source or origin, together with any applications, registrations and renewals in connection therewith and the goodwill symbolized by all of the foregoing ("Trademarks"), (iii) copyrights and copyrightable subject matter (including works of authorship), including compilations and moral rights and rights of attribution and integrity, mask works and database rights and any applications, registrations and renewals in connection therewith ("Copyrights"), (iv) computer programs (whether in source code, object code, or other form), and (v) trade secrets and all other confidential information (including technical data, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), know-how and inventions and patent disclosures (whether or not patentable or reduced to practice), including, improvements, proprietary information, processes, methods, formulae, algorithms, technologies, techniques, protocols, compositions, architectures, layouts, designs, drawings, plans, specifications, ideas, research and development, data, databases, models and methodologies, solely to the extent in each case such information is protectable under applicable Law ("Trade Secrets").

        (o)    Real Property.    Except as would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect, the Company and its Subsidiaries have either good title, in fee or valid leasehold, easement or other rights, to the land, buildings, wires, pipes, structures and other improvements thereon and fixtures thereto, necessary to permit the Company and its Subsidiaries to conduct their business as currently conducted. Except as would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect, the Company and its Subsidiaries (i) are not in material breach or default under any lease, sublease or license for an interest in leased real property material to the Company or its Subsidiaries, taken as a whole ("Lease") and (ii) have not leased or otherwise granted to any Person the right to use or occupy any leased real property or any portion thereof.

        (p)    Title.    Except as would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect and except with respect to matters related to Intellectual Property (which are addressed in Section 5.1(n)) and real property (which are addressed in Section 5.1(o)), each of the Company and its Subsidiaries has good and valid title to, or a valid leasehold interest in, all of the material properties and material assets owned or leased by them, in each case, free and clear of Liens, other than Liens which do not, individually or in the aggregate, materially detract from the value or materially interfere with any present use of such property or assets.

        (q)    Insurance.    The Company and its Subsidiaries maintain insurance coverage with reputable insurers in such amounts and covering such risks as are in accordance with normal industry practice. Except for such matters that would not, individually or in the aggregate, have or would reasonably be expected to have a Company Material Adverse Effect, (i) all insurance policies maintained by the Company or any of its Subsidiaries ("Insurance Policies") are in full force and effect and all premiums due with respect to such Insurance Policies have been paid in accordance with the terms of such policies, (ii) neither the Company nor any of its Subsidiaries is in breach or default of any of its Insurance Policies and (iii) neither the Company nor any of its Subsidiaries has received written notice of cancellation or termination, other than in connection with normal renewals, of any such insurance policies.

        (r)    Opinion of Financial Advisor; Brokers.

            (i)  The Company Board has received the opinion of J.P. Morgan Securities LLC, financial advisor to the Company, to the effect that, as of the date of this Agreement, subject to the various assumptions, limitations and qualifications set forth therein, the Merger Consideration to be paid pursuant to the Merger is fair from a financial point of view to the holders of the Shares (other than Parent, Merger Sub or any other direct or indirect wholly-owned Subsidiary of Parent). A copy of the written opinion received by the Company Board will be provided to Parent by the Company promptly following the date of this Agreement.

           (ii)  Except for J.P. Morgan Securities LLC, no broker, finder, financial advisor or investment banker is entitled to any brokerage, finder's or other fee or commission from the Company or any of its Affiliates in connection with the transactions contemplated by this Agreement.

        (s)    Affiliate Transactions.     From the Applicable Date through the date of this Agreement, there have been no transactions, or series of related transactions, agreements, arrangements or understandings in effect, nor are there any currently proposed transactions, or series of related transactions, agreements, arrangements or understandings, that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act that have not been otherwise disclosed in the Company Reports filed prior to the date hereof (each, an "Interested Party Transaction").

        (t)    Contracts.

            (i)  Except as set forth in Section 5.1(t) of the Company Disclosure Schedule, as of the date of this Agreement, none of the Company or any of its Subsidiaries is a party to or bound by any contract, agreement, commitment, lease, or other instrument or obligation (each a "Contract"):

            (A)  required to be filed by the Company with the SEC pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;

            (B)  with respect to any partnerships, joint ventures or similar arrangements or arrangements;

            (C)  containing covenants of the Company or any of its Subsidiaries purporting to limit in any material respect any line of business, any channel of distribution, or geographical area (other than any Contracts with third party sales representatives) in which the Company or its Subsidiaries may operate, or the ability of the Company or any of its Subsidiaries to solicit or sell any product or other assets to any material potential or actual customer;

            (D)  pursuant to which the Company or any of its Subsidiaries has any Indebtedness in an amount in excess of $5,000,000 outstanding in the aggregate (other than intercompany Indebtedness);

            (E)  (I) Contracts relating to the licensing, development or assignment of any Intellectual Property that is material to the Company's business or that otherwise materially affect the Company's or any of its Subsidiaries' rights with respect to any Intellectual Property, including its right to use, register or enforce any such Intellectual Property (other than, in each case, (1) Contracts with respect to unmodified commercially available, off-the-shelf software; (2) Contracts to use Trademarks on a non-exclusive basis in connection with the performance under a promotion, marketing, or advertising agreement; (3) confidentiality or nondisclosure Contracts entered into in the ordinary course of business consistent with past practice; (4) Contracts for the purchase or use on a non-exclusive basis of generally commercially available equipment or materials; (5) Contracts that are non-exclusive and ancillary to the purchase or use of equipment or materials (e.g., support and maintenance contracts); and (6) Contracts with customers of the Company and its Subsidiaries entered into in the ordinary course of business consistent with past practice so long as any Intellectual Property that is developed by or on behalf of the Company or any of its Subsidiaries in connection with such Contract is owned by the Company or its Subsidiaries, or if such Intellectual Property is owned by or exclusively licensed to the customer (x) such Intellectual Property is not generally applicable to the Company's or any of its Subsidiaries' business or (y) such Intellectual Property is generally applicable to the Company's business and, in the Company's reasonable business judgment, is reasonably expected to be useful or otherwise beneficial to the Company or any of its Subsidiaries, the Company has obtained a license to use such Intellectual Property in its and its Subsidiaries' business); and (II) notwithstanding anything contained herein, (a) Contracts relating to material Intellectual Property that include any exclusive licenses (including any covenants not to sue) or other similar exclusive rights, or any options to obtain any of the foregoing, granted by or to the Company or any of its Subsidiaries (including any sublicense), and (b) any settlement Contracts or co-existence Contracts that restrict in any material respect or otherwise affect the Company's or any of its Subsidiaries' rights with respect to any Intellectual Property in any material respect;

            (F)  providing for the creation of any security interest with respect to any asset (including Intellectual Property or other intangible assets) material to the conduct of the business of the Company and its Subsidiaries as currently conducted, taken as a whole;

            (G)  for any interest rate, currency or commodity derivatives or hedging transaction, other than in the ordinary course of business consistent with past practice in all material respects or with the Company's cash management procedures in effect on the date of this Agreement;

            (H)  with any Governmental Entity or any subcontract (at any tier) under or for the purpose of fulfilling a contract or order from a Governmental Entity as the ultimate customer (each, a "Government Contract");

            (I)   which (x) since July 1, 2011, relates to the acquisition or disposition, directly or indirectly, of assets or capital stock (by merger, capital contribution or otherwise) of any Person for aggregate consideration (including by assumption of indebtedness) in excess of $10,000,000 or pursuant to which the Company or any of its Subsidiaries has continuing "earn out" or other contingent payment obligations after the date of this Agreement reasonably likely to result in the payment of in excess of $2,500,000; (y) gives any Person the right to acquire any material assets of the Company or its Subsidiaries (excluding ordinary course commitments to purchase goods, products and off-the-shelf Intellectual Property) after the date of this Agreement with a total consideration of more than $5,000,000; or (z) contains a put, call, right of first refusal or similar right pursuant to which the Company or any of their Subsidiaries could be required to purchase or sell, as applicable, any of the foregoing;

            (J)   which involves any material long-term commitment to any supplier for a term in excess of 3 years;

            (K)  which requires any capital commitment or capital expenditure (or series of capital expenditures) by the Company or any of its Subsidiaries in an amount in excess of $15,000,000 in the aggregate;

            (L)  which restricts payment of dividends or distributions in respect of the capital stock or equity interests of the Company or any of its Subsidiaries;

            (M) with Significant Customers for products sold by the Company;

            (N)  Contract with any university or similar entity pursuant to which the Company or any Subsidiary has utilized or will utilize any funding, personnel, facilities or other resources of such Person in connection with any research or development activities other than any Contract that involves payment by the Company or its Subsidiaries for a de minimis amount; or

            (O)  under which the Company and its Subsidiaries are obligated to make or receive payments in the future in excess of $10,000,000 during the life of the Contract, and which was entered into outside of the ordinary course of business consistent with past practice.

  Each such Contract described in clauses (A)-(O) above is referred to herein as a "Material Contract." True and complete copies of each Material Contract have been made available to Parent as of the date hereof.

           (ii)  Each of the Material Contracts is valid and binding on the Company and each of its Subsidiaries party thereto and, to the Knowledge of the Company, each other party thereto and is in full force and effect, except for such failures to be valid and binding or to be in full force and effect that, would not, individually or in the aggregate, have or would reasonably be expected to have a Company Material Adverse Effect. There is no breach or default under any Material Contract either by the Company or any of its Subsidiaries party thereto or, to the Knowledge of the Company, by any other party thereto, and no event has occurred that with notice or lapse of time or both would constitute a breach or default thereunder by the Company or any of its Subsidiaries party thereto or, to the Knowledge of the Company, any other party thereto, in each case except as would not, individually or in the aggregate, have or would reasonably be expected to have a Company Material Adverse Effect. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has received written notice of termination or cancellation of any Material Contract, and no party to any Material Contract has provided written notice exercising or threatening exercise of any termination rights with respect thereto or of any dispute with respect to any Material Contract.

          (iii)  Except as would not, individually or in the aggregate, have or would reasonably be expected to have a Company Material Adverse Effect, the Company and each of its Subsidiaries have established and maintain adequate internal controls for compliance with their Government Contracts and all invoices or other demands for payment submitted by or on behalf of the Company or any of its Subsidiaries under any Government Contract were current, accurate and complete in all material respects as of their respective submission dates. Except as would not, individually or in the aggregate, have or would reasonably be expected to have a Company Material Adverse Effect, since July 1, 2011, the Company and each of its Subsidiaries have not: (A) breached or violated any Law, certification or representation, relating to any Government Contract; (B) been suspended or debarred from bidding on government contracts; (C) to the Knowledge of the Company, been investigated by any Governmental Entity with respect to any alleged irregularity, misstatement or omission arising under or relating to a Government Contract; or (D) otherwise conducted or initiated any internal investigation or made a voluntary or mandatory disclosure with respect to any alleged or potential irregularity, misstatement or omission arising under or relating to a Government Contract.

        (u)    Customers.     The Company has made available to Parent an accurate and complete list of each customer who, in the year ended June 29, 2014 was one of the 20 largest sources of net revenues for the Company and its Subsidiaries (each, a "Significant Customer"). As of the date hereof, none of the Company or any of its Subsidiaries has any outstanding material disputes with a Significant Customer other than in the ordinary course of business, and, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received written notice from a Significant Customer of the intention of such Significant Customer to terminate or materially modify any existing material Contract with the Company and its Subsidiaries.

        5.2.    Representations and Warranties of Parent and Merger Sub.     Except as set forth in the corresponding sections or subsections of the disclosure letter delivered to the Company by Parent and Merger Sub prior to entering into this Agreement (the "Parent Disclosure Schedule") (it being agreed that disclosure of any item in any section or subsection of the Parent Disclosure Schedule shall be deemed disclosure with respect to any other section or subsection to which the relevance of such item is reasonably apparent on its face), Parent and Merger Sub, jointly and severally, represent and warrant to the Company that:

        (a)    Organization, Good Standing and Qualification.     Each of Parent and Merger Sub is a legal entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the Laws of the jurisdiction of its organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as it is presently conducted and is qualified to do business and is in good standing as a foreign corporation (with respect to jurisdictions that recognize the concept of good standing) or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where any such failure to be so organized, qualified, in good standing or to have such power or authority would not, individually or in the aggregate, be reasonably likely to prevent, materially delay or materially impede the ability of Parent and Merger Sub to consummate the transactions contemplated by this Agreement. Parent has made available to the Company complete and correct copies of Parent's and Merger Sub's certificates of incorporation, bylaws or comparable governing documents, each as amended to the date of this Agreement, and each as so made available is in full force and effect.

        (b)    Organizational Authority and Approval.     No vote of holders of shares or other equity securities of Parent or any of its Subsidiaries (other than Parent in its capacity as stockholder of Merger Sub) is necessary to approve this Agreement and the Merger and the other transactions contemplated hereby. Each of Parent and Merger Sub has all requisite organizational power and authority and has taken all organizational action necessary in order to execute, deliver and perform its obligations under this Agreement, subject only to the adoption and approval of this Agreement by Parent as the sole stockholder of Merger Sub, which will occur immediately following the execution of this Agreement, and to consummate the Merger. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the authorization, execution and delivery hereof by the Company, is a valid and binding agreement of, Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

        (c)    No Conflict; Required Filings and Consents.

            (i)  The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation of the Merger by Parent and Merger Sub do not and will not: (A) conflict with or violate the certificate of incorporation or bylaws or comparable governing documents of Parent or Merger Sub; (B) assuming that all consents, approvals, authorizations, declarations and permits contemplated by clauses (A) through (G) of Section of 5.2(c)(ii) below have been obtained, and all filings described in such clauses have been made, conflict with, result in any breach or violation of or constitute a default (or an event which with or without notice, lapse of time or both would become a default) or result in the loss of a benefit under, or give rise to any breach or violation of, a termination or right of termination, acceleration or other alteration in the rights under, any material Contract to which Parent or any of its Subsidiaries is party or is subject; or (C) assuming that all consents, approvals, authorizations, declarations and permits contemplated by clauses (A) through (G) of Section of 5.2(c)(ii) below have been obtained, and all filings described in such clauses have been made, violate any Law to which Parent or any of its Subsidiaries is subject, except, in the case of clauses (B) and (C) above, for any such conflict, violation, breach, termination, default, acceleration, loss, alteration or other occurrence that would not, individually or in the aggregate, be reasonably likely to prevent, materially delay or materially impede the consummation of the transactions contemplated by this Agreement.

           (ii)  The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation of the transactions contemplated hereby by Parent and Merger Sub do not and will not require Parent or Merger Sub to make or obtain any consent, approval, authorization, declaration or permit of, action by, filing with or notification to, any Governmental Entity on the part of the Parent or any of its Subsidiaries, except for: (A) the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder; (B) the applicable requirements of the HSR Act, and the rules and regulations promulgated thereunder; (C) the applicable requirements of the German Federal Financial Supervisory Authority (BaFin) and the German Securities Trade Act (WpHG); (D) any notices or filings to CFIUS; (E) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware as required by the DGCL; (E) the applicable requirements of any Foreign Antitrust Laws; and (F) any such consent, approval, authorization, declaration, permit, action, filing or notification the failure of which to make or obtain, would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or impede the consummation of the transactions contemplated by this Agreement. Neither Parent, nor any of its Subsidiaries nor officers or directors, nor, to the knowledge of Parent, employees of Parent or its Subsidiaries nor any agents or other Persons acting for or on behalf of Parent or any of its Subsidiaries, has been or is designated on, or is owned or controlled by any party that has been or is designated on, any list of any U.S. Governmental Entity as Persons with whom U.S. Persons cannot trade, including the list of Specially Designated Nationals and Blocked Persons.

        (d)    Litigation.     As of the date of this Agreement, there are no civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the actual knowledge of the officers of Parent, threatened against Parent or Merger Sub that seek to enjoin, or would reasonably be expected to have the effect of preventing, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement, except as would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impede the ability of Parent and Merger Sub to consummate the transactions contemplated by this Agreement.

        (e)    Available Funds.     Parent will have at the Closing funds sufficient to (i) pay the aggregate Merger Consideration, (ii) pay any and all fees and expenses required to be paid by Parent and/or Merger Sub in connection with the transactions contemplated by this Agreement and (iii) satisfy all of the other payment obligations of Parent and/or Merger Sub contemplated hereunder.

        (f)    Capitalization of Merger Sub.     The authorized capital stock of Merger Sub consists solely of 1,000 shares of common stock, par value $0.01 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub are, and at the Effective Time will be, owned by Parent or a direct or indirect wholly-owned Subsidiary of Parent. Merger Sub has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incidental to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

        (g)    Brokers.     No agent, broker, finder, financial advisor or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement for which the Company would be responsible prior to the Closing based upon arrangements made by or on behalf of Parent or Merger Sub or in connection with the transactions contemplated by this Agreement.

        (h)    Absence of Certain Agreements.     Neither Parent nor any of its Affiliates has entered into any agreement, arrangement or understanding (in each case, whether oral or written), or authorized, committed or agreed to enter into any agreement, arrangement or understanding (in each case, whether oral or written), (i) pursuant to which any stockholder of the Company would be entitled to receive consideration of a different amount or nature than the Merger Consideration or pursuant to which any stockholder of the Company agrees to vote to adopt this Agreement or the Merger or agrees to vote against any Superior Proposal or (ii) as of the date of this Agreement, with any member of the Company's management or directors that relates in any way to the Company or the transactions contemplated by this Agreement.

        (i)    Stock Ownership.     Neither Parent nor Merger Sub (nor any of their respective "affiliates" or "associates" (as defined in Section 203 of the DGCL) has been, at any time during the three years preceding the date of this Agreement, an "interested stockholder" of the Company, as defined in Section 203 of the DGCL. As of the date of this Agreement, neither Parent nor Merger Sub owns, beneficially or of record, any shares of capital stock of the Company.

        (j)    No Other Company Representations or Warranties.     Except for the representations and warranties set forth in Section 5.1, Parent and Merger Sub hereby acknowledge and agree that neither the Company nor any of its Subsidiaries, nor or any of their respective stockholders, directors, officers, employees, Affiliates, advisors, agents or representatives, nor any other Person, has made or is making any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective business or operations, including with respect to any information provided or made available to Parent or Merger Sub.

        (k)    Non-Reliance on Company Estimates, Projections, Forecasts, Forward-Looking Statements and Business Plans.     In connection with the due diligence investigation of the Company by Parent and Merger Sub, Parent and Merger Sub have received and may continue to receive from the Company certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information, regarding the Company and its business and operations. Parent and Merger Sub hereby acknowledge and agree that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, with which Parent and Merger Sub are familiar, that Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and other forward-looking information, as well as such business plans, so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information or business plans). Accordingly, Parent and Merger Sub hereby acknowledge that, except as otherwise set forth in this Agreement, none of the Company nor any of its Subsidiaries, nor any of their respective stockholders, directors, officers, employees, affiliates, advisors, agents or representatives, has made or is making any representation or warranty with respect to such estimates, projections, forecasts, forward-looking statements or business plans (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking statements or business plans).

ARTICLE VI

Covenants

        6.1.    Interim Operations.

        (a)   The Company covenants and agrees that, after the date hereof and prior to the Effective Time (unless Parent shall otherwise approve in writing (such approval not to be unreasonably withheld, delayed or conditioned)), and except as otherwise expressly required or permitted by this Agreement or as required by a Governmental Entity or applicable Laws, it shall and its Subsidiaries shall conduct their businesses in all material respects in the ordinary course of business consistent with past practice and, to the extent consistent with the foregoing, the Company and its Subsidiaries shall use their respective commercially reasonable efforts to preserve their business organizations substantially intact, maintain in effect all of its material Licenses and preserve satisfactory relationships with Governmental Entities, employees and customers and suppliers having significant business dealings with them (and other material business relations) and keep available the services of their key employees; provided, however, that no action taken by the Company or its Subsidiaries with respect to matters specifically addressed by clauses (i)-(xxi) of this Section 6.1(a) shall be deemed a breach of this sentence unless such action would constitute a breach of such other provision. Without limiting the generality of the foregoing, from the date of this Agreement until the Effective Time, except (A) as otherwise expressly required or permitted by this Agreement, (B) as Parent may approve in writing (such approval not to be unreasonably withheld, delayed or conditioned), (C) as is required by applicable Law or any Governmental Entity or (D) as set forth in Section 6.1(a) of the Company Disclosure Schedule, the Company will not and will not permit its Subsidiaries to:

            (i)  adopt any change in the certificate of incorporation, bylaws or organizational documents of the Company of any Significant Subsidiary;

           (ii)  merge or consolidate the Company or any of its Subsidiaries with any other Person (provided that, for the avoidance of doubt, nothing in this Section 6.1(a)(ii) shall prohibit any Subsidiary of the Company from merging or consolidating with any other Subsidiary of the Company);

          (iii)  make any acquisition of any business of any other Person, whether by way of stock purchase, asset purchase, merger or otherwise, that would (A) be material to the Company and its Subsidiaries, taken as a whole, or (B) be for consideration (including by assumption of indebtedness) in excess of $10,000,000 in the aggregate for all such stock purchases, asset purchases, mergers or other transactions;

          (iv)  make any material capital contributions or investments (including through any loans or advances) in any Person (other than the Company or any direct or indirect wholly-owned Subsidiary of the Company) except for the management of the cash of the Company and its Subsidiaries in all material respects in the ordinary course;

           (v)  make any capital expenditures in any quarter that exceeds six percent of revenues for such quarter in the aggregate for the Company and its Subsidiaries taken as a whole;

          (vi)  except in the ordinary course of business or to the Company or any of the Company's Subsidiaries, sell, assign, transfer, lease, license or otherwise dispose of, or agree to sell, assign, transfer, lease, license or otherwise dispose of, any of the material fixed assets of the Company or any of its Subsidiaries having a value in excess of $15,000,000;

         (vii)  issue, transfer, dispose of, sell, pledge, grant, lease, license, guarantee or encumber (or make payments based on the value of), or authorize the issuance, transfer, disposal of, sale, pledge, grant, lease, license, guarantee or encumbrance (or making of payments based on the value) of, any shares of capital stock or other equity securities or interests of the Company or any of its Subsidiaries (other than (A) the issuance of Shares upon the exercise, vesting or settlement of Options and RSUs or PSUs under the Company Stock Plans or (B) the issuance of shares or other equity securities by a wholly-owned Subsidiary of the Company to the Company or another wholly-owned Subsidiary) or Contingent Company Equity (for purposes of this Section 6.1(a)(vii), read to include equity securities or interests of any Subsidiary of the Company);

        (viii)  incur, offer, place, arrange, syndicate, assume, guarantee, prepare or otherwise become liable for any Indebtedness (directly, contingently or otherwise), except for (A) Indebtedness among the Company and any of its wholly-owned Subsidiaries or among any of such Subsidiaries, (B) guarantees by the Company of Indebtedness of Subsidiaries of the Company, which Indebtedness is incurred in compliance with this Section 6.1, (C) capital leases entered into by the Company and its Subsidiaries in the ordinary course of business, (D) Indebtedness incurred in connection with letters of credit and forward currency contracts issued or entered into in the ordinary course of business consistent with past practice in all material respects and (E) Indebtedness for an amount not in excess of $5,000,000 in the aggregate outstanding at any one time;

          (ix)  declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except dividends paid by any direct or indirect Subsidiary of the Company), or repatriate any material amount of cash as a dividend from Subsidiaries outside of the United States except in connection with the repayment of any intercompany loans or otherwise in the ordinary course of business consistent with past practice in all material respects;

           (x)  except for transactions among the Company and its direct or indirect wholly-owned Subsidiaries or among the Company's direct or indirect wholly-owned Subsidiaries, reclassify, split, combine, subdivide or redeem, repurchase, purchase or otherwise acquire, directly or indirectly, any of its capital stock or Contingent Company Equity (for purposes of this Section 6.1(a)(x), read to include equity securities or interests of any Subsidiary of the Company) (other than the acquisition of any Shares, Options, RSUs or PSUs tendered by current or former employees or directors in order to pay Taxes or the exercise price in connection with the exercise, vesting or settlement of Options, RSUs, PSUs and other awards under the Company Stock Plans;

          (xi)  make any material changes with respect to its methods of accounting except as required by applicable Law or by changes in GAAP, or make any material changes to the Company's or its Subsidiaries' transfer pricing practices or policies except in the ordinary course of business;

         (xii)  other than Transaction Litigation, which is addressed in Section 6.15, settle, release, waive or compromise any litigation claim, or other pending or threatened proceedings by or before a Governmental Entity if such settlement, release, waiver or compromise (A) with respect to the payment of monetary damages, involves the payment by the Company or any of its Subsidiaries of monetary damages exceeds $2,000,000 individually or $5,000,000 in the aggregate or (B) with respect to any non-monetary terms and conditions therein, imposes or requires actions that would or would be reasonably expected to be material to the Company and its Subsidiaries, taken a whole;

        (xiii)  (x) modify, amend, terminate or expressly waive any rights or claims under any Material Contract (other than renewal of Contracts that have otherwise expired pursuant to their terms in the ordinary course of business) in any respect in a manner which is materially adverse to the Company, other than in the ordinary course of business consistent with past practice in all material respects, or (y) enter into any new Contract that (A) would have been considered a Material Contract if it were entered into prior to the date of this Agreement, other than in the ordinary course of business consistent with past practice in all material respects or (B) contains a change of control or similar provision in favor of the other party or parties thereto that would require a material payment to or give rise to any material rights to such other party or parties in connection with the consummation of the Merger (including in combination with any other event or circumstances) or any subsequent change of control of the Company or any of its Subsidiaries, except, in the case of clauses (x) and (y)(A), with respect to Material Contracts that are (or would be) covered by subclauses (C), (E)(II)(a) and (L) of Section 5.1(t)(i), in which case, no such action shall be taken without Parent's prior consent;

        (xiv)  disclose any material trade secrets of the Company of any of its Subsidiaries other than pursuant to agreements entered into in the ordinary course of business consistent with past practice that contain confidentiality undertakings with respect to such trade secrets;

          (xv)  other than in the ordinary course of business or to the extent required by Law (A) make any material Tax election not consistent with past practice, (B) file any material amended Tax Return that would reasonably be expected to have the effect of materially increasing the Tax liability of the Company or any of its Subsidiaries, (C) change any material method of Tax accounting or change any annual income Tax accounting period, (D) settle or compromise any material Tax proceeding or assessment, (E) enter into any "closing agreement" within the meaning of Code Section 7121 (or any similar provision of state, local or non-U.S. Law) with respect to a material amount of Taxes, (F) surrender any right to claim a material refund of Taxes, or (G) consent to any extension or waiver of the statute of limitations applicable to any material Tax claim or assessment;

        (xvi)  except as required pursuant to a Benefit Plan as in effect immediately prior to the date of this Agreement or as otherwise required by applicable Law, (A) grant or provide any severance, change of control or termination or similar payments or benefits to any Company Employees, (B) enter into any employment, change of control, severance or retention agreements with any Company Employee, (C) increase the compensation or benefits (including any severance, change of control, termination or similar compensation or benefits) payable or provided to any Company Employee or director, except increases in base salaries or base wage rates for Company Employees with total annual base salary or base wages not in excess of $200,000 (provided that any such increase is (1) in the ordinary course of business consistent with past practice, (2) no greater than 10% of the Company Employee's base salary or base wages as in effect immediately prior to such increase and (3) consistent with Section 6.1(a)(xvi) of the Company Disclosure Schedule), (D) accelerate the time of payment or vesting of, or the lapsing of restrictions with respect to, or fund or otherwise secure the payment of, any compensation or benefits under any Company Stock Plan or Benefit Plan, (E) establish, adopt, terminate or amend any Company Stock Plan, Benefit Plan or any plan, program, arrangement, policy or agreement that would be a Company Stock Plan or Benefit Plan if it were in existence on the date hereof, other than modifications to any Benefit Plans that are health and welfare plans during the Company's open enrollment processes that are in the ordinary course of business consistent with past practice, (F)(i) hire any Person to be employed by the Company or any of its Subsidiaries or terminate the employment of any Company Employee (other than "for cause"), other than the hiring or firing of employees with annual base salary or base wages not in excess of $200,000 (provided that any such actions are in the ordinary course of business consistent with past practice) or (ii) take or omit to take any actions that could cause any Covered Individual who has not executed a waiver letter relating to the definition of "change in control" in his or her change in control severance or similar agreement with the Company to have "Good Reason" (as defined in the applicable Benefit Plan) to terminate such individual's employment with the Company Group, or (G) enter into any collective bargaining agreement or any similar material agreement with any labor organization, works council, trade union, labor association, or other employee representative);

       (xvii)  abandon, permit to lapse, assign, sell, license (including sublicense), transfer, or otherwise dispose of any Intellectual Property, other than (A) non-exclusive licenses of Intellectual Property granted in the ordinary course of business consistent with past practice, and (B) abandonment of any pending Registered Intellectual Property during the course of prosecution or any other Intellectual Property that is not material to the Company's business, in each case, in the ordinary course of business consistent with past practice;

      (xviii)  implement any facility closings or employee layoffs that do not comply with the WARN Act if the WARN Act is applicable to such layoff;

        (xix)  adopt a plan or agreement of complete or partial liquidation or dissolution of the Company or any of its Significant Subsidiaries (other than the Merger);

          (xx)  enter into or amend any Interested Party Transaction; or

        (xxi)  agree, authorize or make any commitment, in writing or otherwise, to do any of the foregoing.

        (b)   Nothing contained in this Agreement gives, or is intended to give Parent, directly or indirectly, the right to control or direct the Company's or its Subsidiaries' operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and subject to the conditions of this Agreement, including Section 6.1, complete control and supervision over the Company's and its Subsidiaries' operations.

        6.2.    Acquisition Proposals.

        (a)   Except as expressly permitted by this Section 6.2, the Company and its Subsidiaries shall, and the Company shall cause its and its Subsidiaries' respective directors, officers, employees, controlled Affiliates, investment bankers, attorneys, accountants and other advisors or representatives (collectively, "Representatives") to, (i) immediately cease any discussions or negotiations with any Persons that may be ongoing with respect to an Acquisition Proposal and immediately terminate all physical and electronic data room access previously granted to any such Person or its Representatives and (ii) until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article VIII, not (A) initiate, solicit or knowingly encourage any inquiries regarding, or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (B) engage in, continue or otherwise participate in any discussions or negotiations regarding, or provide any non-public information or data to any Person relating to, any Acquisition Proposal or any proposal or offer that would reasonably be expected to lead to any Acquisition Proposal, (C) approve, endorse, recommend or execute or enter into any letter of intent, agreement or agreement in principle with respect to any Acquisition Proposal or any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal, or that requires the Company to breach this Agreement or (D) otherwise knowingly facilitate any effort or attempt to make an Acquisition Proposal, including by granting any waiver, amendment or release under any standstill agreement or any standstill provision of any other contract or agreement (except that the Company Board, or any committee thereof may grant any such any waiver, amendment or release if it has determined in good faith, after consultation with its outside legal counsel, that failure to take such action would be inconsistent with the directors' fiduciary duties under applicable Law) or any Takeover Statutes or (E) resolve, publicly propose or agree to do any of the foregoing.

        (b)   Notwithstanding anything to the contrary contained in Section 6.2(a), at any time prior to, but not after, the time the Requisite Company Vote is obtained, if the Company receives a bona fide written Acquisition Proposal that did not result from a breach of this Section 6.2 from any Person or a group of Persons, the Company and its Representatives may contact such Person or group of Persons only to clarify the terms and conditions thereof. In addition, notwithstanding anything to the contrary contained in Section 6.2(a), at any time prior to the time, but not after, the Requisite Company Vote is obtained, if the Company receives a bona fide written Acquisition Proposal that did not result from a breach of this Section 6.2 from any Person or group of Persons, (A) the Company and its Representatives may provide information in response to a request therefore by such Person or group of Persons if the Company receives from such Person or group of Persons (or has received from such Person or group of Persons) an Acceptable Confidentiality Agreement, provided, that the Company shall promptly make available to Parent and Merger Sub any non-public information concerning the Company or its Subsidiaries that is provided to any Person or group of Persons given such access which was not previously made available to Parent or Merger Sub and (B) the Company and its Representatives may engage or participate in any discussions or negotiations with such Person or group of Persons, if and only if prior to taking any action described in clause (A) or (B) above, (x) the Company Board determines in good faith after consultation with its outside legal counsel that failure to take such action would be inconsistent with the directors' fiduciary duties under applicable Law and (y) the Company Board determines in good faith and after consultation with its outside legal counsel and financial advisor that the applicable Acquisition Proposal either constitutes a Superior Proposal or could reasonably be expected to result in a Superior Proposal. The Company shall not provide (and shall not permit any of its Representatives to provide) any commercially or competitively sensitive material non-public information in connection with the actions permitted by this Section 6.2(b), except in accordance with "clean room" or other similar procedures designed to limit any adverse effect of the sharing of such information on the Company, which procedures shall be consistent in all material respects with the Company's practices in dealing with the disclosure of such information to Parent or its Representatives.

        (c)   For purposes of this Agreement:

        "Acceptable Confidentiality Agreement" means a duly executed confidentiality agreement that contains provisions that are no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement.

        "Acquisition Proposal" means, other than the transactions contemplated by this Agreement or any proposal or offer from Parent or any of its Affiliates, whether in one transaction or in a series of transactions (i) any proposal or offer with respect to an acquisition (whether by way of stock or asset purchase), merger, joint venture, license or similar transaction, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, business combination or similar transaction or series of transactions by a Person or a group (as defined in the Exchange Act and the rules promulgated thereunder) involving more than 20% of the total voting power of the capital stock of the Company or more than 20% of the consolidated assets (including capital stock of the Company's Subsidiaries), revenue or net income of the Company and its Subsidiaries, taken as a whole, (ii) any other proposal or offer which, if consummated, would result in a direct or indirect acquisition or license (or similar transaction) of more than 20% of the total voting power of the capital stock of the Company or more than 20% of the consolidated assets (including capital stock of the Company's Subsidiaries), revenues or net income of the Company and its Subsidiaries taken as a whole, or (iii) any combination of the foregoing.

        "Intervening Event" means any material facts, changes, events, occurrences, developments or circumstances occurring or arising after the date of this Agreement and prior to the time that the Requisite Company Vote is obtained, or which was not known by (or if known, the consequences of which were not foreseen by) the Company Board as of or prior to the date of this Agreement; provided, however, that in no event shall the receipt, existence or terms of an Acquisition Proposal constitute an Intervening Event.

        "Superior Proposal" means a bona fide written Acquisition Proposal (except that references in the definition of "Acquisition Proposal" to 20% shall be replaced by 50%) that did not result from a breach of Section 6.2 and that the Company Board determines in good faith (after consultation with the Company's outside legal counsel and financial advisors) to be more favorable to the holders of Shares from a financial point of view than the transactions contemplated by this Agreement taking into account (i) the financial terms of the Acquisition Proposal, (ii) the identity of the third party making such Acquisition Proposal, (iii) the anticipated timing, conditions (including any financing condition or the reliability of any debt or equity funding commitments) and prospects for completion of such Acquisition Proposal and (iv) the other terms and conditions of such Acquisition Proposal, including relevant legal, regulatory and other aspects of such Acquisition Proposal deemed relevant by the Company Board.

        (d)   Except as set forth in this Section 6.2, the Company Board shall not:

            (i)  withhold, withdraw, qualify, amend or modify (or publicly propose or resolve to withhold, withdraw, qualify, amend or modify), in a manner adverse to Parent, the Company Recommendation with respect to the Merger or fail to include the Company Recommendation in the Proxy Statement, or adopt, approve or recommend (publicly or otherwise) or propose or resolve to adopt, approve or recommend (publicly or otherwise) an Acquisition Proposal;

           (ii)  (A) take formal action or make any recommendation or public statement in connection with a tender offer or exchange offer relating to securities of the Company other than a recommendation against such offer or a "stop, look and listen" communication by the Company Board pursuant to Rule 14d-9(f) of the Exchange Act, (B) within ten Business Days of a tender or exchange offer relating to securities of the Company having been commenced, fail to publicly recommend against such tender or exchange offer or fail to publicly reaffirm the Company Recommendation or (C) following the announcement by a third party of a bona fide Acquisition Proposal by such third party fail to reaffirm publicly the Company Recommendation within ten Business Days after Parent requests in writing that the Company Recommendation be reaffirmed publicly (provided, that Parent shall only be permitted to make one such request under clause (C) in connection with any single Acquisition Proposal by a third party) (any of the actions described in the foregoing clause (i) or this clause (ii) being referred to as a "Company Adverse Recommendation Change");

          (iii)  authorize, cause or permit the Company to enter into any acquisition agreement, merger agreement or similar definitive agreement or a letter of intent or agreement in principle with respect thereto (other than an Acceptable Confidentiality Agreement) (an "Alternative Acquisition Agreement") relating to any Acquisition Proposal; or

          (iv)  take any action pursuant to Section 8.3(a).

        (e)   Notwithstanding anything to the contrary set forth in this Agreement, prior to, but not after, the time the Requisite Company Vote is obtained, the Company Board may (x) effect a Company Adverse Recommendation Change involving the actions described in Section 6.2(d)(i) in response to an Intervening Event (as defined above) if, in each case the Company Board determines in good faith, after consultation with its outside legal counsel, that failure to do so would be inconsistent with the directors' fiduciary duties under applicable Law (such action, a "Change of Recommendation") or (y) effect a Company Adverse Recommendation Change in response to a Superior Proposal or terminate this Agreement pursuant to Section 8.3(a) to enter into a definitive Alternative Acquisition Agreement providing for a Superior Proposal as contemplated herein, in each case which Superior Proposal did not result from any breach of this Section 6.2, if the Company Board determines in good faith, after consultation with its outside legal counsel, that failure to do so would be inconsistent with the directors' fiduciary duties under applicable Law; provided that prior to any Change of Recommendation or termination of this Agreement pursuant to Section 8.3(a):

            (i)  the Company shall have provided prior written notice to Parent and Merger Sub, at least three Business Days in advance, of its intention to effect a Change of Recommendation or to terminate this Agreement pursuant to Section 8.3(a), which notice, if concerning an intended Change of Recommendation in response to the Intervening Event shall include a description of the Intervening Event in reasonable detail or, if concerning an intended Change of Recommendation in response to a Superior Proposal or concerning an intended termination pursuant to Section 8.3(a) of this Agreement, shall specify the identity of the party making such Superior Proposal and the material terms and conditions thereof (or of any material modification thereto) and include an unredacted copy of the Superior Proposal and an unredacted copy of the then-current proposed draft Alternative Acquisition Agreements;

           (ii)  after providing such notice and prior to effecting such Change of Recommendation or terminating this Agreement pursuant to Section 8.3(a), the Company shall, and shall cause its Representatives to, negotiate with Parent and Merger Sub in good faith (to the extent Parent and Merger Sub indicate in writing a desire to negotiate) to make such adjustments in the terms and conditions of this Agreement as would permit the Company not to effect a Change of Recommendation or terminate this Agreement pursuant to Section 8.3(a); and

          (iii)  the Company Board (after consulting with its outside financial advisor and outside legal counsel) shall have considered in good faith any changes to this Agreement offered in writing by Parent in a manner that would form a binding contract if accepted by the Company and (A) with respect to an intended Change of Recommendation in response to the Intervening Event, shall have determined in good faith that failure to effect a Company Adverse Recommendation Change would be inconsistent with the directors' fiduciary duties under applicable Law and (B) with respect an intended termination pursuant to Section 8.3(a) or an intended Change of Recommendation in response to a Superior Proposal, shall have determined that the Superior Proposal would continue to constitute a Superior Proposal if such changes were to be given effect and that failure to take such action would be inconsistent with the directors' fiduciary duties under applicable Law;

provided further that, if the intended action is a termination of this Agreement to concurrently enter into an Alternative Acquisition Agreement providing for a Superior Proposal, in the event of any material revisions to the financial terms of such Superior Proposal, the Company shall be required to deliver a new written notice to Parent and Merger Sub and to comply with the requirements of this Section 6.2(e) with respect to such new written notice, except that the deadline for such new written notice shall be reduced to two Business Days (rather than the three Business Days otherwise contemplated by this Section 6.2(e)).

        (f)    Nothing contained in this Section 6.2 shall be deemed to prohibit the Company or the Company Board or any committee thereof from (i) complying with its disclosure obligations under U.S. federal or state Law with regard to an Acquisition Proposal, including taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) under the Exchange Act (or any similar communication to stockholders) or (ii) issuing any "stop, look and listen" communication to the stockholders of the Company pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communications to the stockholders of the Company). For the avoidance of doubt, complying with such obligations or making such disclosure shall not in any way limit or modify the effect that any such action has under this Agreement, including whether there has been a Company Adverse Recommendation Change.

        (g)   Except as provided in Section 6.2(e), the Company agrees that it will promptly (and in any event within forty-eight (48) hours of the Company's Knowledge of any such event) notify Parent if any proposals or offers with respect to an Acquisition Proposal are received by, any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with, it or any of its Representatives from any Person (other than Parent), including in such notification a copy (if in writing) or written summary of material terms (if oral) and the identity of the Person from which such expression of interest, proposal, offer or request for information was received. Except as provided in Section 6.2(e), the Company shall keep Parent reasonably informed, on a prompt basis (and in any event within forty-eight (48) hours of the Company's or its Representatives' knowledge of any such event) of the status and terms of any proposals or offers (including any copies (if in writing) or written summaries of material terms (if oral, which written summaries may be delivered by email) of any written proposed agreements and amendments or modifications thereto) and the status of any discussions, negotiations or developments, including any change in the Company's intentions as previously notified, regarding any Acquisition Proposal, and in the case of any material modification to the terms of any Acquisition Proposal, the Company shall notify Parent of such modification on a prompt basis (and in any event within forty-eight (48) hours of the Company's or its Representatives' knowledge of any such modification).

        6.3.    Proxy Statement.

        (a)   As promptly as practicable following the date hereof, the Company shall prepare and cause to be filed with the SEC, and Parent and Merger Sub shall cooperate with the Company in preparation of, a proxy statement relating to the Stockholders Meeting (such proxy statement, including the letter to stockholders, notice of meeting and form of proxy and any other document incorporated or referenced therein, including any amendment or supplement thereto, the "Proxy Statement"). Without limiting the generality of the foregoing, each of Parent and Merger Sub will promptly furnish to the Company the information relating to it that is required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement, that is customarily included in the proxy statements prepared in connection with transactions of the type contemplated by this Agreement or that is reasonably requested by the Company. The Company agrees that at the date of mailing to stockholders of the Company and at the time of the Stockholders Meeting, the Proxy Statement will comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder.

        (b)   The Company will use its reasonable best efforts to have the Proxy Statement cleared by the SEC as promptly as reasonably practicable following its filing with the SEC. The Company will cause the Proxy Statement to be mailed to the Company's stockholders as promptly as reasonably practicable after the Proxy Statement is cleared by the SEC.

        (c)   Each of Parent and Merger Sub agree that none of the information supplied by it or any of its respective Subsidiaries for inclusion or incorporation by reference in the Proxy Statement will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Stockholders Meeting, any event or circumstance relating to the Company, Parent, Merger Sub or their respective Affiliates should be discovered by Parent or Merger Sub which, pursuant to the Securities Act or Exchange Act, should be set forth in an amendment or a supplement to the Proxy Statement, such party shall reasonably promptly inform the Company. If at any time prior to the Stockholder Meeting, any such event or circumstance is discovered by the Company, Parent or Merger Sub, then in each case the Company shall, reasonably promptly after becoming aware thereof, amend or supplement, as applicable, the Proxy Statement to include disclosure of such fact or event.

        (d)   The Company agrees that the Proxy Statement will not, at the time the Proxy Statement is filed with the SEC, at the time the Proxy Statement is first mailed to the stockholders of the Company or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation is made by the Company with respect to statements made in the Proxy Statement based on information supplied, or required to be supplied, by or on behalf of Parent, Merger Sub or any of their Affiliates specifically for inclusion or incorporation by reference therein.

        (e)   The Company shall promptly notify Parent of the receipt of all comments of the SEC with respect to the Proxy Statement and of any request by the SEC for any amendment or supplement thereto or for additional information. The Company shall promptly provide to Parent copies of all correspondence between the Company and/or any of its Representatives and the SEC with respect to the Proxy Statement. The Company shall use its reasonable best efforts (with the assistance of Parent) to promptly provide responses to the SEC with respect to all comments received on the Proxy Statement from the SEC and the Company shall cause the definitive Proxy Statement to be mailed promptly after the date the SEC staff advises that it has no further comments thereon or that the Company may commence mailing the Proxy Statement.

        (f)    Subject to applicable Law, notwithstanding anything to the contrary stated above, prior to filing or mailing the Proxy Statement or filing any other required filings (or, in each case, any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, to the fullest extent reasonably practicable the Company shall provide Parent with an opportunity to review and comment on such document or response and shall in good faith consider for inclusion in such document or response comments reasonably proposed by Parent.

        6.4.    Stockholders Meeting.

        (a)   Unless this Agreement has been terminated pursuant to Article VIII, the Company will take, in accordance with applicable Law (including the DGCL) and its certificate of incorporation and bylaws and the rules of the NYSE, all action necessary to establish a record date, duly call, give notice of, convene and hold a meeting of holders of Common Stock (the "Stockholders Meeting") for purposes of obtaining the Requisite Company Vote on a date selected by the Company after consultation with Parent as promptly as reasonably practicable (and in any event no later than 45 calendar days after (i) the tenth calendar day after the preliminary Proxy Statement therefor has been filed with the SEC if by such date the SEC has not informed the Company that it intends to review the Proxy Statement or (ii) if the SEC has by such date informed the Company that it intends to review the Proxy Statement, the date on which the SEC confirms that it has no further comments on the Proxy Statement, subject to any delay that may be reasonably necessary to comply with the rules of the NYSE and/or Rule 14a-13 under the Exchange Act with respect to the record date for the Stockholders Meeting); provided, however, the Company may postpone or adjourn the Stockholders Meeting solely (i) with the consent of Parent; (ii)(A) due to the absence of a quorum or (B) if the Company has not received proxies representing a sufficient number of Shares for the Requisite Company Vote, whether or not a quorum is present, to solicit additional proxies; or (iii) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the Company Board has determined in good faith after consultation with outside legal counsel is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Company's stockholders prior to the Stockholders Meeting; provided further that the Company may not postpone or adjourn the Stockholders Meeting more than a total of two times pursuant to clause (ii)(A) and/or clause (ii)(B) of the immediately preceding proviso. Notwithstanding the foregoing, the Company shall, at the request of Parent, to the extent permitted by Law, adjourn the Stockholders Meeting to a date specified by Parent for the absence of a quorum or if the Company has not received proxies representing a sufficient number of Shares for the Requisite Company Vote; provided that the Company shall not be required to adjourn the Stockholders Meeting more than one time pursuant to this sentence, and no such adjournment pursuant to this sentence shall be required to be for a period exceeding ten Business Days.

        (b)   The adoption of this Agreement, the adjournment or postponement of the Stockholders Meeting due to the absence of a quorum or if the Company has not received proxies representing a sufficient number of Shares for the Requisite Company Vote, and, if applicable, the advisory vote required by Rule 14a-21(c) under the Exchange Act shall be the only matters which the Company shall propose to be acted on by the Company's stockholders at the Stockholders Meeting unless otherwise approved in writing by Parent.

        (c)   Subject to Section 6.2, the Company Board shall (i) recommend adoption by the stockholders of the Company of this Agreement (the "Company Board Recommendation"), (ii) include the Company Board Recommendation in the Proxy Statement and (iii) use reasonable best efforts to take, or cause to be taken, all lawful actions to solicit such adoption of this Agreement.

        6.5.    Filings; Other Actions; Notification.

        (a)    Cooperation.

            (i)  Subject to the terms and conditions set forth in this Agreement, the Company and Parent shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable Laws (A) to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as practicable after the date hereof, including preparing and filing as promptly as practicable all documentation to effect the necessary notices, reports and other filings or submissions and (B) to obtain as promptly as practicable after the date hereof the consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in connection with the consummation of, or in order to consummate, the Merger or any of the other transactions contemplated by this Agreement, including under the HSR Act, any other applicable Antitrust Law set forth on Section 6.5(a) of the Company Disclosure Schedule, and under Section 721 of the U.S. Defense Protection Act 1950 as amended by the Foreign Investment and National Security Act of 2007 (the "DPA").

           (ii)  Parent and the Company each shall, as promptly as reasonably practicable after the date of this Agreement, file or cause to be filed premerger notifications with respect to this Agreement and the transactions contemplated herein required under the HSR Act and any other applicable Antitrust Law set forth on Section 6.5(a) of the Company Disclosure Schedule. Unless otherwise agreed, each of the Company and Parent will request early termination of the applicable waiting period with respect to the Merger under the HSR Act and any other applicable Antitrust Law set forth on Section 6.5(a) of the Company Disclosure Schedule. Parent and the Company shall, as promptly as reasonably practicable after the date of this Agreement prepare and file a joint voluntary notice pursuant to the DPA with respect to the transactions contemplated by this Agreement (the "Joint Notice").

          (iii)  Subject to applicable Laws relating to the exchange of information, Parent and the Company, to the fullest extent reasonably practicable, will consult in advance with the other and in good faith take into account the views of the other in connection with, all of the information relating to Parent or the Company, as the case may be, and any of their respective Subsidiaries, that appears in any notice, filing or submission made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement (including the Proxy Statement), and each of the Company and Parent shall permit the other party to review reasonably in advance any communication proposed to be given by it to, and consult with each other in advance of any meeting or conference with, any Governmental Entity and, to the extent permitted by such Governmental Entity, give the other party the opportunity to attend and participate thereat; provided that Parent and the Company shall be entitled to (A) designate as for "outside counsel only" any confidential information relating to it or its directors, officers or employees and which appears in any such notice, filing, submission or communication or (B) withhold information from the other party hereto information related to the valuation of the transactions contemplated by this Agreement.

          (iv)  For purposes of this Agreement, "Antitrust Law" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, Foreign Antitrust Laws, and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition (it being understood that Antitrust Law specifically excludes any laws related to CFIUS).

        (b)    Information.    Subject to applicable Laws, the Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement or any other statement, filing, notice, application or submission made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger and the transactions contemplated by this Agreement, including under the HSR Act, any other applicable Antitrust Law and any applicable filings and notices to CFIUS. Nothing herein shall be deemed to require the Company to provide to Parent disclosure of export-controlled information or other confidential information considered classified or confidential by the Department of Commerce, the Department of State, or any other U.S. government agency. Nothing herein shall prevent Parent or the Company from (i) designating as for "outside counsel only" any confidential information relating to it or its directors, officers or employees or (ii) withholding information from the other party hereto information related to the valuation of the transactions contemplated by this Agreement.

        (c)    Status.    Subject to applicable Laws and the instructions of any Governmental Entity, to the fullest extent reasonably practicable, the Company and Parent each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications (including summaries of oral communications) received by Parent or the Company, as the case may be, or any of their respective Subsidiaries, from any third party and/or any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement. To the fullest extent reasonably practicable, neither the Company nor Parent shall permit any of its officers or any other Representatives to participate in any meeting or conference with any Governmental Entity in respect of any filings, investigation or other inquiry with respect to the Merger and the other transactions contemplated by this Agreement unless it consults with the other party in advance and, to the extent permitted by such Governmental Entity, gives the other party the opportunity to attend and participate thereat.

        (d)    Antitrust and CFIUS Matters.    Without limiting the generality of the other undertakings and limitations on undertakings pursuant to this Section 6.5, each of the Company and Parent shall use its respective reasonable best efforts to:

            (i)  not take or permit any of its Affiliates to take any action that would reasonably be expected to prevent, materially delay or materially impede the consummation of the transactions contemplated by this Agreement;

           (ii)  subject to Section 6.5(a)(iii), promptly provide, or cause to be provided, to each and every federal, state, local or foreign court or Governmental Entity with jurisdiction over enforcement of any applicable Antitrust Law (a "Governmental Antitrust Entity") and to CFIUS of information and documents that are necessary, proper or advisable to permit consummation of the transactions contemplated by this Agreement;

          (iii)  obtain CFIUS Clearance; for purposes hereof, "CFIUS Clearance" means (A) the parties hereto shall have received written notice from CFIUS that review under Section 721 of the DPA, of the transaction contemplated by this Agreement has been concluded, and CFIUS shall have determined that there are no unresolved national security concerns with respect to the transaction contemplated by this Agreement, and advised that action under Section 721 of the DPA, and any investigation related thereto, has been concluded with respect to the transaction; (B) CFIUS shall have concluded that the transaction contemplated by this Agreement is not a covered transaction and not subject to review under Section 721 of the DPA; or (C) CFIUS shall have sent a report to the President of the United States requesting the President's decision on the Joint Notice submitted by the Company and Parent and either (1) the period under Section 721 of the DPA during which the President may announce his decision to take action to suspend or prohibit the transactions contemplated hereby shall have expired without any such action being announced or taken, or (2) the President shall have announced a decision not to take any action to suspend or prohibit the transactions contemplated hereby;

          (iv)  obtain from any Governmental Entity any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained by such party, resolve, avoid or eliminate impediments or objections that may be asserted with respect to the transactions contemplated by this Agreement, and avoid the entry or enactment of any permanent, preliminary or temporary injunction or other order, decree, decision, determination, judgment, investigation or Law that would delay, restrain, prevent, enjoin or otherwise prohibit consummation of the transactions contemplated by this Agreement. Notwithstanding anything to the contrary contained elsewhere herein, Parent shall not be obligated to (and the Company shall not, without the prior written consent of Parent) (A) propose, negotiate, commit to and effect, by consent decree, hold separate orders or otherwise, the sale, divesture, disposition, license of any assets, properties, businesses, products, product lines, rights, or services of Parent, Parent's Subsidiaries or Affiliates, the Company, or the Company's Subsidiaries, or any interest or interests therein, (B) otherwise take or commit to take actions that after the Closing Date would limit Parent's freedom of action with respect to, or its or their ability to retain, one or more of the assets, properties, businesses, product lines, or services of Parent, the Company, or Parent's Subsidiaries or Affiliates, or any interest or interests therein or (C) agree to take mitigation measures, if any, to obtain CFIUS Clearance, other than, in the case of clause (C), any mitigation measure as set forth on Section 6.5 of the Company Disclosure Schedule; and

           (v)  in the event that any permanent, preliminary or temporary injunction, decision, order, judgment, determination, decree or Law is entered, issued or enacted, or becomes reasonably foreseeable to be entered, issued or enacted, in any proceeding, review or inquiry of any kind that would make consummation of the Merger in accordance with the terms of this Agreement unlawful or that would delay, restrain, prevent, enjoin or otherwise prohibit consummation of the Merger or the other transactions contemplated by this Agreement, each of Parent and the Company shall use their respective reasonable best efforts to take, or cause to be taken, any and all steps (including litigation) necessary to resist, vacate, modify, reverse, suspend, prevent, eliminate, avoid or remove such actual, anticipated or threatened injunction, decision, order, judgment, determination, decree or enactment so as to permit such consummation on a schedule as close as possible to that contemplated by this Agreement. Parent shall be entitled to direct all clearance discussions and negotiations with any Governmental Entity or other Person relating to the Merger or regulatory filings under applicable Antitrust Laws, after due consultation with Company, to extent legally permissible, and subject to other provisions of this Section 6.5.

        6.6.    Access and Reports.

        (a)   Subject to applicable Law, upon reasonable notice, the Company shall (and shall cause its Subsidiaries and its and their respective directors, officers and employees to) afford to the officers and other authorized Representatives of Parent, reasonable access, during normal business hours throughout the period prior to the Effective Time, to its employees, properties, books, contracts, personnel files and records and, during such period, the Company shall (and shall cause its Subsidiaries to) furnish to Parent all information concerning its business, properties and personnel as may be reasonably requested; provided, that no investigation or provision of information pursuant to this Section 6.6 shall affect or be deemed to modify any representation or warranty made by the Company herein; provided, further, that notwithstanding the investigation or provision of information by any party, no party shall be deemed to make any representation or warranty except as expressly set forth in this Agreement; and provided further, in no event shall Parent be permitted to conduct any sampling of soil, sediment, groundwater, surface water, air or building materials at any real property owned or leased by the Company or any of its Subsidiaries prior to the Effective Time without the Company's prior consent (such consent not to be unreasonably withheld). Nothing in this Section 6.6 shall require the Company to provide any access, or to disclose any information (i) that in the reasonable judgment of the Company, would result in the disclosure of any trade secrets of third parties if the Company shall have used reasonable best efforts to obtain the consent of such third party to such inspection or disclosure, (ii) if providing such access or disclosing such information would violate Applicable Law (including antitrust and privacy laws), (iii) if such information is protected by attorney-client privilege to the extent such privilege cannot be protected by the Company through exercise of its reasonable efforts or (iv) if such information is required to be kept confidential by reason of contracts or agreements with third parties. All such information shall be governed by the terms of the Confidentiality Agreement and the Clean Team Agreement.

        (b)   Prior to the Effective Time, with respect to the information disclosed pursuant to Section 6.6, Parent shall comply with, and shall cause its Subsidiaries and Representatives to comply with, all of its obligations under the Confidentiality Agreement.

        (c)   The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, in each case, to the extent permitted by applicable Law, (i) of any notice or other communication received by such party from any Governmental Entity in connection with the transactions contemplated by this Agreement or from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement, if the subject matter of such communication or the failure of such party to obtain such consent could be material to the Company, the Surviving Corporation or Parent, (ii) of any actions, suits, claims, investigations or proceedings commenced or, to such party's knowledge, threatened against, relating to or otherwise affecting such party of any of its Subsidiaries which relate to the transactions contemplated by this Agreement, and (iii) if such party becomes aware of any facts or circumstances that such party believes do, or with the passage of time are reasonably likely to, constitute a material breach of this Agreement by the other party.

        6.7.    Stock Exchange De-listing.     Parent shall cause the Company's securities to be de-listed from the NYSE and de-registered under the Exchange Act as soon as practicable following the Effective Time.

        6.8.    Publicity.     The initial press release regarding the Merger shall be a joint press release. Thereafter, the parties hereto will consult with each other and will mutually agree upon any press releases or public announcements pertaining to this Agreement or the transactions contemplated hereby and shall not issue any such press releases or make any such public announcements prior to such consultation and agreement, except as may be required by applicable Law or by obligations pursuant to any listing agreement with any national securities exchange (and then only after as much advance notice and consultation as is practicable). Notwithstanding the foregoing, neither the Company nor Parent needs to consult or agree with the other with respect to any press release or public announcement to be issued or made with respect to any Change of Recommendation or in connection with an Acquisition Proposal from, negotiations with, or an Alternative Acquisition Agreement with, any third party, and neither Parent nor the Company shall be required to consult with the other party hereto in connection with any such press release or public announcement in connection with any dispute between the parties regarding this Agreement or the transactions contemplated by this Agreement.

        6.9.    Employee Benefits.

        (a)   From the Effective Time and continuing through December 31, 2015, Parent shall provide, or shall cause the Surviving Corporation to provide, to the Company Employees who are employed by the Company or one of its Subsidiaries immediately prior to the Closing (other than any employees covered by a Collective Bargaining Agreement) (i) base salaries or regular hourly wage allowances and annual cash incentive compensation opportunities that are no less favorable than the base salaries or regular hourly wage allowances and annual cash incentive compensation opportunities provided to such Company Employees by the Company and the Subsidiaries immediately prior to the Effective Time, (ii) employee benefits that are substantially comparable in the aggregate to the employee benefits provided to such Company Employees by the Company and its Subsidiaries immediately prior to the Effective Time under the applicable Benefit Plans as in effect immediately prior to the Effective Time and (iii) severance benefits that are no less favorable than (x) the Benefit Plans set forth in Section 6.9(a) of the Company Disclosure Schedule applicable to such Company Employee (other than any Covered Individual) immediately prior to the Effective Time for any Company Employees primarily located in the United States, Mexico, Singapore and United Kingdom (the "Core Countries") and (y) any Benefit Plan providing severance benefits applicable to such Company Employee (other than any Covered Individual) immediately prior to the Effective Time for any Company Employee primarily located in a country other than a Core Country.

        (b)   To the extent permitted under applicable Law, the Surviving Corporation will cause any employee benefit plans (other than any equity based plan or defined benefit plan) which Company Employees are entitled to participate in to take into account for purposes of eligibility, vesting, and, with respect to vacation, paid time-off and severance benefits only, the level of benefits thereunder, service by Company Employees as if such service were with Parent or its applicable Affiliate in the same jurisdiction as (or if not available, in the jurisdiction most comparable in respect of such benefits to) the jurisdiction in which any such Company Employee is employed, to the same extent such service was credited under a comparable Benefit Plan (for Company Employees primarily located in a Core Country) or comparable employee benefit plan for the benefit of Company Employees primarily located in a country other than a Core Country (except to the extent it would result in a duplication of benefits).

        (c)   To the extent permitted under applicable Law, with respect to any employee benefit plans maintained for the benefit of the employees, Parent will cause the Surviving Corporation and its Subsidiaries in respect of Company Employees to (i) cause there to be waived any pre-existing condition exclusion and actively-at-work requirements and similar limitations, eligibility waiting periods and evidence of insurability to the same extent such exclusions or requirements were not applicable under the comparable Benefit Plan, in each case as of the Effective Time and (ii) give effect, in determining any deductible, co-insurance and maximum out-of-pocket limitations, amounts paid by such Company Employees during the plan year in which Effective Time occurs under the comparable Benefit Plan, in each case maintained by the Company and its Subsidiaries.

        (d)   With respect to Company Employees, Parent shall, or shall cause the Surviving Corporation to honor, fulfill and discharge the Company's and its Subsidiaries' obligations under all Benefit Plans, in each case in existence as of the date hereof or after the date hereof in accordance with Section 6.1 and all employment, change in control or severance agreements entered into prior to the date hereof, including with respect to the Covered Individuals (as defined below). For the avoidance of doubt, for purposes of any Benefit Plan or any agreement between a Company Employee and the Company or any Subsidiary containing a definition of "change in control" or "change of control", the Closing shall be deemed to constitute a "change in control" or "change of control".

        (e)   The parties agree to take the actions with respect to the employment, severance or change in control agreements with respect to the persons set forth on Schedule 6.9(e) (the "Covered Individuals").

        (f)    Except as set forth in Section 9.8, this Section 6.9 shall be binding upon and shall inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 6.9, express or implied, is intended to confer upon any other Person (including for the avoidance of doubt any current or former directors, officers, employees, contractors or consultants of any of the Company or any of its Subsidiaries, Parent or any of its Subsidiaries, or on or after the Effective Time, the Surviving Corporation or any of its Subsidiaries) any rights or remedies of any nature whatsoever under or by reason of this Section 6.9. No provision of this Agreement is intended to, or does, (i) prohibit the Surviving Corporation or its Affiliates from amending or terminating any Benefit Plan in accordance with its terms and applicable Law, (ii) require the Surviving Corporation to keep any person employed for any period of time, or (iii) constitute the establishment or adoption of, or amendment to, any Benefit Plan or other benefit plan, program or arrangement, and no person participating in any such Benefit Plan maintained by either the Company or Parent shall have any claim or cause of action, under ERISA or otherwise, in respect of any provisions of this Agreement as it relates to any such Benefit Plan or otherwise.

        6.10.    Expenses.     Except as otherwise provided in Section 8.5, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such expense, except (a) Parent and the Company shall each bear 50% of the expenses incurred by the Company in connection with the filing fees for the Proxy Statement (and printing and mailing the Proxy Statement) and (b) for Parent's reimbursement and indemnification obligations pursuant to Section 6.13.

        6.11.    Takeover Statutes.     If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, the Company and the Company Board shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

        6.12.    Parent Vote and Merger Sub.

        (a)   Immediately after the date hereof, Parent shall vote (or consent with respect to) or cause to be voted (or a consent to be given with respect to) all of the shares of common stock of Merger Sub in favor of the adoption and approval of this Agreement and the transactions contemplated hereby at a meeting of stockholders of Merger Sub at which this Agreement shall be submitted for adoption and approval and at all adjournments or postponements thereof (or by any action of the sole stockholder of Merger Sub by consent in lieu of a meeting)

        (b)   Parent will take all action necessary (i) to cause Merger Sub to perform its obligations under this Agreement to consummate the Merger on the terms and conditions set forth in this Agreement and (ii) to ensure that, prior to the Effective Time, Merger Sub shall not conduct any business or make any investments other than as contemplated by this Agreement. Parent shall be responsible for any failure of Merger Sub to comply with any representation, warranty, covenant or other provision required to be performed on or prior to the Closing, under this Agreement.

        6.13.    Financing Cooperation.

        (a)   Prior to the Closing, the Company shall, and shall cause its Subsidiaries to, use reasonable best efforts to provide to Parent and Merger Sub, at Parent's sole expense, all cooperation reasonably requested by Parent that is customary or necessary in connection with obtaining financing in connection with the Merger (so long as such cooperation does not unreasonably interfere with the ongoing operations of the Company and its Subsidiaries), including, upon the reasonable request of Parent, (i) preparing and furnishing to Parent any pertinent information relating to the Company and its Subsidiaries that is customarily included in an information package used in connection with the syndication of financing in connection with transactions similar to the Merger, (ii) having the Company designate members of senior management to participate with reasonable advance notice and at reasonable times in a reasonable number of presentations, due diligence sessions, drafting sessions and sessions with ratings agencies in connection with any such financing, and (iii) providing to Parent the resolutions of the Company Board approving this Agreement, the Merger and the transactions contemplated hereby, and recommending the adoption of this Agreement by the stockholders of the Company. Notwithstanding anything to the contrary in this Section 6.13 until the Effective Time occurs, neither the Company nor any of its Subsidiaries, nor any of their respective Representatives shall (i) be required to pay any commitment or other similar fee, (ii) enter into any definitive agreement or have any liability or any obligation under any certificate, document, instrument, credit agreement or any related document or any other agreement or document related to the financing in connection with the transactions contemplated hereby, in each case that is not contingent upon the Closing, (iii) be required to incur any expenses in connection with such financing or (iv) be required to take any action in his or her capacity as a director of the Company or any of its Subsidiaries with respect to such financing. Parent shall promptly reimburse the Company for all reasonable and documented out-of-pocket costs (including reasonable attorneys' fees) incurred by the Company or any of its Subsidiaries or their respective Representatives in connection with their respective obligations pursuant to, and in accordance with, this Section 6.13, and shall indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives from and against any and all damages, losses, costs, liabilities or expenses suffered or incurred by any of them in connection with the arrangement of Parent's financing and any information used in connection therewith (other than information provided by the Company or any of its Subsidiaries) and all other actions taken by the Company, its Subsidiaries and their respective Representatives pursuant to this Section 6.13. Parent shall keep the Company reasonably informed, on a reasonably current basis in reasonable detail of the status of Parent's financing (or any alternative or other contemplated financing for the transactions contemplated by this Agreement), including any material change in Parent's plans or intentions as previously notified, regarding such financing.

        (b)   Parent and Merger Sub acknowledge and agree that the obtaining of financing is not a condition to Closing. For the avoidance of doubt, if any financing contemplated to be obtained by Parent or Merger Sub in connection with the Merger has not been obtained prior to Closing, Parent and Merger Sub shall continue to be obligated, subject to the fulfillment or waiver of the conditions set forth in Article VII, to consummate the Merger and the other transactions contemplated by this Agreement at the Closing in accordance with this Agreement.

        6.14.    Rule 16b-3.     Prior to the Effective Time, the Company shall take such steps as may be reasonably required or advisable to cause dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated hereby by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        6.15.    Transaction Litigation.     In the event that any stockholder litigation related to this Agreement, the Merger or the other transactions contemplated by this Agreement is brought against the Company, its Subsidiaries and/or the members of the Company Board or the board of directors of any of the Company's Subsidiaries after the date of this Agreement and prior to the Effective Time ("Transaction Litigation"), the Company shall promptly (and in any event within 48 hours) notify Parent of any such Transaction Litigation, give Parent the opportunity to participate in, but not control, the defense of any such litigation and keep Parent reasonably informed with respect to the status thereof. The Company agrees that it shall not compromise, offer to settle, agree to any settlement of or come to any arrangement regarding any such litigation without Parent's prior written consent (such consent not to be unreasonably withheld, conditioned or delayed). Parent shall notify the Company promptly (and in any event within 48 hours) of the commencement of any such litigation of which it has received notice.

        6.16.    Director and Officer Liability.

        (a)   From and after the Effective Time, the Surviving Corporation agrees that it will, and Parent shall cause the Surviving Corporation to, indemnify and hold harmless, to the fullest extent permitted under applicable Law (and the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, also advance expenses as incurred to the fullest extent permitted under applicable Law, provided that the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification), each present and former director and officer of the Company and its Subsidiaries (collectively, the "Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or related to such Indemnified Parties' service as a director or officer of the Company or its Subsidiaries or services performed by such persons at the request of the Company or its Subsidiaries at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, including the transactions contemplated by this Agreement.

        (b)   Prior to the Effective Time, the Company shall and, if the Company is unable to, Parent shall cause the Surviving Corporation as of the Effective Time to, obtain and fully pay the premium for "tail" insurance policies providing for the extension of (i) the directors' and officers' liability coverage of the Company's existing directors' and officers' insurance policies, and (ii) the Company's existing fiduciary liability insurance policies, in each case for a claims reporting or discovery period of six years from and after the Effective Time from an insurance carrier with the same or better credit rating as the Company's current insurance carrier with respect to directors' and officers' liability insurance and fiduciary liability insurance (collectively, "D&O Insurance") with terms, conditions, retentions and limits of liability that are at least as favorable as the Company's existing policies with respect to any actual or alleged error, misstatement, misleading statement, act, omission, neglect, breach of duty or any matter claimed against a director or officer of the Company or any of its Subsidiaries by reason of him or her serving in such capacity that existed or occurred at or prior to the Effective Time (including in connection with this Agreement or the transactions or actions contemplated hereby); provided, however, that in no event shall the Surviving Corporation be required to (and in no event shall the Company) expend for such policies pursuant to this sentence an annual premium amount in excess of 500% of the annual premiums currently paid by the Company for such insurance. If the Company and the Surviving Corporation for any reason fail to obtain such "tail" insurance policies as of the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, continue to maintain in effect for a period of at least six years from and after the Effective Time the D&O Insurance in place as of the date hereof with terms, conditions, retentions and limits of liability that are at least as favorable as provided in the Company's existing policies as of the date hereof, or the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, use reasonable best efforts to purchase comparable D&O Insurance for such six-year period with terms, conditions, retentions and limits of liability that are at least as favorable as provided in the Company's existing policies as of the date hereof; provided, however, that in no event shall Parent or the Surviving Corporation be required to expend for such policies pursuant to this sentence an annual premium amount in excess of 300% of the annual premiums currently paid by the Company for such insurance; and provided, further, that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall obtain a policy with the greatest coverage available for a cost not exceeding such amount.

        (c)   If Parent or the Surviving Corporation or any of their respective successors or assigns shall (i) consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation shall assume all of the obligations set forth in this Section 6.16.

        (d)   The provisions of this Section 6.16 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties.

        (e)   The rights of the Indemnified Parties under this Section 6.16 shall be in addition to any rights such Indemnified Parties may have under the certificate of incorporation, certificate of formation or bylaws of the Company or any of its Subsidiaries, or under any applicable Contracts or Laws. All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time and rights to advancement of expenses relating thereto now existing in favor of any Indemnified Party as provided in the certificate of incorporation or bylaws of the Company or any indemnification agreement between such Indemnified Party and the Company or any of its Subsidiaries, in each case as in effect on the date of this Agreement, shall survive the Merger and shall not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such Indemnified Party.

        6.17.    Director Resignations.     Prior to the Closing, the Company shall deliver to Parent written resignations executed by each director of the Company in office immediately prior to the Effective Time, which resignations shall be effective at the Effective Time.

        6.18.    Transfer Taxes.     Parent shall assume liability for and shall pay when due all transfer, documentary, sales, use, stamp, registration and other such similar Taxes and fees (including penalties and interest) incurred in connection with the transactions contemplated by this Agreement.

        6.19.    FIRPTA Certificate.     None of Parent, the Surviving Corporation and the Paying Agent shall withhold from the amounts otherwise payable pursuant to this Agreement any amount pursuant to Section 1445 of the Code provided that at or prior to the Closing, the Company shall provide to Parent a statement certifying that the Shares are not "United States real property interests" (within the meaning of Section 897 of the Code), which statement shall be dated not more than thirty (30) days prior to the Closing Date, signed under penalties of perjury and in accordance with the provisions of Treasury Regulations Sections 1.1445-2(c) and 1.897-2(h), and a notice to the Internal Revenue Service in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2).

ARTICLE VII

Conditions

        7.1.    Conditions to Each Party's Obligation to Effect the Merger.     The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:

        (a)    Stockholder Approval.    This Agreement shall have been duly adopted by holders of Shares constituting the Requisite Company Vote.

        (b)    Regulatory Consents.

          (i)    Antitrust.

            (A)  The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been earlier terminated; and

            (B)  all approvals, consents and consultations required to consummate the Merger pursuant to any Foreign Antitrust Law of any jurisdiction listed on Section 7.1(b) of the Company Disclosure Schedule shall have been obtained or any applicable waiting period thereunder shall have been terminated or shall have expired.

          (ii)    CFIUS Clearance.    CFIUS Clearance shall have been obtained.

        (c)    Orders; Prohibitive Law.    (i) No court or other Governmental Entity of competent jurisdiction of (A) the United States or any state thereof, (B) the European Union or any member state thereof, or (C) any jurisdiction listed on Section 7.1(c) of the Company Disclosure Schedule (the jurisdictions covered by clauses (A)-(C), collectively, the "Relevant Jurisdictions") shall have enacted, issued, promulgated, enforced or entered any order, ruling, decree, injunction, judgment or similar order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger (collectively, an "Order"); (ii) no Law shall have been enacted, issued or adopted after the date hereof by any Governmental Entity of competent jurisdiction of any Relevant Jurisdiction that is in effect and prohibits the consummation of the Merger (a "Prohibitive Law"); and (iii) there shall be in effect no Order or Prohibitive Law of any Governmental Entity of competent jurisdiction (for the avoidance of doubt, whether or not in a Relevant Jurisdiction), the violation of which by reason of consummation of the Merger would reasonably be expected to result in criminal liability being imposed on the Company, Parent, any of their respective Subsidiaries, or any executive officer or director of the Company or Parent.

        7.2.    Conditions to Obligations of Parent and Merger Sub.     The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent at or prior to the Closing of the following conditions:

        (a)    Representations and Warranties.

            (i)  the representations and warranties of the Company set forth in Section 5.1(b)(i) (other than the fourth sentence thereof) shall be true and correct in all respects as of the date of this Agreement and on and as of the Closing Date with the same force and effect as if made on and as of such date (except for those representations and warranties that address matters only as of a particular date, which representations and warranties shall have been true and correct as of such particular date), except where the failure of such representations and warranties to be so true and correct is de minimis;

           (ii)  the representations and warranties of the Company set forth in Sections 5.1(a)(i)(A), 5.1(b)(iii), 5.1(c), 5.1(k), and 5.1(r) shall be true and correct in all material respects as of the date of this Agreement and on and as of the Closing Date with the same force and effect as if made on and as of such date, except for those representations and warranties that address matters only as of a particular date, which representations and warranties shall have been true and correct in all material respects as of such particular date;

          (iii)  the representation contained in the second sentence of Section 5.1(f) shall be true and correct in all respects as of the date of this Agreement and on and as of the Closing Date as if made at and as of such date; and

          (iv)  the representations and warranties of the Company set forth in this Agreement, excluding the representations and warranties identified in the foregoing clauses (i) and (ii), shall be true and correct (disregarding all materiality and Company Material Adverse Effect qualifications contained in such representations and warranties) as of the date of this Agreement and on and as of the Closing Date with the same force and effect as if made on and as of such date, except (A) for any failure to be so true and correct which would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect, and (B) for those such representations and warranties that address matters only as of a particular date, which representations and warranties shall have been true and correct on and as of such particular date; and

           (v)  Parent shall have received a certificate signed on behalf of the Company by the chief executive officer or chief financial officer of the Company to such effect.

        (b)    Performance of Obligations of the Company.    The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer or chief financial officer of the Company to such effect.

        7.3.    Conditions to Obligation of the Company.     The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Closing of the following conditions:

        (a)    Representations and Warranties.    The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct as of the date of this Agreement and on and as of the Closing Date with the same force and effect as if made on and as of such date except (i) for any failure to be so true and correct that would not, individually or in the aggregate, be reasonably likely to prevent, materially delay or materially impede the ability of Parent and Merger Sub to consummate the transactions contemplated by this Agreement or the ability of Parent and Merger Sub to perform their respective covenants and obligations under this Agreement, and (ii) for those representations and warranties that address matters only as of a particular date, which representations and warranties shall have been true and correct on and as of such particular date, and the Company shall have received a certificate signed on behalf of Parent and Merger Sub by a senior executive officer of Parent to such effect.

        (b)    Performance of Obligations of Parent and Merger Sub.    Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent and Merger Sub by a senior executive officer of each of Parent and Merger Sub to such effect.

        7.4.    Frustration of Closing Conditions.     None of the Company, Parent or Merger Sub may rely on the failure of any condition set forth in Section 7.1, 7.2 or 7.3, as the case may be, to be satisfied if such failure was caused by such party's failure to perform its obligations hereunder.

ARTICLE VIII

Termination

        8.1.    Termination by Mutual Consent.     This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the time the Requisite Company Vote is obtained, by mutual written consent of the Company and Parent.

        8.2.    Termination by Either Parent or the Company.     This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of either Parent or the Company Board if:

        (a)   the Merger shall not have been consummated by January 20, 2015 (such date, as it may be extended pursuant to the provisions hereof, the "Termination Date"); provided, if on such Termination Date all of the conditions to Closing set forth in Section 7.1 and Section 7.2 shall have been satisfied or waived other than (i) the conditions set forth in Section 7.1(b), (ii) the conditions set forth in Section 7.1(c) (as they relate to the conditions set forth in Section 7.1(b)) and (iii) those conditions that are by their nature to be satisfied at the Closing, then the termination date shall be extended from January 20, 2015 to June 22, 2015 (in the case of any such extension, such date shall then be the "Termination Date"); provided further that the right to terminate this Agreement pursuant to this Section 8.2(a) shall not be available to any party if the failure of the Merger to have been consummated on or before the Termination Date was primarily due to the failure of the party seeking to terminate or extend this Agreement, as the case may be, to perform in any material respect any of its obligations under this Agreement;

        (b)   the Stockholders Meeting shall have been held and completed (after giving effect to any adjournment or postponement thereof) and the Requisite Company Vote shall not have been obtained at such Stockholders Meeting; or

        (c)   any Order or Prohibitive Law of the type set forth in clauses (i) - (iii) of Section 7.1(c) shall have become final and non-appealable (whether before or after the time the Requisite Company Vote is obtained); provided, that the right to terminate this Agreement pursuant to this Section 8.2(c) shall not be available to any party if the enactment, issuance, promulgation, enforcement or entry of such Order or Prohibitive Law, or the Order or Prohibitive Law becoming final and non-appealable, was primarily due to the failure of such party to perform in any material respect any of its obligations under this Agreement.

        8.3.    Termination by the Company.     This Agreement may be terminated and the Merger may be abandoned by the Company by action of the Company Board:

        (a)   at any time prior to the time the Requisite Company Vote is obtained, if (i) the Company Board authorizes the Company to enter into a definitive Alternative Acquisition Agreement with respect to a Superior Proposal in accordance with Section 6.2(e), (ii) concurrently with or immediately following the termination of this Agreement, the Company enters into a definitive Alternative Acquisition Agreement with respect to such Superior Proposal and (iii) immediately prior to or concurrently with such termination pays to Parent in immediately available funds any fees required to be paid pursuant to Section 8.5; provided, however, that the Company shall not be entitled to terminate this Agreement pursuant to this Section 8.3(a) unless the Company has complied with the requirements of Section 6.2(e) that the Company is required to satisfy before taking action pursuant to this Section 8.3(a) and such Superior Proposal did not result from a breach of Section 6.2; or

        (b)   at any time prior to the Effective Time, whether such date is before or after the time the Requisite Company Vote is obtained, if there has been a breach of any representation, warranty, covenant or agreement made by Parent or Merger Sub in this Agreement, which breach (i) would give rise to the failure of a condition set forth in Section 7.3(a) or 7.3(b) and (ii) (x) by its nature or timing cannot be cured by Parent or Merger Sub by the Termination Date or (y) if capable of being cured, shall not have been cured (A) within 30 calendar days following receipt of written notice from the Company of such breach or (B) any shorter period of time that remains between the date the Company provides written notice of such breach and the Termination Date; provided that, the Company shall not have the right to terminate this Agreement pursuant to this Section 8.3(a) if it is then in material breach of any representation, warranties, covenants or other agreements hereunder that would result in the closing conditions set forth in Section 7.2(a) or 7.2(b) not being satisfied.

        8.4.    Termination by Parent.     This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by Parent:

        (a)   if a Change of Recommendation shall have occurred; or

        (b)   if there shall have been a material breach by the Company or its officers or directors of Section 6.2 (but other than as a result of action taken by any other Representative of the Company or its Subsidiaries, unless such action is taken at the direction of, or otherwise with the express approval or consent of, the Company or the Company Board); provided, that Parent shall have only the right to terminate this Agreement pursuant to this Section 8.4(b) if it delivers to the Company a written notice of such termination within 10 Business Days after becoming aware of any such breach; or

        (c)   at any time prior to the Effective Time, whether such date is before or after the time the Requisite Company Vote is obtained, if there has been a breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, which breach (i) would give rise to the failure of a condition set forth in Section 7.2(a) or 7.2(b) and (ii) (x) by its nature or timing cannot be cured by the Company by the Termination Date or (y) if capable of being cured, shall not have been cured (A) within 30 calendar days following receipt of written notice from the Parent of such breach or (B) any shorter period of time that remains between the date the Parent provides written notice of such breach and the Termination Date; provided that, Parent shall not have the right to terminate this Agreement pursuant to this Section 8.4(a) if Parent or Merger Sub is then in material breach of any representation, warranties, covenants or other agreements hereunder that would result in the closing conditions set forth in Sections 7.3(a) or 7.3(b) not being satisfied; or

        (d)   if the representation set forth in Section 5.1(e)(iv) shall not be true and correct at the time of the filing of the Annual Report on Form 10-K for the fiscal year ended June 29, 2014; provided that Parent shall have only the right to terminate this Agreement pursuant to this Section 8.4(d) if it delivers to the Company a written notice of such termination within 5 Business Days after the first filing of the Company's Annual Report on Form 10-K for the fiscal year ended June 29, 2014.

        8.5.    Effect of Termination and Abandonment.

        (a)   In the event of termination of this Agreement in accordance with its terms and the abandonment of the Merger pursuant to this Article VIII, this Agreement shall become void and of no effect with no liability to any Person on the part of any party hereto (or of any of its Representatives or Affiliates); provided, however, that (x) no such termination shall relieve or release any party from any liability or damages arising from an intentional and material breach of any provision of this Agreement prior to such termination, and in each case the aggrieved party will be entitled to all rights and remedies available at law or in equity, (y) no such termination shall relieve the Company from any liability to pay the Termination Fee or Parent from any liability to pay the Reverse Termination Fee, as applicable, pursuant to this Section 8.5 if and when due in accordance with the provisions hereof, and (z) the provisions set forth in Section 6.10, the last sentence of Section 6.6(a) (and the Confidentiality Agreement), the last sentence of Section 6.13(a) and Article 9 shall survive the termination of this Agreement. For purposes of this Agreement, "intentional and material breach" means a material breach that is a consequence of an act (or failure to act) by the breaching party with the knowledge (actual or constructive) that the taking of (or the failure to take) such act would, or would be reasonably expected to, cause a breach of this Agreement.

        (b)   In the event that:

            (i)  (A) this Agreement is terminated pursuant to (x) Section 8.2(a) (relating to the Termination Date) (provided that either the Stockholders Meeting shall not have occurred at or prior to the time of such termination or the Requisite Company Vote shall not have been obtained at or prior to the time of such termination), (y) Section 8.4(b) (relating to certain breaches of Section 6.2) or (z) Section 8.4(c) (relating to breaches of this Agreement by the Company), (B) any Person (other than Parent or any of its Affiliates) shall have made or renewed a bona fide Acquisition Proposal after the date hereof that is publicly disclosed or publicly announced or otherwise communicated to the Company Board and shall not have been withdrawn prior to such termination (a "Qualifying Proposal"), and (C) within twelve (12)months of such termination the Company shall have entered into a definitive agreement with respect to any Acquisition Proposal or an Acquisition Proposal is consummated (in each case whether or not such Acquisition Proposal is the same as the original Qualifying Proposal); provided, however, that for purposes of this clause (i) the references to "20%" in the definition of "Acquisition Proposal" shall be deemed to be references to "40%";

           (ii)  (A) this Agreement is terminated pursuant to Section 8.2(b) (relating to failure to obtain the Requisite Company Vote at the Company Stockholders Meeting), (B) any Person (other than Parent or any of its Affiliates) shall have made or renewed a bona fide Acquisition Proposal after the date hereof that is publicly disclosed or publicly announced and shall not have been publicly withdrawn prior to the Stockholders Meeting (an "Eligible Proposal"), and (C) within twelve (12) months of such termination the Company shall have entered into a definitive agreement with respect to any Acquisition Proposal or an Acquisition Proposal is consummated (in each case whether or not such Acquisition Proposal is the same as the original Eligible Proposal); provided, however, that for purposes of this clause (ii) the references to "20%" in the definition of "Acquisition Proposal" shall be deemed to be references to "40%";

          (iii)  this Agreement is terminated by Parent pursuant to Section 8.4(a) (relating to a Change of Recommendation); or

          (iv)  this Agreement is terminated by the Company pursuant to Section 8.3(a) (relating to an Alternative Acquisition Agreement);

then the Company shall promptly, but in no event later than three (3) Business Days after the date of such termination (or (A) in the case of clause (i) or (ii) above, within three (3) Business Days after the date on which the Company enters into a definitive agreement with respect to or consummates the Acquisition Proposal referred to in clause (i)(C) or (ii)(C) above, respectively, or (B) in the case of clause (iv) above, immediately prior to, or concurrently with, termination of this Agreement by the Company), pay Parent the Termination Fee (as defined below) by wire transfer of same day funds (it being understood that in no event shall the Company be required to pay the Termination Fee on more than one occasion). The term "Termination Fee" shall mean an amount equal to $70 million. Any Termination Fee paid to Parent pursuant to this Agreement shall be paid by wire transfer of immediately available funds to an account or accounts designated in writing by Parent to the Company for such purpose.

        (c)   In the event this Agreement is terminated by the Company or Parent pursuant to Section 8.2(a) (relating to the Termination Date) (provided that either the Stockholders Meeting shall not have occurred at or prior to the time of such termination or the Requisite Company Vote shall not have been obtained at or prior to the time of such termination) or Section 8.2(b) (relating to failure to obtain the Requisite Company Vote at the Company Stockholders Meeting), then the Company shall reimburse Parent $15,000,000 in respect of expenses incurred by Parent, Merger Sub or their respective Affiliates in connection with this Agreement and the transactions contemplated hereby by wire transfer of same day funds to an account designated by Parent within two (2) Business Days of such termination. Any amount so received by Parent shall be credited against any Termination Fee payable pursuant to Section 8.5(b)(i) or Section 8.5(b)(ii).

        (d)   In the event that this Agreement is terminated by the Company or Parent (i) pursuant to Section 8.2(a), or (ii) pursuant to Section 8.2(c) (but only if the applicable Order or Prohibitive Law relates to an Antitrust Law) and, in the case of (i) or (ii) on the date of such termination all of the conditions to Closing set forth in Section 7.1 and Section 7.2 shall have been satisfied or waived, other than (x) the conditions set forth in Section 7.1(b)(i), (y) the conditions set forth in Section 7.1(c) (but only if the applicable Order or Prohibitive Law relates to an Antitrust Law) and (z) those conditions that are by their nature to be satisfied at the Closing (but, in the case of clause (z), which conditions would be satisfied if the Closing Date were the date of such termination), then Parent shall promptly, but in no event later than three (3) Business Days after the date of such termination, pay to the Company the Reverse Termination Fee (as defined below) by wire transfer of same day funds (it being understood that in no event shall Parent be required to pay the Reverse Termination Fee on more than one occasion); provided that the Company shall not be entitled to receive the Reverse Termination Fee if the Company is then in material breach of Section 6.5 (and if such breach relates to an Antitrust Law). The term "Reverse Termination Fee" shall mean an amount equal to $70 million. Any Reverse Termination Fee paid to the Company pursuant to this Agreement shall be paid by wire transfer of immediately available funds to an account or accounts designated in writing by the Company to Parent for such purpose.

        (e)   The parties acknowledge that the agreements contained in this Section 8.5 are an integral part of the transactions contemplated by this Agreement, and that without these agreements, the parties hereto would not enter into this Agreement; accordingly, if the Company or Parent, as applicable, fails to promptly pay the amounts due pursuant to this Section 8.5 and, in order to obtain such payment, the other party hereto commences a suit that results in a judgment against the Company or Parent, as applicable, for any amounts due pursuant to this Section 8.5, the Company or Parent, as applicable, shall pay to the other party hereto its out-of-pocket, documented costs and expenses (including reasonable attorneys' fees) in connection with such suit, together with interest on the amount of any unpaid fee, cost or expense at the publicly announced prime rate of Citibank, N.A. from the date such fee, cost or expense was required to be paid to (but excluding) the payment date.

        (f)    Notwithstanding anything to the contrary in this Agreement, in the event Parent receives the Termination Fee from the Company pursuant to and in accordance with this Section 8.5, such payment shall be the sole and exclusive remedy of Parent, Merger Sub and their respective Affiliates against the Company, its Subsidiaries and any of their respective former, current, or future stockholders, directors, officers, Affiliates or agents for any losses or damages suffered as a result of any breach of any representation, warranty, covenant or agreement made by the Company in this Agreement or in any certificate or other document delivered in connection herewith (other than in connection with any intentional and material breach of this Agreement) or the failure of the Merger to be consummated, and upon payment of such amount if and when due, none of the Company, its Subsidiaries or any of their respective former, current, or future stockholders, directors, officers, Affiliates or agents shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement (other than in connection with any intentional and material breach of this Agreement).

        (g)   Notwithstanding anything to the contrary in this Agreement, in the event the Company receives the Reverse Termination Fee from Parent pursuant to and in accordance with this Section 8.5, such payment shall be the sole and exclusive remedy of the Company and its Subsidiaries against Parent, its Affiliates and any of their respective former, current, or future stockholders, directors, officers, Affiliates or agents for any losses or damages suffered as a result of any breach of any representation, warranty, covenant or agreement made by Parent or Merger Sub in this Agreement or in any certificate or other document delivered in connection herewith (other than in connection with any intentional and material breach of this Agreement) or the failure of the Merger to be consummated, and upon payment of such amount if and when due, none of Parent, its Affiliates or any of their respective former, current, or future stockholders, directors, officers, Affiliates or agents shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement (other than in connection with any intentional and material breach of this Agreement).

ARTICLE IX

Miscellaneous and General

        9.1.    Survival.     None of the representations and warranties contained in this Agreement or in any instrument delivered under this Agreement shall survive the Effective Time. This Section 9.1 shall not limit any covenant or agreement of the parties to this Agreement which, by its terms, contemplates performance after the Effective Time.

        9.2.    Modification or Amendment; Waivers.

        (a)   Subject to the provisions of the applicable Laws, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties hereto, whether before or after stockholder approval hereof; provided however, after receipt of the Requisite Company Vote, no amendment shall be made which by Law requires the further approval of such stockholders without such further approval having first been obtained.

        (b)   No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law.

        9.3.    Waiver of Conditions.     The conditions to each of the obligations of the parties hereto to consummate the Merger are for the sole benefit of each such party and may be waived by each such party in whole or in part to the extent permitted by applicable Laws.

        9.4.    Counterparts.     This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

        9.5.    GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL; PROCESS AGENT; REMEDIES.

        (a)   THE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW THAT WOULD RESULT IN THE APPLICATION OF LAWS OF ANY OTHER JURISDICTION. Each party hereto irrevocably agrees that it shall bring any action, suit or proceeding in respect of any claim arising out of, related to or based on this Agreement or the transactions contained in or contemplated by this Agreement exclusively in the Court of Chancery of the State of Delaware, or to the extent such Court does not have subject matter jurisdiction, the Superior Court of the State of Delaware (the "Chosen Courts") and solely in connection with claims arising under, related to or based on this Agreement or the transactions that are the subject of this Agreement (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto and (iv) agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with Section 9.6 of this Agreement.

        (b)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5(b).

        (c)   SOLELY WITH RESPECT TO SERVICE OF PROCESS FROM THE COMPANY UPON PARENT WITH RESPECT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, PARENT HEREBY IRREVOCABLY DESIGNATES CORPORATION SERVICE COMPANY (IN SUCH CAPACITY, THE "PROCESS AGENT"), WITH AN OFFICE AT 2711 CENTERVILLE ROAD, SUITE 400, WILMINGTON, DELAWARE 19808, AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, FOR AND ON ITS BEHALF SERVICE OF PROCESS IN SUCH JURISDICTION IN ANY LEGAL ACTION OR PROCEEDINGS WITH RESPECT TO THIS AGREEMENT OR ANY OTHER AGREEMENT EXECUTED IN CONNECTION WITH THIS AGREEMENT, AND SUCH SERVICE SHALL BE DEEMED COMPLETE UPON DELIVERY THEREOF TO THE PROCESS AGENT; PROVIDED, THAT IN THE CASE OF ANY SUCH SERVICE UPON THE PROCESS AGENT, THE PARTY EFFECTING SUCH SERVICE SHALL ALSO DELIVER A COPY THEREOF TO EACH OTHER SUCH PARTY IN THE MANNER PROVIDED IN SECTION 9.6 OF THIS AGREEMENT. PARENT SHALL TAKE ALL SUCH ACTION AS MAY BE NECESSARY TO CONTINUE SAID APPOINTMENT IN FULL FORCE AND

EFFECT OR TO APPOINT ANOTHER AGENT SO THAT PARENT WILL AT ALL TIMES HAVE AN AGENT FOR SERVICE OF PROCESS FOR THE ABOVE PURPOSES IN WILMINGTON, DELAWARE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY MANNER PERMITTED BY APPLICABLE LAW. EACH PARTY EXPRESSLY ACKNOWLEDGES THAT THE FOREGOING WAIVER IS INTENDED TO BE IRREVOCABLE UNDER THE LAWS OF THE STATE OF DELAWARE AND OF THE UNITED STATES OF AMERICA.

        (d)    Remedies.    Except as otherwise provided in this Agreement, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties hereto shall be entitled, unless this Agreement has been terminated in accordance with Article VIII, to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any of the Chosen Courts, in addition to any other remedy to which they are entitled at law or in equity. Each party hereby agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement by such party, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party under this Agreement. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction. The parties hereto further agree that (x) by seeking the remedies provided for in this Section 9.5(d), a party shall not in any respect waive its right to seek any other form of relief that may be available to a party under this Agreement (including monetary damages) in the event that the remedies provided for in this Section 9.5(d) are not available or otherwise are not granted, and (y) nothing set forth in this Section 9.5(d) shall require any party hereto to institute any proceeding for (or limit any party's right to institute any proceeding for) specific performance under this Section 9.5(d) prior or as a condition to exercising any termination right under Article VIII (and/or seeking any other form of relief that may be available to a party under this Agreement (including monetary damages)).

        9.6.    Notices.     Any notice, communication, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, by facsimile, by email or by overnight courier:

If to Parent or Merger Sub:
Infineon Technologies AG 81726 Munich Germany
Attention:	Michael von Eickstedt General Counsel
Facsimile:	+49 89 234 9554659
Email:	michael.eickstedt@infineon.com

with a copy (which shall not constitute notice) to:
Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 USA
Attention:	David Fox Sarkis Jebejian David Feirstein
Facsimile:	+1 (212) 446-6460
Email:	David.Fox@kirkland.com Sarkis.Jebejian@kirkland.com David.Feirstein@kirkland.com
If to the Company:
International Rectifier Corporation 101 North Sepulveda Boulevard El Segundo, California 90245 USA
Attention:	Timothy E. Bixler Lawrence Michlovich
Facsimile:	+1 (310) 726-8484
Email:	tbixler1@irf.com lmichlo1@irf.com
with a copy (which shall not constitute notice) to:
Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, NY 10004 USA
Attention:	Philip Richter Abigail P. Bomba
Facsimile:	+1 (212) 859-8000
Email:	philip.richter@friedfrank.com abigail.bomba@friedfrank.com

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above. Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving party only upon actual receipt by such receiving party.

        9.7.    Entire Agreement.     This Agreement (including any exhibits hereto), the Company Disclosure Schedule, the Parent Disclosure Schedule, the letter agreement, dated July 11, 2014, as amended, modified or supplemented from time to time, between Parent and the Company (the "Confidentiality Agreement") and the letter agreement, dated July 29, 2014, as amended, modified or supplemented from time to time, between Parent and the Company (the "Clean Team Agreement"), constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties hereto, with respect to the subject matter hereof and thereof.

        9.8.    No Third Party Beneficiaries.     This Agreement is not intended to, and shall not, confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, other than (a) with respect to the provisions of Section 6.16 (of which each Indemnified Party is an intended beneficiary following the Effective Time), (b) with respect to the provisions set forth in the last sentence of Section 6.13(a) (of which the Representatives of the Company and its Subsidiaries are

intended beneficiaries following the Effective Time), (c) following the Effective Time, the rights of the holders of Shares to receive the Merger Consideration in accordance with the terms and subject to the conditions of this Agreement and (d) following the Effective Time, the rights of the holders of Options, RSUs and PSUs to receive the payments contemplated by Section 4.3, and the rights of the Covered Individuals to receive the payments contemplated by Section 6.9(e) (of which each of the holders of Shares, the holders of Options, RSUs and PSUs and the Covered Individuals is an intended beneficiary following the Effective Time). Except as set forth in this Section 9.8, nothing herein, express or implied, is intended to or shall confer upon any Person other than the parties hereto any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

        9.9.    Obligations of Parent and of the Company.     Whenever this Agreement requires a Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action.

        9.10.    Mutual Drafting.     The parties hereto have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement.

        9.11.    Cooperation.     The parties agree to provide reasonable cooperation with each other and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by the other parties to evidence or reflect the Merger and the other transactions contemplated by this Agreement and to carry out the intent and purposes of this Agreement.

        9.12.    Definitions.     Each of the terms set forth in Annex A is defined in the Section of this Agreement set forth opposite such term. Any capitalized terms used in any Exhibit, Annex or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement.

        9.13.    Severability.     The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefore in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

        9.14.    Interpretation; Construction.

        (a)   The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

        (b)   Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section or Exhibit, as applicable, of this Agreement unless otherwise indicated. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The word "extent" in the phrase "to the extent" shall mean the degree to which a subject or other theory extends and such phrase shall not mean "if." The word "or" shall not be exclusive unless expressly indicated otherwise.

        (c)   Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. References in the singular or to "him," "her," "it," "itself," or other like references, and references in the plural or the feminine or masculine reference, as the case may be, shall also, when the context so requires, be deemed to include the plural or singular, or the masculine or feminine reference, as the case may be.

        (d)   References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

        (e)   References to "days" shall refer to calendar days unless Business Days are specified. If any period expires on a day which is not a Business Day or any event or condition is required by the terms of this Agreement to occur or be fulfilled on a day which is not a Business Day, such period shall expire or such event or condition shall occur or be fulfilled, as the case may be, on the next succeeding Business Day. Any action required to be taken "within" a specified time period following the occurrence of an event shall be required to be taken by no later than 5:00 p.m. Eastern time on the last day of such time period, which shall be calculated starting with the day immediately following the date of the event.

        (f)    An accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.

        (g)   All monetary figures shall be in United States dollars unless otherwise specified.

        (h)   "made available" means (unless otherwise specified), with respect to a particular document, item or other piece of information, inclusion and availability in the virtual data room hosted by Intralinks in connection with the Merger on or prior to 5:00 p.m. New York time on August 19, 2014.

        9.15.    Disclosure Schedules.     The parties hereto agree that any reference in a particular Section of the Company Disclosure Schedule or Parent Disclosure Schedule, as applicable, shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) the representations and warranties (or covenants, as applicable) of the relevant party that are contained in the corresponding Section of this Agreement and any other representations and warranties of such party that is contained in this Agreement to which the relevance of such item thereto is reasonably apparent on its face (other than any matters required to be disclosed for purposes of Sections 5.1(b)(i), 5.1(b)(iii) or 5.1(f), which matters shall only be disclosed by specific disclosure in the corresponding section of the Company Disclosure Schedule). Each party here has or may have set forth information in the Company Disclosure Schedule or Parent Disclosure Schedule, as applicable, in a section thereof that corresponds to the Section of this Agreement to which it relates. The fact that any item of information is disclosed in the Company Disclosure Schedule or Parent Disclosure Schedule shall not be construed to mean that such information is required to be disclosed by this Agreement. The mere inclusion of an item by the Company in the Company Disclosure Schedule or by Parent and Merger Sub in the Parent Disclosure Schedule as an exception to (or, as applicable, a disclosure for purposes of) a representation or warranty shall not be deemed an admission that (a) such item represents a material exception or material fact, event or circumstance or that such item has had or would reasonably be expected to have, with respect to the Company, a Company Material Adverse Effect, and with respect to Parent, a material adverse effect, as applicable or (b) such information (or any non-disclosed information of comparable or greater significance) is required to be disclosed by the terms of this Agreement or is material to the business, results of operations or financial condition of the Company or Parent, as applicable.

        9.16.    Assignment; Binding Effect.     Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto; provided, however, that Merger Sub shall be permitted to assign its rights and obligations under this Agreement to any wholly-owned Subsidiary of Parent without such consent upon notice to the Company; provided, further, that such assignment by Merger Sub shall not (a) relieve Parent or Merger Sub of any of its obligations hereunder or enlarge, alter or change any obligation of the Company or (b) prevent, impede or delay the consummation of the Merger or the other transactions contemplated by this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Any purported assignment in violation of this Agreement is void.

[Signature Page Follows]

        IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

INTERNATIONAL RECTIFIER CORPORATION
By:	/s/ OLEG KHAYKIN
	Name:	Oleg Khaykin
	Title:	President and CEO

[Signature Page to Merger Agreement]

INFINEON TECHNOLOGIES AG
By:	/s/ DR. REINHARD PLOSS
	Name:	Dr. Reinhard Ploss
	Title:	CEO
By:	/s/ DOMINIK ASAM
	Name:	Dominik Asam
	Title:	CFO

[Signature Page to Merger Agreement]

SURF MERGER SUB INC.
By:	/s/ MICHAEL VON EICKSTEDT
	Name:	Michael von Eickstedt
	Title:	General Counsel
By:	/s/ ULRICH PELZER
	Name:	Ulrich Pelzer
	Title:	Corporate Vice President, Finance, Treasury, Investor Relations

[Signature Page to Merger Agreement]

ANNEX A

DEFINED TERMS

Section
409A Authorities	5.1(h)(vi)
Acceptable Confidentiality Agreement	6.2(c)
Acquisition Proposal	6.2(c)
Affiliate	5.1(a)(iii)
Agreement	Preamble
Alternative Acquisition Agreement	6.2(d)(iii)
Anti-Corruption Laws	5.1(j)(ii)
Antitrust Law	6.5(a)(iv)
Applicable Date	5.1
Bankruptcy and Equity Exception	5.1(c)(i)
Benefit Plans	5.1(h)(i)
Book Entry Share	4.1(a)
Business Day	1.2
Bylaws	2.2
Certificate	4.1(a)
Certificate of Merger	1.3
CFIUS	5.1(d)(ii)
CFIUS Clearance	6.5(d)(iii)
Change of Recommendation	6.2(e)
Charter	2.1
Chosen Courts	9.5(a)
Clean Team Agreement	9.7
Closing	1.2
Closing Date	1.2
Code	4.6
Collective Bargaining Agreement	5.1(i)
Common Stock	Recitals
Company	Preamble
Company Adverse Recommendation Change	6.2(d)(ii)
Company Board	Recitals
Company Disclosure Schedule	5.1
Company Group	5.1(h)(i)
Company Employees	5.1(h)(i)
Company ESPP	5.1(b)(i)
Company Intellectual Property	5.1(n)(ii)
Company Material Adverse Effect	5.1(a)(iv)
Company Recommendation	5.1(c)(ii)
Company Reports	5.1(e)(i)
Company Stock Plans	4.3(f)(i)
Company Systems	5.1.(n)(vi)
Confidentiality Agreement	9.7
Contingent Company Equity	5.1(b)(i)
Contract	5.1(t)(i)
Control	5.1(a)(iii)
Converted RSU Cash Award	4.3(b)(ii)
Copyrights	5.1(n)

Section
Core Countries	6.9(a)
Covered NQDC Plan	5.1(h)(vi)
D&O Insurance	6.16(b)
DGCL	1.1
DTC	4.2(b)(iii)
DPA	6.5(a)(i)
DTC Cash Payment	4.2(b)(iii)
Dissenting Shares	4.2(f)
Dissenting Stockholders	4.2(f)
Draft 10-K	5.1(e)(i)
Effective Time	1.3
Eligible Proposal	8.5(b)(ii)
Environmental Law	5.1(l)
Environmental Permits	5.1(l)(ii)
ERISA	5.1(h)(i)
Exchange Act	5.1(a)
Exchange Fund	4.2(a)
Excluded Share, Excluded Shares	4.1(a)
Foreign Antitrust Laws	5.1(d)(ii)
GAAP	5.1(e)(iii)
Government Contract	5.1(t)(i)(H)
Governmental Antitrust Entity	6.5(d)(ii)
Governmental Entity	5.1(d)(ii)
Hazardous Substance	5.1(l)
HSR Act	5.1(d)(ii)
Indebtedness	5.1(b)(v)
Indemnified Party	6.16(a)
Insurance Policies	5.1(q)
Intellectual Property	5.1(n)
IRS	5.1(h)(ii)
Joint Notice	6.5(a)(ii)
Knowledge	5.1(g)(iii)
Laws	5.1(j)(i)
Letter of Transmittal	4.2(b)(i)
Licenses	5.1(j)(i)
Lien	5.1(b)(i)
Material Contract	5.1(t)
Measurement Date	5.1(b)(i)
Merger	Recitals
Merger Consideration	4.1(a)
Merger Sub	Preamble
Non-U.S. Benefit Plans	5.1(h)(i)
NYSE	5.1(d)(ii)
Options	4.3(a)
Order	7.1(c)
Parent	Preamble
Parent Disclosure Schedule	5.2
Patents	5.1(n)
Paying Agent	4.2(a)
Person	4.2(d)

Section
Potential Gross-Up Recipient	5.1(h)(vi)
Preferred Stock	5.1(b)(i)
Proceeding	5.1(g)(i)
Process Agent	9.5(c)
Prohibitive Law	7.1(c)
Proxy Statement	6.3(a)
PSUs	4.3(f)(ii)
Qualifying Proposal	8.5(b)(i)
Record Holder	4.2(a)
Registered Intellectual Property	5.1(n)(i)
Relevant Jurisdictions	7.1(c)
Representatives	6.2(a)
Requisite Company Vote	5.1(c)(i)
Reverse Termination Fee	8.5(d)
Rollover RSU	4.3(f)(iii)
RSUs	4.3(f)(iv)
Sarbanes-Oxley Act	5.1(e)(i)
SEC	5.1
Securities Act	5.1(b)(i)
Share, Shares	4.1(a)
Significant Subsidiary	5.1(a)(ii)
Stockholders Meeting	6.4(a)
Subsidiary	5.1(a)(i)
Superior Proposal	6.2(c)
Supplemental PSU	4.3(f)(v)
Surviving Corporation	Recitals
Takeover Statutes	5.1(k)
Tax Return	5.1(m)
Tax, Taxes	5.1(m)
Termination Date	8.2(a)
Termination Fee	8.5(b)
Trade Secrets	5.1(n)
Trademarks	5.1(n)
Transaction Litigation	6.15
U.S. Benefit Plans	5.1(h)(ii)
Union, Unions	5.1(i)
U.S. Benefit Plans	5.1(h)(ii)
Vested RSU	4.3(f)(vi)

ANNEX B

FORM OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

        See attached.

RESTATED CERTIFICATE OF INCORPORATION

OF

INTERNATIONAL RECTIFIER CORPORATION

ARTICLE ONE

        The name of the corporation is International Rectifier Corporation (hereinafter called the "Corporation").

ARTICLE TWO

        The address of the Corporation's registered office is located at 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE THREE

        The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

ARTICLE FOUR

        The total number of shares which the Corporation shall have the authority to issue is one thousand (1,000) shares, all of which shall be shares of Common Stock, with a par value of one cent ($0.01) per share.

ARTICLE FIVE

        The board of directors of the Corporation (the "Board of Directors") shall have the power to adopt, amend or repeal by-laws, except as may otherwise be provided in the by-laws.

ARTICLE SIX

        The Corporation expressly elects not to be governed by Section 203 of the DGCL.

ARTICLE SEVEN

        Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the DGCL, order a meeting of the creditors or class of creditors, and/or the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders, or class of stockholders, of the Corporation, as the case may be, and also on this Corporation.

 ARTICLE EIGHT

        Section 1.    Competition and Corporate Opportunities.     To the fullest extent permitted by law, the Corporation hereby renounces any interest or expectancy in, or in being offered any opportunity to participate in, any business opportunities that are presented to any of its directors or stockholders, except that the foregoing shall not apply to any member of management of the Corporation or any of its subsidiaries that is also a director or a stockholder.

        Section 2.    Deemed Notice.     Any person or entity purchasing or otherwise acquiring any interest in any shares of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article Eight.

ARTICLE NINE

        To the fullest extent permitted by the DGCL as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as director.

ARTICLE TEN

        The Corporation reserves the right to amend or repeal any provisions contained in this Restated Certificate of Incorporation from time to time and at any time in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred upon stockholders and directors are granted subject to such reservation.

*            *            *            *

Annex B—Opinion of J.P. Morgan Securities LLC

        J.P.Morgan

August 20, 2014
The Board of Directors
International Rectifier Corporation
101 N. Sepulvada Blvd.
El Segundo, CA 90245

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $1.00 per share (the "Company Common Stock"), of International Rectifier Corporation (the "Company") of the consideration to be paid to such holders in the proposed merger (the "Transaction") of the Company with a wholly-owned subsidiary of Infineon Technologies AG (the "Acquiror"). Pursuant to the Agreement and Plan of Merger (the "Agreement"), dated as of August 20, 2014, among the Company, the Acquiror and its subsidiary Surf Merger Sub Inc., the Company will become a wholly-owned subsidiary of the Acquiror, and each outstanding share of Company Common Stock, other than shares of Company Common Stock held in treasury or owned by the Acquiror, Surf Merger Sub Inc. or any other direct or indirect wholly-owned subsidiary of Acquiror, and Dissenting Shares (as defined in the Agreement), will be converted into the right to receive $40.00 per share in cash (the "Consideration").

In connection with preparing our opinion, we have (i) reviewed the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates; (iii) compared the proposed financial terms of the Transaction with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration paid for such companies; (iv) compared the financial and operating performance of the Company with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Common Stock and certain publicly traded securities of such other companies; (v) reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business; and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In addition, we have held discussions with certain members of the management of the Company with respect to certain aspects of the Transaction, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters we believed necessary or appropriate to our inquiry.

In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company or otherwise reviewed by or for us, and we have not independently verified (nor have we assumed responsibility or liability for independently verifying) any such information or its accuracy or completeness. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company or the Acquiror under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. We express no view as to such analyses or forecasts or the assumptions on which they were based. We have also assumed that the Transaction and the other transactions contemplated by the Agreement will be consummated as described in the Agreement. We have also assumed that the representations and warranties made by the Company and the Acquiror in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or on the contemplated benefits of the Transaction.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be paid to the holders of the Company Common Stock in the proposed Transaction and we express no opinion as to the fairness of any consideration paid in connection with the Transaction to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Consideration to be paid to the holders of the Company Common Stock in the Transaction or with respect to the fairness of any such compensation.

We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Transaction is consummated. Please be advised that during the two years preceding the date of this letter, neither we nor our affiliates have had any other material financial advisory or other material commercial or investment banking relationships with the Company or the Acquiror. Our commercial banking affiliate is a lender under outstanding credit facilities of the Company, for which it receives customary compensation or other financial benefits. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities of the Company or the Acquiror for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the consideration to be paid to the holders of the Company Common Stock in the proposed Transaction is fair, from a financial point of view, to such holders.

The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities LLC. This letter is provided to the Board of Directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

J.P. MORGAN SECURITIES LLC

Annex C—Section 262 of the General Corporation Law of the State of Delaware

SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW
Section 262. Appraisal Rights.

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

          (2)   Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

          (4)   In the event of an amendment to a corporation's certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word "amendment" substituted for the words "merger or consolidation", and the word "corporation" substituted for the words "constituent corporation" and/or "surviving or resulting corporation".

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. [(Last amended by Ch. 72, L. '13, eff. only with respect to transactions consummated pursuant to agreements entered into after August 1, 2013 (or, in the case of mergers pursuant to Section 253, resolutions of the board of directors adopted after August 1, 2013), and appraisal proceedings arising out of such transactions, and by Ch. 122, L. '13, eff. 8-1-13.)]

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. M78498-TBD INTERNATIONAL RECTIFIER CORPORATION 101 N. SEPULVEDA BLVD. EL SEGUNDO, CA 90245-4382 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your proxy electronically up until 11:59 p.m. (Eastern time) on the night prior to the special meeting on [TBD], 2014. Have your proxy card in hand when you access the web site and follow the instructions to transmit your proxy electronically. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your proxy up until 11:59 p.m. (Eastern time) on the night prior to the special meeting on [TBD], 2014. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to International Rectifier Corporation, c/o Vote Processing, Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TICKET OF ADMISSION If you plan to attend the special meeting in person, please bring the upper portion of this ticket with you, along with proper photo ID. INTERNATIONAL RECTIFIER CORPORATION The Board of Directors recommends that you vote FOR Proposals 1, 2 and 3: 3. Proposal to adjourn the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting. 1. Proposal to adopt the Agreement and Plan of Merger, dated August 20, 2014 (referred to as the merger agreement), by and among International Rectifier, Infineon Technologies AG, or Infineon, and Surf Merger Sub Inc., a wholly owned subsidiary of Infineon, as it may be amended from time to time (a copy of the merger agreement is attached as Annex A to the proxy statement). 2. Proposal to approve compensation that will or may become payable by International Rectifier to its named executive officers in connection with the merger. ! ! ! For Against Abstain ! ! ! ! ! ! Please sign exactly as your name(s) appear(s) on this proxy card. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

M78499-TBD Important Notice Regarding the Availability of Proxy Materials for the 2014 Special Meeting: International Rectifier Corporation's Proxy Statement is available at http://materials.proxyvote.com. INTERNATIONAL RECTIFIER CORPORATION SUBMIT YOUR PROXY VIA THE INTERNET OR BY TELEPHONE Dear Stockholder: YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES ARE OWNED. International Rectifier Corporation encourages you to submit your proxy electronically via the Internet or by telephone, both of which are available 24 hours per day, seven days per week. If you submit your proxy by Internet or telephone, you do NOT need to mail your proxy card. • To submit your proxy electronically via the Internet, go to the Website: http://www.proxyvote.com and follow the prompts. You must use the control number printed in the box by the arrow on the reverse side of this card. • To submit your proxy by telephone, use a touch-tone telephone and call 1-800-690-6903. You must use the control number printed in the box by the arrow on the reverse side of this card. Thank you for your prompt attention to this request. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, DETACH ALONG THE PERFORATION, MARK, SIGN, AND DATE THE REVERSE SIDE OF THIS PROXY CARD AND RETURN THE BOTTOM PORTION USING THE ENCLOSED ENVELOPE. INTERNATIONAL RECTIFIER CORPORATION Special Meeting of Stockholders [TBD], 2014 [TBD] California Time This Proxy is Solicited on Behalf of the Board of Directors of the Company for the 2014 Special Meeting of Stockholders. The Stockholder(s) whose signature(s) appear(s) on the reverse side of this Proxy Card hereby constitute(s) and appoint(s) Oleg Khaykin and Timothy E. Bixler, and each of them, the Stockholder's true and lawful agents and proxies with full power of substitution in each, to represent the Stockholder at the 2014 Special Meeting of Stockholders of International Rectifier Corporation to be held at the [TBD] at [TBD] (California time) on the [TBD], 2014 and at any adjournment or postponement thereof, on all matters coming before said meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER(S) WHOSE SIGNATURE(S) APPEAR(S) ON THE REVERSE SIDE OF THIS PROXY CARD. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. IN THEIR DISCRETION, THE PROXIES NAMED ABOVE ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. Continued and to be signed on reverse side TICKET OF ADMISSION